   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997


                                                       REGISTRATION NO. 33-88896
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           FOOD 4 LESS HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         5411                        33-0642810
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                          1100 WEST ARTESIA BOULEVARD
                           COMPTON, CALIFORNIA 90220
                                 (310) 884-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------


                           TERRENCE J. WALLOCK, ESQ.


                                   SECRETARY

                           FOOD 4 LESS HOLDINGS, INC.
                          1100 WEST ARTESIA BOULEVARD
                           COMPTON, CALIFORNIA 90220
                                 (310) 884-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------


                                    COPY TO:


                             THOMAS C. SADLER, ESQ.
                                LATHAM & WATKINS

                       633 WEST FIFTH STREET, SUITE 4000

                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

PROSPECTUS
                           FOOD 4 LESS HOLDINGS, INC.

                          13 5/8% SENIOR SUBORDINATED
[LOGO]                  PAY-IN-KIND DEBENTURES DUE 2007           [RALPH'S LOGO]
                         ------------------------------


    The 13 5/8% Senior Subordinated Pay-In-Kind Debentures due 2007 (the "Seller Debentures") of Food 4 Less Holdings, Inc., a Delaware corporation ("Holdings" and, together with its subsidiaries, the "Company"), may be offered hereby from time to time by certain holders thereof named herein (the "Selling Debentureholders"). The Seller Debentures were originally issued on June 14, 1995 in an aggregate principal amount of $131.5 million and will mature on June 15, 2007. Interest on the Seller Debentures is payable semi-annually on each June 15 and December 15, at the rate of 13 5/8% per annum. Holdings has the option, in its sole discretion, to issue additional securities ("Secondary Securities") in lieu of a cash payment of any or all of the interest due on each interest payment date on or prior to June 15, 2000. The Secondary Securities, which may be issued from time to time and as of December 15, 1997 were outstanding in an aggregate principal amount of approximately $51.4 million, are included in the Seller Debentures offered by this Prospectus. See "Description of the Seller Debentures."



    The Seller Debentures may be redeemed, in whole or in part at the option of Holdings, at any time after June 15, 2000, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. In addition, prior to June 15, 1998, Holdings may, at its option, use the Net Proceeds (as defined) of a Public Equity Offering (as defined) to redeem up to an aggregate of 35% of the principal amount of the Seller Debentures originally issued at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Upon a Change of Control (as defined), each holder of Seller Debentures will have a right to require Holdings to repurchase such holder's Seller Debentures at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The Seller Debentures are senior subordinated unsecured obligations of Holdings and rank subordinate in right of payment to all Senior Indebtedness (as defined) of Holdings. At October 12, 1997, the aggregate outstanding amount of Senior Indebtedness of Holdings (excluding guarantees by Holdings of certain Senior Indebtedness of Ralphs Grocery Company ("Ralphs"), a wholly-owned subsidiary of Holdings, included in the total liabilities of Ralphs set forth below) was approximately $135.7 million of accreted value of New Discount Debentures (as defined) that will accrete to approximately $193.4 million at June 15, 2000. In addition, the Seller Debentures are effectively subordinated to all liabilities (including trade payables) of Ralphs which at October 12, 1997, were approximately $3,186.3 million (excluding letters of credit). Holdings will receive no part of the proceeds of the sale of the Seller Debentures offered pursuant to this Prospectus but will incur certain expenses in connection with the offering. See "Description of the Seller Debentures" and "Selling Debentureholders."



    On November 6, 1997, Holdings, Fred Meyer, Inc. ("Fred Meyer") and FFL Acquisition Corp., a wholly owned subsidiary of Fred Meyer, entered into an Agreement and Plan of Merger, pursuant to which, among other things, (i) Holdings will become a wholly owned subsidiary of Fred Meyer and (ii) each outstanding share of Holdings stock will be converted into Fred Meyer common stock. It is anticipated that in connection with the foregoing, Holdings will offer to purchase any and all outstanding Seller Debentures, subject to certain conditions including consummation of the merger. See "Summary -- Pending Merger" and "Risk Factors -- Effect of Pending Fred Meyer Merger on Holders of Seller Debentures."

                         ------------------------------


     SEE "RISK FACTORS" AT PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SELLER DEBENTURES.

                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                         ------------------------------


    This Prospectus relates to the public resale of the Seller Debentures by the Selling Debentureholders identified herein. See "Selling Debentureholders." The Selling Debentureholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Seller Debentures from time to time on terms to be determined at the time of sale. To the extent required, the specific Seller Debentures to be sold, the names of the Selling Debentureholders, the respective purchase prices and public offering prices, the aggregate principal amount of Seller Debentures being offered, the terms of the offering, the names of any such agent, dealer or underwriter, and any discounts, commissions or other items constituting compensation from the Selling Debentureholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, with respect to a particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution."


    The Selling Debentureholders and any broker-dealers, agents or underwriters that participate with the Selling Debentureholders in the distribution of the Seller Debentures may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Seller Debentures purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
                         ------------------------------


                The date of this Prospectus is December 19, 1997

(cover page continued)


                         FOR CALIFORNIA RESIDENTS ONLY

     WITH RESPECT TO SALES OF THE SECURITIES BEING OFFERED HEREBY TO CALIFORNIA RESIDENTS, SUCH SECURITIES MAY BE SOLD ONLY TO (1) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933, (2) BANKS, SAVINGS AND LOAN ASSOCIATIONS, TRUST COMPANIES, INSURANCE COMPANIES, INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, PENSION AND PROFIT SHARING TRUSTS, ANY CORPORATIONS OR OTHER ENTITIES WHICH, TOGETHER WITH SUCH CORPORATION'S OR OTHER ENTITY'S AFFILIATES, HAVE A NET WORTH ON A CONSOLIDATED BASIS ACCORDING TO THEIR MOST RECENT REGULARLY PREPARED FINANCIAL STATEMENTS (WHICH SHALL HAVE BEEN REVIEWED, BUT NOT NECESSARILY AUDITED, BY OUTSIDE ACCOUNTANTS) OF NOT LESS THAN $14,000,000 AND SUBSIDIARIES OF THE FOREGOING, (3) ANY CORPORATION, PARTNERSHIP OR ORGANIZATION (OTHER THAN A CORPORATION, PARTNERSHIP OR ORGANIZATION FORMED FOR THE SOLE PURPOSE OF PURCHASING THE SECURITIES BEING OFFERED HEREBY) WHO PURCHASES AT LEAST $1,000,000 AGGREGATE AMOUNT OF THE SECURITIES OFFERED HEREBY, OR (4) ANY NATURAL PERSON WHO (A) HAS INCOME OF $65,000 AND A NET WORTH OF $250,000, OR (B) HAS A NET WORTH OF $500,000 (IN EACH CASE, EXCLUDING HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES). EACH CALIFORNIA RESIDENT PURCHASING THE SECURITIES OFFERED HEREBY WILL BE DEEMED TO REPRESENT BY SUCH PURCHASE THAT IT COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES AND THAT IT WILL NOT SELL OR OTHERWISE TRANSFER SUCH SECURITY TO A CALIFORNIA RESIDENT UNLESS THE TRANSFEREE COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES AND THAT IT WILL ADVISE THE TRANSFEREE OF THIS CONDITION WHICH TRANSFEREE, BY BECOMING SUCH, WILL BE DEEMED TO BE BOUND BY THE SAME RESTRICTIONS ON RESALE.

                                    SUMMARY



     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Financial Statements and notes thereto, appearing elsewhere in this Prospectus. On June 14, 1995 Food 4 Less Supermarkets, Inc. ("Food 4 Less"), Ralphs Supermarkets, Inc. ("RSI"), and RSI's wholly-owned subsidiary, Ralphs Grocery Company ("RGC") combined through mergers (the "Merger") in which RSI remained as the surviving entity and changed its name to Ralphs Grocery Company. Unless the context otherwise requires, as used in this Prospectus (i) all references to the "Company" refer to Holdings and its subsidiaries subsequent to the Merger on June 14, 1995 and refer to Food 4 Less prior to such date, and
(ii) all references to "RSI" refer to Ralphs Supermarkets, Inc. and all references to "RGC" refer to Ralphs Grocery Company, a wholly owned subsidiary of RSI, in each case prior to the consummation of the Merger. As used herein, references to "fiscal 1996" refer to the 53-week period ended February 2, 1997, which included a 17-week fourth quarter, and references to "fiscal 1995" refer to the 52-week period ended January 28, 1996, which included a 16-week fourth quarter and for the period prior to the date of the Merger reflects only the operations of Food 4 Less. All references to market share and demographic data in this Prospectus are based on the most recent industry publications and, unless otherwise indicated, all references to numbers of stores are as of December 10, 1997. As used herein, "Southern California" means Los Angeles, Orange, Ventura, San Bernardino, Riverside, San Diego, Kern and Santa Barbara counties.



                                  THE COMPANY



     The Company is the largest supermarket operator in Southern California with 344 stores and an estimated market share of 26 percent in Los Angeles and Orange Counties. The Company operates the second largest conventional supermarket chain in Southern California under the "Ralphs" name (264 stores) and the largest warehouse supermarket chain in the region under the "Food 4 Less" name (80 stores). The Company also operates in Northern California (27 stores) and the Midwest (38 stores).



     In Southern California, the Company's two complementary formats allow it to serve a broad customer base and tailor its stores to the market characteristics of individual store locations. The Company's conventional Ralphs stores emphasize a broad selection of merchandise, high quality fresh produce, meat and seafood and service departments, including bakery and delicatessen departments in most stores. The Company's conventional stores also benefit from Ralphs' strong private label program and its strengths in merchandising, store operations and systems. By passing on format-related efficiencies, the Food 4 Less price impact warehouse format stores offer consumers the lowest overall prices while providing product selections comparable to conventional supermarkets.



     At the beginning of fiscal 1996, the Company streamlined its management structure and implemented several strategic initiatives which have contributed to improving operating trends at the Company. These initiatives resulted in several notable achievements during fiscal 1996, including: (i) positive comparable store sales for three consecutive quarters, including a 3.5% increase in Southern California comparable store sales in the fourth quarter of fiscal 1996, (ii) an improvement of the Company's EBITDA margin to 6.7% in the fourth quarter of fiscal 1996 from 5.5% in the comparable prior-year period, (iii) the opening of 26 new stores and the remodeling of 20 stores, (iv) the acquisition and integration of a one million square foot, state-of-the-art distribution center, and (v) the launching of a major new marketing program designed to increase sales and market share under the "First in Southern California" theme.



     In fiscal 1996, the Company reported total sales of approximately $5.5 billion, operating income of $154.6 million, net loss of $129.6 million and EBITDA (as defined) of $354.6 million. For the 36-week period ending October 12, 1997, the Company had sales of approximately $3.8 billion, operating income of $137.6 million, net loss of $101.9 million and EBITDA (as defined) of $257.7 million (or 6.8 percent of sales).



     The Company is controlled by The Yucaipa Companies LLC ("Yucaipa"), a private investment group which specializes in the supermarket industry. See "Certain Relationships and Related Transactions." The principals of Yucaipa have significant expertise in acquiring and managing companies in the supermarket industry, having completed 14 transactions. Yucaipa is also affiliated with Dominick's Finer Foods, Inc.

(NYSE: DFF), a supermarket chain in the Chicago area, and has a management agreement with Fred Meyer, Inc. ("Fred Meyer") (NYSE: FMY), a retailer of a wide range of food and drug products and general merchandise in the Pacific Northwest and in the Intermountain and Southwest regions of the United States. These companies, together with Holdings, operate a total of 785 stores and had aggregate combined sales of approximately $14.6 billion in their most recent fiscal years.



                                 PENDING MERGER



     On November 6, 1997, Holdings, Fred Meyer and FFL Acquisitions Corp., a wholly owned subsidiary of Fred Meyer ("Acquisition"), entered into an Agreement and Plan of Merger (the "Fred Meyer Merger Agreement"). Pursuant to the terms of the Fred Meyer Merger Agreement, Acquisition will merge with and into Holdings (the "Fred Meyer Merger"), subject to certain conditions being satisfied or waived. Pursuant to the Fred Meyer Merger Agreement, the stockholders of Holdings would receive an aggregate of the greater of (i) 22.5 million shares of Fred Meyer common stock or (ii) the lesser of (A) the number of shares of Fred Meyer common stock equal to $600 million divided by the average closing price of the Fred Meyer common stock on the New York Stock Exchange for 15 out of the 35 trading days ending on the second trading day preceding the effective date of the Fred Meyer Merger or (B) 24 million shares of Fred Meyer common stock; provided, however, that such aggregate number of shares of Fred Meyer common stock will be reduced (i) to the extent necessary to terminate or otherwise satisfy Holdings' obligations under existing stock options and warrants and (ii) upon the occurrence of certain other events, in each case, as specified in the Fred Meyer Merger Agreement. In addition, Fred Meyer will assume or refinance the debt of Holdings and the Company. Conditions to the consummation of the Fred Meyer Merger include the receipt of regulatory approvals and approval by the stockholders of Fred Meyer and Holdings. Certain shareholders of Holdings holding approximately 64.3% of the aggregate voting power of Holdings have entered into agreements to vote their Holdings shares in favor of the Fred Meyer Merger. Concurrently with the execution of the Fred Meyer Merger Agreement, Fred Meyer executed an agreement and plan of merger with Quality Food Centers, Inc. ("QFC") pursuant to which QFC will become a wholly-owned subsidiary of Fred Meyer. QFC operates retail supermarkets in the State of Washington and in Southern California. The Fred Meyer Merger is an independent transaction and is not conditioned on the consummation of Fred Meyer's merger with QFC.



     In connection with the Fred Meyer Merger, Fred Meyer intends to refinance and consolidate a majority of the indebtedness of the combined company, including the Seller Debentures. Prior to the consummation of the Fred Meyer Merger, it is anticipated that Holdings will offer to purchase (the "Offer to Purchase") any and all outstanding Seller Debentures, subject to the consummation of the Fred Meyer Merger. It is also anticipated that, in connection with such an Offer to Purchase, Holdings will solicit consents from the holders of the Seller Debentures to delete or substantially amend the restrictive covenants contained in the indenture governing the Seller Debentures (the "Seller Debenture Indenture"). If consummated, the Offer to Purchase is expected to close concurrently with the Fred Meyer Merger. AS OF THE DATE OF THIS PROSPECTUS, NO TERMS OF THE OFFER TO PURCHASE HAVE BEEN ANNOUNCED AND THERE CAN BE NO ASSURANCE THAT ANY SUCH OFFER TO PURCHASE, IF MADE, WILL BE CONSUMMATED. In addition, the Fred Meyer Merger may constitute a Change of Control of Holdings. Pursuant to the Seller Debenture Indenture, upon a Change of Control, each holder of Seller Debentures has a right to require Holdings to repurchase such holder's Seller Debentures at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The consummation of the Offer to Purchase is not a condition to the closing of the Fred Meyer Merger, and any Seller Debentures which remain outstanding after the expiration of the Offer to Purchase will not be assumed by Fred Meyer.

        REFINANCING OF CREDIT FACILITY AND OLD SENIOR SUBORDINATED NOTES



     On April 17, 1997, the Company amended and restated (the "Refinanced Credit Facility") its existing credit facilities (the "1995 Credit Facility"). The Refinanced Credit Facility has lower interest rates and a longer average life than the 1995 Credit Facility. The Refinanced Credit Facility consists of a $325.0 million revolving facility (the "Revolving Facility"), a $200.0 million Term Loan A Facility and a $350.0 million Term Loan B Facility. On April 17, 1997 immediately prior to the effectiveness of the amendment and restatement, the outstanding term loans under the 1995 Credit Facility were $540.4 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



     On March 26, 1997 the Company issued $155 million aggregate principal amount of 11% Senior Subordinated Notes due 2005 (the "1997 Senior Subordinated Notes") at a premium price of 105.5% resulting in gross proceeds of $163.5 million (the "Private Placement"). The 1997 Senior Subordinated Notes were sold by the Company to BT Securities Corporation ("BT Securities"), CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy"), Credit Suisse First Boston ("CS First Boston") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as Initial Purchasers in a transaction exempt from registration requirements of the Securities Act. The net proceeds of the 1997 Senior Subordinated Notes were used to (i) redeem, on April 28, 1997, $140.2 million aggregate principal amount of the Company's outstanding 13.75% Senior Subordinated Notes due 2005 (the "1995 13.75% Senior Subordinated Notes") at a price of 106.111%, plus accrued interest to the date of redemption and $4.8 million aggregate principal amount of the Company's outstanding 13.75% Senior Subordinated Notes due 2001 (the "1991 13.75% Senior Subordinated Notes," and together with the 1995 13.75% Senior Subordinated Notes, the "13.75% Senior Subordinated Notes") at a price of 106.111%, plus accrued interest to the date of redemption and (ii) pay fees and expenses related to the Private Placement.



                                  RISK FACTORS



     Before deciding whether to purchase Seller Debentures, prospective investors should review and take into account the considerations set forth under "Risk Factors"; in particular those factors set forth under "-- Effect of Pending Fred Meyer Merger on Holders of Seller Debentures"; "-- Leverage and Debt Service"; "-- Holding Company Structure"; "-- Competition," "-- Risk that Additional Cost Savings May Not be Achieved," "-- Risk of Geographic Concentration," and "-- Net Losses" and the information contained under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  THE OFFERING

ISSUER...................  Food 4 Less Holdings, Inc., a Delaware corporation.
SECURITIES OFFERED.......  $131.5 million initial aggregate principal amount of 13 5/8%
                           Senior Subordinated Pay-In-Kind Debentures due 2007 (together with all Secondary Securities issued from time to time in payment of interest thereon).
MATURITY DATE............  June 15, 2007.
INTEREST RATE............  The Seller Debentures bear interest at the rate of 13 5/8% per annum.
INTEREST PAYMENTS........  Interest is paid semiannually on each June 15 and December 15.
                           Holdings has the option, in its sole discretion, to issue
                           Secondary Securities in lieu of a cash payment of any or all of the interest due on each interest payment date prior to and including June 15, 2000.
ORIGINAL ISSUE
  DISCOUNT...............  Because interest on the Seller Debentures can, at the option of
                           Holdings, be paid in cash or in Secondary Securities up to June
                           15, 2000, the Seller Debentures were issued with original issue discount equal to the difference between their issue price and their stated redemption price at maturity. As a result, holders of
                           Seller Debentures may be required to include amounts in gross income before receiving cash payments attributable to such gross income. See "Certain Federal Income Tax Considerations."
OPTIONAL REDEMPTION......  The Seller Debentures will be redeemable at the option of
                           Holdings, in whole or in part, at any time on or after June 15,
                           2000, at the redemption prices set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the
                           12-month period beginning June 15 of the years indicated:


                                                                                   REDEMPTION
                                                    YEAR                             PRICE
                           ------------------------------------------------------  ----------
                           2000..................................................   106.8125%
                           2001..................................................   105.1094%
                           2002..................................................   103.4063%
                           2003..................................................   101.7031%
                           2004 and thereafter...................................   100.0000%
                           In addition, prior to June 15, 1998, Holdings may at its option use the Net Proceeds from a Public Equity Offering to redeem up to an aggregate of 35% of the principal amount of the Seller
                           Debentures originally issued, at a redemption price equal to 110%
                           of the principal amount thereof plus accrued and unpaid interest to the redemption date.
RANKING..................  The Seller Debentures are senior subordinated unsecured obligations of Holdings and rank subordinate in right of payment to all Senior Indebtedness of Holdings. At October 12, 1997,
                           Holdings had outstanding $135.7 million (in accreted value) of
                           Senior Indebtedness (excluding guarantees by Holdings of certain
                           Senior Indebtedness of the Company included in the total
                           liabilities of the Company set forth below). In addition, the
                           Seller Debentures are effectively subordinated to all liabilities
                           (including trade payables) of the Company which at October 12,
                           1997 was approximately $3,186.3 million (excluding letters of credit).
CHANGE OF CONTROL........  Upon the occurrence of a Change of Control (as defined), each holder will have the right to require Holdings to repurchase such holder's Seller Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.
CERTAIN COVENANTS........  The Seller Debenture Indenture contains certain covenants, including, but not limited to, covenants with respect to the following: (i) limitation on restricted payments; (ii) limitation on incurrences of additional indebtedness;

                           (iii) limitation on senior subordinated indebtedness; (iv)
                           limitation on liens; (v) limitation on asset sales; (vi)
                           limitation on dividend and other payment restrictions affecting subsidiaries; (vii) limitation on transactions with affiliates;
                           (viii) limitation on mergers and certain other transactions; and
                           (ix) limitations on preferred stock of subsidiaries.
USE OF PROCEEDS..........  Holdings will not receive any of the proceeds from the sale of the
                           Seller Debentures by the Selling Debentureholders. See "Selling
                           Debentureholders."

                 SUMMARY HISTORICAL FINANCIAL DATA OF HOLDINGS



     The following table sets forth summary historical financial data of Holdings and its predecessor Food 4 Less as of and for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended February 2, 1997 which have been derived from the financial statements of Holdings and Food 4 Less audited by Arthur Andersen LLP, independent public accountants. Certain prior period amounts in the financial data presented below have been reclassified to conform to the fiscal 1997 presentation. The summary historical financial data of Holdings presented below as of and for the 36 weeks ended October 6, 1996 and October 12, 1997 have been derived from unaudited financial statements of Holdings which, in the opinion of management, reflect all material adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of Holdings and related notes thereto included elsewhere in this Prospectus.



                      52 WEEKS    52 WEEKS    52 WEEKS     31 WEEKS       52 WEEKS       53 WEEKS       36 WEEKS       36 WEEKS
                       ENDED       ENDED       ENDED         ENDED          ENDED          ENDED          ENDED          ENDED
                      JUNE 27,    JUNE 26,    JUNE 25,    JANUARY 29,    JANUARY 28,    FEBRUARY 2,    OCTOBER 6,     OCTOBER 12,
                        1992        1993      1994(A)       1995(B)        1996(C)         1997           1996           1997
                      --------    --------    --------    -----------    -----------    -----------    -----------    -----------
                                            (IN MILLIONS, EXCEPT STORE DATA)                                  (UNAUDITED)
OPERATING DATA:
  Sales.............. $2,913.5    $2,742.0    $2,585.2     $ 1,556.5      $ 4,335.1      $ 5,516.3      $ 3,695.6      $ 3,778.5
  Gross profit(d)....   483.8       468.9       458.9          259.7          808.0        1,136.0          754.2          777.9
  Selling, general
    and
    administrative
    expenses.........   432.7       419.6       378.4          219.7          744.4          933.4          626.8          615.9
  Interest
    expense(e).......    70.2        73.6        77.0           48.4          202.7          284.2          192.7          191.5
  Net loss(f)........   (33.8)      (31.2)      (11.5)         (17.6)        (322.4)        (129.6)         (89.7)        (101.9)
  Ratio of earnings
    to fixed
    charges(g).......      -- (g)      -- (g)      -- (g)         --(g)          --(g)          --(g)          --(g)          --(g)
BALANCE SHEET DATA
  (end of period)(h):
  Working capital
    deficit.......... $ (66.3)    $ (19.2)    $ (54.9)     $   (74.8)     $  (150.5)     $  (182.6)     $  (240.3)     $  (150.1)
  Total assets.......   998.5       957.8       980.1        1,000.7        3,188.1        3,132.0        3,146.9        3,076.8
  Total debt(i)......   525.3       588.3       576.9          598.9        2,330.2        2,376.9        2,316.8        2,486.5
  Stockholders'
    equity
    (deficit)........    50.8        22.6        10.0           (7.3)        (188.8)        (319.3)        (278.5)        (421.0)
CASH FLOW DATA:
  Net cash provided
    (used) by
    operating
    activities....... $ 106.2     $ (16.5)    $  87.8      $    17.6      $   (16.8)     $   133.7      $   124.8      $    44.7
  Net cash used by
    investing
    activities.......   (62.9)      (37.8)      (55.8)         (42.6)        (505.4)        (111.1)         (58.7)         (94.2)
  Net cash provided
    (used) by
    financing
    activities.......   (40.2)       54.9       (24.2)          11.6          570.7          (22.9)         (67.0)          45.4
OTHER DATA:
  Depreciation and
   amortization(j)... $  54.9     $  57.6     $  57.1      $    36.6      $   125.3          169.7      $   111.6      $   116.6
  Capital
    expenditures.....    60.3        53.5        57.7           49.0          122.4          123.6           74.3          111.2
  Stores open at end
    of period........     249         248         258            267            408            405            406            406
  EBITDA (as
    defined)(k)...... $ 101.7     $ 103.8     $ 130.6      $    76.9      $   245.1      $   354.6      $   233.5      $   257.7
  EBITDA margin(l)...     3.5 %       3.8 %       5.1 %          4.9%           5.7%           6.4%           6.3%           6.8%


---------------


(a) Operating data for the 52 weeks ended June 25, 1994 include the results of 10 Food Barn stores, which were not material, from March 29, 1994, the date of the Food Barn acquisition.



(b) Food 4 Less changed its fiscal year end from the 52 or 53-week period which ends on the last Saturday in June to the 52 or 53-week period which ends on the Sunday closest to January 31, resulting in a 31-week transition period.



(c) Operating data for the 52 weeks ended January 28, 1996 reflects the acquisition of RSI on June 14, 1995.

(d) Cost of sales has been principally determined using the last-in, first-out ("LIFO") method of valuing inventory. If cost of sales had been determined using the first-in, first-out ("FIFO") method, gross profit would have been greater by $3.6 million, $4.4 million, $0.7 million, $2.7 million, $2.2 million, $5.6 million, $3.7 million (unaudited) and $2.2 million (unaudited) for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997, respectively.



(e) Interest expense includes non-cash charges related to the amortization of deferred financing costs and self-insurance discount of $11.3 million for the 52 weeks ended June 27, 1992, $10.8 million for the 52 weeks ended June 26, 1993, $11.3 million for the 52 weeks ended June 25, 1994, $6.9 million for the 31 weeks ended January 29, 1995, $18.5 million for the 52 weeks ended January 28, 1996, $21.5 million for the 53 weeks ended February 2, 1997, $13.8 million for the 36 weeks ended October 6, 1996 and $10.5 million for the 36 weeks ended October 12, 1997.



(f) Net loss includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses and interest expense of $51.1 million, $43.9 million, $25.7 million, $9.8 million, $32.6 million, $29.2 million, $31.4 million and $24.9 million for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997, respectively. Included in the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995 and the 52 weeks ended January 28, 1996 are reduced employer contributions of $8.1 million, $14.3 million and $26.1 million, respectively, related to union pension and health and welfare benefit plans. Included in the 53 weeks ended February 2, 1997, the 36 weeks ended October 6, 1996 and the 36 weeks ended October 12, 1997 are reduced employer contributions of $17.8 million, $11.5 million and $11.8 million, respectively, related to union pension and health and welfare benefit plans. The multi-employer union health and welfare plans to which the Company contributes are overfunded, and those employers who contributed to the plans received a pro-rata share of the excess reserves in the plans through reduction of current contributions.



(g) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of loss before provision for income taxes and extraordinary charges plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred debt financing costs and one-third of rental expense (the portion deemed representative of the interest factor). Earnings were insufficient to cover fixed charges for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997, by approximately $25.6 million, $29.8 million, $8.8 million, $17.6 million, $283.5 million, $129.6 million, $89.7 million and $53.9 million, respectively. However, such earnings included non-cash charges of $61.2 million for the 52 weeks ended June 27, 1992, $66.4 million for the 52 weeks ended June 26, 1993, $71.3 million for the 52 weeks ended June 25, 1994, $46.2 million for the 31 weeks ended January 29, 1995, $226.6 million for the 52 weeks ended January 28, 1996, $216.3 million for the 53 weeks ended February 2, 1997, $143.9 million for the 36 weeks ended October 6, 1996 and $148.8 million for the 36 weeks ended October 12, 1997, primarily consisting of depreciation and amortization and the write-off of property and equipment associated with stores closed as a result of the Merger, stores closed due to under-performance, stores closed in connection with the acquisition of the nine stores from Smith's Food & Drug Center, Inc. ("Smith's"), and warehouses to be closed as a result of the acquisition of the Riverside Facility (as defined). In addition, earnings for the 52 weeks ended January 28, 1996 were reduced by cash restructuring charges of $54.1 million.



(h) Balance sheet data as of June 25, 1994 relate to Food 4 Less and reflect the acquisition of 10 Food Barn stores. Balance sheet data as of January 28, 1996 relate to the Company and reflect the Merger and the financings associated therewith.



(i) Total debt includes long-term debt, current maturities of long-term debt and capital lease obligations.



(j) For the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997, depreciation and amortization includes amortization of goodwill of $7.8 million, $7.6 million, $7.7 million, $4.6 million, $21.8 million, $38.7 million, $24.4 million and $24.4 million, respectively.



(k) "EBITDA (as defined)," as presented historically by the Company, represents income before interest expense, depreciation and amortization expense, the LIFO provision, provision for income taxes, provision for earthquake losses, provision for restructuring, a one-time charge in the 1995 transition period for Teamsters Union sick pay benefits, $75.0 million of one-time costs incurred in connection with the Merger in fiscal 1995 and $13.5 million of one-time costs incurred in connection with the acquisition of the Riverside Facility and nine former Smith's stores in fiscal 1996. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. EBITDA as presented may not be comparable to EBITDA of other companies that do not calculate EBITDA in the same manner as the Company. The Company believes that its definition of EBITDA (as defined) is the measure most useful to investors as it is consistent with the definitions used in the Company's debt covenants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(l) EBITDA margin represents EBITDA (as defined) as a percentage of sales. The Company believes that EBITDA margin, which highlights changes in EBITDA performance unrelated to fluctuations in sales, is useful to investors as an indication of changes in operating efficiency.

                    SUMMARY HISTORICAL FINANCIAL DATA OF RSI



     The following table sets forth summary historical financial data of RSI as of and for the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, which have been derived from the financial statements of RSI and audited by KPMG Peat Marwick LLP, independent certified public accountants. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of RSI and related notes thereto included elsewhere in this Prospectus.



                                                                     52 WEEKS      52 WEEKS      52 WEEKS
                                                                       ENDED         ENDED         ENDED
                                                                    JANUARY 31,   JANUARY 30,   JANUARY 29,
                                                                       1993          1994          1995
                                                                    -----------   -----------   -----------
                                                                      (DOLLARS IN MILLIONS, EXCEPT STORE
                                                                                     DATA)
OPERATING DATA:
  Sales...........................................................   $ 2,843.8     $ 2,730.2     $ 2,724.6
  Gross profit....................................................       626.6         636.5         623.6
  Selling, general and administrative expenses(a).................       470.0         471.0         467.0
  Interest expense(b).............................................       125.6         108.8         112.7
  Net earnings (loss)(c)..........................................       (76.1)        138.4(i)       32.1
  Ratio of earnings to fixed charges(d)...........................       1.02x         1.24x         1.24x
BALANCE SHEET DATA (end of period):
  Working capital surplus (deficit)...............................   $  (122.0)    $   (73.0)    $  (119.5)
  Total assets....................................................     1,388.5       1,483.7       1,509.9
  Total debt(e)...................................................     1,029.8         998.9       1,018.5
  Stockholders' equity (deficit)..................................      (133.3)          5.1          27.2
CASH FLOW DATA:
  Net cash provided by operating activities.......................   $    53.7     $   104.0     $    55.4
  Net cash used in investing activities...........................      (102.5)        (45.5)        (50.8)
  Net cash provided by (used in) financing activities.............        58.2         (49.6)        (24.6)
OTHER DATA:
  Depreciation and amortization(f)................................   $    76.9     $    74.5     $    76.0
  Capital expenditures............................................       102.7          62.2          64.0
  Stores open at end of period....................................         159           165           173
  EBITDA (as defined)(g)..........................................   $   227.3     $   230.2     $   230.2
  EBITDA margin(h)................................................         8.0%          8.4%          8.4%


---------------


(a) Includes provision for post retirement benefits other than pensions of $3.3 million, $3.4 million and $2.6 million for the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, respectively.



(b) Interest expense includes non-cash charges related to the amortization of deferred debt issuance costs of $5.5 million for the 52 weeks ended January 31, 1993, $6.5 million for the 52 weeks ended January 30, 1994 and $6.1 million for the 52 weeks ended January 29, 1995, respectively.



(c) Net earnings (loss) includes the extraordinary item relating to debt refinancing, loss on disposal of assets, provisions for postretirement and pension benefits and provision for earthquake losses. Net earnings (loss) includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses and interest expense of $36.9 million, $36.3 million, and $20.0 million, for the 52 weeks ended January 31, 1993, the 52 weeks ended January 30, 1994 and the 52 weeks ended January 29, 1995, respectively. Included in the 52 weeks ended January 30, 1994 and the 52 weeks ended January 29, 1995 are reduced employer contributions of $11.8 million and $12.7 million, respectively, related to union health and welfare benefit plans.



(d) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, extraordinary item and fixed charges before capitalized interest. "Fixed charges" consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of deferred debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor).



(e) Total debt includes long-term debt, current maturities of long-term debt, short-term debt and capital lease obligations.



(f) For the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, depreciation and amortization includes amortization of the excess of cost over net assets acquired of $11.0 million, $11.0 million and $11.0 million, respectively.



(g) "EBITDA," as defined and presented historically by RSI, represents earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, provision for postretirement benefits, the LIFO charge, extraordinary item relating to debt refinancing, provision for legal settlement, provision for restructuring, provision for earthquake losses, a one-time charge for Teamsters Union sick pay benefits, transition expense and gains and losses on disposal of assets. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Ralphs' operating performance or as a measure of liquidity. The Company believes that its definition of EBITDA (as defined) is the measure most useful to investors as it is consistent with the definitions used in the Company's debt covenants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(h) EBITDA margin represents EBITDA (as defined) as a percentage of sales. The Company believes that EBITDA margin, which highlights changes in EBITDA performance unrelated to fluctuations in sales, is useful to investors as an indication of changes in operating efficiency.



(i) Includes recognition of $109.1 million of deferred income tax benefit and $1.1 million current income tax expense for the 52 weeks ended January 30, 1994 (see Note 11 of Notes to Consolidated Financial Statements of Ralphs Supermarkets, Inc.).

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, in addition to the other matters described in this Prospectus, before purchasing Seller Debentures.


EFFECT OF PENDING FRED MEYER MERGER ON HOLDERS OF SELLER DEBENTURES



     In connection with the Fred Meyer Merger, Fred Meyer intends to refinance and consolidate a majority of the indebtedness of the combined company, including the Seller Debentures. Prior to the consummation of the Fred Meyer Merger, it is anticipated that Holdings will offer to purchase any and all outstanding Seller Debentures, subject to the consummation of the Fred Meyer Merger. It is also anticipated that, in connection with such an Offer to Purchase, Holdings will solicit consents from the holders of the Seller Debentures to delete or substantially amend the restrictive covenants contained in the Seller Debenture Indenture. If consummated, the Offer to Purchase is expected to close concurrently with the Fred Meyer Merger. AS OF THE DATE OF THIS PROSPECTUS, NO TERMS OF THE OFFER TO PURCHASE HAVE BEEN ANNOUNCED AND THERE CAN BE NO ASSURANCE THAT ANY SUCH OFFER TO PURCHASE, IF MADE, WILL BE CONSUMMATED. In addition, the Fred Meyer Merger may constitute a Change of Control of Holdings. Pursuant to the Seller Debenture Indenture, upon a Change of Control, each holder of Seller Debentures has a right to require Holdings to repurchase such holder's Seller Debentures at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The consummation of the Offer to Purchase is not a condition to the closing of the Fred Meyer Merger, and any Seller Debentures which remain outstanding after the expiration of the Offer to Purchase will not be assumed by Fred Meyer.


LEVERAGE AND DEBT SERVICE


     Holdings is highly leveraged. At October 12, 1997, Holdings' total indebtedness (including current maturities) and stockholders' deficit were $2,486.5 million and $421.0 million, respectively, and the Company had an additional $112.6 million available to be borrowed under the Revolving Facility. In addition, as of February 2, 1997, scheduled payments under operating leases of the Company and its subsidiaries for the twelve months following such date were $145.7 million. For the 53 weeks ended February 2, 1997, after giving pro forma effect to (i) the issuance of $155 million aggregate principal amount of 1997 Senior Subordinated Notes on March 26, 1997 and the application of the net proceeds therefrom and (ii) the issuance of $100 million aggregate principal amount of 10.45% Senior Notes due 2004 on June 6, 1996 (the "1996 Senior Notes") and the application of the net proceeds therefrom, Holdings' earnings before fixed charges were inadequate to cover fixed charges by $126.5 million. However, such earnings included non-cash charges of $216.1 million primarily consisting of depreciation and amortization. For the 36 weeks ended October 12, 1997, Holdings' earnings before fixed charges were inadequate to cover fixed charges by $53.9 million. However, such earnings included non-cash charges of $148.8 million primarily consisting of depreciation and amortization. Holdings will be required to make semi-annual cash payments of interest on the New Discount Debentures and the Seller Debentures commencing in June 2000 in the amount of approximately $61 million per annum. Holdings' ability to make scheduled payments of the principal of, or interest on, or to refinance its Indebtedness (including the Seller Debentures) and to make scheduled payments under its operating leases depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control.



     Based upon the current level of operations, anticipated cost savings from the Merger and future growth, Holdings believes that the Company's cash flow from operations, together with available borrowings under the Revolving Facility and its other sources of liquidity (including leases), will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that future cost savings and growth can be achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, or if its future earnings growth is insufficient to amortize all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained, particularly in view of the Company's high level of debt and the fact that substantially all of its assets are pledged to secure the borrowings under the Refinanced Credit Facility and other secured obligations.



     Holdings' high level of debt will have several important effects on its future operations, including the following: (a) Holdings will have significant cash requirements to service debt, reducing funds available for operations and future business opportunities of the Company and increasing the Company's vulnerability to adverse general economic and industry conditions; (b) the financial covenants and other restrictions contained in the Refinanced Credit Facility and other agreements relating to the indebtedness of Holdings and the Company will require the Company to meet certain financial tests and will restrict its ability to borrow additional funds, to dispose of assets or to pay cash dividends; and (c) because of the Holdings' debt service requirements, funds available for working capital, capital expenditures, acquisitions and general corporate purposes, may be limited. Holdings' leveraged position may increase the Company's vulnerability to competitive pressures. The Company's continued growth depends, in part, on its ability to continue its expansion and store conversion efforts, and, therefore, its inability to finance capital expenditures through borrowed funds could have a material adverse effect on the Company's future operations. Moreover, any default under the documents governing the indebtedness of Holdings could have a significant adverse effect on the market value of the Seller Debentures.



HOLDING COMPANY STRUCTURE



     Holdings is a holding company and the assets of Holdings consist solely of 100% of the outstanding shares of capital stock of Ralphs, which are pledged to secure Holdings' guarantee obligations under the Refinanced Credit Facility. Holdings is the sole obligor on the Seller Debentures, and the Seller Debentures are not guaranteed by any subsidiary of Holdings. Therefore, the Seller Debentures are effectively subordinated to all indebtedness and other liabilities of Ralphs and its subsidiaries. Holdings must rely on dividends and other advances and transfers of funds from Ralphs to provide the funds necessary to meet its debt service obligations under the Seller Debentures. The ability of Ralphs to pay such dividends and make such advances and transfers is subject to applicable state laws regulating the payment of dividends and to restrictions in the Refinanced Credit Facility, the indentures governing the 1996 Senior Notes and the 1995 Senior Notes, the 1997 Senior Subordinated Notes and the 1995 Senior Subordinated Notes (each as defined), and other agreements governing indebtedness of Ralphs and its subsidiaries. Claims of creditors of Ralphs and subsidiaries, including general trade creditors, will generally have priority as to the assets of Ralphs and its subsidiaries over the claims of Holdings and the holders of the Seller Debentures. At October 12, 1997, the aggregate outstanding amount of Senior Indebtedness of Holdings (excluding guarantees by Holdings of certain Senior Indebtedness of Ralphs) was approximately $135.7 million in accreted value of New Discount Debentures. The Seller Debentures are effectively subordinated to all liabilities (including trade payables) of Ralphs which were approximately $3,186.3 million (excluding letters of credit) at such date. In addition, at October 12, 1997, Ralphs and its subsidiaries had significant commitments under operating leases. See "-- Leverage and Debt Service."



COMPETITION



     The supermarket industry is highly competitive and characterized by narrow profit margins. The Company's competitors in each of its operating divisions include national and regional supermarket chains, independent and specialty grocers, drug and convenience stores, and the newer "alternative format" food stores, including warehouse club stores, deep discount drug stores and "super centers." Supermarket chains generally compete on the basis of location, quality of products, service, price, product variety and store condition. The Company's ability to compete depends in part on its ability to successfully develop new stores in advantageous locations or to successfully convert or remodel additional stores. No assurance can be given that sources of funds for the opening of new stores and for remodels will be available or sufficient to finance the Company's capital expenditure requirements. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." The Company regularly monitors its competitors' prices and adjusts its prices and marketing strategy as management deems appropriate in light of existing conditions. Some of the Company's competitors have greater financial resources than the Company and could use these resources to take steps which could adversely affect the Company's competitive position. One of the Company's primary competitors in Southern California was recently acquired by a major multi-regional supermarket chain which may increase competitive pressures for the Company. Increased competitive pressures from existing competitors and new entrants, including price-cutting strategies, new store openings and remodels of competitors' stores may have an adverse impact on the Company's results of operations. See
"Business -- Competition."



RISK THAT ADDITIONAL COST SAVINGS MAY NOT BE ACHIEVED



     At the time of the Merger, management of the Company estimated that approximately $90 million of annualized net cost savings (as compared to such costs for the pro forma combined fiscal year ended June 25, 1994) could be achieved over a four-year period as a result of integrating the operations of RSI and Food 4 Less. The cost savings estimates were prepared solely by members of the management of the Company. The estimates necessarily made numerous assumptions as to future sales levels and other operating results, the availability of funds for capital expenditures as well as general industry and business conditions and other matters, many of which are beyond the control of the Company. Several of the cost savings estimates were premised on the assumption that certain levels of efficiency formerly maintained by either Food 4 Less or RSI could continue to be achieved by the combined Company for all periods following the Merger. Other estimates were based on a management consensus as to what levels of purchasing and similar efficiencies should be achievable by an entity the size of the Company. Estimates of potential cost savings are forward-looking statements that are inherently uncertain. Except for savings already realized, actual cost savings, if any, could differ materially from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the Company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such estimates. There can be no assurance that the savings anticipated in these forward-looking statements will be achieved. The following important factors, among others, could cause the Company not to achieve the cost savings contemplated herein or otherwise cause the Company's results of operations to be adversely affected in future periods:
(i) increased competitive pressures from existing competitors and new entrants, including price-cutting strategies, store openings and remodels; (ii) inability to negotiate more favorable terms with suppliers;(iii) inability to achieve future sales levels or other operating results that support the cost savings;
(iv) increases in labor costs or prolonged labor disruption; (v) inability to control inventory levels; (vi) loss or retirement of key members of management; and (vii) operational inefficiencies in distribution or other Company systems. Many of such factors are beyond the control of the Company. In addition, there can be no assurance that unforeseen costs and expenses or other factors will not offset the estimated cost savings or other components or the Company's plan in whole or in part. Following the Merger, the Company experienced certain unanticipated costs and delays in the realization of certain projected cost savings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." There can be no assurance that new or additional unforeseen costs or delays will not arise either in connection with the integration or the Company's operations or the ongoing conduct of its business.



RISK OF GEOGRAPHIC CONCENTRATION



     A substantial percentage of the Company's business (representing approximately 90% of sales) is conducted in Southern California. Southern California began to experience a significant economic downturn in 1991. The economy in Southern California has been affected by substantial job losses in the defense and aerospace industries and other adverse economic trends. These adverse regional economic conditions have resulted in declining sales levels in recent periods. Any future economic downturn in Southern California could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTROL OF THE COMPANY



     Affiliates of Yucaipa and Apollo Advisors, L.P. have beneficial ownership of approximately 40.3% and 32.6%, respectively, of the outstanding capital stock of Holdings. Pursuant to a stockholders' agreement (the "1995 Stockholders Agreement") which was entered into by the 1995 Equity Investors (as defined herein) and certain other stockholders and warrantholders of the Company, Holdings and Ralphs have boards consisting of nine and ten members, respectively, and (i) Yucaipa has the right to elect six directors to the board of Holdings and seven directors to the board of Ralphs, (ii) Apollo has the right to elect two directors to the board of each of Holdings and Ralphs and
(iii) the other 1995 Equity Investors have the right to elect one director to the board of each of Holdings and Ralphs. Under the 1995 Stockholders Agreement, unless and until Holdings has effected an initial public offering of its equity securities meeting certain criteria, Holdings and its subsidiaries, including Ralphs, may not take certain actions without the approval of the Holdings directors which the 1995 Equity Investors are entitled to elect, including but not limited to certain mergers, sale transactions, transactions with affiliates, issuances of capital stock and payments of dividends on or repurchases of capital stock. As a result of the ownership structure of Holdings and the contractual rights described above, the voting and management control of Holdings is highly concentrated. Yucaipa, acting with the consent of the directors elected by the 1995 Equity Investors, has the ability to direct the actions of Holdings with respect to matters such as the payment of dividends, material acquisitions and dispositions and other extraordinary corporate transactions. Yucaipa is a party to a consulting agreement with the Company, pursuant to which Yucaipa renders certain management and advisory services to the Company, and receives fees for such services. Yucaipa also received certain fees in connection with the consummation of the Merger, including an advisory fee of $21.5 million, of which $17.5 million was paid through the issuance of New Discount Debentures by Holdings. See "Certain Relationships and Related Transactions," "Principal Stockholders" and "Description of Capital Stock."


SUBORDINATION OF THE SELLER DEBENTURES


     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Seller Debentures is subordinated to the prior payment in full of all existing and future Senior Indebtedness of Holdings. In addition, the Seller Debentures are effectively subordinated to all liabilities (including trade payables) of Ralphs. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of Holdings, the assets of Holdings will be available to pay obligations on the Seller Debentures only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Seller Debentures. In addition, under certain circumstances, Holdings may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Seller Debentures, or purchase, redeem or otherwise retire the Seller Debentures, if a payment default or a non-payment default exists with respect to certain Senior Indebtedness and, in the case of a non-payment default, a payment blockage notice has been received by the Trustee (as defined). See "Description of the Seller Debentures -- Ranking."


ABSENCE OF ESTABLISHED PUBLIC MARKET FOR THE SELLER DEBENTURES

     There is no established market for the Seller Debentures and there can be no assurance as to the liquidity of any markets that may develop for the Seller Debentures, the ability of holders of the Seller Debentures to sell their Seller Debentures, or the price at which holders would be able to sell their Seller Debentures. Future trading prices of the Seller Debentures will depend on many factors, including, among other things, prevailing interest rates, Holdings' operating results and the market for similar securities.

NET LOSSES


     Holdings has reported net losses of $101.9 million for the 36 weeks ended October 12, 1997, $129.6 million for the 53 weeks ended February 2, 1997, $322.4 million for the 52 weeks ended January 28, 1996, $17.6 million for the 31 weeks ended January 29, 1995, $11.5 million for the 52 weeks ended June 25, 1994, $31.2 million for the 52 weeks ended June 26, 1993 and $33.8 million for the 52 weeks ended June 27, 1992. There can be no assurance that Holdings will not report net losses in the future.

                                 CAPITALIZATION


     The following table sets forth the cash, short-term and current portion of long-term debt and the capitalization of Holdings at October 12, 1997. The table should be read in conjunction with the historical consolidated financial statements of Holdings and related notes thereto included elsewhere in this Prospectus.



                                                                              AT OCTOBER 12, 1997
                                                                              -------------------
                                                                                  (DOLLARS IN
                                                                                   MILLIONS)
Cash........................................................................       $    63.5
                                                                                    ========
Short-term and current portion of long-term debt:
  Term Loans................................................................       $     3.5
  Other indebtedness........................................................             3.0
  Capital leases............................................................            32.0
                                                                                    --------
          Total short-term and current portion of long-term debt............       $    38.5
                                                                                    ========
Long-term debt:
  New Term Loans(a).........................................................       $   544.8
  Revolving Facility(a)(b)..................................................           136.9
  1996 Senior Notes(c)......................................................            95.2
  1995 Senior Notes(d)......................................................           520.3
  Other senior indebtedness(e)..............................................            16.8
  Capital leases............................................................           133.2
  1997 Senior Subordinated Notes(f).........................................           163.2
  1995 Senior Subordinated Notes............................................           524.0
  Other senior subordinated indebtedness....................................             2.2
  New Discount Debentures (accreted value)..................................           135.7
  Seller Debentures (net of debt discount)..................................           175.8
                                                                                    --------
          Total long-term debt..............................................       $ 2,448.1
                                                                                    --------
Stockholders' equity:
  Series A Preferred Stock..................................................           161.8
  Series B Preferred Stock..................................................            31.0
  Common stock, $.01 par value..............................................             0.2
  Additional paid-in capital................................................            54.6
  Notes receivable(g).......................................................            (0.6)
  Retained deficit..........................................................          (666.1)
  Treasury stock............................................................            (1.9)
                                                                                    --------
     Total stockholders' deficit............................................          (421.0)
                                                                                    --------
          Total capitalization..............................................       $ 2,027.1
                                                                                    ========


---------------


(a) On April 17, 1997, the Company entered into the Refinanced Credit Facility which consists of the $325 million Revolving Facility, a $200 million Term Loan A Facility and a $350 million Term Loan B Facility. The Refinanced Credit Facility has lower interest rates and a longer average life than the 1995 Credit Facility.



(b) The Revolving Facility provides for a $325 million line of credit which is available for working capital requirements and general corporate purposes. Up to $150 million of the Revolving Facility may be used to support letters of credit. The letters of credit will be used to cover workers' compensation contingencies and for other purposes permitted under the Revolving Facility. As of October 12, 1997, letters of credit for approximately $75.5 million had been issued under the Revolving Facility, primarily to satisfy the State of California's requirements relating to workers' compensation self-insurance.



(c) Refers to the $100,000,000 aggregate principal amount of 10.45% Senior Notes due 2004 issued pursuant to an indenture dated June 6, 1996 (the "1996 10.45% Senior Notes"). The 1996 10.45% Senior Notes are shown net of unamortized discount.



(d) Refers to the $520,326,000 aggregate principal amount of 10.45% Senior Notes due 2004 issued pursuant to an indenture dated June 1, 1995 (the "1995 10.45% Senior Notes").



(e) Includes the $175,000,000 aggregate principal amount of 10.45% Senior Notes due 2000 issued pursuant to an indenture dated April 15, 1992 (the "1992 10.45% Senior Notes") of which $4.7 million was outstanding at October 12, 1997.



(f) Refers to the $155,000,000 aggregate principal amount of 1997 Senior Subordinated Notes issued pursuant to an indenture dated March 26, 1997. The 1997 Senior Subordinated Notes were issued in the Private Placement at a premium of 105.5% resulting in gross proceeds of $163.5 million. Proceeds of the Private Placement in excess of the principal amount will be amortized over the life of the 1997 Senior Subordinated Notes.



(g) Represents notes receivable from shareholders of Holdings with respect to the purchase of Holdings' common stock.

                 SELECTED HISTORICAL FINANCIAL DATA OF HOLDINGS



     The following table sets forth certain selected consolidated historical financial data of Holdings and its predecessor Food 4 Less. The operating and balance sheet data of Holdings and Food 4 Less set forth in the table below as of and for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended February 2, 1997 have been derived from the financial statements of Holdings and Food 4 Less which have been audited by Arthur Andersen LLP, independent public accountants. Certain prior period amounts in the financial data presented below have been reclassified to conform to the fiscal 1997 presentation. The summary historical financial data of Holdings presented below as of and for the 36 weeks ended October 6, 1996 and October 12, 1997 have been derived from unaudited financial statements of Holdings which, in the opinion of management, reflect all material adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of the Company and related notes thereto included elsewhere in this Prospectus.



                         52 WEEKS     52 WEEKS     52 WEEKS     31 WEEKS      52 WEEKS      53 WEEKS      36 WEEKS     36 WEEKS
                          ENDED        ENDED        ENDED         ENDED         ENDED         ENDED        ENDED         ENDED
                         JUNE 27,     JUNE 26,     JUNE 25,    JANUARY 29,   JANUARY 28,   FEBRUARY 2,   OCTOBER 6,   OCTOBER 12,
                           1992         1993       1994(a)       1995(b)       1996(c)        1997          1996         1997
                        ----------   ----------   ----------   -----------   -----------   -----------   ----------   -----------
                                          (DOLLARS IN THOUSANDS, EXCEPT STORE DATA)                            (UNAUDITED)
OPERATING DATA:
  Sales................ $2,913,493   $2,742,027   $2,585,160   $1,556,522    $4,335,109    $5,516,259    $3,695,594   $3,778,470
  Cost of sales(d).....  2,429,711    2,273,167    2,126,302    1,296,810     3,527,120     4,380,241     2,941,360    3,000,531
                        ----------   ----------   ----------   ----------    ----------    ----------    ----------   ----------
  Gross profit(d)......    483,782      468,860      458,858      259,712       807,989     1,136,018       754,234      777,939
  Selling, general and
    administrative
    expenses...........    432,695      419,576      378,376      219,696       744,449       933,414       626,809      615,933
  Amortization of
    goodwill...........      7,795        7,571        7,691        4,615        21,847        38,650        24,403       24,396
  Loss (gain) on
    disposal of
    assets.............     (1,364)      (2,083)          37         (455)         (547)        9,317            --           --
  Restructuring
    charge.............         --           --           --        5,134 (e)    123,083 (f)         --          --           --
                        ----------   ----------   ----------   ----------    ----------    ----------    ----------   ----------
  Operating income
    (loss)(d)..........     44,656       43,796       72,754       30,722       (80,843)      154,637       103,022      137,610
  Interest
    expense(g).........     70,211       73,614       77,017       48,361       202,651       284,217       192,700      191,528
  Provision for
    earthquake
    losses.............         --           --        4,504(h)         --           --            --            --           --
  Provision for income
    taxes..............      3,441        1,427        2,700           --           500            --            --           --
                        ----------   ----------   ----------   ----------    ----------    ----------    ----------   ----------
  Loss before
    extraordinary
    charges............    (28,996)     (31,245)     (11,467)     (17,639)     (283,994)     (129,580)      (89,678)     (53,918)
  Extraordinary
    charges............      4,818(i)         --          --           --        38,424 (j)         --           --       47,983 (k)
                        ----------   ----------   ----------   ----------    ----------    ----------    ----------   ----------
  Net loss(l).......... $  (33,814)  $  (31,245)  $  (11,467)  $  (17,639)   $ (322,418)   $ (129,580)   $  (89,678)  $ (101,901)
                        ==========   ==========   ==========   ==========    ==========    ==========    ==========   ==========
  Ratio of earnings to
    fixed charges(m)...         --(m)        --(m)        --(m)        -- (m)        -- (m)        -- (m)        --(m)        -- (m)
NON-CASH CHARGES:
  Depreciation and
    amortization of
    property and
    equipment.......... $   37,898   $   37,426   $   41,380   $   25,966    $   92,282    $  129,008    $   85,327   $   88,261
  Amortization of
    goodwill and other
    assets.............     16,979       20,214       15,703       10,657        33,047        40,669        26,298       28,380
  Amortization of
    deferred financing
    costs..............      6,304        4,901        5,472        3,413         8,193        10,667         7,862        4,406
BALANCE SHEET DATA (end
  of period)(n):
  Working capital
    surplus
    (deficit).......... $  (66,254)  $  (19,222)  $  (54,882)  $  (74,776)   $ (150,475)   $ (182,641)   $ (240,294)  $ (150,068)
  Total assets.........    998,451      957,840      980,080    1,000,695     3,188,129     3,131,993     3,146,899    3,076,768
  Total debt(o)........    525,340      588,313      576,869      598,940     2,330,221     2,376,912     2,316,764    2,486,544
  Stockholder's equity
    (deficit)..........     50,771       22,633       10,024       (7,333)     (188,798)     (319,268)     (278,466)    (421,011)
CASH FLOW DATA:
  Net cash provided
    (used) by operating
    activities......... $  106,152   $  (16,502)  $   87,822   $   17,621    $  (16,842)   $  133,665    $  124,815   $   44,695
  Net cash used by
    investing
    activities.........    (62,926)     (37,800)     (55,755)     (42,621)     (505,403)     (111,135)      (58,751)     (94,200)
  Net cash provided
    (used) by financing
    activities.........    (40,231)      54,914      (24,160)      11,564       570,668       (22,924)      (67,025)      45,440
OTHER DATA:
  Depreciation and
    amortization(p).... $   54,877   $   57,640   $   57,083   $   36,623    $  125,329    $  169,677    $  111,625   $  116,641
  Capital
    expenditures.......     60,263       53,467       57,741       49,023       122,355       123,622        74,328      111,154
  Stores open at end of
    period.............        249          248          258          267           408           405           406          406
  EBITDA (as
    defined)(q)........ $  101,723   $  103,794   $  130,573   $   76,853    $  245,146    $  354,646    $  233,516   $  257,738
  EBITDA margin(r).....        3.5%         3.8%         5.1%         4.9 %         5.7 %         6.4 %         6.3%         6.8 %


---------------


(a) Operating data for the 52 weeks ended June 25, 1994 include the results of 10 Food Barn stores, which were not material, from March 29, 1994, the date of the Food Barn acquisition.



(b) Food 4 Less changed its fiscal year end from the 52 or 53-week period which ends on the last Saturday in June to the 52 or 53-week period which ends on the Sunday closest to January 31, resulting in a 31-week transition period.



(c) Operating data for the 52 weeks ended January 28, 1996 reflects the acquisition of RSI on June 14, 1995.

(d) Cost of sales has been principally determined using the last-in, first-out ("LIFO") method of valuing inventory. If cost of sales had been determined using the first-in, first-out ("FIFO") method, gross profit and operating income would have been greater by $3.6 million, $4.4 million, $0.7 million, $2.7 million, $2.2 million, $5.6 million, $3.7 million (unaudited) and $2.2 million (unaudited) for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997, respectively.



(e) The Company converted 11 of its conventional supermarkets to warehouse stores. During the 31 weeks ended January 29, 1995, the Company recorded a non-cash restructuring charge for the write-off of property and equipment at the 11 stores of $5.1 million.



(f) The Company recorded a $75.2 million restructuring charge associated with the closing of 58 stores and one warehouse facility in the 52 weeks ended January 28, 1996. Pursuant to the settlement agreement with the State of California, 24 Food 4 Less stores (as well as 3 RSI stores) were required to be divested and an additional 34 under-performing stores were closed. The Company also recorded a $47.9 million restructuring charge associated with the closing of 9 stores and one warehouse facility in the 52 weeks ended January 28, 1996, in conjunction with the agreement with Smith's to lease the Riverside Facility and 9 stores.



(g) Interest expense includes non-cash charges related to the amortization of deferred financing costs.



(h) On January 17, 1994, Southern California was struck by a major earthquake which resulted in the temporary closing of 31 of the Company's stores. The closures were caused primarily by loss of electricity, water, inventory, or damage to the affected stores. All but one of the closed stores reopened within a week of the earthquake. The final closed store reopened on March 24, 1994. The Company is insured, subject to deductibles, against earthquake losses (including business interruption). The pre-tax charge to earnings, net of insurance recoveries, was approximately $4.5 million.



(i) Represents an extraordinary net charge of $4.8 million reflecting the write-off of $6.7 million (net of related income tax benefit of $2.5 million) of deferred debt issuance costs as a result of the early redemption of a portion of Food 4 Less' bank term loan, partially offset by a $1.9 million extraordinary gain (net of related income tax expense of $0.7 million) on the replacement of partially depreciated assets following the civil unrest in Los Angeles.



(j) Represents an extraordinary charge of $38.4 million relating to the refinancing of Food 4 Less' old credit facility, 10.45% Senior Notes due 2000 (the "1992 Senior Notes"), 13.75% Senior Subordinated Notes due 2001 (the "1991 Senior Subordinated Notes") and Holdings' 15.25% Senior Discount Notes due 2004 in connection with the Merger and the write-off of their related debt issuance costs.



(k) Represents an extraordinary charge of $48.0 million relating to the write-off of debt issuance costs associated with the refinancing of the 1995 Credit Facility and the write-off of debt issuance costs and premium paid relating to the redemption of the 1991 Senior Subordinated Notes and the 1995 13.75% Senior Subordinated Notes.



(l) Net loss includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses, and interest expense of $51.1 million, $43.9 million, $25.7 million, $9.8 million, $32.6 million, $29.2 million, $31.4 million and $24.9 million for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997, respectively. Included in the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995 and the 52 weeks ended January 28, 1996 are reduced employer contributions of $8.1 million, $14.3 million and $26.1 million, respectively, related to union pension and health and welfare benefit plans. Included in the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997 are reduced employer contributions of $17.8 million, $11.5 million and $11.8 million, respectively, related to union pension and health and welfare benefit plans. The multi-employer union health and welfare plans to which the Company contributes are overfunded, and those employers who contributed to the plans received a pro-rata share of the excess reserves in the plans through reduction of current contributions.



(m) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of loss before provision for income taxes and extraordinary charges plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred debt financing costs and one-third of rental expense (the portion deemed representative of the interest factor). Earnings were insufficient to cover fixed charges for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997 and the 36 weeks ended October 6, 1996 and October 12, 1997, by approximately $25.6 million, $29.8 million, $8.8 million, $17.6 million, $283.5 million, $129.6 million, $89.7 million and $53.9 million, respectively. However, such earnings included non-cash charges of $61.2 million for the 52 weeks ended June 27, 1992, $66.4 million for the 52 weeks ended June 26, 1993, $71.3 million for the 52 weeks ended June 25, 1994, $46.2 million for the 31 weeks ended January 29, 1995, $226.6 million for the 52 weeks ended January 28, 1996, $216.3 million for the 53 weeks ended February 2, 1997, $143.9 million for the 36 weeks ended October 6, 1996 and $148.8 million for the 36 weeks ended October 12, 1997, primarily consisting of depreciation and amortization and the write-off of property and equipment associated with stores closed as a result of the Merger, stores closed due to under-performance, stores closed in connection with the acquisition of the nine stores from Smith's, and warehouses to be closed as a result of the acquisition of the Riverside Facility. In addition, earnings for the 52 weeks ended January 28, 1996 were reduced by cash restructuring charges of $54.1 million.



(n) Balance sheet data as of June 25, 1994 relate to Food 4 Less and reflect the acquisition of 10 Food Barn stores. Balance sheet data as of January 28, 1996 relate to the Company and reflect the Merger and the financings associated therewith.



(o) Total debt includes long-term debt, current maturities of long-term debt and capital lease obligations.



(p) Depreciation and amortization includes amortization of goodwill.



(q) "EBITDA (as defined)," as presented historically by the Company, represents income before interest expense, depreciation and amortization expense, the LIFO provision, provision for income taxes, provision for earthquake losses, provision for restructuring, a one-time charge in the 1995 transition period for Teamsters Union sick pay benefits, $75.0 million of one-time costs incurred in connection with the Merger in fiscal 1995 and $13.5 million of one-time costs incurred in connection with the acquisition of the Riverside Facility and nine former Smith's stores in fiscal 1996. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. EBITDA as presented may not be comparable to EBITDA of other companies that do not calculate EBITDA in the same manner as the Company. The Company believes that its definition of EBITDA (as defined) is the measure most useful to investors as it is consistent with the definitions used in the Company's debt covenants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(r) EBITDA margin represents EBITDA (as defined) as a percentage of sales. The Company believes that EBITDA margin, which highlights changes in EBITDA performance unrelated to fluctuations in sales, is useful to investors as an indication of changes in operating efficiency.

                   SELECTED HISTORICAL FINANCIAL DATA OF RSI



     The following table presents selected historical financial data of RSI as of and for the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, which have been derived from the financial statements of RSI audited by KPMG Peat Marwick LLP, independent certified public accountants. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of RSI and related notes thereto included elsewhere in this Prospectus.



                                                                            52 WEEKS      52 WEEKS      52 WEEKS
                                                                              ENDED         ENDED         ENDED
                                                                           JANUARY 31,   JANUARY 30,   JANUARY 29,
                                                                              1993          1994          1995
                                                                           -----------   -----------   -----------
                                                                             (DOLLARS IN MILLIONS, EXCEPT STORE
                                                                                            DATA)
OPERATING DATA:
  Sales..................................................................    $2,843.8      $2,730.2      $2,724.6
  Cost of sales..........................................................    2,217.2       2,093.7       2,101.0
                                                                            --------      --------      --------
  Gross profit...........................................................      626.6         636.5         623.6
  Selling, general and administrative expenses(a)........................      470.0         471.0         467.0
  Amortization of excess of cost over net assets acquired................       11.0          11.0          11.0
  Provisions for restructuring(b)........................................        7.1           2.4            --
                                                                            --------      --------      --------
  Operating income.......................................................      138.5         152.1         145.6
    Interest expense(c)..................................................      125.6         108.8         112.7
    Loss on disposal of assets and provisions for legal settlement and
     earthquake losses(d)................................................       10.1          12.9           0.8
  Income tax expense (benefit)...........................................        8.3        (108.0)(e)        --
  Extraordinary item-debt refinancing, net of tax benefits...............      (70.6)           --            --
                                                                            --------      --------      --------
  Net earnings (loss)(f).................................................    $ (76.1)      $ 138.4       $  32.1
                                                                            ========      ========      ========
  Ratio of earnings to fixed charges(g)..................................       1.02x         1.24x         1.24x
BALANCE SHEET DATA (end of period):
  Working capital surplus (deficit)......................................    $(122.0)      $ (73.0)      $(119.5)
  Total assets...........................................................    1,388.5       1,483.7       1,509.9
  Total debt(h)..........................................................    1,029.8         998.9       1,018.5
  Stockholders' equity (deficit).........................................     (133.3)          5.1          27.2
CASH FLOW DATA:
  Net cash provided by operating activities..............................    $  53.7       $ 104.0       $  55.4
  Net cash used in investing activities..................................     (102.5)        (45.5)        (50.8)
  Net cash provided by (used in) financing activities....................       58.2         (49.6)        (24.6)
OTHER DATA:
  Depreciation and amortization(i).......................................    $  76.9       $  74.5       $  76.0
  Capital expenditures...................................................      102.7          62.2          64.0
  Stores open at end of period...........................................        159           165           173
  EBITDA (as defined)(j).................................................    $ 227.3       $ 230.2       $ 230.2
  EBITDA margin(k).......................................................        8.0%          8.4%          8.4%


---------------


(a) Includes provision for post retirement benefits other than pensions of $3.3 million, $3.4 million and $2.6 million for the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, respectively.



(b) Provisions for restructuring are charges for expenses relating to closing of RSI's central bakery operation. The charge reflected the complete write-down of the bakery building, machinery and equipment, leaseholds, related inventory and supplies, and providing severance pay to terminated employees. These charges were $7.1 million and $2.4 million for the 52 weeks ended January 31, 1993 and the 52 weeks ended January 30, 1994, respectively.



(c) Interest expense includes non-cash charges related to the amortization of deferred debt issuance costs of $5.5 million for the 52 weeks ended January 31, 1993, $6.5 million for the 52 weeks ended January 30, 1994 and $6.1 million for the 52 weeks ended January 29, 1995, respectively.



(d) Loss on disposal of assets was $2.6 million, $1.9 million and $0.8 million for the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, respectively. Provision for legal settlement was $7.5 million for the 52 weeks ended January 31, 1993. Provision for earthquake losses was $11.0 million for the 52 weeks ended January 30, 1994. This represents reserve for losses, net of anticipated insurance recoveries, resulting from the January 17, 1994 Southern California earthquake.



(e) Includes recognition of $109.1 million of deferred income tax benefit and $1.1 million current income tax expense for Fiscal 1993 (see Note 11 of Notes to Consolidated Financial Statements of Ralphs Supermarkets, Inc.).



(f) Net earnings (loss) includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses and interest expense, of $36.9 million, $36.3 million, and $20.0 million, for the 52 weeks ended January 31, 1993, the 52 weeks ended January 30, 1994 and the 52 weeks ended January 29, 1995, respectively. Included in the 52 weeks ended

     January 30, 1994 and the 52 weeks ended January 29, 1995 are reduced employer contributions of $11.8 million and $12.7 million, respectively, related to union health and welfare benefit plans.



(g) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, extraordinary items and fixed charges before capitalized interest. "Fixed charges" consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of deferred debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor).



(h) Total debt includes long-term debt, current maturities of long-term debt, short-term debt and capital lease obligations.



(i) For the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, depreciation and amortization includes amortization of the excess of cost over net assets acquired of $11.0 million, $11.0 million and $11.0 million, respectively.



(j) "EBITDA (as defined)" as presented historically by RSI, represents net earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, provision for postretirement benefits, the LIFO charge, extraordinary item relating to debt refinancing, provision for legal settlement, provision for restructuring, provision for earthquake losses, a one-time charge for Teamsters Union sick pay benefits, transition expense and gains and losses on disposal of assets. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Ralphs' operating performance or as a measure of liquidity. The Company believes that its definition of EBITDA (as defined) is the measure most useful to investors as it is consistent with the definitions used in the Company's debt covenants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



(k) EBITDA margin represents EBITDA (as defined) as a percentage of sales. The Company believes that EBITDA margin, which highlights changes in EBITDA performance unrelated to fluctuations in sales, is an indication of changes in operating efficiency.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL


                      CONDITION AND RESULTS OF OPERATIONS



OVERVIEW



     On June 14, 1995, Holdings and Food 4 Less completed their acquisition of RSI and its wholly owned subsidiary, Ralphs Grocery Company ("Ralphs"). Concurrently with the consummation of the Merger, the Company refinanced a substantial portion of the existing indebtedness of Food 4 Less and Ralphs. See "Business -- The Merger and the Financing."



     Since the Merger, the Company has converted 111 former Alpha Beta, Boys and Viva stores to the Ralphs format, converted 13 former Ralphs stores to the Food 4 Less warehouse store format, and opened 37 new stores, including nine Southern California stores acquired from Smith's which became available when Smith's withdrew from the California market. The Company has sold or closed 74 stores as a result of divestitures required by the State of California and other steps taken to improve the average size and quality of its store base. As a result of the closure and divestiture of smaller stores and the opening of larger stores, the average square footage per store in Southern California has increased approximately 11.6% from 36,100 square feet at the time of the Merger to 40,300 square feet at the end of fiscal 1996.



     Following the consummation of the Merger, sales in the Company's Southern California Division fell short of anticipated levels for the second half of fiscal 1995. This shortfall resulted primarily from achieving less benefit from the Company's advertising program and experiencing greater competitive activity than originally expected. In addition, the Company's operating margins were affected by delays in the implementation of certain buying and other programs to lower the cost of goods, excessive price markdowns in stores undergoing conversion and a less advantageous than expected product mix in certain stores. The realization of cost savings was also delayed in certain areas. In particular, store operating expenses were higher than anticipated, due primarily to lower productivity and higher labor costs than originally anticipated and difficulties in introducing Ralphs merchandising and service standards into the smaller conventional supermarkets formerly operated by Food 4 Less. Also, as the Company's backstage facilities were integrated, the Company experienced higher than expected warehouse and distribution costs resulting from, among other things, higher than expected inventory levels, delays in the transfer of distribution personnel from Food 4 Less to Ralphs facilities, and other backstage operational inefficiencies.



     At the beginning of fiscal 1996, the Company streamlined its management structure and implemented several strategic initiatives designed to improve its sales and margins. These changes have contributed to the Company's improved results in fiscal 1996.



     In the first quarter of fiscal 1996, the Company began to implement new marketing initiatives designed to improve its sales performance. Comparable store sales trends have been improving since that time. Comparable store sales growth was positive in each of the last three quarters of fiscal 1996, and reached 2.9% for the fourth quarter, which resulted in comparable store sales growth of 1.8% for fiscal 1996. On September 11, 1996, the Company launched its new "First in Southern California" marketing campaign. The new marketing campaign highlights the Company's belief that more shoppers are choosing Ralphs than any other supermarket in Southern California. The focus of the new campaign is on lower regular retail prices while emphasizing those programs that enhance Ralphs' offerings such as selection, quality, premier perishable departments and customer service.



     During the first quarter of fiscal 1996, the Company implemented a labor productivity and cost reduction program. As a result, significant reductions were made in store level and corporate headcount levels. In addition, through the sublease of Smith's distribution center and creamery in Riverside, California (the "Riverside Facility"), the Company was able to consolidate its distribution operations into three modern, efficient facilities located in Compton, Glendale and Riverside, California. The elimination of certain smaller and less efficient facilities allowed the Company to reduce transportation costs, management overhead and outside storage costs and to improve its inventory management.

ACCOUNTING PRESENTATION



     The Company's results of operations for the 53 weeks ended February 2, 1997 reflect operations for the combined Company, while the results of operations for the 52 weeks ended January 28, 1996 reflect 20 weeks of operations of Food 4 Less prior to the Merger and 32 weeks of operations of the combined Company. Management believes that the Company's results of operations for periods ending after the consummation of the Merger are not directly comparable to its results of operations for periods ending prior to such date. This lack of comparability as a result of the Merger is attributable to several factors, including the size of the combined Company (since the Merger approximately doubled Food 4 Less' annual sales volume), the addition of 174 conventional stores to the Company's overall store mix and the material changes in the Company's capital structure.



     The Merger has been accounted for as a purchase of RSI by Food 4 Less. As a result, all financial statements for periods subsequent to June 14, 1995, the date the Merger was consummated, reflect Ralphs' net assets at their estimated fair market values as of June 14, 1995. The purchase price in excess of the fair market value of Ralphs' net assets was recorded as goodwill and is being amortized over a 40-year period. The Company finalized the allocation of the Ralphs purchase price in the second quarter of fiscal 1996.



     The Company operates within a conventional 52 or 53-week accounting fiscal year. The Company changed its fiscal year end from the last Saturday in June to the Sunday closest to January 31, resulting in a 31-week transition period ended January 29, 1995. As a result of the fiscal year-end change, the 31-week period ended January 29, 1995 is referred to as the 1995 transition period. The 52-week period ended January 28, 1996 is referred to as fiscal 1995 and the 53-week period ended February 2, 1997 is referred to as fiscal 1996. The operating results for the 1995 transition period are not directly comparable to those of fiscal 1996 or 1995, as these periods include 53 and 52 weeks of operations, respectively.



FORWARD-LOOKING STATEMENTS



     When used in this Prospectus, the words "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act (notwithstanding the fact that such provisions contain exclusions for forward-looking statement made in connection with a "tender offer"). These forward-looking statements speak only as of the date hereof. All of these forward-looking statements are based on estimates and assumptions made by management of the Company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such estimates. Such statements are subject to certain risks and uncertainties, including those discussed under "Risk Factors" above, that could cause actual results to differ materially from those projected. These factors include, but are not limited to:
(i) the factors discussed under "Risk Factors -- Competition"; (ii) the factors discussed under "Risk Factors -- Control of the Company"; (iii) the factors discussed under "Risk Factors -- Risk that Additional Cost Savings May Not be Achieved"; (iv) the factors discussed under "Risk Factors -- Leverage and Debt Service"; (v) the factors discussed under "Risk Factors -- Risk of Geographic Concentration"; as well as (vi) adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations; (vii) loss of customers or sales weakness; and (viii) adverse determinations in connection with pending or future litigations or other material claims against the Company. Many of such factors are beyond the control of the Company. Following the Merger, the Company has experienced certain unanticipated costs and delays in the realization of certain projected cost savings. There can be no assurance that new or additional unforeseen costs or delays will arise either in connection with the integration or the Company's operations or the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. For a discussion of certain risks which may affect the Company, see "Risk Factors."

RESULTS OF OPERATIONS



     The following table sets forth the historical operating results of Holdings for the 52 weeks ended June 26, 1993, the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996, the 53 weeks ended February 2, 1997, the 36 weeks ended October 6, 1996 and the 36 weeks ended October 12, 1997:


                                                                    1995
                        FISCAL YEAR         FISCAL YEAR          TRANSITION         FISCAL YEAR         FISCAL YEAR
                            1993                1994               PERIOD               1995                1996
                      ----------------    ----------------    ----------------    ----------------    ----------------
                                                                 (DOLLARS IN MILLIONS)
Sales................ $2,742.0   100.0%   $2,585.2   100.0%   $1,556.5   100.0%   $4,335.1   100.0%   $5,516.3   100.0%
Gross profit.........    468.9    17.1       458.9    17.8       259.7    16.7       808.0    18.6     1,136.0    20.6
Selling, general and
 administrative
 expenses............    419.6    15.3       378.4    14.6       219.7    14.1       744.4    17.2       933.4    16.9
Amortization of
 goodwill............      7.6     0.3         7.7     0.3         4.6     0.3        21.8     0.5        38.7     0.7
Loss (gain) on
 disposal of
 assets..............     (2.1)   (0.1)        0.0     0.0        (0.5)   (0.0)       (0.5)   (0.0)        9.3     0.2
Restructuring
 charge..............      0.0     0.0         0.0     0.0         5.1     0.3       123.1     2.8         0.0     0.0
Operating income
 (loss)..............     43.8     1.6        72.8     2.8        30.7     2.0       (80.8)   (1.9)      154.6     2.8
Interest expense.....     73.6     2.7        77.0     3.0        48.4     3.1       202.7     4.7       284.2     5.2
Provision for
 earthquake losses...      0.0     0.0         4.5     0.2         0.0     0.0         0.0     0.0         0.0     0.0
Provision for income
 taxes...............      1.4     0.1         2.7     0.1         0.0     0.0         0.5     0.0         0.0     0.0
Loss before
 extraordinary
 charge..............    (31.2)   (1.1)      (11.5)   (0.4)      (17.6)   (1.1)     (284.0)   (6.6)     (129.6)   (2.3)
Extraordinary
 charge..............      0.0     0.0         0.0     0.0         0.0     0.0        38.4     0.9         0.0     0.0
Net loss............. $  (31.2)   (1.1)%  $  (11.5)   (0.4)%  $  (17.6)   (1.1)%  $ (322.4)   (7.4)%  $ (129.6)   (2.3)%



                                  36 WEEKS ENDED
                        ------------------------------------
                         OCTOBER 6, 1996    OCTOBER 12, 1997
                        ----------------    ----------------

Sales................   $3,695.6   100.0%   $3,778.5   100.0%
Gross profit.........      754.2    20.4       777.9    20.6
Selling, general and
 administrative
 expenses............      626.8    17.0       615.9    16.3
Amortization of
 goodwill............       24.4     0.7        24.4     0.6
Loss (gain) on
 disposal of
 assets..............        0.0     0.0         0.0     0.0
Restructuring
 charge..............        0.0     0.0         0.0     0.0
Operating income
 (loss)..............      103.0     2.8       137.6     3.6
Interest expense.....      192.7     5.2       191.5     5.1
Provision for
 earthquake losses...        0.0     0.0         0.0     0.0
Provision for income
 taxes...............        0.0     0.0         0.0     0.0
Loss before
 extraordinary
 charge..............      (89.7)   (2.4)      (53.9)   (1.4)
Extraordinary
 charge..............        0.0     0.0        48.0     1.3
Net loss.............   $  (89.7)   (2.4)%  $ (101.9)   (2.7)%



  COMPARISON OF HOLDINGS' RESULTS OF OPERATIONS FOR THE 36 WEEKS ENDED OCTOBER 12, 1997 WITH HOLDINGS' RESULTS OF OPERATIONS FOR THE 36 WEEKS ENDED OCTOBER 6, 1996.



     Sales. Sales for the 36 weeks ended October 12, 1997 increased $82.9 million to $3,778.5 million from $3,695.6 million for the 36 weeks ended October 6, 1996. The increase in sales was primarily attributable to a 2.2 percent increase in comparable store sales for the 36 week period ended October 12, 1997 and the continued success of new store openings, partially offset by store closings and the recent deflationary environment. Since the beginning of fiscal 1996, 32 stores have been opened and 35 stores have been closed and a total of 58 stores have been remodeled. The third quarter of fiscal 1997 represents the sixth consecutive quarter that the Company has achieved positive comparable store sales. The increases in comparable store sales reflect consumers' favorable response to the Company's "First in Southern California" marketing program, which focuses on the Company's lower price program in conjunction with its premier offering of quality, selection and customer service, as well as its continuing remodeling program.



     During the third quarter, the Company completed the development of the first phase of its "Ralphs Club Card" program and launched the marketing program shortly after the quarter ended. The "Ralphs Club Card" program is a frequent shopper program designed to increase customer shopping frequency and transaction size and to provide valuable information about consumer shopping habits. The Company estimates that it will incur one-time costs of approximately $10 million to develop and launch the program, $2 million of which was incurred in the third quarter.



     Gross Profit. Gross profit increased as a percentage of sales from 20.4 percent in the 36 weeks ended October 6, 1996 to 20.6 percent in the 36 weeks ended October 12, 1997. The increase in gross profit margin reflects a reduction in warehousing and distribution costs as a result of the consolidation of the Company's distribution operations, as well as a reduction in the cost of goods sold as the benefits of product procurement programs instituted by the Company are realized, partially offset by competitive promotional activity and higher advertising costs as the Company prepares to launch the Ralphs Club Card.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SG&A") were $626.8 million and $615.9 million for the 36 weeks ended October 6, 1996 and October 12, 1997, respectively. SG&A decreased as a percentage of sales from 17.0 percent to 16.3 percent for the 36 weeks ended October 6, 1996 and October 12, 1997, respectively. The reduction in SG&A as a percentage of sales reflects the continued results of tighter expense and labor controls at the store level and continued administrative cost reductions, partially offset by start-up costs associated with the launch of the "Ralphs Club Card" program in Southern California. Additionally, the Company participates in multi-employer health and welfare plans for its store employees who are members of the United Food and Commercial Workers Union ("UFCW") and recognized pension suspension credits of $11.5 million and $11.8 million in the 36 weeks ended October 6, 1996 and the 36 weeks ended October 12, 1997, respectively.



     Operating Income. Primarily as a result of the factors discussed above, the Company's operating income increased from $103.0 million in the 36 weeks ended October 6, 1996 to $137.6 million in the 36 weeks ended October 12, 1997.



     Loss Before Extraordinary Charges. Primarily as a result of the factors discussed above, the Company's loss before extraordinary charges decreased from $89.7 million in the 36 weeks ended October 6, 1996 to $53.9 million in the 36 weeks ended October 12, 1997.



     Extraordinary Charges. Extraordinary charges of $48.0 million were recorded during the 12 weeks ended April 27, 1997. These charges relate to the call premium on the 13.75% Senior Subordinated Notes and the write-off of deferred financing costs associated with the Old Credit Facility and the 13.75% Senior Subordinated Notes.



  COMPARISON OF HOLDINGS' RESULTS OF OPERATIONS FOR THE 53 WEEKS ENDED FEBRUARY 2, 1997 WITH HOLDINGS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 28, 1996.



     Sales. Sales per week increased $20.7 million, or 24.8 percent, from $83.4 million in the 52 weeks ended January 28, 1996 to $104.1 million in the 53 weeks ended February 2, 1997. The increase in sales was primarily attributable to the addition of 174 conventional supermarkets acquired through the Merger, new store openings and the improved performance of converted stores partially offset by the closing of 74 smaller stores since the Merger. Comparable store sales trends have been improving each quarter since the Merger, and the fourth quarter represents the third consecutive quarter the Company has achieved positive comparable store sales, increasing by 2.9 percent. Excluding stores being divested or closed in connection with the Merger, comparable store sales for fiscal 1996 increased 1.8 percent. During fiscal 1996, 26 stores have been opened and 30 stores have been closed. Management believes the increase in comparable store sales was primarily attributable to additional consumers' favorable response to the Company's "First in Southern California" marketing program.



     Gross Profit. Gross profit increased as a percentage of sales from 18.6 percent in the 52 weeks ended January 28, 1996 to 20.6 percent in the 53 weeks ended February 2, 1997. The increase in gross profit margin reflects a reduction in warehousing and distribution costs as a result of the consolidation of the Company's distribution operations, as well as a reduction in the cost of goods sold as the benefits of inventory management programs instituted by the Company are realized. The increase in gross profit margin was also attributable to the addition of RGC's conventional supermarkets which diluted the effect of the Company's warehouse stores (which have lower gross margins that the Company's conventional supermarkets) on its overall gross margin for the period. Gross profit in 1995 was also impacted by certain one-time costs associated with the integration of the Company's operations. See "Operating Income (Loss)."



     Selling, General, Administrative and Other Expenses. Selling, general, administrative and other expenses ("SG&A") were $744.4 million and $933.4 million for the 52 weeks ended January 28, 1996 and the 53 weeks ended February 2, 1997, respectively. SG&A decreased as a percentage of sales from 17.2 percent to 16.9 percent for those periods. The reduction in SG&A as a percentage of sales reflects the results of tighter expense and labor controls at store level and administrative costs reductions. The decrease in SG&A as a percentage of sales was offset by an increase in SG&A due primarily to the addition of RGC's conventional supermarkets acquired through the Merger. The additional conventional supermarkets diluted the effect of the

Company's warehouse stores which have lower SG&A than the Company's conventional supermarkets. The Company participates in multi-employer health and welfare plans for its store employees who are members of the UFCW. As part of the renewal of the Southern California UFCW contract in October 1995, employers contributing to UFCW health and welfare plans received a pro rata share of the excess reserves in the plans through a reduction of current employer contributions. The Company's share of the excess reserves recognized in fiscal 1996 was $17.8 million, which partially offset the increase in SG&A. SG&A was also impacted in fiscal 1995 and 1996 by certain one-time costs associated with the integration of the Company's operations. See "Operating Income (Loss)."



     Restructuring Charge. During fiscal 1995, the Company approved and implemented a restructuring plan designed to restructure its operations in connection with the Merger. A total of 58 stores were planned to be closed, 27 of which were required to be sold pursuant to a settlement agreement with the State of California in connection with the Merger. The remaining 31 stores were under-performing stores. In addition, the Company closed two duplicate warehouse facilities no longer required by the merged entity. In accordance with this plan, the Company recorded a restructuring charge of $75.2 million, consisting of write-downs of property and equipment (net of estimated proceeds); provisions for lease obligations; write-downs of other assets and miscellaneous expenses. Approximately $28.4 million is expected to involve cash disbursements and $46.8 million is expected to involve non-cash write-downs. The Company's planned method of disposition is to sell or sublease the disposed stores/warehouse facilities. Stores closed as part of this restructuring plan contributed $91.7 million and $33.9 million in sales, and recognized operating losses of $0.6 million and $2.3 million, for fiscal 1995 and fiscal 1996, respectively. During fiscal 1995, the Company incurred cash expenditures of $2.5 million and non-cash charges of $32.2 million, related primarily to write-downs of property and equipment and other assets and payments of lease obligations. During fiscal 1996, the Company incurred cash expenditures of $6.5 million and non-cash expenditures of $11.6 million, consisting primarily of write-downs of property and equipment and payments of lease obligations. At February 2, 1997, approximately $22.4 million of the restructuring accrual remained accrued on the Company's balance sheet, consisting primarily of provisions for lease obligations. As of February 2, 1997, the Company has completed a majority of the restructuring actions, although certain lease obligations will continue through 2010.



     On December 29, 1995, the Company consummated an agreement with Smith's to sublease its one million square foot distribution center and creamery facility in Riverside, California for approximately 23 years, with renewal options through 2043. The Company also acquired nine of Smith's Southern California stores. As a result of this agreement, the Company approved and implemented a restructuring plan designed to restructure its distribution operations by closing its existing La Habra distribution center and nine of its smaller and less efficient stores that were located near the stores acquired from Smith's. In accordance with this plan, the Company recorded a restructuring charge of $47.9 million, consisting of write-downs of property and equipment and provisions for lease obligations. Approximately $29.6 million is expected to involve cash disbursements and $18.3 million is expected to involve non-cash write-downs. The Company's planned method of disposition is to sell or sublease the disposed stores/distribution facility. Stores closed as part of this restructuring plan contributed $40.1 million and $23.2 million in sales, and contributed operating income of $2.0 million and $0.3 million, for fiscal 1995 and fiscal 1996, respectively. The Company completed the closure of its La Habra distribution facility in the first quarter of fiscal 1996. No charges were incurred against the restructuring accrual in fiscal 1995. During fiscal 1996, the Company incurred cash expenditures of $15.6 million and non-cash charges of $15.3 million, consisting primarily of write-downs of property and equipment and payments of lease obligations. At February 2, 1997, approximately $17.0 million of the restructuring accrual remained accrued on the Company's balance sheet, consisting primarily of provisions for lease obligations and provisions for property and equipment. As of February 2, 1997, the Company has completed a majority of the restructuring actions, with remaining actions expected to be completed by the end of fiscal 1997, although certain lease obligations will continue through 2000.



     Operating Income (Loss). In addition to the factors discussed above, operating income for fiscal year 1996 was impacted by approximately $13.5 million of costs associated with the integration of the Smith's distribution center and the continuing integration of the stores acquired from Smith's and approximately $8.9 million associated with closed store reserves.

     Interest Expense. Interest expense (including amortization of deferred financing costs) was $202.7 million for the 52 weeks ended January 28, 1996 and $284.2 million for the 53 weeks ended February 2, 1997. The increase in interest expense was primarily due to the increased indebtedness incurred in conjunction with the Merger. See "Liquidity and Capital Resources."



     Loss Before Extraordinary Charge. Primarily as a result of the factors discussed above, the Company's loss before extraordinary charge decreased from $284.0 million for fiscal year 1995 to $129.6 million in fiscal year 1996.



  COMPARISON OF HOLDINGS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 28, 1996 WITH HOLDINGS' RESULTS OF OPERATIONS FOR THE 31 WEEKS ENDED JANUARY 29, 1995.



     Sales. Sales per week increased $33.2 million, or 66.1 percent, from $50.2 million in the 31 weeks ended January 29, 1995 to $83.4 million in the 52 weeks ended January 28, 1996. The increase in sales was primarily attributable to the addition of 174 conventional supermarkets acquired through the Merger. The sales increase was partially offset by a pro forma comparable store sales (includes the combined sales of Food 4 Less and Ralphs for the period prior to the Merger) decline of 1.9 percent for the 52 weeks ended January 28, 1996 as compared to the 52 weeks ended January 28, 1995. Excluding stores scheduled for divestiture or closing, pro forma comparable store sales decreased 1.2 percent. Management believes the decline in comparable store sales was primarily attributable to additional competitive store openings and remodels in Southern California, as well as the Company's own new store openings and conversions.



     Gross Profit. Gross profit increased as a percentage of sales from 16.7 percent in the 31 weeks ended January 29, 1995 to 18.6 percent in the 52 weeks ended January 28, 1996. The increase in gross profit margin was primarily attributable to the addition of 174 conventional supermarkets which diluted the effect of the Company's warehouse stores (which have lower gross margins than the Company's conventional supermarkets) on its overall gross margin for the period. Gross profit was also impacted by certain one-time costs associated with the integration of the Company's operations. See "Operating Income (Loss)."



     Selling, General, Administrative and Other Expenses. SG&A expenses were $219.7 million and $744.4 million for the 31 weeks ended January 29, 1995 and the 52 weeks ended January 28, 1996, respectively. SG&A increased as a percentage of sales from 14.1 percent to 17.2 percent for the same periods. The increase in SG&A as a percentage of sales was due primarily to the addition of 174 conventional supermarkets acquired through the Merger. The additional conventional supermarkets diluted the effect of the Company's warehouse stores (which have lower SG&A than the Company's conventional supermarkets) on its SG&A margin for the period. The Company participates in multi-employer health and welfare plans for its store employees who are members of the UFCW. As part of the renewal of the Southern California UFCW contract in October 1993, employers contributing to UFCW health and welfare plans received a pro rata share of the excess reserves in the plans through a reduction of current employer contributions. The Company's share of the excess reserves recognized in fiscal 1995 was $26.1 million, which partially offset the increase in SG&A. SG&A was also impacted by certain one-time costs associated with the integration of the Company's operations. See "-- Operating Income (Loss)."



     Restructuring Charge. During fiscal 1995, Holdings recorded a $75.2 million charge associated with the closure of 58 former Food 4 Less stores and one former Food 4 Less warehouse facility. Twenty-four of these stores were required to be closed pursuant to a settlement agreement with the State of California in connection with the Merger. Three RGC stores were also required to be sold. Thirty-four of the closed stores were under-performing former Food 4 Less stores. The $75.2 million restructuring charge consisted of write-downs of property and equipment ($52.2 million) less estimated proceeds ($16.0 million); reserve for closed stores and warehouse facility ($16.1 million); write-off of the Alpha Beta trademark ($8.3 million); write-off of other assets ($8.0 million); lease termination expenses ($4.0 million); and miscellaneous expenses ($2.6 million). During fiscal 1995, the Company utilized $34.7 million of the reserve for restructuring costs ($50.0 million of costs partially offset by $15.3 million of proceeds from the divestiture of stores). The charges consisted of write-downs of property and equipment ($33.2 million); write-off of the Alpha Beta trademark ($8.3 million); and expenditures associated with the closed stores and the warehouse facility, write-off of other assets, lease termination expenditures and miscellaneous expenditures ($8.5 million). Future lease payments of approximately $19.1 million will be offset against the remaining reserve.



     On December 29, 1995, the Company consummated an agreement with Smith's to sublease its one million square foot distribution center and creamery facility in Riverside, California for approximately 23 years, with renewal options through 2043, and to acquire certain operating assets and inventory at that facility. In addition, the Company also acquired nine of Smith's Southern California stores which became available when Smith's withdrew from the California market. As a result of the acquisition of the Riverside distribution center and creamery, the Company closed its La Habra distribution center in the first quarter of fiscal 1996. Also, the Company closed nine of its stores which were near the acquired former Smith's stores. During the fourth quarter of fiscal 1995, the Company recorded an additional $47.9 million restructuring charge to recognize the cost of closing these facilities, consisting of write-downs of property and equipment ($16.1 million), closure costs ($2.2 million), and lease termination expenses ($29.6 million).



     Operating Income (Loss). In addition to the factors discussed above, operating income includes charges of approximately $75 million for costs associated with the conversion of stores and integration of the Company's operations. These costs related primarily to (i) markdowns on clearance inventory at Food 4 Less' Alpha Beta, Boys and Viva stores converted to the Ralphs format, (ii) an advertising campaign announcing the Merger, and (iii) incremental labor cost associated with the training of Company personnel following store conversions. In addition, the Company has experienced higher than anticipated warehousing and distribution costs since the Merger, primarily due to the delay in the planned consolidation of the Company's distribution facilities resulting from the acquisition of the Smith's Riverside Facility.



     Interest Expense. Interest expense (including amortization of deferred financing costs) was $48.4 million for the 31 weeks ended January 29, 1995 and $202.7 million for the 52 weeks ended January 28, 1996. The increase in interest expense was primarily due to the increased indebtedness incurred in conjunction with the Merger. See "Liquidity and Capital Resources."



     Loss Before Extraordinary Charge. Primarily as a result of the factors discussed above, the Company's loss before extraordinary charge increased from $17.6 million for the 1995 transition period to $284.0 million for fiscal 1995.



     Extraordinary Charge. An extraordinary charge of $38.4 million was recorded during fiscal 1995 relating to retirement of indebtedness of Food 4 Less in connection with the Merger and the write-off of the related deferred financing costs.


RESULTS OF OPERATIONS OF RSI

     The following table sets forth the historical operating results of RSI for the 52 weeks ended January 30, 1994 ("Fiscal 1993") and January 29, 1995 ("Fiscal 1994"):

                                                                      52 WEEKS ENDED
                                                         -----------------------------------------
                                                          JANUARY 30, 1994       JANUARY 29, 1995
                                                         ------------------     ------------------
                                                                   (DOLLARS IN MILLIONS)
Sales..................................................  $2,730.2     100.0%    $2,724.6     100.0%
Cost of sales..........................................   2,093.7      76.7      2,101.0      77.1
Selling, general and administrative expenses...........     471.0      17.2        467.0      17.2
Operating income(a)....................................     152.1       5.6        145.6       5.3
Net interest expense...................................     108.8       4.0        112.7       4.1
Provision for earthquake losses(b).....................      11.0       0.4           --        --
Income tax expense (benefit)...........................    (108.0)     (4.0)          --        --
Net earnings...........................................  $  138.4       5.1     $   32.1       1.2

---------------

(a) Operating income reflects a charge of $2.4 million in Fiscal 1993 for expenses relating to closing of central bakery operation. The charge reflected a portion of the write-down of the bakery building, machinery and equipment, leaseholds, related inventory and supplies, and providing severance pay to terminated employees.

(b) Represents reserve for losses, net of expected insurance recoveries, resulting from the January 17, 1994 Southern California earthquake.

  COMPARISON OF RSI'S RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 29, 1995 WITH RSI'S RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 30, 1994.

     Sales

     For the fifty-two weeks ended January 29, 1995, sales were $2,724.6 million, a decrease of $5.6 million or 0.2% from the fifty-two weeks ended January 30, 1994. During Fiscal 1994, RSI opened ten new stores (four in Los Angeles County, three in Orange County, one in San Diego County and two in Riverside County), closed two stores (in conjunction with new stores opening in the same areas), and completed five store remodels. Comparable store sales decreased 3.7%, which included an increase of 0.3% for replacement store sales, from $2,707.9 million in Fiscal 1993 to $2,606.4 million in Fiscal 1994. RSI's sales continued to be adversely affected by the continuing softness of the economy in Southern California, continuing competitive new store and remodeling activity and recent pricing and promotional changes by competitors. RSI continued to take steps to mitigate the impact of the weak retailing environment in its markets, which included continuing its own new store and remodeling program and initiating the RSI Savings Plan in February 1994, a new marketing campaign specifically designed to enhance customer value. See
"Business -- Advertising and Promotion."

     On January 17, 1994, an earthquake in Southern California caused considerable damage in Los Angeles and surrounding areas. Several RSI supermarkets suffered earthquake damage, with 54 stores closed on the morning of January 17th. Thirty-four stores reopened within one day and an additional 17 stores reopened within three days. Three stores in the San Fernando Valley area of Los Angeles suffered major structural damage. All three stores have since reopened for business, with the last reopening on April 15, 1994. Management believes that there was some negative impact on sales resulting from the temporary disruption of business resulting from the earthquake. RSI is partially insured for earthquake losses. The pre-tax financial impact, net of expected insurance recoveries, is expected to be approximately $11.0 million and RSI reserved for this loss in Fiscal 1993. The gross earthquake loss is approximately $25.3 million and the expected insurance recovery is approximately $14.3 million.

     Cost of Sales

     Cost of sales increased $7.3 million or 0.3% from $2,093.7 million in Fiscal 1993 to $2,101.0 million in Fiscal 1994. As a percentage of sales, cost of sales increased to 77.1% in Fiscal 1994 from 76.7% in Fiscal 1993. The increase in cost of sales as a percentage of sales included a one-time charge for Teamsters Union sick pay benefits pursuant to a new contract ratified in August 1994 with the Teamsters. The total charge was $2.5 million, of which $2.1 million was included in cost of sales and $0.4 million in selling, general and administrative expense. Increases in cost of sales were partially offset by savings in warehousing and distribution costs, reductions in self-insurance costs, pass-throughs of increased operating costs and increases in relative margins where allowed by competitive conditions.

     Warehousing and distribution cost savings were primarily attributable to RSI's ASRS and PSC facilities along with the ongoing implementation of new computer-controlled programs and labor standards that improved distribution productivity. The ASRS facility can hold substantially more inventory and requires fewer employees to operate than does a conventional warehouse of equal size. This facility has reduced RSI's warehousing costs of non-perishable items markedly, enabling it to take advantage of advance buying opportunities and minimize "out-of-stocks." RSI engages in forward-buy purchases to take advantage of special prices or to delay the impact of upcoming price increases by purchasing and warehousing larger quantities of merchandise than immediately required. The PSC facility has consolidated the operations of three existing facilities and holds more inventory than the facilities it replaced, thereby reducing RSI's warehouse distribution costs.

     Over the last several years, RSI has been implementing modifications in its workers compensation and general liability insurance programs. RSI believes that these modifications have resulted in a significant reduction in self-insurance costs for Fiscal 1994. Based on a review of the results of these modifications by RSI and its actuaries, adjustments to the accruals for self-insurance costs were made during Fiscal 1994 resulting in a reduction of approximately $18.9 million. Of the total $18.9 million reduction in self-insurance costs, $7.5 million is included in cost of sales and $11.4 million is included in selling, general and administrative expenses.

     Selling, General and Administrative Expenses

     SG&A expenses decreased $4.0 million or 0.8% from $471.0 million in Fiscal 1993 to $467.0 million in Fiscal 1994. As a percentage of sales, SG&A was 17.2% in Fiscal 1993 and 17.2% in Fiscal 1994. The decrease in SG&A was primarily due to a reduction in contributions to the United Food and Commercial Workers Union ("UFCW") health care benefit plans, due to an excess reserve in these plans, a reduction in self-insurance costs, as discussed above, and the results of cost savings programs instituted by RSI. RSI is continuing its expense reduction program. The decrease in SG&A was partially offset by several factors including increases in union wage rates, a one-time charge for Teamsters Union sick pay benefits, as discussed above, transition expense relating to the Merger ($1.4 million) and increased rent expense resulting from new stores, including fixture and equipment financing.

     RSI participates in multi-employer pension plans and health and welfare plans administered by various trustees for substantially all union employees. Contributions to these plans are based upon negotiated contractual rates. In both Fiscal 1992 and Fiscal 1993 the multi-employer pension plan was deemed to be overfunded based upon the collective bargaining agreement then currently in force. During Fiscal 1993 the agreement called for pension benefits which resulted in additional required expense. The UFCW health and welfare benefit plans were overfunded and those employers who contributed to these plans received a pro rata share of excess reserve in these health care benefit plans through a reduction in current maintenance payments. RSI's share of the excess reserve was approximately $24.5 million of which $11.8 million was recognized in Fiscal 1993 and the remainder, $12.7 million, was recognized in Fiscal 1994. Since employers are required to make contributions to the benefit funds at whatever level is necessary to maintain plan benefits, there can be no assurance that plan maintenance payments will remain at current levels.

     Operating Income

     Operating income in Fiscal 1994 decreased 4.3% to $145.6 million from $152.1 million in Fiscal 1993. Operating margin, defined as operating income as a percentage of sales, was 5.3% in Fiscal 1994 compared to 5.6% in Fiscal 1993. EBITDA, defined as net earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, provision for postretirement benefits, provision for LIFO expense, gain or loss on disposal of assets, transition expense and a one-time charge for Teamsters Union sick pay benefits, was 8.4% of sales or $230.2 million in Fiscal 1994 and 8.4% of sales or $230.2 million in Fiscal 1993.

     Net Interest Expense

     Net interest expense for Fiscal 1994 was $112.7 million versus $108.8 million for Fiscal 1993. Net interest expense increased primarily as a result of increases in interest rates. Included as interest expense during Fiscal 1994 was $97.4 million, representing interest expense on existing debt obligations, capitalized leases and a swap agreement. Comparable interest expense for Fiscal 1993 was $92.8 million. Also included in net interest expense for Fiscal 1994 was $15.3 million representing certain other charges related to amortization of debt issuance costs, self-insurance discounts, lease valuation reserves and other miscellaneous charges (categorized by RSI as non-cash interest expense) as compared to $16.0 million for Fiscal 1993. Investment income, which is immaterial, has been offset against interest expense. The continuation of higher interest rates subsequent to the end of Fiscal 1994 has continued to increase interest expense and adversely affect Ralphs' net income.

     Net Earnings

     For Fiscal 1994, RSI reported net earnings of $32.1 million compared to net earnings of $138.4 million for Fiscal 1993. The decrease in net earnings is primarily the result of decreased operating income, higher interest expense due to increased interest rates, the recognition of $109.1 million of deferred income tax benefit in Fiscal 1993 partially offset by $11.0 million recorded for earthquake losses in Fiscal 1993.

     Other

     In February 1994, the Board of Directors of RGC authorized a dividend of $10.0 million to be paid to RSI, and the Board of Directors of RSI authorized distribution of this dividend to its shareholders subject to certain restrictive covenants in the instruments governing certain of RSI's indebtedness that impose limitations on the declaration or payment of dividends. RSI's credit agreement, entered into in 1992 (the "1992 Credit Agreement"), was amended to allow for the payment of the dividend to RSI for distribution to RSI's shareholders. The fee for the amendment was approximately $500,000, which was included in interest expense for the period. The dividend was distributed to the shareholders of RSI in the second quarter of Fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES


     Cash flow from operations, amounts available under the Revolving Facility and lease financing are the Company's principal sources of liquidity. Holdings believes that these sources will be adequate to meet its anticipated capital expenditure, working capital and debt service requirements for the remainder of fiscal 1997.



     At October 12, 1997, borrowings of $136.9 million under the Revolving Facility and $75.5 million of standby letters of credit were outstanding. The level of borrowings under the Company's Revolving Facility is dependent upon cash flows from operations, the timing of disbursements, seasonal requirements and capital expenditure activity. The Company is required to reduce loans outstanding under the Revolving Facility to $110.0 million for a period of not less than 30 consecutive days during the twelve consecutive month-period ended on the last day of fiscal 1997. The Company complied with this requirement in the second quarter of fiscal 1997. At November 14, 1997, the Company had $127.7 million available for borrowing under the Revolving Facility.



     During the 36-week period ending October 12, 1997, cash provided by operating activities was approximately $44.7 million compared to $124.8 million in the 36-week period ending October 6, 1996. The decline in cash from operating activities in the 36-week period ending October 12, 1997 is primarily due to the timing of payments of accounts payable and accrued liabilities and prepaid expenses. These reductions in cash were partially offset by an improvement in operating income of approximately $34.6 million. The improvement in operating income can primarily be attributed to strong comparable store sales, a reduction in warehousing and distribution costs resulting from the consolidation of the Company's distribution operations, and a reduction in cost of goods sold as the benefits of product procurement programs are realized. The Company's principal use of cash in its operating activities is inventory purchases. The Company's high inventory turnover rate generally allows it to finance a substantial portion of its inventory through trade payables, thereby reducing its short-term borrowing needs.



     Cash used by investing activities was $94.2 million for the 36-week period ending October 12, 1997. Investing activities consisted primarily of capital expenditures of $111.2 million to build 16 new stores (6 of which had been completed at October 12, 1997) and the remodeling of 61 stores (38 of which had been completed at October 12, 1997). The Company currently anticipates that its aggregate capital expenditures for fiscal 1997 will be approximately $140.0 million (net of expected capital leases) and will include ten new stores and 45 remodels. Consistent with past practices, the Company intends to finance these capital expenditures primarily with cash provided by operations, borrowings under the Revolving Facility and through leasing transactions. At November 14, 1997, the Company had approximately $6.0 million of unused equipment leasing facilities. No assurance can be given that sources of financing for capital expenditures will be available or sufficient to finance its anticipated capital expenditure requirements; however, management believes the capital expenditure program has substantial flexibility and is subject to revision based on various factors, including changes in business conditions and cash flow requirements. Management believes that if the Company were to substantially reduce or postpone these programs, there would be no substantial impact on short-term operating profitability. However, management also believes that the construction of new stores is an important component of its future operating strategy. Consequently, management believes that if these programs were substantially reduced, future operating results, and ultimately its cash flow, would be adversely affected.



     The capital expenditures discussed above do not include any costs associated with the Merger or any other potential acquisitions which the Company could make to expand within its existing markets or to enter other markets. The Company has grown through acquisitions in the past and from time to time engages in discussions with potential sellers of individual stores, groups of stores or other retail supermarket chains.



     The Company continues to monitor and evaluate the performance of individual stores as well as operating markets in relation to its overall business objectives. As a result of this evaluation, alternative strategies may be considered by the Company which could result in the disposition of certain assets.



     Cash provided by financing activities was $45.4 million for the 36-week period ending October 12, 1997, resulting primarily from refinancing activities. Refinancing activities consisted of the issuance of the 1997 Senior Subordinated Notes to refinance the Company's 13.75% Senior Subordinated Notes and the refinancing and amendment of the Old Credit Facility. In total, financing activities consisted primarily of proceeds of $722.0 million from the issuance of long-term debt and net borrowings of $37.5 million under the Revolving Facility, partially offset by principal payments of long-term debt of $688.4 million and capital lease payments of $20.3 million.



     During the first quarter of fiscal 1997, Ralphs issued the 1997 Senior Subordinated Notes with terms substantially identical to Ralphs' existing 11% Senior Subordinated Notes at a price of 105.5% of their principal amount, resulting in gross proceeds of $163.5 million. The proceeds were used to redeem all of Ralphs' $145 million principal amount of 13.75% Senior Subordinated Notes at a price of 106.1% of their principal amount and to pay the related accrued interest through the redemption date, which was April 28, 1997. The remaining proceeds were used to pay fees and expenses associated with the issuance of the 1997 Senior Subordinated Notes.



     During the first quarter, the Company also amended and restated its Old Credit Facility to lower interest margins and allow more flexibility with respect to application of proceeds from certain asset sales and capital expenditures. The amended and restated credit facility (the "New Credit Facility") consists of a $200.0 million Term Loan A Facility and a $350.0 million Term Loan B Facility (together, the "Term Loans") and a $325.0 million Revolving Facility under which working capital loans may be made and commercial or standby letters of credit in the maximum of $150.0 million may be issued.



     Quarterly principal installments on the Term Loans continue to 2004, with principal amounts due as follows: $2.6 million in fiscal 1997, $3.5 million in fiscal 1998, $25.5 million in fiscal 1999, $62.6 million in fiscal 2000, $87.5 million in fiscal 2001 and $368.3 million thereafter.



     As a result of the refinancings described above, the Company recorded extraordinary charges in the first quarter of fiscal 1997 of approximately $48.0 million, consisting of the call premium on the 13.75% Senior Subordinated Notes and write-off of deferred financing costs associated with the Old Credit Facility and the 13.75% Senior Subordinated Notes.



     Holdings has outstanding $135.7 million accreted value of Discount Debentures and $175.8 million principal amount of Seller Debentures. Holdings is a holding company which has no assets other than the capital stock of the Company. Holdings will be required to commence semi-annual cash payments of interest on the Discount Debentures and the Seller Debentures commencing December 15, 2000 in the amount of approximately $61 million per annum. Subject to the limitations contained in its debt instruments, Ralphs intends to make dividend payments to Holdings in amounts which are sufficient to permit Holdings to service its cash interest requirements. Ralphs may pay other dividends to Holdings in connection with certain employee stock repurchases and for routine administrative expenses.

     The Company is highly leveraged. At October 12, 1997, the Company's total long-term indebtedness (including current maturities) and stockholders' deficit were $2.5 billion and $421.0 million, respectively. Based upon current levels of operations and anticipated cost savings and future growth, the Company believes that its cash flow from operations, together with available borrowings under the Revolving Facility and its other sources of liquidity (including lease financing), will be adequate to meet its anticipated requirements for working capital, capital expenditures, other long-term liabilities and debt service payments. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that future cost savings and growth can be achieved.



EFFECTS OF INFLATION AND COMPETITION


     Holdings' primary costs, inventory and labor, are affected by a number of factors that are beyond its control, including availability and price of merchandise, the competitive climate and general and regional economic conditions. As is typical of the supermarket industry, Holdings has generally been able to maintain margins by adjusting its retail prices, but competitive conditions may from time to time render it unable to do so while maintaining its market share.

     The supermarket industry is highly competitive and characterized by narrow profit margins. Holdings' competitors in each of its operating divisions include national and regional supermarket chains, independent and specialty grocers, drug and convenience stores, and the newer "alternative format" food stores, including warehouse club stores, deep discount drug stores and "super centers". Supermarket chains generally compete on the basis of location, quality of products, service, price, product variety and store condition. Holdings regularly monitors its competitors' prices and adjusts its prices and marketing strategy as management deems appropriate.


RECENT ACCOUNTING PRONOUNCEMENTS



     In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings per Share," ("SFAS No. 128") was issued. SFAS No. 128 is effective for earnings per share calculations for periods ending after December 15, 1997. The new method of calculating earnings per share will have no effect on the Company's historical earnings per share.



     In June 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130") was issued. Adoption of this statement will not have a material effect on historical results of operations.

                                    BUSINESS



     The Company is the largest supermarket operator in Southern California with 344 stores and an estimated market share of 26% in Los Angeles and Orange Counties. The Company operates the second largest conventional supermarket chain in Southern California under the "Ralphs" name (264 stores) and the largest warehouse supermarket chain in the region under the "Food 4 Less" name (80 stores). The Company also operates in Northern California (27 stores) and the Midwest (38 stores). The Company has achieved strong competitive positions in each of its marketing areas by successfully tailoring its merchandising strategy to the particular needs of the individual communities it serves. In addition, the Company is a vertically integrated supermarket company with major manufacturing facilities, including a bakery and creamery operations, and full-line warehouse and distribution facilities servicing its Southern California operations.



     The Company operates both conventional and warehouse format stores under various names. The following table sets forth by retail format the number of stores operated by each of the Company's three divisions at December 10, 1997:



                                               SOUTHERN       NORTHERN
                                              CALIFORNIA     CALIFORNIA     MIDWESTERN     TOTAL
                                              ----------     ----------     ----------     -----
        Ralphs..............................      264            --             --          264
        Cala................................       --             8             --            8
        Bell................................       --            13             --           13
        Falley's............................       --            --              5            5
                                                  ---            --             --          ---
             Total Conventional.............      264            21              5          290
        Food 4 Less.........................       80            --             33          113
        FoodsCo.............................       --             6             --            6
                                                  ---            --             --          ---
             Total Warehouse................       80             6             33          119
                                                  ---            --             --          ---
             Total Stores...................      344            27             38          409
                                                  ===            ==             ==          ===



     In Southern California, the Company's two complementary formats allow it to serve a broad customer base and tailor its stores to the market characteristics of individual store locations. The Company's conventional stores emphasize a broad selection of merchandise, high quality fresh produce, meat and seafood and service departments, including bakery and delicatessen departments in most stores. The Company's conventional stores also benefit from Ralphs' strong private label program and its strengths in merchandising, store operations and systems. By passing on format-related efficiencies, the Food 4 Less price impact warehouse format stores offer consumers the lowest overall prices while providing product selections comparable to conventional supermarkets.



     At the beginning of fiscal 1996, the Company streamlined its management structure and implemented several strategic initiatives which have contributed to improving operating trends at the Company. These initiatives resulted in several notable achievements, including: (i) positive comparable store sales for three consecutive quarters, including a 3.5% increase in Southern California comparable store sales in the fourth quarter of fiscal 1996, (ii) an improvement of the Company's EBITDA margin to 6.7% in the fourth quarter of fiscal 1996 from 5.5% in the comparable prior-year period, (iii) the opening of 26 new stores and the remodeling of 20 stores, (iv) the acquisition and integration of a new one million square foot, state-of-the-art distribution center, and (v) the launching of a major marketing program designed to increase sales and market share under the "First in Southern California" theme.



     In fiscal 1996, the Company reported total sales of approximately $5.5 billion and EBITDA (as defined) of $354.6 million. For the 36 week period ending October 12, 1997, the Company had sales of approximately $3.8 billion and EBITDA (as defined) of approximately $257.7 million (or 6.8 percent of sales) as compared to sales of $3.7 billion and EBITDA (as defined) of $233.5 million (or
6.3 percent of sales) for the 36 week period ending October 6, 1996. Total Company comparable store sales increased by 2.2% for the 36 week period ended October 12, 1997 and EBITDA (as defined) increased by 10.4% over the corresponding period in the prior year.

     The Company is controlled by The Yucaipa Companies ("Yucaipa"), a private investment group which specializes in the supermarket industry. The principals of Yucaipa have significant expertise in acquiring and managing companies in the supermarket industry, having completed 14 transactions. Yucaipa also controls Dominick's Finer Foods, Inc. (NYSE: DFF) and has a management agreement with Fred Meyer, Inc., a retailer of a wide range of food and drug products and general merchandise in the Pacific Northwest and the Intermountain and Southwest regions of the United States. These companies, together with the Company, operate a total of 785 stores and had aggregate combined sales of approximately $14.6 billion in their most recent fiscal years.



     The Company actively participates in a "best practices" program with all other Yucaipa-managed supermarket chains that is intended to reduce costs and improve business processes. For example, the Company coordinates its purchasing efforts with other Yucaipa-managed supermarket chains in an effort to reduce its product costs.



SOUTHERN CALIFORNIA DIVISION



     The Southern California Division operates 344 supermarkets in eight counties under the names "Ralphs" and "Food 4 Less." The Company's Southern California stores account for approximately 90 percent of the Company's sales.



     The combination of RGC and Food 4 Less created the largest supermarket operator in Southern California. Since the Merger, the Company has consolidated all of its stores in the region under its two leading complementary formats. The Company operates the second largest conventional supermarket chain in the region under the "Ralphs" name and the largest price impact warehouse supermarket chain under the "Food 4 Less" name. Management believes the consolidation of its formats in Southern California has improved the Company's ability to adapt its stores' merchandising strategy to the local markets in which they operate while achieving cost savings and other efficiencies.



     Ralphs Conventional Format. The Company operates 264 Ralphs stores in Southern California. All of the Company's conventional stores in the region use the "Ralphs" name and are operated under a single format. Each store is merchandised to appeal to the local community it serves and offers competitive pricing with emphasis on overall value. Ralphs' substantial supermarket product selection is a significant aspect of its marketing efforts. Ralphs stocks between 35,000 and 45,000 merchandise items in its stores, including approximately 2,800 private label products. Ralphs stores offer name-brand grocery products; quality and freshness in its produce, meat, seafood, delicatessen and bakery products; and broad selection in all departments. Most Ralphs stores offer service delicatessen departments, on-premises bakery facilities and seafood departments. Ralphs emphasizes store ambiance and cleanliness, fast and friendly service, the convenience of debit and credit card payment (including many in-store branch banks) and 24-hour operations in most stores.



     Food 4 Less Warehouse Format. The Company operates 80 stores in Southern California which target the price-conscious segment of the market in both urban and suburban areas under the name "Food 4 Less." Food 4 Less is a warehouse-style, price impact store which is positioned to offer the lowest overall prices in its marketing areas by passing on to the consumer savings achieved through labor efficiencies and lower overhead and advertising costs associated with the warehouse format, while providing the product selection and variety associated with a conventional format. In-store operations are designed to allow customers to perform certain labor-intensive services usually offered in conventional supermarkets; for example, merchandise is presented on warehouse style racks in full cartons, reducing labor intensive unpacking, and customers bag their own groceries. Labor costs are also reduced because the stores generally do not have labor-intensive service departments such as delicatessens, bakeries and fresh seafood departments, although they do offer a complete line of fresh meat, fish, produce and baked goods.



     The Food 4 Less format generally consists of large facilities constructed with high ceilings to accommodate warehouse racking with overhead pallet storage. Wide aisles accommodate forklifts and, compared to conventional supermarkets, a higher percentage of total store space is devoted to retail selling because the top of the warehouse-style grocery racks on the sales floor are used to store inventory, which reduces the need for large backroom storage. The Food 4 Less warehouse format supermarkets have brightly painted walls and inexpensive signage in lieu of more expensive graphics. In addition, a "Wall of Values" located at the entrance of each store presents the customer with a selection of specially priced merchandise. Management believes that there is a significant segment of the market, encompassing a wide range of demographic groups, which prefers to shop in a warehouse format supermarket because of its lowest overall pricing.



  MARKETING AND MERCHANDISING



     As a result of the consolidation of conventional format stores in Southern California under the "Ralphs" name, the Company eliminated most of the separate advertising associated with Food 4 Less' prior Alpha Beta, Boys and Viva formats. Because Ralphs' current advertising program now covers the Southern California region, the Company will be able to expand the number of Ralphs stores without significantly increasing advertising costs.



     The Company utilizes innovative and aggressive marketing programs in an effort to increase sales, market share and profitability. In September 1996, the Company launched its "First in Southern California" marketing program, which emphasizes Ralphs' lower regular retail prices in conjunction with its premier quality, wide selection and enhanced customer service. The new marketing campaign also highlights the Company's belief that more shoppers are choosing Ralphs than any other supermarket in the region. The program is designed to increase store traffic and sales by a coordinated use of media advertisement and targeted use of price promotions and double coupon offerings. Management believes that consumers' favorable response to the "First in Southern California" marketing campaign has resulted in increased customer traffic at its stores and has contributed to an increase in fiscal 1996 fourth quarter comparable store sales in Southern California of 3.5%. The Company continues to emphasize its successful merchandising programs and exceptional product mix, including its home meal replacement program and strong private label program. The Company intends to continue to expand its home meal replacement program in its conventional supermarkets. The Company's home meal replacement program offers a wide range of pre-packaged fresh, refrigerated and frozen food items.



     Through its private label program, the Company offers a diverse array of grocery and general merchandise items under its own brand names which include "Ralphs," "Private Selection," "Perfect Choice," "Plain Wrap" and "Equality." The Company has entered into several private label licensing arrangements which allow it to utilize recognized brand names on an exclusive basis in connection with certain goods it manufactures or purchases from others, including "Carnation" and "Sunnyside Farms" (dairy products) and "Van de Kamps" (baked goods). In addition, the Company has entered into an agreement to distribute private label dry grocery and frozen products under the "Sunny Select" and "Grocers Pride" labels. The Company's private label program provides quality comparable to that of national brands at significantly lower prices, while the Company's gross margins on private label products are generally higher than on national brands. The Company believes that its private label program is one of the most successful in the supermarket industry, and the Company intends to continue the growth of its private label program in the future.



     Ralphs stores promote sales through the use of product coupons, consisting of manufacturers' coupons and Ralphs' own promotional coupons. Ralphs offers a double coupon program in all stores with Ralphs matching the price reduction offered by the manufacturer up to certain limits. Ralphs also generates store traffic through weekly advertised specials, special sales promotions such as discounts on recreational activities, seasonal and holiday promotions, increased private label selection, club pack items and exclusive product offerings.



     The Food 4 Less warehouse stores utilize print and radio advertising which emphasizes Food 4 Less' low-price leadership, rather than promoting special prices on individual items. The Food 4 Less warehouse stores also utilize weekly advertising circulars, customized to local communities, which highlight the merchandise offered in each store.

  WAREHOUSING AND DISTRIBUTION



     In March 1996, the Company commenced operations in a state-of-the-art distribution and creamery facility located in Riverside, California (the "Riverside Facility") which was acquired from Smith's. The technologically-advanced 90-acre complex has improved the quality, service and productivity of the Company's distribution and manufacturing operations. The Riverside Facility has more than one million square feet of warehousing and manufacturing space consisting of a 675,000 square foot dry grocery service center, a 270,000 square foot refrigerated and frozen food facility and a 115,000 square foot creamery facility. The Riverside Facility sublease runs for approximately 23 years, with renewal options through 2043, and provides for annual rent of approximately $8.8 million. The Company also acquired certain operating assets and inventory at the Riverside Facility when it entered into the sublease for a purchase price of approximately $20.2 million.



     The acquisition of the Riverside facility in December 1995 allowed the Company to eliminate certain of its smaller and less efficient warehouse facilities and to consolidate its distribution operations into the modern, efficient facilities located in Compton, Glendale and Riverside, California. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



     The Riverside Facility also increases distribution capacity of the Company by increasing storage capacity to 120,000 pallets and increasing the assortment of items that are internally supported (increasing dry grocery from 10,000 to 14,000 SKUs and perishable and frozen items by 1,500 SKUs).



     The Company also operates a 17 million cubic foot high-rise automated storage and retrieval system ("ASRS") warehouse for non-perishable items, near Glendale, California. The ASRS warehouse has a ground floor area of 170,000 square feet and capacity of approximately 50,000 pallets. Guided by computer software, ten-story high cranes move pallets from the receiving dock to programmed locations in the ASRS warehouse while recording the location and time of storage. Goods are retrieved and delivered by the cranes to conveyors leading to an adjacent "picking" warehouse where individual store orders are filled and shipped. The Company's Glendale "picking" warehouse (together with the ASRS warehouse, the "Glendale Facility") was damaged in the Northridge earthquake. Its operations were transferred to the Riverside Facility while it was being renovated. The Company completed its renovation of the Glendale "picking" warehouse in March 1997. The Glendale Facility can hold substantially more inventory and requires fewer employees to operate than a conventional warehouse of equal size.



     The Company's third major Southern California distribution center is its
5.4 million cubic foot facility in Compton, California designed to process and store all perishable products (the "Compton Facility"). This facility was constructed in 1992 and has enabled the Company to have the ability to deliver perishable products to its stores on a daily basis, thereby improving the freshness and quality of these products.



     Combined shipments from the Company's Southern California warehouse facilities accounted for approximately 75 percent of the Southern California Division's total purchases during the 36 weeks ended October 6, 1996. Additional purchases, consisting of mostly general merchandise, approximating 2 percent of the division's total during this same period, were made through Certified Grocers of California, Ltd. ("Certified"), a food distribution cooperative in which the Company is a member.



     The Company is party to a joint venture with a subsidiary of Certified which operates a general merchandise warehouse in Fresno, California. Management has been holding discussions with Certified concerning the possible termination of the joint venture.



  MANUFACTURING



     The Riverside Facility's creamery is the production point for all fluid milk products bound for sale in the Company's Food 4 Less warehouse stores. Bottled water, fruit juice and ice for the entire Company will also be processed and packaged at the Riverside Facility creamery. Milk bound for the Company's Ralphs conventional stores, as well as all ice cream and ice cream products, are processed at the Company's existing creamery at the Compton Facility in Compton, California. The Compton Facility also processes selected delicatessen items, including packaged salads and cheeses, and produces cultured products including sour cream and yogurt.



     In addition to the foregoing facilities, the Company will continue to operate a 316,000 square foot bakery in La Habra, California to manufacture a broad line of baked goods.



  STORE OPERATIONS AND RETAIL SYSTEMS



     The Company has a modern store base with 60.7% of its stores having been either opened or remodeled in the last five years. Since the Merger, the Company closed 74 smaller, underperforming stores, opened 37 stores, and expanded or remodeled 23 stores. During fiscal 1996, the Company opened 26 new stores and remodeled 20 stores. These improvements to its store base have resulted in an increase in Southern California average store size of approximately 11.6%. In addition, as of result of Ralphs' 124-year history in Southern California, the Company has valuable and well established store locations, many which are in densely populated metropolitan areas.



     The Southern California Division's store equipment and facilities are generally in excellent condition. The Ralphs stores range in size from approximately 18,900 square feet to 87,000 square feet and average approximately 37,700 square feet. The Southern California Food 4 Less stores are generally larger and range in size from approximately 27,400 square feet to 109,300 square feet, and average approximately 55,200 square feet. The Company believes the Southern California Division's warehouse and distribution system and the design of its stores permit the Company to decrease in-store stockroom space and thereby increase available selling area.



     The Southern California Division's management information systems and optical scanning technology reduce the labor costs attributable to product pricing and customer check-out, and provide the Company's management with information that facilitates purchasing and receiving, inventory management, warehouse reordering and management of accounts payable. All of the Company's Southern California Division stores currently offer an electronic funds transfer system which allows customers to make purchases, obtain cash or check approvals in transactions linked to their bank accounts. In addition, the Company's stores now offer customers the convenience of making purchases with major credit cards.



     The Company's merger, expansion, remodeling and conversion efforts have required, and will continue to require the funding of significant capital expenditures. Remodels and new store openings, among other things, are subject to the availability of developers' financing, agreements with developers and landlords, local zoning regulations, construction schedules and other factors, including costs, often beyond the Company's control. Accordingly, there can be no assurance that the schedule will be met. Further, there is competition for new store sites, and it is possible that this competition might adversely affect the timing of its new store program. From time to time, the Company also closes or sells marginal stores. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



NORTHERN CALIFORNIA AND MIDWESTERN DIVISIONS



     The Northern California Division of the Company operates 21 conventional supermarkets in the greater San Francisco Bay area under the "Cala" and "Bell" names, and six warehouse format stores under the "FoodsCo" name. Management believes that the Northern California Division has excellent store locations in the city of San Francisco that would be very difficult to replicate. The Midwestern Division of the Company operates 38 stores, of which 33, including ten former "Food Barn" stores which the Company acquired in March 1994, are warehouse format stores operated under the "Food 4 Less" name, and five of which are conventional supermarkets operated under the "Falley's" name. Of these 38 stores, 34 are located in Kansas and four are located in Missouri. Management believes the Food 4 Less warehouse format stores are the low-price leaders in each of the markets in which they compete. The Northern California Division's conventional store strategy is to attract customers through its convenient locations, broad product line and emphasis on quality and service, and its advertising and promotion strategy highlights the reduced price specials offered in its stores. In contrast, the Company's warehouse format stores, operated under the Food 4 Less name in the Midwestern Division and the FoodsCo name in the Northern California Division, emphasize lowest overall prices rather than promoting special prices on individual items. The Northern California Division's conventional stores range in size from approximately 8,900 square feet to 32,800 square feet, and average approximately 19,300 square feet. The Northern California Division's warehouse stores range in size from approximately 29,100 square feet to 59,700 square feet, and average approximately 43,300 square feet. The Midwestern Division's warehouse format stores range in size from approximately 8,800 square feet to 60,200 square feet and average approximately 37,900 square feet.



     The Northern California Division purchases merchandise from a number of suppliers; however, approximately 36 percent of its purchases are made through Certified Grocers of California, Ltd. ("Certified"), a food distribution cooperative, pursuant to supply contracts. The Northern California Division does not operate its own warehouse facilities, relying instead on direct delivery to its stores by Certified and other vendors. Food 4 Less' Southern California warehouse facilities supply a portion of the merchandise sold in the Northern California Division stores.



     The Midwestern Division's primary supplier is Associated Wholesale Grocers ("AWG"), a member-owned wholesale grocery cooperative based in Kansas City. The Midwestern Division does not operate a central warehouse, but purchases approximately 70 percent of the merchandise sold in its stores from AWG. Management believes that, as AWG's largest single customer, the Midwestern Division has significant buying power, allowing it to provide a broader product line more economically than it could if it maintained its own full-line warehouse. The Midwestern Division produces approximately 50 percent of all case-ready fresh meat items sold in its stores at its central meat plant located in Topeka, Kansas.



     Since the beginning of fiscal 1991, the Northern California Division has remodeled 13 stores, opened six new stores and, in fiscal 1995, acquired three stores from Roger Wilco, now operated as Bell stores. The Northern California Division Food 4 Less warehouse stores were renamed as FoodsCo warehouse stores in fiscal 1994 following the sale by the Company of the exclusive rights to use the "Food 4 Less" name in Northern California to Fleming Companies, Inc., which previously held a non-exclusive license. See "Licensing Operations" for further discussion of the amendment to the Fleming license.



HISTORY



     On June 14, 1995, Holdings acquired all of the common stock of Ralphs Supermarkets, Inc. ("RSI") in a transaction accounted for as a purchase by Food 4 Less. The consideration for the acquisition consisted of $388.1 million in cash, $131.5 million principal amount of 13 5/8% Senior Subordinated Pay-In-Kind Debentures due 2007 of Holdings (the "Seller Debentures") and $18.5 million initial accreted value of 13 5/8% Senior Discount Debentures due 2005 of Holdings (the "New Discount Debentures"). Food 4 Less, RSI and RSI's wholly-owned subsidiary, Ralphs Grocery Company ("RGC"), combined through mergers (the "Merger") in which RSI remained as the surviving entity and changed its name to Ralphs Grocery Company.



     Food 4 Less was organized by The Yucaipa Companies ("Yucaipa"), a private investment group, in connection with the June 1989 acquisition of Breco Holding Company, Inc. ("BHC"), which owned Boys, Viva, and Cala stores. Concurrently with the acquisition of BHC (the "BHC Acquisition"), Food 4 Less, Inc. ("FFL"), a corporation controlled by an affiliate of Yucaipa, contributed to Food 4 Less all of the outstanding capital stock of Falley's, Inc. ("Falley's"), which owned Food 4 Less' Midwestern stores and its Food 4 Less Southern California stores. Food 4 Less added six stores to its Northern California Division by acquiring Bell Markets, Inc. ("Bell") on June 30, 1989, and added seven stores to its Southern California Division by acquiring certain operating assets of ABC Market Corp. ("ABC") on January 15, 1990. On June 17, 1991, Food 4 Less acquired all of the outstanding capital stock of Alpha Beta Company ("Alpha Beta"), which operated 142 stores in seven Southern California counties (the "Alpha Beta Acquisition"). On March 29, 1994, Food 4 Less added ten warehouse format stores (formerly operated under the name "Food Barn") to its Midwestern Division which it acquired from Associated Wholesale Grocers, Inc.



THE MERGER AND THE FINANCING



     On June 14, 1995, Food 4 Less merged into RSI. Immediately following the RSI Merger, Ralphs Grocery Company, which was a wholly-owned subsidiary of RSI, merged with and into RSI pursuant to the

RGC Merger, and RSI changed its name to Ralphs Grocery Company. The purchase price for RSI was approximately $1.5 billion, including the assumption of debt. The consideration paid to the stockholders of RSI consisted of $388.1 million in cash, $131.5 million principal amount of the Seller Debentures and $18.5 million initial accreted value of the New Discount Debentures which were issued by Holdings.



     The Merger was financed through the following principal transactions:



     - Borrowings of $600 million aggregate principal amount pursuant to term loans (the "Term Loans") under a senior bank facility (the "Credit Facility") provided by a syndicate of banks led by Bankers Trust. The Credit Facility also provides for a $325 million revolving credit facility (the "Revolving Facility").



     - The issuance by the Company of $350 million of 10.45% Senior Notes due 2004 (the "1995 Senior Notes") and $100 million of 11% Senior Subordinated Notes due 2005 (the "1995 Senior Subordinated Notes").



     - The issuance of preferred stock in a private placement by Holdings to a group of investors (the "1995 Equity Investors") led by Apollo Advisors, L.P. and Apollo Advisors II, L.P. (on behalf of one or more managed entities) or their respective affiliates and designees ("Apollo") and including affiliates of BT Securities Corporation ("BT Securities"), CS First Boston Corporation ("CS First Boston") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and other institutional investors, yielding cash proceeds of $140 million pursuant to the 1995 Equity Investment. Concurrently with the 1995 Equity Investment, the 1995 Equity Investors purchased outstanding shares of Holdings capital stock from a stockholder of Holdings for a purchase price of $57.8 million.



     - The exchange by Food 4 Less of (a) $170.3 million aggregate principal amount of the 10.45% Senior Notes due 2000 of Food 4 Less (the "1992 Senior Notes") for $170.3 million aggregate principal amount of the 1995 Senior Notes plus $5.00 in cash per $1,000 principal amount exchanged and
       (b) $140.2 million aggregate principal amount of the 13.75% Senior Subordinated Notes due 2001 of Food 4 Less (the "1991 Senior Subordinated Notes") for $140.2 million aggregate principal amount of the 13.75% Senior Subordinated Notes due 2005 of the Company (the "1995 13.75% Senior Subordinated Notes") plus $20.00 in cash per $1,000 principal amount exchanged, together with the solicitation of consents from the holders of the 1992 Senior Notes and 1991 Senior Subordinated Notes to certain amendments to the indentures governing such notes.



     - The offers by Food 4 Less to (i) exchange up to $450 million aggregate principal amount of the Old RGC Notes (as defined herein) for up to $450 million aggregate principal amount of the 1995 11% Senior Subordinated Notes plus $20.00 in cash per $1,000 principal amount of Old RGC Notes exchanged and (ii) purchase Old RGC Notes for $1,010.00 in cash per $1,000 principal amount of Old RGC Notes accepted for purchase, together with the solicitation of consents from holders of Old RGC Notes to certain amendments to the indenture governing the Old RGC Notes.



     - The placement by Holdings pursuant to the New Discount Debenture Placement of $100 million initial accreted value of New Discount Debentures to a partnership including Yucaipa, the selling stockholders of Ralphs, an affiliate of George Soros, Apollo, and an affiliate of each of BT Securities, CS First Boston and DLJ. The $100 million initial accreted value of New Discount Debentures included (a) $18.5 million that was issued to the RSI stockholders, (b) $17.5 million, $2.5 million and $2.5 million that was issued to Yucaipa, BT Securities and Apollo, respectively, in satisfaction of fees otherwise payable by the Company and Holdings in connection with the Merger and the related financing and
       (c) $59 million that was issued for cash to the partnership described above. The $41 million initial accreted value of New Discount Debentures issued to the RSI stockholders, Apollo, BT Securities and Yucaipa were contributed to such partnership by the recipients thereof.



     - The assumption by the Company, pursuant to the Merger, of approximately $162.9 million of other indebtedness of RGC and Food 4 Less.

COMPETITION



     The supermarket industry is highly competitive and characterized by narrow profit margins. The Company's competitors in each of its operating divisions include national and regional supermarket chains, independent and specialty grocers, drug and convenience stores, and the newer "alternative format" food stores, including warehouse club stores, deep discount drug stores and "super centers." Supermarket chains generally compete on the basis of location, quality of products, service, price, product variety and store condition. The Company regularly monitors its competitors' prices and adjusts its prices and marketing strategy as management deems appropriate.



     The Southern California Division competes with several large national and regional chains, principally Albertsons, Hughes, Lucky, Stater Bros., and Vons, and with smaller independent supermarkets and grocery stores as well as warehouse clubs and other "alternative format" food stores. The Company's primary competitor in Southern California is expected to be acquired by a major multi-regional supermarket chain in the near future which may increase competitive pressure for the Company. The Northern California Division competes with large national and regional chains, principally Lucky and Safeway, and with independent supermarket and grocery store operators and other retailers, including "alternative format" stores. The Midwestern Division's supermarkets compete with several national and regional supermarket chains, principally Albertson's and Dillons, as well as independent grocery and "alternative format" stores such as Hypermarket USA. The Company positions its warehouse format supermarkets as the overall low-price leaders in each marketing area in which they operate.



EMPLOYEES



     The Company believes that its relationship with its employees is excellent. At February 2, 1997, the Company had a total of 27,254 employees, as shown in the table below.



                                                 SOUTHERN       NORTHERN
                                                CALIFORNIA     CALIFORNIA     MIDWESTERN     TOTAL
                                                ----------     ----------     ----------     ------
    Administrative............................     1,138             61             48        1,247
    Warehouse, manufacturing and
      transportation..........................     3,350             --             58        3,408
    Stores....................................    20,097          1,144          1,358       22,599
                                                  ------          -----          -----       ------
              Total...........................    24,585          1,205          1,464       27,254
                                                  ======          =====          =====       ======



     Of the Company's 27,254 total employees at February 2, 1997, there were 23,419 employees covered by union contracts, principally with the United Food and Commercial Workers Union (the "UFCW"). The table below sets forth information regarding the Company's union contracts which cover more than 100 employees.



                                                                                     DATE(S) OF
                 UNION                        NUMBER OF EMPLOYEES COVERED            EXPIRATION
UFCW                                       14,214 Southern California           October 3, 1999
                                             Division clerks and meatcutters
Hospital and Service Employees             549 Southern California              January 19, 1997(a)
                                             Division store porters
International Brotherhood of Teamsters     2,867 Southern California            September 13, 1998
                                             Division drivers and
                                             warehousemen
UFCW                                       1,054 Northern California            March 7, 1998
                                             Division clerks and meatcutters
UFCW                                       3,690 Southern California            February 26, 2000
                                             Division clerks and meatcutters
Bakery and Confectionery Workers           206 Southern California              July 7, 2000
                                             Division bakers
Hotel Employees and Restaurant Workers     839 Southern California Division     September 11, 2000
                                             Culinary Workers



---------------



(a) Although negotiations for a new union contract are in progress, there can be no assurance that a new contract will be reached on terms satisfactory to the Company or that labor costs will not increase.

LICENSING OPERATIONS



     The Company owns the "Food 4 Less" trademark and service mark and licenses the "Food 4 Less" name for use by others. In fiscal 1996, earnings from licensing operations were approximately $244,000. An exclusive license with the right to sublicense the "Food 4 Less" name in all areas of the United States except Arkansas, Iowa, Illinois, Minnesota, Nebraska, North Dakota, South Dakota, Wisconsin, the upper peninsula of Michigan, certain portions of Kansas, Missouri, and Tennessee has been granted to Fleming Companies, Inc. ("Fleming"), a major food wholesaler and retailer. In August of 1993, the Company amended its licensing agreement with Fleming to give Fleming exclusive use of the Food 4 Less name in Northern California and the Company exclusive use in Southern California (the "Amendment"). With the exception of Northern California, and subject to the Amendment and certain proximity restrictions, the Company retains the right to open and operate its own "Food 4 Less" warehouse supermarkets throughout the United States. As of February 2, 1997, there were 179 Food 4 Less warehouse supermarkets in 12 states, including the 110 stores owned or leased and operated by the Company. Of the remaining 69 stores, Fleming operates 7 under license, 10 are operated under sublicenses from Fleming and 52 are operated by other licensees.



PROPERTIES



     At February 2, 1997 the Company operated 405 supermarkets, as set forth in the table below:



                                                   NUMBER OF
                                                  SUPERMARKETS                         AVERAGE
                                                ----------------        TOTAL        SQUARE FEET/
                     DIVISION                   OWNED     LEASED     SQUARE FEET       FACILITY
    ------------------------------------------  -----     ------     -----------     ------------
    Southern California.......................    62(a)     280       14,237,000        41,600
    Northern California.......................    --         27          665,000        24,600
    Midwestern................................     2(b)      34        1,299,000        36,100



---------------



(a) Includes fifteen stores located on real property subject to ground leases.



(b) Includes one store that is partially owned and partially leased.



     Most of the Southern California Division's store locations are held pursuant to long-term leases, many of which, in the opinion of management, have below-market rental rates or other favorable lease terms. The average remaining term (including all renewal options) of the Company's supermarket leases is approximately 30 years.



     In addition to the supermarkets, the Company operates three main warehouse and distribution centers in Southern California. The newly acquired 90 acre Riverside Facility has more than one million square feet of warehousing and manufacturing space consisting of a creamery and several warehouses for dry grocery, dairy/deli and frozen food storage. The Riverside Facility sublease runs for approximately 23 years, with renewal options through 2043, and provides for annual rent of approximately $8.8 million. The Glendale Facility is a 170,000 square foot high-rise automated storage and retrieval system warehouse. It opened in 1987, handles non-perishable items and has a capacity of approximately 50,000 pallets. The Compton Facility, which opened in 1992, is a
5.4 million cubic foot facility designed to process and store all perishable products.



     The Company also has manufacturing operations located in Compton that produce a variety of dairy and other products, including fluid milk, ice cream, yogurt and bottled waters and juices, as well as packaged ice, cheese and packaged salads. The bakery operation is located at the La Habra complex and measures 316,000 square feet.



     The Company's former central office, manufacturing and warehouse complex in La Habra, California had been leased from American Food & Drug Company ("AFD"), an affiliate of American Stores, for a term ending in 2001. Operations at the La Habra facility were discontinued as part of the Company's consolidation of warehouse and distribution facilities which began with the acquisition of the Riverside Facility in December 1995. On October 29, 1996, the Company finalized an agreement with AFD which resulted in the termination of the Company's leases of the La Habra facility and its leases of two stores which had also been leased from AFD. In addition, in order to complete the Company's settlement agreement with the State of California entered into at the date of the Merger, the Company concurrently sold a store to AFD. In addition, the Company entered into a new lease for the bakery facility at the La Habra facility, which it will continue to operate, and modified the terms of two other store leases. In fiscal 1995 the Company recorded a restructuring charge which includes a $29.6 million provision for lease termination expenses in connection with the closure of the La Habra and other warehouses (as well as certain other properties). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



LEGAL PROCEEDINGS



     In December 1992, three California state antitrust class action suits were commenced in Los Angeles Superior Court against the Company and other major supermarket chains located in Southern California, alleging that they conspired to refrain from competing in the retail market for fluid milk and to fix the retail price of fluid milk above competitive prices. Specifically, class actions were commenced by Diane Barela and Neila Ross, Ron Moliare and Paul C. Pfeifle on December 7, December 14 and December 23, 1992, respectively. A class has been certified consisting of all purchasers of milk in Los Angeles County from December 7, 1988. The plaintiffs seek unspecified damages. Most defendants in the actions, not including the Company, have reached tentative settlement agreements, and certain of the settlements have been approved by the trial court. The Company is continuing to actively defend itself in these class action suits.



     On September 13, 1996, a class action lawsuit titled McCampbell, et al. v. Ralphs Grocery Company, et al. was filed in the Superior Court of the State of California, County of San Diego, against the Company and two other grocery store chains operating in the Southern California area. The complaint alleges, among other things, that the Company and others conspired to fix the retail price of eggs in Southern California. The plaintiffs claim that the defendants' actions violate provisions of the California Cartwright Act and constitute unfair competition. Plaintiffs seek unspecified damages they purport to have sustained as a result of the defendants' alleged actions, which damages may be trebled under the applicable statute, and an injunction from future actions in restraint of trade and unfair competition. Discovery has commenced and the action has been certified as a class. Management of the Company intends to defend this action vigorously and the Company has filed an answer to the complaint denying the plaintiffs' allegations and setting forth several defenses.



     On December 20, 1996, a lawsuit titled Bundy, et al. v. Ralphs Grocery Company, et al. was filed in the Los Angeles Superior Court against the Company. The complaint was filed by eight individual plaintiffs who were terminated in conjunction with the Company's restructuring. The plaintiffs claim that they were wrongfully terminated for discriminatory reasons and that the Company engaged in various fraudulent practices. The plaintiffs seek compensatory damages in excess of $15,000,000, special and punitive damages. Management of the Company believes that the plaintiffs' claims are without merit and intends to defend this action vigorously.



     In addition, the Company or its subsidiaries are defendants in a number of other cases currently in litigation or are the subject of potential claims encountered in the normal course of business which are being vigorously defended. In the opinion of management, the resolutions of these matters will not have a material effect on the Company's financial position or results of operations.



     The Company is subject to regulation by a variety of governmental agencies, including, but not limited to, the California Department of Alcoholic Beverage Control, the California Department of Agriculture, the U.S. Food and Drug Administration, the U.S. Department of Agriculture and state and local health departments.



ENVIRONMENTAL MATTERS



     In January 1991, the California Regional Water Quality Control Board for the Los Angeles Region (the "Regional Board") requested that Ralphs conduct a subsurface characterization of the Glendale Facility property located near Glendale. This request was part of an ongoing effort by the Regional Board, in connection with the U.S. Environmental Protection Agency (the "EPA"), to identify contributors to groundwater contamination in the San Fernando Valley. Significant parts of the San Fernando Valley, including the area where the Glendale Facility is located, have been designated federal Superfund sites requiring response actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, because of regional groundwater contamination. On June 18, 1991, the EPA made its own request for information concerning the Glendale Facility. Since that time, the Regional Board has requested further investigation by Ralphs. Ralphs conducted the requested investigations and reported the results to the Regional Board. Approximately 25 companies have entered into a Consent Order (EPA Docket No. 94-11) with the EPA to investigate and design a remediation system for contaminated groundwater beneath an area which includes the Glendale Facility. The Company is not a party to the Consent Order, but is cooperating with requests of the subject companies to allow installation of monitoring or recovery wells on its property. On or about October 12, 1995, the EPA mailed a Special Notice Letter to 44 parties, including the Company as owner and operator of the Glendale Facility property, naming them as potentially responsible parties ("PRPs"). On November 26, 1996, the EPA issued an Administrative Order for Remedial Action (EPA Docket No. 97-06) against more than 60 respondents, including the Company, in connection with the Superfund site. Under the order, these PRPs are required to take certain actions, over an approximately 270-day period, in connection with the implementation of interim remedies for the treatment of groundwater.



     Pursuant to the terms of the EPA's order, the PRPs have submitted a plan for construction of an interim remedy to extract and remediate groundwater over the next fourteen years. The PRPs have also submitted an offer to the EPA for the reimbursement of a portion of the EPA's past costs. Estimates given to the PRPs by environmental consultants and attorneys are that the total costs for the remedy, including construction, operation and reimbursement to the government, will most likely range between $55 million and $75 million in present value 1997 dollars.



     In April 1997, an arbitration award allocation of 58.8% of such costs to Lockheed Martin Corporation ("Lockheed") was confirmed by the Superior Court, Los Angeles County. That judgment is now on appeal to California Court of Appeal, seeking to reduce the Lockheed allocation. The remaining 26 current Glendale PRPs have been engaged in Alternative Dispute Resolution ("ADR") efforts. The Company believes that taking into account the Lockheed appeal, the range of remediation costs and the results of the ADR allocation process, the Company's allocable share of remedy costs, in present value 1997 dollars, will likely fall within a range of $0.5 to $2.0 million, with the likely range from $0.5 million to $0.8 million.



     It is anticipated that the EPA will issue a further administrative order to PRPs for the construction of the remedy some time in 1997, to be followed by negotiation of a consent decree with the PRPs. Such a consent decree would provide contribution protection from lawsuits by other non-signatory PRPs. Although responsibilities for compliance under federal CERCLA law are joint and several, the Glendale PRPs include many very substantial companies as members, such that the Company anticipates that the results of the PRPs' ADR allocation process will be enforceable to limit the Company's exposure.



     The Company removed underground storage tanks and remediated soil contamination at the Glendale Facility property. In some instances, the removals and the contamination were associated with grocery business operations; in others, they were associated with prior property users. The Company has received correspondence from the Regional Board confirming the successful completion of the remediation.



     Apart from the Glendale Facility, the Company has had environmental assessments performed on most of its facilities, including warehouse and distribution facilities. The Company believes that any responsive actions required at the examined properties as a result of such assessments will not have a material adverse effect on its financial condition or results of operations.



     The Company is subject to a variety of environmental laws, rules, regulations and investigative or enforcement activities, as are other companies in the same or similar business. The Company believes it is in substantial compliance with such laws, rules and regulations. These laws, rules, regulations and agency activities change from time to time, and such changes may affect the ongoing business and operations of the Company.

                                   MANAGEMENT



     The following table sets forth certain information regarding the executive officers and directors of Holdings as of October 12, 1997. Directors serve until the election and qualification of their successors.



         NAME             AGE                         POSITION
----------------------    ---     ------------------------------------------------
Ronald W. Burkle          45      Chairman of the Board and Director
George G. Golleher        49      Chief Executive Officer and Director
Alfred A. Marasca         56      President and Chief Operating Officer
Joe S. Burkle             74      Chief Executive Officer -- Falley's and Director
Greg Mays                 51      Executive Vice President -- Finance and
                                  Administration
John T. Standley          34      Chief Financial Officer
Harley DeLano             60      President -- Cala Foods
Tony Schnug               52      Group Senior Vice President -- Support
                                  Operations
Christopher Hall          33      Group Vice President -- Finance, Controller and
                                  Chief Accounting Officer
Robert I. Bernstein       35      Director
Robert Beyer              37      Director
Peter Copses              39      Director
Patrick L. Graham         48      Director
Lawrence K. Kalantari     38      Director
John Kissick              55      Director



     Ronald W. Burkle has been Chairman of the Board since February 1997. He has been a Director since June 1995. He was Chairman of the Board from June 1995 to January 1996. Mr. Burkle was a Director, Chairman of the Board and Chief Executive Officer of Food 4 Less from its inception in 1989 until the Merger. Mr. Burkle co-founded The Yucaipa Companies, Inc. in 1986 and served as Director, Chairman of the Board, President and Chief Executive Officer of FFL from 1987 and of Holdings from 1992 until the Merger, respectively. Mr. Burkle has been Chairman of the Board of Dominick's Finer Foods, Inc. since March 1995 and served as Chief Executive Officer from March 1995 until January 1996. Mr. Burkle also served as Chairman of the Board of Smitty's Supermarkets, Inc. ("Smitty's") from June 1994 until its merger in May 1996 with Smith's Food & Drug Centers, Inc. ("Smith's"). He served as Chief Executive Officer of Smith's from May 1996 until its merger with Fred Meyer, Inc. in September 1997. Mr. Burkle has served as the Chairman of the Board of Fred Meyer, Inc. since September 1997. He has also served as a Director of Kaufman & Broad Home Corporation, Inc. since March 1995. Mr. Burkle is the son of Joe S. Burkle.



     George G. Golleher has been Chief Executive Officer since January 1996 and a Director since June 1995. He was Vice Chairman from June 1995 to January 1996. He was a Director of Food 4 Less from its inception in 1989 and was the President and Chief Operating Officer of Food 4 Less from January 1990 until the Merger. From 1986 through 1989, Mr. Golleher served as Senior Vice
President -- Finance and Administration of The Boys Markets, Inc. Mr. Golleher has served as a Director of Dominick's Finer Foods, Inc., an affiliate of The Yucaipa Companies, from March 1995 until October 1996.



     Alfred A. Marasca has been President and Chief Operating Officer since June 1995. He was President and Chief Operating Officer of RGC from February 1994 until the Merger. He was President of RGC from 1993 to 1994, Executive Vice President -- Retail from 1991 to 1993, and Executive Vice President -- Marketing from 1985 to 1991.



     Joe S. Burkle has been a Director since June 1995 and Chief Executive Officer of Falley's, Inc. since 1987. He was a Director and Executive Vice President of Food 4 Less from its inception in 1989 until the Merger. Mr. Burkle began his career in the supermarket industry in 1946, and served as President and Chief

Executive Officer of Stater Bros. Markets, a Southern California supermarket chain. Prior to 1987, Mr. Burkle was a private investor in Southern California. Mr. Burkle is the father of Ronald W. Burkle.



     Greg Mays has been Executive Vice President -- Finance & Administration since February 1997. Mr. Mays was Executive Vice President -- Finance and Administration and Chief Financial Officer from September 1995 to February 1997. He was Executive Vice President -- Finance & Administration from June 1995 to September 1995. He was Executive Vice President -- Finance & Administration and Chief Financial Officer of Food 4 Less and of Holdings from December 1992 until the Merger. From 1989 to 1991, Mr. Mays was Chief Financial Officer of Almac's, Inc. and, from 1991 to December 1992, he was President and Chief Financial Officer of Almac's. From April 1988 to June 1989, Mr. Mays was Chief Financial Officer of Food 4 Less of Modesto, Inc. and Cala Foods, Inc.



     John T. Standley has been Chief Financial Officer since February 1997. He was Senior Vice President -- Administration at Smith's from May 1996 to February 1997. He was Chief Financial Officer, Vice President and Assistant Secretary of Smitty's from December 1994 to May 1996. From 1991 to 1994, Mr. Standley was Vice President of Finance for Food 4 Less Supermarkets, Inc. Prior to 1991, he was a manager at Arthur Andersen LLP.



     Harley DeLano has been President of Cala Foods, Inc. since 1990. Mr. DeLano was General Manager of ABC from 1980 to 1990. He serves as a Director of Certified Grocers.



     Tony Schnug has been Group Senior Vice President -- Support Operations since January 1996. He was Senior Vice President of Manufacturing and Construction from June 1995 to January 1996. He was Senior Vice
President -- Corporate Operations of Food 4 Less from 1990 until the Merger. Before joining Food 4 Less, he was Managing Director of SAGE, a wholly-owned subsidiary of Ogilvy & Mather, and Vice President -- Management Information Systems of The Vons Company.



     Christopher Hall has been Group Vice President -- Finance, Controller, and Chief Accounting Officer since February 1997. He was Group Vice President/Controller from September 1995 to February 1997. He was Vice President, Accounting from June 1995 to September 1995. Prior to that, he was Controller at Food 4 Less Supermarkets from 1993 to June 1995, and joined Food 4 Less Supermarkets in 1992 as Director -- Finance. Prior to 1992, he was a member of the audit practice at Arthur Andersen LLP.



     Robert I. Bernstein has been a Director since March 1997. He has been a general partner of The Yucaipa Companies since joining the firm in December 1995. From 1986 to 1989 and from 1993 to 1995, Mr. Bernstein was employed by Bankers Trust. From 1989 to 1992, he was an infantry officer in the U.S. Marine Corps.



     Robert Beyer has been a Director since June 1995. He has been a Group Managing Director of Trust Company of the West ("TCW") since 1995. Mr. Beyer was Co-Chief Executive Officer of Crescent Capital Corporation, a registered investment advisor, from 1991 until its acquisition by TCW in 1995. From 1986 to 1991, Mr. Beyer was a member of the investment banking department of Drexel Burnham Lambert, Incorporated. From 1983 to 1986, Mr. Beyer was a member of the investment banking department of Bear, Stearns & Co., Inc.



     Peter Copses has been a Director since June 1995. He has been a Principal since 1990 of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Copses is a Director of Dominicks Finer Foods, Inc., Family Restaurants, Inc. and Zale Corporation.



     Patrick L. Graham has been a Director since June 1995. He joined The Yucaipa Companies as a general partner in January 1993. Prior to that time, he was a Managing Director in the Corporate Finance Department of Libra Investments, Inc. from 1992 to 1993 and Paine Webber, Inc. from 1990 to 1992. From 1982 to 1990, he was a Managing Director of the Corporate Finance Department of Drexel Burnham Lambert, Inc. and an Associate Director of the Corporate Finance Department of Bear Stearns & Co., Inc. Mr. Graham served as a

Director of Smitty's Supermarkets, Inc. from June 1994 until May 1996 and of Dominick's Finer Foods, Inc. since March 1995.



     Lawrence K. Kalantari has been a director since March 1997. He has been a general partner of The Yucaipa Companies since joining the firm in December 1995. Prior to that time, he was a Managing Director for Bankers Trust during 1995. Previously he was employed by CS First Boston Corporation from July 1993 to May 1995 and PaineWebber, Inc. from March 1990 to June 1993.



     John Kissick has been a Director since June 1995. He is a principal of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. From 1990 to 1991, Mr. Kissick was a consultant with Kissick & Associates, a private investment advisory firm. He serves as a Director of Continental Graphics Holdings, Inc., Converse, Inc. and Florsheim Group, Inc.



     The Company does not currently pay any fees or remuneration to its directors for service on the board or any board committee, but will reimburse directors for their ordinary out-of-pocket expenses.

                             EXECUTIVE COMPENSATION



     The following table sets forth information concerning the compensation of the Chief Executive Officer, the four other most highly compensated executive officers and one additional highly compensated former executive officer of Holdings (the "Named Executive Officers"), whose total salary and bonus for the 53 weeks ended February 2, 1997 exceeded $100,000 for services rendered in all capacities to Holdings and its subsidiaries for the same time period.



                           SUMMARY COMPENSATION TABLE



                                                                  ANNUAL COMPENSATION
                                  ------------------------------------------------------------------------------------
                                     TRANSITION                                      NO. OF SHARES
                                   PERIOD/FISCAL                                      UNDERLYING          ALL OTHER
 NAME AND PRINCIPAL POSITION         YEAR ENDED        SALARY(7)       BONUS(7)         OPTIONS        COMPENSATION(10)
------------------------------    ----------------     ----------     ----------     -------------     ---------------
Byron E. Allumbaugh(1)            February 2, 1997     $1,155,449     $       --             --            $ 1,500
  Chairman                        January 28, 1996     $  883,333     $  547,692        820,227(9)         $ 1,848
                                  January 29, 1995(6)  $       --     $       --             --            $    --
                                  June 25, 1994        $       --     $       --             --            $    --
George G. Golleher(2)             February 2, 1997     $  770,833     $       --        100,000(9)         $ 1,500
  Chief Executive Officer         January 28, 1996     $  503,205     $1,950,000(8)     200,000(9)         $ 1,783
                                  January 29, 1995(6)  $  298,100     $  300,000             --            $ 3,329
                                  June 25, 1994        $  500,000     $  500,000             --            $ 3,937
Alfred A. Marasca(3)              February 2, 1997     $  600,000     $       --             --            $ 1,500
  President and                   January 28, 1996     $  466,667     $  333,846        300,000(9)         $ 3,000
  Chief Operating Officer         January 29, 1995(6)  $       --     $       --             --            $    --
                                  June 25, 1994        $       --     $       --             --            $    --
Greg Mays(4)                      February 2, 1997     $  314,583     $       --             --            $ 1,500
  Executive Vice President --     January 28, 1996     $  286,378     $  355,000(8)      60,000            $ 1,783
  Finance/Administration and      January 29, 1995(6)  $  154,300     $   85,000             --            $ 2,687
  Chief Financial Officer         June 25, 1994        $  250,000     $  150,000             --            $    --
Harley DeLano                     February 2, 1997     $  215,000         48,887         30,000            $ 1,500
  President, Cala Foods           January 28, 1996     $  211,218     $  150,000             --            $ 1,783
                                  January 29, 1995(6)  $  115,385     $   50,000             --            $ 2,247
                                  June 25, 1994        $  197,404     $   40,000             --            $ 3,329
Tony Schnug(5)                    February 2, 1997     $  247,500     $       --             --            $ 1,500
  Group Senior Vice               January 28, 1996     $  206,282     $  201,000         35,000            $ 1,783
  President-Support               January 29, 1995     $  210,385     $  100,000             --            $ 2,247
  Operating                       June 25, 1994        $  190,000     $   40,000             --            $ 3,145


---------------


 (1) In January 1996, Byron E. Allumbaugh became Chairman. Mr. Allumbaugh retired as Chairman in January 1997.



 (2) In January 1996, George G. Golleher became Chief Executive Officer.



 (3) In June 1995, Alfred A. Marasca became President and Chief Operating
     Officer.



 (4) In September 1995, Greg Mays became Executive Vice President - Finance & Administration and Chief Financial Officer.



 (5) In January 1996, Tony Schnug became Group Senior Vice President-Support Operations.



 (6) Food 4 Less changed its fiscal year from the 52 or 53-week period which ends on the last Saturday in June to the 52 to 53-week period which ends on the Sunday closest to January 31, resulting in a 31-week transition period.



 (7) Salary and bonus payments are reflected in the period they are paid.



 (8) Includes payment of a special bonus upon change of control, in connection with the Merger, for George Golleher and Greg Mays in the amount of $1,750,000 and $150,000, respectively.



 (9) All options shown were granted in connection with the Merger. Of such options, 220,227 and 100,000 were granted to Messrs. Allumbaugh and Marasca, respectively, in exchange for the cancellation of certain payments to such individuals under RGC equity appreciation rights.



(10) The amounts shown in this column represent annual payments by the Company to the Employee Profit Sharing and Retirement Program of the Company.

     The following table sets forth information concerning options granted in fiscal 1996 to each of the Named Executive Officers pursuant to Holdings' 1995 Stock Option Plan. All options are exercisable for shares of Holdings' Common Stock.



                          OPTION GRANTS IN FISCAL 1996



                                                                                                 POTENTIAL
                                                                                             REALIZABLE VALUE
                                                                                                AT ASSUMED
                                                                                               ANNUAL RATES
                                                  INDIVIDUAL GRANTS                           OF STOCK PRICE
                             ------------------------------------------------------------      APPRECIATION
                               NO. OF      % OF TOTAL OPTIONS    EXERCISE OR                  FOR OPTION TERM
                              OPTIONS     GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION   -------------------
                             GRANTED(1)      IN FISCAL YEAR        ($/SH)         DATE       5% ($)    10%($)
                             ----------   --------------------   -----------   ----------   --------  ---------
Byron E. Allumbaugh........         --              --                 --             --          --         --
George G. Golleher.........    100,000            13.7%             10.00        4/29/06     628,895  1,593,742
Alfred A. Marasca..........         --              --                 --             --          --         --
Greg Mays..................     60,000             8.2%             10.00        4/29/06     377,337    956,245
Harley DeLano..............     30,000             4.1%             10.00        4/29/06     188,688    478,123
Tony Schnug................     35,000             4.8%             10.00        4/29/06     220,113    557,810


---------------


(1) Mr. Golleher's options are immediately exercisable. Options held by Messrs. Mays, Delano and Schnug vest over a five-year period commencing June 14, 1996.



     The following tables sets forth for each of the Named Executive Officers, as to outstanding options at February 2, 1997, the number of unexercised options and the aggregate unrealized appreciation on "in-the-money" unexercised options held at such date. No options were exercised by any of the Named Executive Officers during fiscal 1996.



                       1996 FISCAL YEAR END OPTION VALUES



                                                         NUMBER OF
                                                          SHARES                         VALUE OF
                                                        UNDERLYING                      UNEXERCISED
                                                        UNEXERCISED                    IN-THE-MONEY
                                                        OPTIONS AT                      OPTIONS AT
                                                      FISCAL YEAR END                 FISCAL YEAR END
                    NAME                       EXERCISABLE/UNEXERCISABLE (#)   EXERCISABLE/UNEXERCISABLE ($)
---------------------------------------------  -----------------------------   -----------------------------
Byron E. Allumbaugh..........................               820,227/0                   2,198,208/0
George G. Golleher...........................               300,000/0                           0/0
Alfred A. Marasca............................               300,000/0                     999,000/0
Greg Mays....................................           12,000/48,000                           0/0
Harley DeLano................................            6,000/24,000                           0/0
Tony Schnug..................................            7,000/28,000                           0/0



CONSULTING AND EMPLOYMENT AGREEMENTS



     In connection with the consummation of the Merger, Food 4 Less' board of directors authorized the payment of a special bonus of $1,750,000 to George Golleher in a lump sum amount equal to the base salary due him under the remaining term of his then existing employment agreement. As a condition of the payment of such bonus, Mr. Golleher's existing employment agreement was cancelled, and he entered into a new agreement which provides for an annual salary currently equal to $1,000,000 plus a bonus equal to his salary in each year if the Earnings Targets are reached. Mr. Golleher's new employment agreement continues in effect certain additional rights, including the right to be elected to the Company's board of directors and the right to require the Company to repurchase certain of his shares of Holdings stock upon his death, disability or termination without cause.

     The employment agreement between the Company and Alfred Marasca provides for a salary currently equal to $600,000 per annum and an annual bonus equal to his salary if the Earnings Targets for the year are reached.



     The employment agreement between the Company and Greg Mays provides for a salary currently equal to $375,000 per annum and an annual bonus equal to his salary if the Earnings Targets for the year are reached. Mr. Mays also received a special bonus of $150,000 in fiscal 1995 upon the change of control in connection with the Merger.



     The employment agreements described above are for a term of three years and provide generally that the Company may terminate the agreement for cause or upon the failure of the employee to render services to the Company for a specified period and the employee may terminate the agreement because of the employee's disability. In addition, the employee's services may be suspended upon notice by the Company and in such event the employee will continue to be compensated by the Company during the remainder of the term of the agreement, subject to certain offsets if the employee becomes engaged in another business.



     The Company's consulting agreement with Mr. Joe Burkle provides for compensation of $3,000 per week. Mr. Burkle provides the management and consulting services of an executive vice president under the consulting agreement. The agreement has a five-year term, which is automatically renewed on January 1 of each year for a five-year term unless sixty days' notice is given by either party; provided that if the Company terminates for reasons other than for good cause, the payments due under the agreement continue for the balance of the term.



     In connection with the Fred Meyer Merger, it is anticipated that Holdings will enter into employment agreements with certain executive officers (including the Named Executive Officers employed by the Company at the time of the Fred Meyer Merger), senior managers and other management employees.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



     The Company does not have a board committee performing the functions of a compensation committee. Byron E. Allumbaugh, Chairman, and George G. Golleher, Chief Executive Officer of the Company, together with Alfred Marasca, President, and Greg Mays, Executive Vice President, made decisions with regard to the Company's executive officer compensation for fiscal 1996.



RETIREMENT PLANS



     Retirement Plan. The Ralphs Grocery Company Retirement Plan (the "Retirement Plan") is a defined benefit pension plan for salaried and hourly nonunion employees with at least one year of credited service (1,000 hours). The Company makes annual contributions to the Retirement Plan in such amounts as are actuarially required to fund the benefits payable to participants in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").



     Non-Qualified Retirement Plans. To allow the Company's retirement program to provide benefits based upon a participant's total compensation and without regard to other ERISA or tax code pension plan limitations, eligible executive employees of the Company participate in the Ralphs Grocery Company Supplemental Executive Retirement Plan (the "SERP") and the Ralphs Grocery Company Retirement Supplement Plan (the "Supplement Plan"). The SERP and the Supplement Plan also modify the benefit formula under the Retirement Plan in other respects. The Company has purchased split dollar life insurance policies for participants under the SERP. Under certain circumstances, the cash surrender value of certain split dollar life insurance policies will offset the Company's obligations under the SERP.

     The following table sets forth the combined estimated annual benefits payable in the form of a (single) life annuity under the Retirement Plan, the SERP and the Supplement Plan (unreduced by the cash surrender value of any life insurance policies) to a participant in the above plans who is retiring at a normal retirement date on January 1, 1997 for the specified final average salaries and years of credited service.



        FINAL                             YEARS OF CREDITED SERVICE
       AVERAGE           ------------------------------------------------------------
       SALARY               15           20           25           30           35
---------------------    --------     --------     --------     --------     --------
$ 100,000                $ 19,348     $ 25,798     $ 32,347     $ 38,697     $ 45,146
   200,000                 41,848       55,798       69,747       83,697       97,646
   300,000                 90,000      120,000      150,000      180,000      180,000
   400,000                120,000      160,000      200,000      240,000      240,000
   600,000                180,000      240,000      300,000      360,000      360,000
   800,000                240,000      320,000      400,000      480,000      480,000
 1,000,000                300,000      400,000      500,000      600,000      600,000
 1,040,000 and above      312,000      416,000      520,000      624,000      624,000



     Messrs. Allumbaugh, Golleher, Marasca, Mays, Schnug and DeLano have completed 39, 12, 33, 9, 7 and 12 years of credited service, respectively. Compensation covered by the Retirement Plan, the SERP and Supplement Plan includes both salary and bonus. The calculation of retirement benefits generally is based on average compensation for the highest three years of the ten years preceding retirement. The benefits earned by a participant under the SERP and Supplement Plan are reduced by any benefits which the participant has earned under the Retirement Plan and may be offset under certain circumstances by the cash surrender value of life insurance policies maintained by the Company pursuant to the insurance agreements entered into by the Company and the executive. Benefits are not subject to any deduction for social security offset.

                             PRINCIPAL STOCKHOLDERS



     The following table sets forth the ownership as of April 18, 1997 of Common Stock and Series A Preferred Stock and Series B Preferred Stock of Holdings by each person who, to the knowledge of Holdings, owns 5 percent or more of Holdings' outstanding voting stock, by each person who is a director or Named Executive Officer of the Company, and by all executive officers and directors of the Company as a group.



                                           COMMON             SERIES A              SERIES B
                                          STOCK(1)         PREFERRED STOCK       PREFERRED STOCK
                                      ----------------   -------------------   -------------------   PERCENTAGE   PERCENTAGE
                                       NUMBER             NUMBER                NUMBER                OF TOTAL      OF ALL
                                         OF                 OF                    OF                   VOTING     OUTSTANDING
        BENEFICIAL OWNER(2)            SHARES      %      SHARES         %      SHARES         %      POWER(1)    STOCK(1)(3)
------------------------------------  ---------   ----   ---------      ----   --------      -----   ----------   -----------
Yucaipa and affiliates:
  The Yucaipa Companies(4)..........  17,566,389  65.6%         --        --         --         --      38.5%         35.8%
  Ronald W. Burkle(5)...............  1,777,390    9.5%         --        --         --         --       4.7%          4.3%
  George G. Golleher(5)(6)..........    562,525    2.9%         --        --         --         --       1.5%          1.4%
    10000 Santa Monica Blvd.
    Los Angeles, CA 90067
                                      ----------  ----   ----------     ----   ---------     -----      ----          ----
        Total.......................  19,906,304  73.5%         --        --         --         --      43.3%         40.3%
Alfred A. Marasca(7)................    300,000    1.6%         --        --         --         --       0.8%          0.7%
Greg Mays(8)........................     68,890    0.4%         --        --         --         --       0.2%          0.2%
Harley DeLano(9)....................     30,000    0.2%         --        --         --         --       0.1%          0.1%
Tony Schnug(9)......................     35,000    0.2%         --        --         --         --       0.1%          0.1%
Apollo Advisors, L.P.
Apollo Advisors II, L.P.(10)
  2 Manhattanville Road
  Purchase, NY 10577................  1,285,165    6.8%  10,733,244     64.3%        --         --      35.6%         32.6%
BT Investment Partners, Inc.(11)
  130 Liberty Street
  New York, NY 10006................    509,812    2.7%    900,000       5.4%  3,100,000     100.0%      4.1%         12.2%
Other 1995 equity investors as a
  group(12).........................     40,172    0.2%  5,000,000      30.3%        --         --      15.1%         13.8%
All directors and executive officers
  as a group (15
  persons)(4)(5)(6)(7)(8)(10)(13)...  20,350,194  73.9%         --        --         --         --      43.9%         40.8%



---------------



 (1) Gives effect to the assumed exercise of outstanding warrants, held by certain institutional investors, to acquire 2,008,874 shares of Holdings common stock.



 (2) Except as otherwise indicated, each beneficial owner has the sole power to vote, as applicable, and to dispose of all shares of Common Stock or Series A Preferred Stock or Series B Preferred Stock owned by such beneficial owner.



 (3) Assumes the conversion of all outstanding Series A Preferred Stock and Series B Preferred Stock into Common Stock at the conversion rate applicable as of March 15, 1997.



 (4) Represents shares owned by The Yucaipa Companies, F4L Equity Partners, L.P., FFL Partners, Yucaipa Capital Fund and Yucaipa/F4L Partners. These entities are affiliated partnerships which are controlled, directly or indirectly, by Ronald W. Burkle. The foregoing entities are parties to a stockholders agreement with other Holdings investors which gives to Yucaipa the right to elect a majority of the directors of Holdings. Share amount and percentages shown for Yucaipa include a five-year warrant to purchase 8,000,000 shares of Holdings Common Stock held by Yucaipa. Such warrant will become exercisable only upon the occurrence of an initial public offering or certain sale transactions involving Holdings. The exercise price of the warrant is such that the warrant has no value unless and until the value of the Company's equity securities is greater than $1.220 billion. See "Description of Capital Stock -- Yucaipa Warrant."



 (5) Certain management stockholders who own in the aggregate 431,096 shares of Common Stock have entered into a Stockholder Voting Agreement and Proxy pursuant to which Ronald W. Burkle, George G. Golleher and Yucaipa Capital Advisors, Inc. have sole voting control over the shares currently owned by such management stockholders until June 14, 2005. The 431,096 shares have been included, solely for purposes of the above table, in the share amounts shown for Mr. Burkle but not for Mr. Golleher. Neither Messrs. Burkle and Golleher nor Yucaipa Capital Advisors, Inc. have the power to dispose of, or any other form of investment power with respect to such shares. Messrs. Burkle and Golleher have sole voting and investment power with respect to 1,346,294 and 562,525 shares of Common Stock they respectively own (including in the case of Mr. Golleher, 300,000 shares issuable upon the exercise of options).



 (6) Includes 300,000 shares issuable upon the exercise of options held by Mr. Golleher.



 (7) Represents shares issuable upon the exercise of options held by Mr.
     Marasca.



 (8) Includes 60,000 shares issuable upon the exercise of options held by Mr. Mays. In addition, Mr. Mays owns 8,890 of the 431,096 shares of Common Stock that are subject to the Stockholder Voting Agreement and Proxy described in note (4) above.



 (9) Represents shares issuable upon the exercise of options held by Messrs. DeLano and Schnug.

(10) Represents shares owned by one or more entities managed by or affiliated with Apollo Advisors, L.P. or Apollo Advisors II, L.P. (collectively, "Apollo"), together with certain affiliates or designees of Apollo.



(11) Represents shares owned by BT Investment Partners, Inc. ("BTIP"), Bankers Trust New York Corporation and BT Securities Corporation. Bankers Trust New York Corporation and BT Securities Corporation are affiliated with BTIP. BTIP expressly disclaims beneficial ownership of all shares owned by Bankers Trust New York Corporation and BT Securities Corporation.



(12) Includes certain institutional investors, other than Apollo and BTIP, which purchased Series A Preferred Stock of Holdings in connection with the Merger. Pursuant to the 1995 Stockholders Agreement, certain corporate actions by Holdings and its subsidiaries require the consent of the directors whom the 1995 equity investors, including Apollo and BTIP, are entitled to elect to the Holdings Board of Directors. Such investors do not affirm the existence of a "group" within the meaning of Rule 13d-5 under the Exchange Act, and expressly disclaim beneficial ownership of all Holdings shares except for those shares held of record by each such investor or its nominees.



(13) Includes 10,000 shares issuable upon the exercise of options held by executive officers other than the named executive officers above.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     The Company is a party to a consulting agreement with Yucaipa which provides for certain management and financial services to be performed by Yucaipa for the benefit of the Company and its subsidiaries. The services of Messrs. R. Burkle, Bernstein, Graham and Kalantari, acting in their capacities as directors, and the services of other Yucaipa personnel are provided to the Company pursuant to this agreement. See "Item 10 -- Directors and Executive Officers of the Registrant." Messrs. R. Burkle, Bernstein, Graham and Kalantari are partners of Yucaipa. The consulting agreement provides for an annual management fee payable by the Company to Yucaipa in the amount of $4 million, plus reimbursement of out-of-pocket expenses. In addition, the Company may retain Yucaipa in an advisory capacity in connection with acquisition or sale transactions, in which case the Company will pay Yucaipa an advisory fee, except that the retention of Yucaipa in connection with a sale of the entire Company would require approval by a majority of the disinterested directors. The agreement has a five-year term, which is automatically renewed on each anniversary of the Merger for a five-year term unless ninety days' notice is given by either party. The agreement may be terminated at any time by the Company, provided that Yucaipa will be entitled to full monthly payments under the agreement for the remaining term thereof, unless the Company terminates for cause pursuant to the terms of the agreement. Yucaipa may terminate the agreement if the Company fails to make a payment due thereunder, or if there occurs a change of control (as defined in the agreement) of the Company, and upon any such termination Yucaipa will be entitled to full monthly payments for the remaining term of the agreement. Pursuant to the agreement (and a predecessor agreement with Food 4 Less), Yucaipa earned a total of $3.6 million in management fees for fiscal 1995 and $4.0 million for fiscal 1996. Pursuant to the terms of the Fred Meyer Merger Agreement, upon consummation of the Fred Meyer Merger, it is anicipated that the consulting agreement will be terminated and Holdings or Fred Meyer will make a termination payment to Yucaipa or its assignee in the amount of $20 million in lieu of all payments required thereunder, and as consideration for advisory services rendered by Yucaipa in connection with the Fred Meyer Merger.



     Pursuant to the Yucaipa consulting agreement, upon closing of the RSI Merger, Yucaipa received an advisory fee from Ralphs in the amount of $21.5 million, which was paid in cash and New Discount Debentures, plus reimbursement of expenses in connection with the RSI Merger and the related transactions. Upon closing of the RSI Merger, Yucaipa paid a cash fee of approximately $3.5 million to Soros Fund Management in consideration for advisory services which Soros Fund Management has rendered since 1991. Additionally, upon closing of the RSI Merger, Yucaipa received a warrant to purchase 8,000,000 shares of Holdings common stock exercisable under certain conditions. Pursuant to the terms of the Fred Meyer Merger Agreement, at the effective time of the Fred Meyer Merger, the warrant will be terminated in consideration for Fred Meyer's delivery to Yucaipa or its assignee of shares of Fred Meyer common stock equal to the number of shares of Fred Meyer common stock which the holder of two percent of the capital stock of Holdings, measured on a fully diluted basis (after giving effect to such two percent of capital stock of Holdings as though it were outstanding), would have received in the Fred Meyer Merger. In consideration for its commitment to purchase preferred stock as part of the 1995 Equity Investment, Apollo received a fee of $5 million from Holdings upon closing of the RSI Merger, which fee was paid in cash and notes.

     In connection with the execution of the definitive Agreement and Plan of Merger ("the Merger Agreement") between Food 4 Less, Holdings, FFL and RSI, Yucaipa entered into the Put Agreement with the majority stockholder of RSI, pursuant to which such RSI stockholder was entitled to put up to $10 million aggregate principal amount of 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 (the "Seller Debentures"), issued as part of the consideration for the RSI Merger, to Yucaipa on the closing date of the Merger. The Yucaipa consulting agreement provided that the Company reimburse Yucaipa for any loss and expenses incurred by Yucaipa upon the resale of such Seller Debentures to any unaffiliated third party. Pursuant to such agreement, the Company reimbursed an affiliate of Yucaipa, CLH Supermarkets Corp., the amount of $3.5 million upon the closing of the Merger.



     Holdings files a consolidated federal income tax return, under which the federal income tax liability of Holdings and its subsidiaries is determined on a consolidated basis. Holdings is a party to a federal income tax sharing agreement with the Company and certain of its subsidiaries (the "Tax Sharing Agreement"). The Tax Sharing Agreement provides that in any year in which the Company is included in any consolidated tax liability of Holdings and has taxable income, the Company will pay to Holdings the amount of the tax liability that the Company would have had on such due date if it had been filing a separate return. Conversely, if the Company generates losses or credits which actually reduce the consolidated tax liability of Holdings and its other subsidiaries, Holdings will credit to the Company the amount of such reduction in the consolidated tax liability. These credits are passed between Holdings and the Company in the form of cash payments. In the event any state and local income taxes are determinable on a combined or consolidated basis, the Tax Sharing Agreement provides for a similar allocation between Holdings and the Company of such state and local taxes.



     As part of the financing for the RSI Merger, Holdings issued $100 million initial accreted value of 13 5/8% Senior Discount Debentures due 2005 (the "New Discount Debentures"), which was acquired by a partnership, RGC Partners, L.P., a Delaware limited partnership ("RGC Partners") comprised of an affiliate of Yucaipa (Yucaipa RGC, L.L.C.) and certain other investors. The $17.5 million initial accreted value of New Discount Debentures contributed to RGC Partners by Yucaipa RGC, L.L.C. consists of New Discount Debentures issued in partial payment of the Yucaipa consulting fee due upon closing of the RSI Merger, as described above. Holdings granted to RGC Partners certain registration rights with respect to the New Discount Debentures, and paid substantially all expenses of RGC Partners in connection with the resale of the New Discount Debentures, including underwriting discounts and brokers' commissions (subject to certain limitations).



     On October 20, 1995, the holder of the New Discount Debentures sold all of such New Discount Debentures at a price equal to 77 percent of the accreted value thereof. The sale of the New Discount Debentures was effected by BT Securities Corporation ("BT Securities" an affiliate of BT Investment Partners, Inc. ("BTIP")). BT Securities received a fee in the amount of 2 percent ($2.1 million) of the aggregate accreted value of the New Discount Debentures. Holdings reimbursed the selling holder for such fee and other expenses of the sale as contemplated by a registration rights agreement executed concurrently with the consummation of the Merger. BT Securities and its affiliates have provided investment banking and other financing services to the Company from time to time and have received customary fees in connection therewith. On June 6, 1996, the Company issued the 1996 10.45% Senior Notes to BT Securities, which resold the notes pursuant to Rule 144A under the Securities Act. BT Securities received a fee in the amount of $2.3 million for acting as initial purchaser in the offering. On March 26, 1997, the Company issued the 1997 11% Senior Subordinated Notes to BT Securities and certain other investment banks, which resold the Notes pursuant to Rule 144A under the Securities Act. BT Securities received a fee of $1.6 million for acting as initial purchaser in the offering. Bankers Trust Company, an affiliate of BTIP and BT Securities has acted as Agent under the Credit Facility and receives customary fees for such services.



     A contribution of $5 million was made to RGC Partners (the partnership that purchased and subsequently sold the New Discount Debentures), by an affiliate of the Company. This affiliate borrowed the $5 million from the Company to fund its contribution to the partnership. Holders of RGC equity appreciation rights ("EARs"), including Messrs. Allumbaugh, Marasca and Gray, agreed to defer the receipt of $5 million cash otherwise payable by RGC upon settlement of the EARs at the time of the Merger, pending repayment of the $5 million loan made by the Company as described above. When the New Discount Debentures were resold by RGC Partners, and the proceeds from such resale distributed to the partners, all of the approximately $2.1 million in total proceeds received by the affiliate were applied to repayment of the loan, and the portion of the loan not repaid was forgiven by the Company and the EAR holders.



     FFL Partners, a partnership controlled by Ronald W. Burkle, is obligated, pursuant to an agreement with Holdings, to repurchase shares of Holding's common stock from certain terminated participants in an employee benefit plan maintained by one of the Company's subsidiaries. See "Note 10 of Notes to Consolidated Financial Statements of Ralphs Grocery Company." From time to time the Company advances funds to plan participants on behalf of FFL Partners and records a receivable from FFL Partners for the amount advanced. At February 2, 1997 the outstanding receivable from FFL Partners was approximately $271,000.



     Management believes that the terms of the transactions described above are or were fair to the Company and are or were on terms at least as favorable to the Company as those which could be obtained from unaffiliated parties (assuming that such transactions could be effected with such parties).



                          DESCRIPTION OF CAPITAL STOCK



     Following is a description of the authorized and outstanding capital stock of the Company and Holdings, including the terms of the 1995 Equity Investment to which was made in Holdings in connection with the Merger.



THE COMPANY



     The authorized capital stock of the Company consists of 1,600,000 shares of Common Stock, $.01 par value per share, of which 1,513,938 shares are outstanding. All of such outstanding shares are owned by Holdings. There is no public trading market for the Common Stock of the Company. The indentures that govern outstanding debt securities of the Company contain certain restrictions on the payment of cash dividends with respect to the Company's Common Stock. In addition, the Credit Facility also restricts such payments. Subject to the limitations contained in the Credit Facility and such indentures, holders of Common Stock of the Company are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation, are entitled to share ratably in any distribution to holders of Common Stock. All holders of Common Stock are entitled to one vote per share on any matter coming before the stockholders for a vote.



HOLDINGS



     The authorized capital stock of Holdings consists of 60,000,000 shares of Common Stock, $.01 par value, 25,000,000 shares of Non-Voting Common Stock, $.01 par value, 25,000,000 shares of Series A Preferred Stock, $.01 par value, and 25,000,000 shares of Series B Preferred Stock, $.01 par value. Of such authorized shares, (i) 16,976,585 shares of Common Stock, 16,683,244 shares of Series A Preferred Stock and 3,100,000 shares of Series B Preferred Stock are outstanding and held by approximately 100 holders of record, (ii) 2,008,874 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants held by institutional investors, (iii) 3,000,000 shares of Common Stock are reserved for issuance upon the exercise of employee stock options and (iv) 421,236 shares of Common Stock are held in treasury. An additional 8,000,000 shares of Common Stock are reserved for issuance upon the exercise of a warrant issued to Yucaipa upon closing of the Merger. See
"-- Yucaipa Warrant" below.



     There is no public trading market for the capital stock of Holdings. Holdings does not expect in the foreseeable future to pay any dividends on its capital stock. Holders of Common Stock of Holdings are entitled to dividends when and as declared by the Board of Directors of Holdings from funds legally available therefor, and upon liquidation, are entitled to share ratably in any distribution to holders of Common Stock. All holders of Holdings Common Stock are entitled to one vote per share on any matter coming before the stockholders for a vote.

     Upon issuance, the Series A Preferred Stock initially had an aggregate liquidation preference of $166,832,440, or $10 per share, which accretes as described below. The holders of the Series A Preferred Stock vote (on an as-converted basis) together with the Common Stock as a single class on all matters submitted for stockholder vote. Each share of Series A Preferred Stock initially is convertible at the option of the holder thereof into a number of shares of Holdings Common Stock equal to the liquidation preference of such share of Series A Preferred Stock divided by $10. Upon consummation of an initial public offering of Holdings equity securities which meets certain criteria, the shares of Series A Preferred Stock will automatically convert into shares of Common Stock of Holdings at the same rate as applicable to an optional conversion.



     Upon issuance, the Series B Preferred Stock initially had an aggregate liquidation preference of $31,000,000, or $10 per share, which accretes as described below. The holders of Series B Preferred Stock generally are not entitled to vote on any matters, except as required by the Delaware General Corporation Law. Upon the occurrence of a change of control, each share of Series B Preferred Stock initially will be convertible at the option of the holder thereof into a number of shares of Holdings Common Stock or Non-Voting Common Stock equal to the liquidation preference of such share of Series B Preferred Stock divided by $10. Upon consummation of an initial public offering of Holdings equity securities which meets certain criteria, shares of Series B Preferred Stock will automatically convert into shares of Non-Voting Common Stock of Holdings at the same rate as applicable to an optional conversion.



     The liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock initially accretes daily at the rate of 7% per annum, compounded quarterly, until the later of the fifth anniversary of the date of issuance or the date the Company first reports EBITDA (as defined) of at least $500 million for any twelve-month period. Thereafter, the liquidation preference will remain constant. The accretion rate of the liquidation preference will increase (a) by 2% per annum if the Company fails to report EBITDA of at least $400 million for the four fiscal quarters ending closest to the third anniversary of the date of issuance (or for the rolling four-quarter period ending on any of the three subsequent quarter-ends), (b) by 2% per annum if the Company fails to report EBITDA of at least $425 million for the four fiscal quarters ending closest to the fourth anniversary of the date of issuance (or for the rolling four-quarter period ending on any of the three subsequent quarter-ends) or (c) by 2% per annum if the Company fails to report EBITDA of at least $450 million for the four fiscal quarters ending closest to the fifth anniversary of the date of issuance, in each case, such increase to take effect on the first day after the last day of the fiscal quarter with respect to which such failure occurred; provided that the accretion rate of the liquidation preference will not at any time exceed 13% per annum. The accretion of the liquidation preference will result in a proportional increase in the number of shares of common stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock.



     Shares of Series A Preferred Stock or Series B Preferred Stock may be converted (subject to certain conditions) at the option of the holder into shares of the other series. The holders of Series A Preferred Stock and Series B Preferred Stock have no rights to any fixed dividends in respect thereof. Subject to certain exceptions, Holdings is prohibited from declaring dividends with respect to, or redeem, purchase or otherwise acquire, shares of its capital stock without the consent of holders of a majority of the Series A Preferred Stock. If dividends are declared on the Series A Preferred Stock or the Series B Preferred Stock which are payable in voting securities of Holdings, Holdings will make available to each holder of Series A Preferred Stock and Series B Preferred Stock, at such holder's request, dividends consisting of non-voting securities of Holdings which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities upon a change of control.



1995 STOCKHOLDERS AGREEMENT



     Under the terms of the 1995 Stockholders Agreement (which was entered into by Holdings, Yucaipa and its affiliates, the 1995 Equity Investors and other stockholders), the 1995 Equity Investors holding Series A Preferred Stock are entitled to nominate three directors to the Board of Directors of each of Holdings and the Company (the "Series A Directors"), of which two directors are nominees of Apollo and one director is a nominee of the other 1995 Equity Investors holding Series A Preferred Stock. The 1995 Stockholders

Agreement gives to Yucaipa the right to nominate six directors of Holdings and seven directors of the Company, and the boards of Holdings and the Company consist of a total of nine and ten directors, respectively. The numbers of directors which may be nominated by the foregoing stockholders will be reduced if such stockholders cease to own certain specified percentages of their initial holdings. Unless and until Holdings has effected an initial public offering of its equity securities meeting certain criteria, Holdings and its subsidiaries may not take certain actions without the approval of the Series A Directors, including but not limited to certain mergers, sale transactions, transactions with affiliates, issuances of capital stock and payments of dividends on or repurchases of capital stock. In addition, under the 1995 Registration Rights Agreement the 1995 Equity Investors have certain "demand" and "piggyback" registration rights with respect to their Series A Preferred Stock and Series B Preferred Stock, as well as the right under the 1995 Stockholders Agreement to participate, on a pro rata basis, in sales by Yucaipa of the Holdings stock it holds. In certain circumstances, Yucaipa will have the right to compel the participation of the 1995 Equity Investors and other stockholders in sales of all the outstanding shares of Holdings stock.



YUCAIPA WARRANT



     Upon closing of the Merger, Holdings issued to Yucaipa a warrant to purchase up to 8,000,000 shares of Holdings Common Stock. The initial exercise price of such warrant is such that the warrant has no value unless and until the value of the shares representing Holdings' equity on the Closing Date is greater than $1.220 billion. Such warrant will be exercisable on a cashless basis at the election of Yucaipa in the event Holdings completes an initial public offering of equity securities meeting certain criteria, or in connection with certain sale transactions involving Holdings, in either case effected on or prior to the fifth anniversary of the Merger. The expiration date of such warrant, and the deadline for such triggering transactions, may be extended from the fifth to the seventh anniversary of the Merger if Holdings meets certain financial performance goals prior to such fifth anniversary. The cashless exercise provisions of such warrant allow the holder to exercise it without the payment of cash consideration, provided that Holdings will withhold from the shares otherwise issuable upon such exercise a number of shares having a fair market value as of the exercise date equal to the exercise price.

                      DESCRIPTION OF THE SELLER DEBENTURES

GENERAL

     The 13 5/8% Senior Subordinated Pay-In-Kind Debentures due 2007 (the "Seller Debentures") were issued under an indenture (the "Seller Debenture Indenture"), dated as of June 1, 1995, between Holdings and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). The Seller Debentures were issued to the stockholders of RSI upon the Closing Date of the Merger as part of the consideration for the merger of Food 4 Less with and into RSI.

     The following summary of certain provisions of the Seller Debentures and the Seller Debenture Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Seller Debentures and the Seller Debenture Indenture, including the definitions of certain terms therein and those terms made a part of the Seller Debenture Indenture by reference to the TIA. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." A copy of the form of the Seller Debenture Indenture may be obtained from Holdings.

PRINCIPAL, MATURITY AND INTEREST

     The Seller Debentures initially were issued in the aggregate principal amount of $131.5 million and will mature on June 15, 2007. The Seller Debentures bear interest at the rate of 13 5/8% per annum and interest accrues on the Seller Debentures beginning from the most recent date to which interest has been paid. Interest is payable semiannually in arrears on June 15 and December 15 of each year to the Holders of record on the immediately preceding June 1 and December 1. The first interest payment date on the Seller Debentures was December 15, 1995. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months and actual number of days elapsed. Holdings may, on each interest payment date on or prior to June 15, 2000, at its option and in its sole discretion, pay interest in additional Seller Debentures ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Seller Debentures as provided in the Seller Debenture Indenture. As of June 15, 1996, Holdings has issued an aggregate principal amount of $18.6 million of Secondary Securities which constitute a portion of the outstanding Seller Debentures offered hereby.

     The Seller Debentures were issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof; provided, however, that Secondary Securities issued in lieu of cash interest payments pursuant to the Seller Debenture Indenture or Seller Debentures issued upon registration of transfer of such Secondary Securities may be in denominations of greater or less than $1,000. Initially, the Trustee will act as Paying Agent and Registrar for the Seller Debentures. The Seller Debentures may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. Holdings may change any Paying Agent and Registrar without notice to holders of the Seller Debentures (the "Holders"). Holdings will pay principal, premium, if any, and interest on the Seller Debentures at the Trustee's corporate office located in the Borough of Manhattan, The City of New York. At Holdings' option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered holders of the Seller Debentures at their respective addresses set forth in the register of Holders of Seller Debentures. Until otherwise designated by Holdings, Holdings' office or agency in New York is the office of the Trustee maintained for such purpose.

OPTIONAL REDEMPTION

     On or after June 15, 2000, the Seller Debentures may be redeemed, at the option of Holdings, in whole at any time or in part from time to time, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued interest to the redemption date, if redeemed during the twelve-month period commencing on June 15 in the years set forth below:

                                                                           REDEMPTION
                                      YEAR                                   PRICE
        -----------------------------------------------------------------  ----------
        2000.............................................................   106.8125%
        2001.............................................................   105.1094%
        2002.............................................................   103.4063%
        2003.............................................................   101.7031%
        2004 and thereafter..............................................   100.0000%

     Notwithstanding the foregoing, prior to June 15, 1998, Holdings may use the net proceeds of a Public Equity Offering of Holdings or the Company to redeem up to 35% of the Seller Debentures at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

NOTICES AND SELECTION

     In the event of a redemption of less than all of the Seller Debentures at the option of Holdings, such Seller Debentures will be selected for redemption by the Trustee pro rata, by lot or by any other method that the Trustee considers fair and appropriate and in such manner as complies with applicable legal and stock exchange requirements, if any; provided, however, that any redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis unless such method is otherwise legally prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Seller Debentures are to be redeemed at such Holder's registered address. Seller Debentures in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest will cease to accrue on the Seller Debentures or portions thereof called for redemption (unless Holdings shall default in the payment of the redemption price or accrued interest). Seller Debentures that are redeemed by Holdings or that are purchased by Holdings pursuant to a Net Proceeds Offer as described under "-- Certain Covenants -- Limitation on Asset Sales" below or pursuant to a Change of Control Offer as described under "-- Change of Control" below or that are otherwise acquired by Holdings will be surrendered to the Trustee for cancellation.

RANKING


     The Seller Debentures are senior subordinated unsecured obligations of Holdings and are subordinate in right of payment to all Senior Indebtedness of Holdings including indebtedness under the New Discount Debentures. As of October 12, 1997, the aggregate outstanding amount of Senior Indebtedness of Holdings (excluding guarantees by Holdings of certain Senior Indebtedness of the Company) was approximately $135.7 million of accreted value of New Discount Debentures. In addition, the Seller Debentures are effectively subordinated to all liabilities (including trade payables) of the Company which were approximately $3,186.3 million (excluding letters of credit) at such date.


SUBORDINATION OF THE SELLER DEBENTURES

     The payment of the Obligations with respect to the Seller Debentures are subordinated in right of payment, as set forth in the Seller Debenture Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred including, with respect to Designated Senior Indebtedness, any interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against Holdings in a bankruptcy case under Title 11 of the United States Code.

     Upon any payment of distribution of assets or securities of Holdings of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, total or partial liquidation or reorganization of Holdings (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of Holdings' assets and liabilities and whether voluntary or involuntary), the holders of Senior Indebtedness shall first be entitled to receive payment in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness before the Holders of Seller Debentures will be entitled to receive any payment with respect to the Seller Debentures (excluding Permitted Subordinated Reorganization Securities) and until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Seller Debentures would be entitled (excluding Permitted Subordinated Reorganization Securities) shall be made to the holders of Senior Indebtedness.

     No direct or indirect payment (other than payments previously made pursuant to the provisions described under "-- Defeasance of Indenture" below or payments in Secondary Securities) by or on behalf of Holdings of Obligations on the Seller Debentures whether pursuant to the terms of the Seller Debentures or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on any Designated Senior Indebtedness or any other Senior Indebtedness which, at the time of determination, is equal to or greater than $50 million in aggregate principal amount ("Significant Senior Indebtedness") (and the Trustee has received written notice thereof), and such default shall not have been cured or waived by or on behalf of the holders of such Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, or shall have ceased to exist, until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, shall have been discharged or paid in full in cash or Cash Equivalents, after which Holdings shall resume making any and all required payments in respect of the Seller Debentures, including any missed payments.

     In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon the earliest to occur of (a) receipt by the Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their representative, or (b) if such event of default results from the acceleration of the Seller Debentures, the date of such acceleration, no such payment (other than payments previously made pursuant to the provisions described under "-- Defeasance of Indenture" below or payments in Secondary Securities) may be made by Holdings upon or in respect of the Seller Debentures for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless (x) such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of such Designated Senior Indebtedness or their representative who delivered such notice or (y) such default is cured or waived, or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents), after which Holdings shall resume making any and all required payments in respect of the Seller Debentures, including any missed payments. Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Seller Debentures during any period of 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders of such Designated Senior Indebtedness or their representative whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     If Holdings fails to make any payment on the Seller Debentures when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an Event of Default under the Seller Debenture Indenture and would enable the Holders of Seller Debentures to accelerate the maturity thereof. See "--Events of Default."

     By reason of such subordination, in the event of the insolvency of Holdings, Holders of the Seller Debentures may recover less, ratably, than holders of Senior Indebtedness.

     As of October 12, 1997, the aggregate amount of Senior Indebtedness outstanding was approximately $135.7 million of accreted value of New Discount Debentures that will accrete to approximately $193.4 million by June 15, 2000.


CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined below), each Holder will have the right to require the repurchase of such Holder's Seller Debentures pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the Change of Control Payment Date (as defined below).

     Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), Holdings must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Seller Debenture purchased pursuant to a Change of Control Offer will be required to surrender the Seller Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Seller Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date.

     The Seller Debenture Indenture further provides that, notwithstanding the foregoing, prior to the mailing of the notice of a Change of Control Offer referred to above, within 30 days following any Change of Control, Holdings will cause the Company to either (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement to the extent the terms thereof require repayment upon a Change of Control (or offer to repay in full and terminate all commitments under all such Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted such offer) or
(b) obtain the requisite consents under the Credit Agreement, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Seller Debentures as provided above. Holdings shall first comply with the covenant in the immediately preceding sentence before Holdings shall be required to repurchase Seller Debentures pursuant to the provisions described above. Holdings' failure to comply with the covenants described in this paragraph shall constitute an Event of Default under the Seller Debenture Indenture.

     Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable provisions of the federal securities laws in connection with a Change of Control Offer.

CERTAIN COVENANTS

     The Seller Debenture Indenture contains, among other things, the following covenants:

     Limitation on Restricted Payments. The Seller Debenture Indenture provides that Holdings shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment if, at the time of such proposed Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, (b) Holdings or such Subsidiary could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrences of Additional Indebtedness" below, or (c) the aggregate amount expended for all Restricted Payments, including such proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment, as determined in good faith by the Board of Directors of Holdings, which determination shall be evidenced by a Board Resolution), subsequent to the Issue Date, shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income is a loss, minus 100% of such loss) of Holdings earned subsequent to the Issue Date and on or prior to the date the proposed Restricted Payment occurs (the "Reference Date") plus (ii) 100% of the aggregate Net Proceeds received by Holdings from any person (other than a Subsidiary) from the issuance and sale (including upon exchange or conversion for other securities of Holdings) subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from

Holdings or any Subsidiary, until and to the extent such borrowing is repaid), plus (iii) 100% of the aggregate net cash proceeds received by Holdings as capital contributions to Holdings after the Issue Date, plus (iv) $25 million.

     Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (2) the acquisition of any shares of Capital Stock of Holdings or the repurchase, redemption, or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock of Holdings, (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of Subordinated Indebtedness of Holdings with an Average Life equal to or greater than the then remaining Average Life of the Subordinated Indebtedness repurchased, redeemed or repaid, (4) any payments by Holdings or any Subsidiary required to be made due to the exercise of statutory dissenters', appraisal or similar rights by holders of common stock of FFL in connection with the FFL Merger and (5) Permitted Payments; provided, however, that (x) the declaration of each dividend paid in accordance with clause (1) above, each acquisition, repurchase, redemption or other repayment made in accordance with, or of the type set forth in, clause (2) above, and each payment described in clause (iii) of the definition of "Permitted Payments" shall each be counted for purposes of computing amounts expended pursuant to subclause (c) in the immediately preceding paragraph, and (y) no amounts paid pursuant to clause (3) or (4) above or pursuant to clause (i), (ii), (iv) or (v) of the definition of "Permitted Payments" shall be so counted.

     Limitation on Incurrences of Additional Indebtedness. The Seller Debenture Indenture provides that Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default with respect to payment of principal of, or interest on, the Seller Debentures or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, (i) Holdings may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of Holdings would be greater than 2.0 to 1.0 and (ii) the Company or any subsidiary of the Company may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of the Company would be greater than 2.0 to 1.0.

     Limitation on Senior Subordinated Indebtedness. The Seller Debenture Indenture provides that Holdings shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Seller Debentures.

     Limitation on Liens. The Seller Debenture Indenture provides that Holdings shall not create, incur, assume or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness, any Subordinated Indebtedness or any Affiliate Obligation upon any property or assets of Holdings owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, unless the Securities are secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) to the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by Holdings; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by Holdings.

     Limitation on Asset Sales. The Seller Debenture Indenture provides that neither Holdings nor any of its Subsidiaries shall consummate an Asset Sale unless (a) Holdings or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold; and (b) upon consummation of an Asset Sale, Holdings or the applicable Subsidiary will, within 365 days of the receipt of the proceeds therefrom, either: (i) apply or cause its Subsidiary to apply the Net Cash Proceeds of any Asset Sale to (1) a Related Business Investment (2) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, or (3) an investment in properties and assets that will be used in the business of Holdings and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto; (ii) in the case of a sale of a store or stores, deem such Net Cash Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of the Asset Sale;
(iii) apply or cause to be applied such Net Cash Proceeds to the repayment of Senior Indebtedness or Pari Passu Indebtedness of Holdings or any Indebtedness of any Subsidiary; (iv) use such Net Cash Proceeds to secure Letter of Credit Obligations to the extent the related letters of credit have not been drawn upon or returned undrawn; or (v) after such time as the accumulated Net Cash Proceeds equals or exceeds $20 million, apply or cause to be applied such Net Cash Proceeds to the purchase of Seller Debentures tendered to Holdings for purchase at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase pursuant to an offer to purchase made by Holdings as set forth below (a "Net Proceeds Offer"). A Net Proceeds Offer as a result of an Asset Sale made by Holdings or one of its Subsidiaries shall not be required to be in excess of the Net Cash Proceeds of such Asset Sale less the Net Cash Proceeds actually applied in accordance with clauses (b)(i), (ii),
(iii) or (iv) above; provided, however, that Holdings shall have the right to exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, the proceeds of which are derived from the sale and substantially concurrent lease-back of one or more supermarkets and/or related assets or equipment which are acquired or constructed by Holdings or a Subsidiary subsequent to the date that is six months prior to the Issue Date, provided that any such sale and substantially concurrent lease-back occurs within 270 days following such acquisition or the completion of such construction, as the case may be.

     Each Net Proceeds Offer will be mailed to record Holders of Seller Debentures as shown on the register of Holders not less than 325 nor more than 365 days after the relevant Asset Sale, with a copy to the Trustee, shall specify the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed) and shall otherwise comply with the procedures set forth in the Seller Debenture Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender the Seller Debentures in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Seller Debentures in an amount exceeding the Net Proceeds Offer, Seller Debentures of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).

     Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Seller Debentures pursuant to a Net Proceeds Offer.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Seller Debenture Indenture provides that Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Credit Agreement as in effect on the Issue Date, as any such Payment Restriction may apply to any present or future Subsidiary, (ii) the New Discount Debenture Indenture, the Seller Debenture Indenture, the Holdings Discount Note Indenture, the indentures with respect to Existing Indebtedness and any other agreement in effect at or entered into on the Issue Date, (iii) Indebtedness of a person existing at the time such person becomes a Subsidiary (provided that (x) such Indebtedness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to the provisions of the covenant described under "-- Limitation on Incurrences of Additional Indebtedness" above), (iv) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenants described under "-- Limitation on Incurrences of Additional Indebtedness" and "-- Limitation on Liens" above that limit the right of the debtor to dispose of the assets securing such Indebtedness; (b) customary non-assignment provisions restricting subletting or assignment of any lease or other agreement entered into by a Subsidiary; (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (e) customary provisions in joint venture agreements and other similar agreements; (f) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above; provided that the restrictions contained therein are not materially more restrictive taken as a whole than those provided for in such Indebtedness being refinanced, refunded, extended or renewed and (g) Payment Restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "-- Limitation on Incurrences of Additional Indebtedness" above; provided that any such Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances) and, in any event, no more restrictive than the most restrictive Payment Restrictions in effect on the Issue Date.

     Limitation on Transactions with Affiliates. The Seller Debenture Indenture provides that neither Holdings nor any of its Subsidiaries shall (i) sell, lease, transfer or otherwise dispose of any of its properties or assets or issue securities (other than equity securities which do not constitute Disqualified Capital Stock) to, (ii) purchase any property, assets or securities (other than equity securities which do not constitute Disqualified Capital Stock) from,
(iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder) of Holdings or any Subsidiary (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the following paragraph and (y) Affiliate Transactions in the ordinary course of business that are fair to Holdings or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party; provided, that (A) with respect to Affiliate Transactions involving aggregate payments in excess of $1 million and less than $5 million, Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business), (B) with respect to Affiliate Transactions involving aggregate payments in excess of $5 million and less than $15 million, Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business) and that such Affiliate Transaction has received the approval of a majority of the disinterested members of the Board of Directors of Holdings or the Subsidiary, as the case may be, or, in the absence of any such approval by the disinterested members of the Board of Directors of Holdings or the Subsidiary, as the case may be, that an Independent Financial Advisor has reasonably and in good faith determined that the financial terms of such Affiliate Transaction are fair to Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and that such Independent Financial Advisor has provided written confirmation of such determination to the Board of Directors and (C) with respect to Affiliate Transactions involving aggregate payments in excess of $15 million, Holdings or such Subsidiary, as the case may be, shall have delivered to the Trustee, a written opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as those that might reasonably have been obtained at the time from an unaffiliated party.

     The provisions of the foregoing paragraph shall not apply to (i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with the provisions of the covenant described under "-- Limitation on Restricted Payments" above, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Subsidiary, as determined by the Board of Directors of Holdings or any Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among Holdings and any of its wholly-owned Subsidiaries or exclusively between or among such wholly-owned Subsidiaries, provided such transactions are not otherwise prohibited by the Seller Debenture Indenture, (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Holders in any material respect, (vi) the existence of, or the performance by Holdings or any of its Subsidiaries of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into

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

thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Securities in any material respect, (vii) transactions permitted by, and complying with, the provisions of the covenant described under "-- Limitation on Mergers and Certain Other Transactions" below, and (viii) transactions with suppliers or other purchases or sales of goods or services, in each case, in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Seller Debenture Indenture which are fair to Holdings or any Subsidiary, in the reasonable determination of the Board of Directors or senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Limitations on Preferred Stock of Subsidiaries. The Seller Debenture Indenture provides that Holdings shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to Holdings or a wholly-owned Subsidiary), or permit any person (other than Holdings or a wholly-owned Subsidiary) to own or hold an interest in any Preferred Stock of any such Subsidiary, unless such Subsidiary would be entitled to incur Indebtedness in accordance with the provisions described above under "-- Limitation on Incurrence of Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.

     Limitations on Mergers and Certain Other Transactions. The Seller Debenture Indenture provides that Holdings, in a single transaction or through a series of related transactions, shall not (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case, (1) either Holdings shall be the continuing person, or the person (if other than Holdings) formed by such consolidation or into which Holdings is merged or to which all or substantially all of the properties and assets of Holdings as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (Holdings or such other person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of Holdings under the Seller Debentures and the Seller Debenture Indenture; (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction, and (B) the Surviving Person could incur at least $1 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the provisions of the covenant described under the heading
"-- Limitation on Incurrences of Additional Indebtedness" above; and (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

     The Seller Debenture Indenture provides that upon any consolidation or merger or any transfer of all or substantially all of the assets of Holdings or any adoption of a Plan of Liquidation by Holdings in accordance with the foregoing, the surviving person formed by such consolidation or into which Holdings is merged or to which such transfer is made (or, in the case of a Plan of Liquidation, to which assets are transferred) shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under the Seller Debenture Indenture with the same effect as if such surviving person had been named as Holdings therein; provided, however, that solely for purposes of computing amounts described in subclause (c) of the first paragraph of the covenant described under " -- Limitation on Restricted Payments" above, any such surviving person shall only be deemed to have succeeded to and be substituted for Holdings with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets. When a successor corporation assumes all of the obligations of Holdings under the Seller Debenture Indenture and under the Seller Debentures and agrees to be bound thereby, the predecessor shall be released from such obligations.

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

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more direct or indirect Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

EVENTS OF DEFAULT

     The following events constitute "Events of Default" under the Seller Debenture Indenture : (i) failure to make any payment of interest on the Seller Debentures when due and the continuance of such default for a period of 30 days;
(ii) failure to pay principal of the Seller Debentures when due, whether at maturity, upon acceleration, redemption or otherwise (including the failure to repurchase Seller Debentures tendered pursuant to the requirements set forth in the covenants described under the headings "-- Certain Covenants -- Change of Control" and "-- Certain Covenants -- Limitation on Asset Sales"), whether or not such payment shall be prohibited by the provisions set forth under the heading "-- Subordination"; (iii) failure to comply with any other agreement or covenant contained in, or provisions of, the Seller Debentures or the Seller Debenture Indenture, if such failure continues unremedied for 30 days after notice given by the Trustee or the holders of at least 25% in principal amount of the Seller Debentures then outstanding (except in the case of a default with respect to the covenants described under the headings "-- Certain
Covenants -- Limitation on Restricted Payments," "-- Change of Control,"
"-- Certain Covenants -- Limitation on Asset Sales" and "-- Certain
Covenants -- Limitations on Mergers and Certain Other Transactions," which shall constitute Events of Default with notice but without passage of time); (iv) a default under any bond, debenture, or other evidence of Indebtedness of Holdings or of any Significant Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if both (A) such default either (1) results from the failure to pay such Indebtedness at its stated final maturity or (2) relates to an obligation (other than the obligation to pay any principal of such Indebtedness at its stated final maturity) and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $25 million or more at any one time outstanding; (v) Holdings or any Significant Subsidiary (a) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (c) consents to the appointment of a Custodian of it or for substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; (vi) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Holdings or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Holdings or any Significant Subsidiary, (b) appoint a Custodian of Holdings or any Significant Subsidiary or for all or any substantial part of their respective properties or (c) order the winding-up or liquidation of Holdings' or any Significant Subsidiary's affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (vii) the lenders under the Credit Agreement shall commence judicial proceedings to foreclose upon any material portion of the assets of Holdings and its Subsidiaries; or (viii) any final judgment or order for payment of money in excess of $25 million shall be entered against Holdings or any Significant Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period of 60 days after such judgment becomes final and nonappealable.

     If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency, receivership or reorganization of Holdings or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Seller Debentures then outstanding may declare the aggregate principal amount of the Seller Debentures outstanding due and payable by notice in writing to Holdings, the administrative agent under the Credit Agreement and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the

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

Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement, or five business days after receipt by Holdings and the administrative agent under the Credit Agreement of such Acceleration Notice. If an Event of Default resulting from certain events of bankruptcy, insolvency, receivership or reorganization shall occur with respect to Holdings, all unpaid principal and accrued interest on the Seller Debentures then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders of the Seller Debentures. Subject to certain conditions, the Holders of a majority in principal amount of the Seller Debentures then outstanding, by notice to the Trustee, may rescind an acceleration if all existing Events of Default are remedied. In certain cases the Holders of a majority in principal amount of outstanding Seller Debentures may waive any past default and its consequences, except a default in the payment of principal of or interest on any of the Seller Debentures.

     In the event of a declaration of acceleration because an Event of Default set forth in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured (and any acceleration based thereon if such other Indebtedness has been rescinded), within 90 days of such maturity or declaration of acceleration, as the case may be.

     The Seller Debenture Indenture provides that if a Default or an Event of Default occurs and is continuing thereunder, and if it is known to the Trustee, the Trustee shall mail to each Holder of the Seller Debentures notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs; provided, however, that, except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on, any Seller Debenture, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer, the Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the Holders.

     The Seller Debenture Indenture provides that no holder may pursue any remedy thereunder unless the Trustee (i) shall have failed to act for a period of 60 days after receiving notice of a continuing Event of Default by such Holder and a written request to act by Holders of at least 25% in principal amount of the Seller Debentures and (ii) has received indemnification satisfactory to it; provided, however, that such provision does not affect the right of any Holder to sue for enforcement of any overdue payment on the Seller Debentures.

     Under the Seller Debenture Indenture, two officers of Holdings are required to certify to the Trustee within 120 days after the end of each fiscal year of Holdings whether or not they know of any Default or Event of Default that occurred during such fiscal year and, if applicable, describe such Default and the status thereof.

DEFEASANCE OF INDENTURE

     Holdings may, at its option and at any time, elect to have Holdings' obligations discharged with respect to the outstanding Seller Debentures. Such Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Seller Debentures except for (i) the rights of Holders of outstanding Seller Debentures to receive payments in respect of the principal of, premium, if any, and interest on such Seller Debentures when such payments are due solely from the funds held by the Trustee in the trust referred to below; (ii) Holdings' obligations to issue temporary Seller Debentures, register the transfer or exchange of Seller Debentures, replace mutilated, destroyed, lost or stolen Seller Debentures and maintain an office or agency for payments in respect of the Seller Debentures and money for security payments held in trust in respect of the Seller Debentures; (iii) the rights, powers, trusts, duties and immunities of the Trustee and Holdings' obligations in connection therewith; and (iv) the Legal Defeasance

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

provisions of the Seller Debenture Indenture. In addition, Holdings may, at its option and at any time elect to have the obligations of Holdings released with respect to certain covenants described above under "-- Certain Covenants" ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Seller Debentures.

     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Seller Debentures, (i) Holdings must have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Seller Debentures, cash in U.S. dollars, U.S. Government Obligations (as defined in the Seller Debenture Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Seller Debentures to redemption or maturity provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Seller Debentures on the Maturity Date or such redemption date, as the case may be; (ii) in the case of Legal Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel stating that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of outstanding Seller Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel stating that the Holders of outstanding Seller Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (v) and (vi) under the first paragraph under "-- Events of Default" above are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Seller Debenture Indenture or any other material agreement or instrument to which Holdings is a party or by which it is bound (and in that connection, the Trustee shall have received a certificate from the Agent under the Credit Agreement to that effect with respect to such Credit Agreement if then in effect); (vi) Holdings shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Holdings shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders of the Seller Debentures over other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of Holdings, or others; and (viii) Holdings shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or Covenant Defeasance, have been complied with.

SATISFACTION AND DISCHARGE

     The Seller Debenture Indenture will be discharged and will cease to be of further effect as to all outstanding Seller Debentures when either (a) all Seller Debentures theretofore authenticated and delivered (except lost, stolen or destroyed Seller Debentures which have been replaced or paid and Seller Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to Holdings) have been delivered to the Trustee for cancellation; or (b)(i) all Seller Debentures not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise and Holdings has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Seller Debentures not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) Holdings has paid all sums payable by it under the Seller Debenture Indenture; and (iii) Holdings has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may

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

be. In addition, Holdings must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

MODIFICATION OF THE SELLER DEBENTURE INDENTURE

     The Seller Debenture Indenture and the Seller Debentures may be amended or supplemented (and compliance with any provision thereof may be waived) by Holdings, the Trustee and the Holders of at least fifty-four percent (54%) in aggregate principal amount of the Seller Debentures then outstanding (or at least a majority in aggregate principal amount of the outstanding Seller Debentures in the event that The Edward J. DeBartolo Corporation, an Ohio corporation, shall cease to beneficially own at least a majority in aggregate principal amount of the outstanding Seller Debentures), except that (A) without the consent of each Holder of Seller Debentures affected, no such amendment, supplement or waiver may (1) change the principal amount of Seller Debentures whose Holders must consent to an amendment, supplement or waiver of any provision of the Seller Debenture Indenture or the Seller Debentures; (2) reduce the rate or extend the time for payment of interest on any Seller Debenture; (3) reduce the principal amount of any Seller Debenture; (4) change the Maturity Date of any Seller Debenture, or alter the redemption provisions in a manner adverse to any Holder; (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Seller Debenture, or (6) make the principal of, or the interest on, any Seller Debenture payable with anything or in any manner other than as provided for in the Seller Debenture Indenture and the Seller Debentures as in effect on the date of the Seller Debenture Indenture.

     Without the consent of the Holders of at least 75% in aggregate principal amount of the Seller Debentures then outstanding, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of the Seller Debentures pursuant to the requirements set forth in the covenant described under the heading "-- Change of Control" in a manner adverse to any Holder or waive a Default or Event of Default resulting from a failure to comply with the requirements set forth in the covenant described under the heading "-- Change of Control".

     Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Seller Debentures then outstanding, no change may be made to the subordination provisions of the Seller Debenture Indenture that adversely affects the rights of any Holder under such subordination provisions.

     No amendment, supplement or waiver may make any change that adversely affects the rights under the subordination provisions of the Seller Debenture Indenture of any holders of Senior Indebtedness unless the holders of such Senior Indebtedness consent to the change.

     In addition, Holdings and the Trustee may amend the Seller Debenture Indenture and the Seller Debentures (a) to cure any ambiguity, defect or inconsistency therein; provided, that such amendment or supplement does not adversely affect the rights of any Holder or (b) to make any other change that does not adversely affect the rights of any Holder in any material respect.

THE TRUSTEE

     The Holders of a majority in principal amount of the outstanding Seller Debentures may remove the Trustee and appoint a successor trustee with Holdings' consent, by so notifying the Trustee to be so removed and Holdings. In addition, the Holders of a majority in principal amount of the outstanding Seller Debentures have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

     The Seller Debenture Indenture provides that, in case a Default or an Event of Default has occurred and is continuing, the Trustee thereunder shall exercise such of the rights and powers vested in it by the Seller Debenture Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to the latter provision, the Trustee is under no obligation to exercise any of its rights or powers under the Seller Debenture Indenture

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

at the request, order or direction of any of the Holders, unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby. If Holdings fails to pay such amounts of principal of, or interest on, the Seller Debentures as shall have become due and payable upon demand as specified in the Seller Debenture Indenture, the Trustee thereunder, at the request of the Holders of a majority in aggregate principal amount of the Seller Debentures at the time outstanding, and upon being offered such reasonable indemnity as it may be required against the costs, expenses and liabilities incurred by it, except as a result of its negligence or bad faith, shall institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and collect in the manner provided by law the monies adjudged or decreed to be payable.

     The Seller Debenture Indenture contains limitations on the rights of the Trustee, should it become a creditor of Holdings, to obtain payment of claims in certain cases or to be realized on certain property received by it in respect of any such claims, securities or otherwise. The Trustee is permitted to engage in other transactions; however, if the Trustee acquires any "conflicting interest," it must eliminate such conflict or resign.

     The Trustee is also the trustee for the 10.45% Senior Notes due 2004 (the "1995 Senior Notes") of the Company and the 10.45% Senior Notes due 2000 of the Company (the "1992 Senior Notes").

REPORTS

     The Seller Debenture Indenture provides that to the extent permitted by applicable law or regulation, whether or not Holdings is subject to the requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. Holdings shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to the Seller Debenture Indenture. Holdings shall also comply with the other provisions of TIA sec. 314(a). If Holdings is not permitted by applicable law or regulations to file the aforementioned reports, Holdings (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Seller Debentures maintained by the Registrar at the time of such mailing within 5 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that Holdings would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if Holdings was subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Subsidiary or assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary or such acquisition.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the Seller Debenture Indenture, neither BT Securities Corporation nor any of its Affiliates shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries.

     "Affiliate Obligation" means any contractual obligation (not constituting Indebtedness) between Holdings and any Affiliate, other than obligations relating to the purchase or sale of goods in the ordinary course of business made in compliance with the covenant entitled "Limitation on Transactions with Affiliates."

     "Asset Sale" means, with respect to any person, any sale, transfer or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise) made by such person or any of its subsidiaries to any person other than such person or one of its wholly-owned subsidiaries (or, in the case of a sale, transfer or other disposition by a Subsidiary, to any person other than Holdings or a directly or indirectly wholly-owned Subsidiary) of any assets of such person or any of its subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by such person or any of its subsidiaries, and any Capital Stock issued by any subsidiary of such person, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (i) involving only Excluded Assets, (ii) resulting in Net Proceeds to Holdings and the Subsidiaries of $500,000 or less, (iii) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of Holdings or any Subsidiary with a Lien on such assets, which Lien is permitted under the Seller Debenture Indenture, provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any Bankruptcy Law, (iv) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of Holdings or its Subsidiaries, (v) involving only the lease or sub-lease of any real or personal property in the ordinary course of business, or (vi) the proceeds of such Asset Sale which are not applied as contemplated in "-- Certain Covenants -- Limitation on Asset Sales" and which, together with all other such Asset Sale proceeds, do not exceed $20 million.

     "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principle payments of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

     "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

     "Business Day" means a day that is not a Legal Holiday.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, including Preferred Stock.

     "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof,
(iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii), (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500 million, and (c) has the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group.

     "Change of Control" means (I) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of Holdings such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Holdings (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of Holdings' Board of Directors or (II) Holdings ceasing to own 100% of the outstanding voting securities entitled to vote on a regular basis to elect a majority of the Board of Directors of the Company (other than in connection with a merger of Holdings and the Company).

     "Company" means Food 4 Less Supermarkets, Inc., a Delaware corporation, and its successors, including, without limitation, Ralphs Supermarkets, Inc. (to be renamed Ralphs Grocery Company) following the Merger.

     "Consolidated Net Income" means, with respect to any person, for any period, the aggregate of the net income (or loss) of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other person in which such person or any of its subsidiaries has an interest (which interest does not cause the net income of such other person to be consolidated with the net income of such person and its subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such person or such subsidiary by such other person in such period; (b) the net income of any subsidiary of such person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such person or a subsidiary of such person not subject to any Payment Restriction; provided, however, that with respect to the net income of Holdings, the net income of the Company and its wholly-owned subsidiaries shall not be so excluded, notwithstanding the existence of any such Payment Restriction, so long as the terms of any such consensual Payment Restriction limiting the payment of dividends are not materially more restrictive at the time of determination of Consolidated Net Income than the most restrictive Payment Restriction limiting the payment of dividends in effect on the Issue Date and so long as the Company continues to be a wholly-owned subsidiary of Holdings; and (c)(i) the net income (or loss) of any other person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such person or any of its subsidiaries and any gains on pension reversions received by such person or any of its subsidiaries, (iv) all gains and losses realized on the purchase or other acquisition by such person or any of its subsidiaries of any securities of such person or any of its subsidiaries, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, (vi) all other extraordinary gains and losses, (vii)
(A) all non-cash charges, (B) up to $10 million of severance costs and (C) any other restructuring reserves or charges (provided, however, that any cash payments actually made with respect to the liabilities for which such restructuring reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case, incurred by Holdings or any of its Subsidiaries in connection with the Merger,

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

including, without limitation, the divestiture of the Excluded Assets, (viii) losses incurred by Holdings and its Subsidiaries resulting from earthquakes and
(ix) with respect to Holdings and its Subsidiaries, all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, shall each be excluded.

     "Consolidated Net Worth" means, with respect to any person, the total stockholders' equity (exclusive of any Disqualified Capital Stock) of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consulting Agreement" means that certain Consulting Agreement, dated as of the Issue Date, between Holdings, the Company and The Yucaipa Companies, as such Consulting Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Consulting Agreement as in effect on the Issue Date.

     "Credit Agreement" means the Credit Agreement, dated as of the Issue Date, by and among the Company as borrower, Holdings as guarantor, certain of the Company's subsidiaries, the Lenders referred to therein and Bankers Trust Company, as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Credit Agreement" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents. Holdings shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) in the event any Indebtedness is outstanding under the Credit Agreement, all Senior Indebtedness under the Credit Agreement and (ii) if no Indebtedness is outstanding under the Credit Agreement, any other issue of Senior Indebtedness which (a) at the time of the determination is equal to or greater than $50 million in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by Holdings. For purposes of this definition, the term "Credit Agreement" shall not include any agreement governing Indebtedness incurred to refund, replace or refinance borrowings or commitments under the Credit Agreement other than any such agreements incurred to refund, replace or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding thereunder.

     "Disqualified Capital Stock" means, (i) with respect to any person, any Capital Stock of such person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, putable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date or any other Capital Stock of such person or its subsidiaries designated as Disqualified Capital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is either (a) redeemable or repurchasable solely at the option of such person or (b) issued to employees of Holdings or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated; and
(ii) with respect to any Subsidiary of Holdings, any Preferred Stock issued by a Subsidiary of Holdings other than Preferred Stock issued to Holdings.

     "EBDIT" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period, plus, in each case to the extent deducted in computing Consolidated Net Income of such person for such period (without duplication) (i) provisions for income taxes or similar charges recognized by such person and its consolidated subsidiaries accrued during such period, (ii) depreciation and amortization expense of such person and its consolidated subsidiaries accrued during such period (but only to the extent not included in Fixed Charges), (iii) Fixed Charges of such person and its consolidated subsidiaries for such period, (iv) LIFO charges (credit) of such person and its consolidated subsidiaries for such period, (v) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Merger, and (vi) any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of or a cash reserve for cash charges for any future period), less, without duplication, (i) non-cash items increasing Consolidated Net Income of such person for such period (excluding any such items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) in each case determined in accordance with GAAP and (ii) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring reserve or charge referred to in clause (v) above (and was not otherwise deducted in the computation of Consolidated Net Income of such person for such period).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Excluded Assets" means assets of Holdings or any Subsidiary required to be disposed of by applicable regulatory authorities in connection with the Merger.

     "Existing Indebtedness" means the following indebtedness of the Company to the extent outstanding on the Issue Date after giving effect to the Merger: (a) the 10.45% Senior Notes due 2004 issued pursuant to an indenture dated as of the Issue Date; (b) the 10.45% Senior Notes due 2000 issued pursuant to an indenture dated as of April 15, 1992; (c) the 11% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the Issue Date; (d) the 9% Senior Subordinated Notes due 2003 issued pursuant to an indenture dated as of March 30, 1993; (e) the 10 1/4% Senior Subordinated Notes due 2002 issued pursuant to an indenture dated as of July 29, 1992; (f) the 13.75% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the Issue Date; and (g) the 13.75% Senior Subordinated Notes due 2001 issued pursuant to an indenture dated as of June 15, 1991.

     "FFL" means Food 4 Less, Inc., a Delaware corporation and its successors, including, without limitation, Holdings following the FFL Merger and Holdings following the Reincorporation Merger.

     "FFL Merger" means the merger, prior to the Merger and the Reincorporation Merger, of FFL and Holdings.

     "Fixed Charges" means, with respect to any person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness (including (without duplication), in the case of Holdings, any original issue discount on the New Discount Debentures, the Holdings Discount Notes and the Seller Debentures but excluding amortization of debt issuance costs and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period, but excluding the amortization of debt issuance costs) and (ii) dividend requirements on Preferred Stock of such person and its consolidated subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock)) declared or paid or required to be declared or paid, during such period (except to the extent accrued in a prior period), and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such

Indebtedness in effect on the date Fixed Charges are being calculated, (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate, and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Swap Obligations attributable to such period. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is the amount of such dividend requirements and the denominator of which is one (1) minus the applicable actual combined federal, state, local and foreign income tax rate of such person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

     "Foreign Exchange Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

     "Holdings" means Food 4 Less Holdings, Inc., a Delaware corporation, and its successors.

     "Holdings Discount Notes" means the 15.25% Senior Discount Notes due 2004 of Food 4 Less Holdings, Inc., a California corporation, issued pursuant to the Holdings Discount Note Indenture, as such Holdings Discount Notes may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under the New Discount Debenture Indenture.

     "Holdings Discount Note Indenture" means the indenture between Food 4 Less Holdings, Inc., a California corporation, and United States Trust Company of New York, as trustee, dated as of December 15, 1992, pursuant to which the Holdings Discount Notes were issued, as amended or supplemented from time to time in accordance with the terms thereof.

     "Indebtedness" means with respect to any person, without duplication, (i) all liabilities, contingent or otherwise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such person in the ordinary course of business of such person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such person; (iii) reimbursement obligations of such person with respect to letters of credit; (iv) obligations of such person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such person has guaranteed or that is otherwise its legal liability, and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by such person or shall otherwise be such person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Seller Debenture Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution. For purposes of the Seller Debenture Indenture, Indebtedness incurred by any person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of Holdings, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

     "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking or consulting firm that is, in the reasonable judgment of the Board of Directors of Holdings, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to Holdings and its Affiliates.

     "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

     "Investment" by any person in any other person means any investment by such person in such other person, whether by share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, or to permit the purchase of Qualified Capital Stock of Holdings or any of its Subsidiaries and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person.

     "Issue Date" means the date of first issuance of the Seller Debentures pursuant to the Seller Debenture Indenture.

     "Letter of Credit Obligations" means Indebtedness of the Subsidiaries with respect to letters of credit issued pursuant to the Credit Agreement, and for purposes of the provisions of the Seller Debenture Indenture summarized under the heading "Limitations on Incurrences of Additional Indebtedness," the aggregate principal amount of Indebtedness outstanding at any time with respect thereto, shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and
(b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien hereunder.

     "Loan Documents" means the Credit Agreement and all promissory notes, guarantees, security agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, including all amendments, supplements, extensions, renewals, restatements, replacements or refinancings thereof, or other modifications (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) thereof from time to time.

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

     "Maturity Date" means June 15, 2007.

     "Merger" means (i) the merger of Food 4 Less Supermarkets, Inc. into Ralphs Supermarkets, Inc. (with Ralphs Supermarkets, Inc. surviving such merger) pursuant to the Merger Agreement and (ii) immediately following the merger described in clause (i) of this definition, the merger of Ralphs Grocery Company into Ralphs Supermarkets, Inc. (with Ralphs Supermarkets, Inc. surviving such merger and changing its name to "Ralphs Grocery Company" in connection with such merger).

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of September 14, 1994, by and among Holdings, FFL, Food 4 Less Supermarkets, Inc., RSI and the stockholders of RSI, as such agreement is in effect on the Issue Date.

     "Net Cash Proceeds" means Net Proceeds of any Asset Sale received in the form of cash or Cash Equivalents.

     "Net Proceeds" means (a) in the case of any Asset Sale or any issuance and sale by any person of Qualified Capital Stock, the aggregate net proceeds received by such person after payment of expenses, taxes, commissions and the like incurred in connection therewith (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale), whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt as determined with respect to any Asset Sale resulting in Net Proceeds in excess of $5 million in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such person for or into shares of Qualified Capital Stock of Holdings, the sum of (i) the fair market value of the proceeds received by Holdings in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder to Holdings upon such conversion or exchange.

     "New Discount Debentures" means the 13 5/8% Senior Discount Debentures due 2005 of Holdings issued pursuant to the New Discount Debenture Indenture, as such New Discount Debentures may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under the New Discount Debenture Indenture.

     "New Discount Debenture Indenture" means the indenture between Holdings and United States Trust Company of New York, as trustee, dated as of the Issue Date, pursuant to which the New Discount Debentures were issued, as amended or supplemented from time to time in accordance with the terms thereof.

     "New Discount Debenture Registration Rights Agreement" means that certain Registration Rights Agreement by and among Holdings, the Company and RGC Partners, L.P. as such Registration Rights Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Registration Rights Agreement as in effect on the Issue Date.

     "Obligations" means all obligations of every nature whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) under the documentation governing any Indebtedness.

     "Operating Coverage Ratio" means, with respect to any person, the ratio of
(1) EBDIT of such person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges of such person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") reasonably anticipated by the Board of Directors of such person to become due from time to time during such period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Merger, EBDIT for the Pro Forma Period shall be calculated, in the case of Holdings, after giving effect on a pro forma basis to the Merger as if it had occurred on the first day of the Pro Forma Period. In addition to, but without duplication of, the foregoing, for purposes of this definition, EBDIT shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other person that, as a result of such Investment, becomes a subsidiary of such person, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by the Indenture, and (c) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period. In addition, for purposes of this definition, Fixed Charges shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. If such person or any of its subsidiaries directly or indirectly guarantees any Indebtedness of a third person, the Operating Coverage Ratio shall give effect to the incurrence of such Indebtedness as if such person or subsidiary had directly incurred such guaranteed Indebtedness.

     "operating lease" means any lease the obligations under which do not constitute Capitalized Lease Obligations.

     "Pari Passu Indebtedness" means, with respect to Holdings, Indebtedness that ranks pari passu in right of payment to the Seller Debentures (whether or not secured by any Lien).

     "Payment Restriction" means, with respect to a subsidiary of any person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or (c) transfer any of its properties or assets to such person or any other subsidiary of such person, or (ii) such person or any other subsidiary of such person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

     "Permitted Holder" means (i) Food 4 Less Equity Partners, L.P., The Yucaipa Companies or any entity controlled thereby or any of the partners thereof, (ii) Apollo Advisors, L.P., Lion Advisors, L.P., or any entity controlled thereby or any of the partners thereof, (iii) an employee benefit plan of Holdings or any Subsidiary, or any participant therein, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of Holdings or any Subsidiary or (v) any Permitted Transferee of any of the foregoing persons.

     "Permitted Indebtedness" means (a) Indebtedness of the Company and its subsidiaries (and the Company and each subsidiary (to the extent it is not an obligor) may guarantee such Indebtedness) pursuant to (i) the Term Loans in an aggregate principal amount at any time outstanding not to exceed $600 million less the aggregate amount of all principal repayments thereunder pursuant to and in accordance with the covenant described under "-- Certain
Covenants -- Limitation on Asset Sales" above subsequent to the Issue Date, (ii) the revolving credit facility under the Credit Agreement (including the Letter of Credit Obligations) in an aggregate principal amount at any time outstanding not to exceed $325 million, less all permanent reductions thereunder pursuant to and in accordance with the covenant described under "-- Certain
Covenants -- Limitation on Asset Sales" above and (iii) any Indebtedness incurred under the Credit Agreement pursuant to and in compliance with (A) clause (o) of this definition and (B) the covenant described above under the caption "-- Limitation on Incurrence of Additional Indebtedness" (other than Permitted Indebtedness that is not incurred pursuant to clause (o) or this clause (a) of this definition); (b) any guarantee by Holdings of the Indebtedness referred to in the foregoing clause (a); (c) Indebtedness of Holdings or a Subsidiary owed to and held by Holdings or a Subsidiary; (d) Indebtedness incurred by Holdings or any Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (d) does not exceed, in the aggregate, 3% of net sales of Holdings and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the first anniversary of the Merger) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (d) does not exceed, in the aggregate, 3% of the aggregate net sales of Holdings and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the third anniversary of the Merger); (e) Indebtedness incurred by Holdings or any Subsidiary in connection with capital expenditures in an aggregate principal amount not exceeding $150 million, provided that such capital expenditures relate solely to the integration of the operations of RSI, Food 4 Less Supermarkets, Inc. and their respective subsidiaries as described in this Prospectus; (f) Indebtedness of Holdings or any Subsidiary incurred under Foreign Exchange Agreements and Interest Swap Obligations; (g) guarantees incurred in the ordinary course of business, by Holdings or a Subsidiary, of Indebtedness of any other person in the aggregate not to exceed $25 million at any time outstanding; (h) guarantees by Holdings or a Subsidiary of Indebtedness incurred by a wholly-owned Subsidiary so long as the incurrence of such Indebtedness incurred by such wholly-owned Subsidiary is permitted under the terms of the Seller Debenture Indenture; (i) Refinancing Indebtedness; (j) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business; (k) Existing Indebtedness and other Indebtedness outstanding on the Issue Date (after giving effect to the Merger); (l) Indebtedness arising from guarantees of Indebtedness of Holdings or any Subsidiary or other agreements of Holdings or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Subsidiaries in connection with such disposition; (m) obligations in respect of performance bonds and completion guarantees provided by Holdings or any Subsidiary in the ordinary course of business; (n) Indebtedness of Holdings with respect to the Holdings Discount Notes, if any, the New Discount Debentures (including the accretion of the Holdings Discount Notes and the New Discount Debentures up to their respective stated principal amount at maturity) and the Seller Debentures (including the issuance of additional Secondary Securities in lieu of cash interest payments pursuant to the terms of the Seller Debenture Indenture); and (o) additional Indebtedness of Holdings or any Subsidiary in an amount not to exceed $175 million at any time outstanding.

     "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale by reason of the $500,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents,
(iv) Investments existing on the Issue Date, (v) Investments specifically permitted by and made in accordance with the provisions of the Seller Debenture Indenture summarized under "Limitation on Transactions with Affiliates," (vi) Investments in any Subsidiary or by any Subsidiary in Holdings or by any Subsidiary in other Subsidiaries, and (vii) additional Investments in an aggregate amount not exceeding $15 million.

     "Permitted Payments" means (i) any payment by Holdings or any Subsidiary to The Yucaipa Companies or the principals or any Affiliate thereof for consulting, management, investment banking or similar services, or for reimbursement of losses, costs and expenses pursuant to the Consulting Agreement, (ii) any payment by Holdings or any Subsidiary to Apollo Advisors, L.P. or the principals or any Affiliates thereof in an aggregate amount not to exceed $5 million as a commitment fee in connection with the purchase of equity securities of Holdings on the Issue Date, (iii) any payment by Holdings or any Subsidiary (a) in connection with repurchases of outstanding shares of Holdings common stock following the death, disability or termination of employment of management stockholders, and (b) of amounts required to be paid by Holdings or any Subsidiaries to participants or former participants in employee benefit plans upon any termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $10 million in any Yearly Period (provided that any unused amounts may be carried over to any subsequent Yearly Period subject to a maximum amount of $20 million in any

Yearly Period), (iv) the loan by Holdings or any Subsidiary on the Issue Date to RGC Investment Co. of not more than $5 million and (v) for so long as the sole business activity of such partnership is to acquire, hold, sell, exchange, transfer or otherwise dispose of all or any portion of the New Discount Debentures and to manage its investment in the New Discount Debentures, any payment by Holdings or any Subsidiary to fund ongoing costs and expenses of RGC Partners, L.P. pursuant to the Subscription Agreement and the New Discount Debenture Registration Rights Agreement.

     "Permitted Subordinated Reorganization Securities" means securities of Holdings issued in a plan of reorganization in a case under the Bankruptcy Law relating to Holdings which constitutes either (y) Capital Stock (other than Disqualified Capital Stock with the reference to "Maturity Date" in the definition of such term modified to relate to the final stated maturity of any debt securities issued in such plan of reorganization to the holders of Designated Senior Indebtedness ("Senior Reorganization Securities")) and (z) debt securities of Holdings which are (i) unsecured, (ii) have no scheduled mandatory amortization thereon prior to the final stated maturity of the Senior Reorganization Securities and (iii) are subordinated in right of payment to the Senior Reorganization Securities to at least the same extent as the Seller Debentures are subordinated to Designated Senior Indebtedness.

     "Permitted Transferees" means, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of Holdings, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such person and (v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

     "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

     "Preferred Stock" means, with respect to any person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Seller Debenture Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by Holdings' chief financial officer or Board of Directors in consultation with its independent certified public accountants.

     "Public Equity Offering" means an underwritten public offering of common stock of Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act which public equity offering results in gross proceeds to Holdings or the Company of not less than $20 million.

     "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

     "Refinancing Indebtedness" means, with respect to any person, Indebtedness of such person issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of such person existing on the Issue Date or Indebtedness (other than Permitted Indebtedness, except Permitted Indebtedness incurred pursuant to clauses (b), (d), (e), (i), (k) and (n) of the definition thereof) incurred in accordance with the Seller

Debenture Indenture (a) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (without duplication) (i) the principal amount or the original issue price, as the case may be, of the Indebtedness so refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) plus (ii) unpaid accrued interest on such Indebtedness plus (iii) premiums, penalties, fees and expenses actually incurred by such person in connection with the repayment or amendment thereof and (b) with respect to Refinancing Indebtedness that repays or constitutes an amendment to Subordinated Indebtedness, such Refinancing Indebtedness (x) shall not have any fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in such repaid or amended Subordinated Indebtedness, except to the extent that any such requirement applies on a date after the Maturity Date and (y) shall contain subordination and default provisions no less favorable in any material respect to Holders than those contained in such repaid or amended Subordinated Indebtedness.

     "Reincorporation Merger" means the merger, prior to the Merger, of Food 4 Less Holdings, Inc., a California corporation, with and into Food 4 Less Holdings, a Delaware corporation.

     "Related Business Investment" means (i) any Investment by a person in any other person a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by Holdings or any of its Subsidiaries as of the Issue Date; (ii) any Investment by such person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of Holdings and any of its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expenditure or Investment, in each case reasonably related to the business of Holdings and any of its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change.

     "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to in-substance or legal defeasance) or other acquisition or retirement for value directly or indirectly by New Holdings or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or any sinking fund payment, as the case may be, in respect of any Subordinated Indebtedness.

     "Restricted Payment" means any (i) Stock Payment or (ii) Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Seller Debentures" means the 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 of Holdings, including any Secondary Securities issued as interest thereon, in each case issued pursuant to the Seller Debenture Indenture, as the same may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under the New Discount Debenture Indenture.

     "Seller Debenture Indenture" means the indenture between Holdings and Norwest Bank Minnesota, N.A., as trustee, dated as of the Issue Date, pursuant to which the Seller Debentures were issued, as amended or supplemented from time to time and refinancings thereof.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on (such Senior Indebtedness being deemed to include for all purposes of the Article of the Seller Debenture Indenture entitled "Subordination" the amount required to fully secure in cash undrawn Letter of Credit Obligations under the Credit Agreement and such interest on Senior Indebtedness being deemed to include for all purposes of such Article interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law in accordance with and at the rate (including any rate applicable upon any default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law), and all other obligations with respect to, any Indebtedness of Holdings (and, in the case of the Credit Agreement, all obligations of

Holdings for fees, expenses, indemnities and other amounts payable thereunder or in connection therewith), whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed or in effect guaranteed by Holdings (including, without limitation, Indebtedness under the Credit Agreement), unless, in the case of any particular Indebtedness, the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of Holdings from time to time owed or guaranteed by Holdings with respect to the Credit Agreement, the New Discount Debentures and the Holdings Discount Notes, if any. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Pari Passu Indebtedness or any Subordinated Indebtedness, (ii) any Indebtedness constituting Disqualified Capital Stock, (iii) Indebtedness of Holdings to any Subsidiary, (iv) that portion of any Indebtedness which is incurred in violation of the covenant of the Seller Debenture Indenture entitled "Limitation on Additional Indebtedness", (v) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Holdings or of any Subsidiary (including, without limitation, amounts owed for compensation), (vi) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, and (vii) any liability for federal, state, local or other taxes owed or owing by Holdings.

     "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

     "Significant Subsidiary" means each subsidiary of Holdings that is either
(a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date) or (b) material to the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole.

     "Stock Payment" means, with respect to any person, (a) the declaration or payment by such person, either in cash or in property, of any dividend on (except, in the case of Holdings, dividends payable solely in Qualified Capital Stock of Holdings), or the making by such person or any of its subsidiaries of any other distribution in respect of, such person's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), or (b) the redemption, repurchase, retirement or other acquisition for value by such person or any of its subsidiaries, directly or indirectly, of such person's Qualified Capital Stock (and, in the case of a Subsidiary, Qualified Capital Stock of Holdings) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), other than, in the case of Holdings, through the issuance in exchange therefor solely of Qualified Capital Stock of Holdings; provided however, that in the case of a Subsidiary, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by Holdings or a wholly owned Subsidiary.

     "Subordinated Indebtedness" means Indebtedness of Holdings that is subordinated in right of payment to the Seller Debentures.

     "Subscription Agreement" means that certain Subscription Agreement between RGC Partners, L.P., Holdings, the Company and the partnership investors listed on Exhibit A thereto, as such Subscription Agreement may be amended or replaced, so long as any amounts paid by Holdings and the Company under any amended or replacement agreement do not exceed the amounts payable by Holdings and the Company under such Subscription Agreement as in effect on the Issue Date.

     "subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "Subsidiary" means any subsidiary of Holdings.

     "Term Loans" means the term loan facility under the Credit Agreement and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings outstanding under such facility or under any prior refunding, replacement or refinancing thereof (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions).

     "The Yucaipa Companies" means The Yucaipa Companies, a California general partnership, or any successor thereto which is an Affiliate of Ronald W. Burkle or his Permitted Transferees and which has been established for the sole purpose of changing the form of The Yucaipa Companies from that of a partnership to that of a limited liability company or any other form of entity which is not materially adverse to the rights of the Holders under the Seller Debenture Indenture.

     "wholly-owned Subsidiary" means any Subsidiary all of the shares of Capital Stock of which (other than directors' qualifying shares) are at the time directly or indirectly owned by Holdings.

     "Yearly Period" means each fiscal year of Holdings; provided that the first Yearly Period shall begin on the Issue Date and shall end on January 28, 1996.


                       DESCRIPTION OF THE CREDIT FACILITY



     Set forth below is a summary of the material terms and conditions of the Amended and Restated Credit Facility dated as of April 17, 1997 among the Company, the Subsidiary Guarantors, Bankers Trust as Agent and the other lenders party thereto (the "Refinanced Credit Facility"). This summary does not purport to be a complete description of the Refinanced Credit Facility and is subject to the detailed provisions of the loan agreement (the "Loan Agreement") and various related documents entered into in connection with the Refinanced Credit Facility. A copy of the Loan Agreement is available upon request from the Company.



SUMMARY OF REFINANCED CREDIT FACILITY



     General. The Refinanced Credit Facility was effective as of April 17, 1997 and is an amendment and restatement of the 1995 Credit Facility. The Refinanced Credit Facility provides for (i) term loans in the aggregate amount of $550 million, currently comprised of a $200 million tranche which matures on February 15, 2003 (the "Tranche A Loan") and a $350 million tranche which matures on February 15, 2004 (the "Tranche B Loan," and together with the Tranche A Loan, the "Term Loans"); and (ii) the $325 million Revolving Facility (the "Revolving Facility") under which working capital loans may be made and commercial or standby letters of credit in the maximum aggregate amount of up to $150 million may be issued, under which approximately $75.5 million of letters of credit were outstanding as of October 12, 1997. As of October 12, 1997, the outstanding principal amount of the Term Loans was $548.3 million and there was $136.9 million outstanding under the Revolving Facility.



     Proceeds of the term loans under the 1995 Credit Facility and initial revolving loans under the 1995 Credit Facility, together with proceeds from the other debt and equity financing transactions completed concurrently, were used to fund the cash requirements for the acquisition of RSI, refinance existing indebtedness of Ralphs and Food 4 Less, and pay various fees, expenses and other costs associated with the Merger and the related financing. Upon the effectiveness of the Refinanced Credit Facility, term loans and revolving loans under the 1995 Credit Facility were converted into the Term Loans and revolving loans under the Revolving Facility. Proceeds of loans under the Revolving Facility were also used to pay fees, expenses and other costs associated with such refinancing. The Revolving Facility is used to provide for the working capital requirements and general corporate purposes of the Company and to issue commercial and standby letters of credit to support workers' compensation contingencies and for other corporate purposes.

     Interest Rate; Fees. Borrowings under (i) the Revolving Facility and the Tranche A Loan bear interest at a rate per annum equal to the Base Rate (as defined in the Refinanced Credit Facility) plus a margin ranging from 0.25% to 1.25% or the Adjusted Eurodollar Rate (as defined in the Refinanced Credit Facility) plus a margin ranging from 1.25% to 2.25%. The current margins for the Revolving Facility and the Tranche A Loan are 0.75% for Base Rate Loans (as defined in the Refinanced Credit Facility) and 1.75% for Eurodollar Rate Loans (as defined in the Refinanced Credit Facility). Borrowings under the Tranche B Loan bears interest at a rate per annum equal to the Base Rate plus a margin ranging from 0.75% to 1.75% or the Adjusted Eurodollar Rate plus a margin ranging from 1.75% to 2.75%. The current margins for the Tranche B Loan are 1.25% for Base Rate Loans and 2.25% for Eurodollar Rate Loans. Up to $30 million of the Revolving Facility is available as a swingline facility and loans outstanding under the swingline facility bear interest at a rate per annum equal to the Base Rate plus a margin which ranges from 0.25% to 1.25% minus the Commitment Fee Percentage (as defined in the Refinanced Credit Facility). After the occurrence of a default under the Refinanced Credit Facility, interest will accrue at the rate equal to the rate otherwise applicable under the Refinanced Credit Facility plus an additional 2.00% per annum. The Company pays the issuing bank a fee of 0.25% on each standby letter of credit and each commercial letter of credit and pays the lenders under the Refinanced Credit Facility a fee equal to the margin on Eurodollar Rate Loans under the Revolving Facility (the "Eurodollar Margin") minus the Commitment Fee Percentage for standby letters of credit and a fee equal to the Eurodollar Margin minus 1% minus the Commitment Fee Percentage for commercial letters of credit. Each of these fees is calculated based on the amount available to be drawn under a letter of credit. In addition, the Company will pay a commitment fee which ranges from 0.325% to 0.500% per annum on the unused portions of the Revolving Facility and for purposes of calculating this fee, loans under the swingline facility shall not be deemed to be outstanding. The current commitment fee is 0.500%. The 1995 Credit Facility required the Company to enter into hedging agreements to limit its exposure to increases in interest rates for a period of not less than two years from the date of the closing on the 1995 Credit Facility in an aggregate notional amount of not less than $300 million. The Refinanced Credit Facility continues this requirement. The Refinanced Credit Facility may be prepaid in whole or in part without premium or penalty.



     Amortization; Prepayments. The Tranche A Loan will mature on February 15, 2003, and the Tranche B Loan will mature on February 15, 2004. The Refinanced Credit Facility provides for quarterly amortizations of the Term Loans in each year as follows: $2.625 million in fiscal 1997, $3.5 million in fiscal 1998, $25.5 million in fiscal 1999, $62.625 million in fiscal 2000, $87.5 million in fiscal 2001, $112.75 million in fiscal 2002, $118.25 million in fiscal 2003 and $137.25 million in fiscal 2004. Prepayments of Term Loans would reduce these amortizations. The Revolving Facility will mature on February 15, 2003. The Company is required to reduce loans outstanding under the Revolving Facility to
(i) $110 million for a period of not less than 30 consecutive days during each period of twelve consecutive months through the end of Fiscal Year 1997 (as defined in the Refinanced Credit Facility), and (ii) $100 million ($75 million if the Company sells Cala for $25 million or more) for a period of not less than 30 consecutive days during each period of twelve consecutive months thereafter. The Company is required to make certain prepayments, subject to certain exceptions, on the Refinanced Credit Facility with 75% (100% for fiscal year
1997) of Consolidated Excess Cash Flow (as defined in the Refinanced Credit Facility) and with the proceeds from certain asset sales, issuances of debt and equity securities and any pension plan reversion. Such prepayments will be allocated pro rata between the Tranche A Loans and Tranche B Loans and to scheduled amortization payments of the Tranche A Loans and Tranche B Loans pro rata. Mandatory prepayments on the Tranche B Loans will be used to make an offer to repay such Loans and to the extent not accepted 50% of such amount will be applied to reduce Tranche A Loans on a pro rata basis and the remaining 50% may be retained by the Company.



     Guarantees and Collateral. Holdings and all active subsidiaries of the Company (including the Subsidiary Guarantors) have guaranteed the Company's obligations under the Refinanced Credit Facility. The Company's obligations and the guarantees of its subsidiaries are secured by substantially all personal property of the Company and its subsidiaries, including a pledge of the stock of all subsidiaries of the Company. Holdings' guarantee is secured by a pledge of the stock of the Company. The Company's obligations also are secured by first priority liens on certain real property fee interests of the Company and its subsidiaries and on certain unencumbered leasehold interests of the Company and its subsidiaries.

     Covenants. The obligation of the lenders under the Refinanced Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company is subject to certain customary affirmative and negative covenants contained in the Refinanced Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions, (i) the incurrence of additional indebtedness and other obligations, (ii) mergers or acquisitions, (iii) asset sales, (iv) the granting of liens, (v) prepayment or repurchase of other indebtedness, (vi) engaging in transactions with affiliates, or (vii) cash capital expenditures. Certain of these covenants are more restrictive than those in favor of holders of the Notes as described herein and as set forth in the Indenture. In addition, the Refinanced Credit Facility requires that the Company maintain certain specified financial covenants, including a minimum fixed charge coverage, a maximum ratio of total debt to EBITDA and a minimum net worth.



     Events of Default. The Refinanced Credit Facility also provides for customary events of default. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the Refinanced Credit Facility and foreclosure on the collateral securing such obligations, which could have material adverse results to holders of the Notes.



                   DESCRIPTION OF OTHER HOLDINGS INDEBTEDNESS


THE NEW DISCOUNT DEBENTURES

     The New Discount Debentures were issued in the New Discount Debenture Placement upon consummation of the Merger. The New Discount Debentures will have an aggregate principal amount of $193,363,570 at maturity and will mature on July 15, 2005. The New Discount Debentures are senior unsecured obligations of Holdings and rank senior in right of payment to all subordinated indebtedness of Holdings, including the Seller Debentures. Until June 15, 2000, no interest will accrue on the New Discount Debentures, but the Accreted Value (as defined in the indenture governing the New Discount Debentures (the "New Debenture Indenture")) will accrete at a rate of 13 5/8% (representing the amortization of the original issue discount) from the date of original issuance until June 15, 2000, on a semi-annual bond equivalent basis using a 360 day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount of the New Discount Debentures on June 15, 2000. The initial Accreted Value per $1,000 principal amount of New Discount Debentures was $519.92 (representing the original purchase price). Beginning on June 15, 2000, cash interest on the New Discount Debentures will accrue at a rate of 13 5/8% per annum and will be payable semi-annually in arrears on each June 15 and December 15 of each year, commencing December 15, 2000, to the holders of record on the immediately preceding June 1 and December 1.

     On or after June 15, 2000, the New Discount Debentures may be redeemed, at the option of Holdings, in whole at any time or in part from time to time, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest, to the redemption date, if redeemed during the twelve-month period commencing on June 15 in the years set forth below:

                                   YEAR                     REDEMPTION PRICE
                ------------------------------------------  ----------------
                2000......................................      106.8125%
                2001......................................      105.1094%
                2002......................................      103.4063%
                2003......................................      101.7031%
                2004 and thereafter.......................      100.0000%

     Notwithstanding the foregoing, prior to June 15, 1998, Holdings may use the net proceeds of a Public Equity Offering (as defined in the New Debenture Indenture) of Holdings or the Company to redeem up to 35% of the New Discount Debentures at a redemption price equal to 110% of the Accreted Value thereof on the date of redemption.

     In the event of a Change of Control (as defined in the New Debenture Indenture), each holder has the right to require the repurchase of such holder's New Discount Debentures at a purchase price equal to 101% of the Accreted Value thereof on the Change of Control Payment Date (as defined in the New Debenture Indenture) (if such date is prior to June 15, 2000) or 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date (if such date is on or after June 15, 2000).

     The New Debenture Indenture contains covenants that, among other things, limit the ability of Holdings to enter into certain mergers or consolidations or incur certain liens or of Holdings or its subsidiaries to incur additional indebtedness, pay dividends or make certain other Restricted Payments (as defined in the New Debenture Indenture), or engage in certain transactions with affiliates. Under certain circumstances, Holdings will be required to make an offer to purchase New Discount Debentures at a price equal to 100% of the Accreted Value thereof on the date of purchase, if such date is prior to June 15, 2000, or 100% of the principal amount thereof, plus accrued interest to the date of purchase, if such date is on or after June 15, 2000, with the proceeds of certain Asset Sales (as defined in the New Debenture Indenture). The New Debenture Indenture will contain certain customary events of defaults, which will include the failure to pay interest and principal, the failure to comply with certain covenants in the New Discount Debentures or the New Debenture Indenture, a default under certain indebtedness, the imposition of certain final judgments or warrants of attachment and certain events occurring under bankruptcy laws.

     Pursuant to the terms of a registration rights agreement entered into by Holdings, Holdings filed a shelf registration statement with the Commission with respect to the New Discount Debentures and paid the expenses related thereto. Pursuant to such registration statement, the initial holder of the New Discount Debentures sold its entire interest in the New Discount Debentures.

                      DESCRIPTION OF COMPANY INDEBTEDNESS

     The 1995 Senior Notes. The 1995 Senior Notes were issued upon consummation of the Merger in an aggregate principal amount of $520.3 million. The 1995 Senior Notes are senior unsecured obligations of the Company and are guaranteed on a senior basis by the Company's wholly-owned subsidiaries. The 1995 Senior Notes rank senior in right of payment to all subordinated indebtedness of the Company, including the 1995 11% Senior Subordinated Notes, the Old RGC Notes, the 1995 13.75% Senior Subordinated Notes and the 1991 Senior Subordinated Notes. However, the 1995 Senior Notes are effectively subordinated to all secured indebtedness of the Company and its subsidiaries, including indebtedness under the New Credit Facility. The 1995 Senior Notes bear interest at the rate of 10.45% per annum, payable on each June 15 and December 15. The 1995 Senior Notes will mature on June 15, 2004.

     The 1995 Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, on and after June 15, 2000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

                                                                REDEMPTION
                                       YEAR                       PRICE
                    ------------------------------------------  ----------
                    2000......................................   105.225%
                    2001......................................   103.483%
                    2002......................................   101.742%
                    2003 and thereafter.......................   100.000%

     In addition, on or prior to June 15, 1998, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the 1995 Senior Notes originally issued, at a redemption price equal to 108.957% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1996 and 107.464% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1997, in each case plus accrued and unpaid interest, if any, to the redemption date. In order to effect the foregoing redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering.

     The 1995 Senior Note Indenture provides that if a Change of Control (as defined therein) occurs, each holder will have the right to require the Company to repurchase such holder's 1995 Senior Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

     The 1995 Senior Note Indenture contains certain covenants, including, but not limited to, covenants with respect to the following: (i) limitation on dividends and other restricted payments; (ii) limitation on incurrences of additional indebtedness; (iii) limitation on liens; (iv) limitation on asset sales; (v) limitation on dividend and other payment restrictions affecting subsidiaries; (vi) limitation on guarantees of certain indebtedness; (vii) limitation on transactions with affiliates; (viii) limitation on mergers and certain other transactions; and (ix) limitations on preferred stock of subsidiaries.

     A portion of the 1995 Senior Notes were issued in exchange for 1992 Senior Notes outstanding at the time of the Merger. A total of $4.7 million aggregate principal amount of 1992 Senior Notes that were not exchanged at the time of the Merger remain outstanding. The 1992 Senior Notes mature on April 15, 2000. In connection with the Merger, the indenture governing the 1992 Senior Notes was amended to eliminate substantially all of the restrictive covenants contained therein.

     The 1996 Senior Notes. The 1996 Senior Notes were issued on June 6, 1996 in an aggregate principal amount of $100 million. The 1996 Senior Notes are senior unsecured obligations of the Company and are guaranteed on a senior basis by the Company's wholly-owned subsidiaries. The 1996 Senior Notes rank senior in right of payment to all subordinated indebtedness of the Company, including the 1995 11% Senior Subordinated Notes, the Old RGC Notes, the 1995 13.75% Senior Subordinated Notes and the 1991 Senior Subordinated Notes. However, the 1996 Senior Notes are effectively subordinated to all secured indebtedness of the Company and its subsidiaries, including indebtedness under the New Credit Facility. The 1996 Senior Notes bear interest at the rate of 10.45% per annum, payable on each June 15 and December 15. The 1996 Senior Notes will mature on June 15, 2004. The terms of the 1996 Senior Notes were designed to mirror the terms of the 1995 Senior Notes. Accordingly, the indenture governing the 1996 Senior Notes contains terms, covenants and conditions which are substantially identical in all material respects to the terms contained in the indenture governing the 1995 Senior Notes.


     The 1995 Senior Subordinated Notes. The 1995 Senior Subordinated Notes were issued upon consummation of the Merger in an aggregate principal amount of $524.0 million. The 1995 Senior Subordinated Notes are subordinated to the prior payment when due of all Senior Indebtedness (as defined in the indenture (the "1995 Senior Subordinated Note Indenture") governing the 1995 Senior Subordinated Notes) and are guaranteed on a senior subordinated basis by the Company's wholly-owned subsidiaries. The 1995 Senior Subordinated Notes bear interest at a rate of 11% per annum, payable on each June 15 and December 15. The 1995 Senior Subordinated Notes will mature on June 15, 2005. On or after June 15, 2000, the 1995 Senior Subordinated Notes may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12 months commencing on June 15 of the years set forth below:


                                                                        REDEMPTION
                                       YEAR                               PRICE
            ----------------------------------------------------------  ----------
            2000......................................................   104.125%
            2001......................................................   102.750%
            2002......................................................   101.375%
            2003 and thereafter.......................................   100.000%


     In addition, on or prior to June 15, 1998 the Company may, at its option, use the net cash proceeds from one or more Public Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the 1995 Senior Subordinated Notes originally issued, at a redemption price equal to 111% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1995, 109.625% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1996 and 108.25% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1997, in each case plus accrued and unpaid interest, if any, to the redemption date.


     The 1995 Senior Subordinated Note Indenture provides that if a Change of Control (as defined therein) occurs, each holder will have the right to require the Company to repurchase such holder's 1995 11% Senior Subordinated Notes pursuant to a Change of Control Offer (as defined therein) at 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase.



     The 1995 Senior Subordinated Note Indenture contains certain covenants, including, but not limited to, covenants with respect to the following matters:
(i) limitation on dividends and other restricted payments; (ii) limitation on incurrences of additional indebtedness; (iii) limitation on liens; (iv) limitation on asset sales; (v) limitation on dividend and other payment restrictions affecting subsidiaries; (vi) limitation on transactions with affiliates; (vii) limitation on preferred stock of subsidiaries; (viii) limitation on mergers and certain other transactions; (ix) limitation on other senior subordinated indebtedness; and (x) limitation on guarantees of certain indebtedness.



     A portion of the 1995 Senior Subordinated Notes were issued in exchange for Old RGC Notes outstanding at the time of the Merger. A total of $2.1 million aggregate principal amount of Old RGC 10 1/4% Notes, and $0.1 million aggregate principal amount of Old RGC 9% Notes, that were not exchanged at the time of the Merger remain outstanding. The Old RGC 10 1/4% Notes mature on July 15, 2002 and the Old RGC 9% Notes mature on April 1, 2003. The Old RGC Notes, like the 1995 Senior Subordinated Notes, are subordinated to the prior payment when due of the Senior Indebtedness of the Company. In connection with the Merger, the indentures governing the Old RGC Notes were amended to eliminate substantially all of the restrictive covenants contained therein.



     The 1997 Senior Subordinated Notes. The 1997 Senior Subordinated Notes were issued on March 16, 1997 in an aggregate principal amount of $155.0 million. The 1997 Senior Subordinated Notes are subordinated to the prior payment when due of all Senior Indebtedness (as defined in the indenture (the "1997 Senior Subordinated Note Indenture") governing the 1997 Senior Subordinated Notes) and are guaranteed on a senior subordinated basis by the Company's wholly-owned subsidiaries. The 1997 Senior Subordinated Notes bear interest at a rate of 11% per annum, payable on each June 15 and December 15. The 1997 Senior Subordinated Notes will mature on June 15, 2005. The terms of the 1997 Senior Subordinated Notes were designed to mirror the terms of the 1995 Senior Subordinated Notes. Accordingly, the 1997 Senior Subordinated Note Indenture contains terms, covenants and conditions which are substantially identical in all material respects to the terms contained in the 1995 Senior Subordinated Note Indenture.


                            SELLING DEBENTUREHOLDERS


     This Prospectus relates to the sale by the Selling Debentureholders from time to time of (i) up to $131.5 million initial aggregate principal amount of the Seller Debentures that were issued to the stockholders of RSI as part of the consideration they received upon consummation of the Merger and (ii) additional Seller Debentures that may from time to time be issued by Holdings in payment of interest thereon. As of the date of this Prospectus, the aggregate principal amount of outstanding Seller Debentures was approximately $182.9 million.

     The following table provides certain information with respect to the Selling Debentureholders and the amount of Seller Debentures owned, offered and to be owned after the offering by each Selling Debentureholder:

                                                                    MAXIMUM AMOUNT
                                                  PRINCIPAL           OF SELLER            PRINCIPAL
                                                  AMOUNT OF         DEBENTURES TO          AMOUNT OF
                                              SELLER DEBENTURES           BE           SELLER DEBENTURES
                                                OWNED BEFORE         SOLD IN THE          TO BE OWNED
          SELLING DEBENTUREHOLDERS               OFFERING(1)         OFFERING(1)       AFTER OFFERING(2)
--------------------------------------------  -----------------     --------------     -----------------
Apollo Investment Fund III, L.P.                $  90,000,000        $ 90,000,000         $         0
Apollo Overseas Partners III, L.P.
Apollo (U.K.) Partners III, L.P.(3)
  2 Manhattanville Road
  Purchase, NY 10577
BT Securities Corporation(4)                       12,337,335          12,337,335                   0
  130 Liberty Street
  New York, NY 10006
BankAmerica Capital Corp.                           5,000,000           5,000,000                   0
  231 South LaSalle Street
  Chicago, IL 60697
Paloma Partners Management Co.                      2,000,000           2,000,000                   0
  Greenwich American Center
  2 American Lane
  Greenwich, CT 06836
Invesco Funds Group Inc.                            3,000,000           3,000,000                   0
  7800 East Union Ave.
  Denver Corporate Center
  Tower 2, Suite 900
  Denver, CO 80237
Cerberus Partners, L.P.                             2,000,000           2,000,000                   0
  950 Third Ave.
  20th Floor
  New York, NY 10022
TCW Shared Opportunity Fund, II, L.P.               3,500,000           3,500,000                   0
  11100 Santa Monica Blvd.
  Suite 2050
  Los Angeles, CA 90025
The City of New York Employees Retirement           1,000,000           1,000,000                   0
  Systems Fixed Income Account
  c/o Lazard Freres Asset Management
  Rockefeller Plaza, 58th Floor
  New York, NY 10020
SAFRA Republic Management                             500,000             500,000                   0
  (GUERNSEY) Limited Short Term High Yield
  Fund
  Republic National Bank Bldg.
  Rue de Pre
  Saint Peter Port
  Guernsey
  Channel Islands ILU
Goldman, Sachs & Co.                                7,819,588           7,819,588                   0
  85 Broad Street
  New York, NY 10004
Huff Alternative Income Fund                        7,500,000           7,500,000                   0
  c/o 85 Broad Street
  New York, NY 10004

                                                                    MAXIMUM AMOUNT
                                                  PRINCIPAL           OF SELLER            PRINCIPAL
                                                  AMOUNT OF         DEBENTURES TO          AMOUNT OF
                                              SELLER DEBENTURES           BE           SELLER DEBENTURES
                                                OWNED BEFORE         SOLD IN THE          TO BE OWNED
          SELLING DEBENTUREHOLDERS               OFFERING(1)         OFFERING(1)       AFTER OFFERING(2)
--------------------------------------------  -----------------     --------------     -----------------
John Hancock High Yield Bond Fund               $   3,000,000        $  3,000,000         $         0
John Hancock Strategic Income Fund
  101 Huntington Avenue
  7th Floor
  Boston, MA 02199
Putnam High Yield Trust                            11,219,390          11,219,390                   0
Putnam Diversified Income Trust
Putnam Capital Managers Diversified
  Income Trust
Ameritech Corporation
  One Post Office Square
  9th Floor
  Boston, MA 02109
Bank of Nova Scotia(5)                              6,352,550           6,352,550                   0
  Scotia Plaza
  44 King Street West
  Toronto, Ontario

---------------

(1) In addition to the principal amount of Seller Debentures set forth in the table, the Seller Debentures that may be offered for sale by the Selling Debentureholders pursuant to this Prospectus include the Seller Debentures that may be issued from time to time in lieu of cash interest payments thereon. See "Description of the Seller Debentures."

(2) There is no assurance that the Selling Debentureholders will sell any or all of the Seller Debentures offered by them.

(3) Includes Seller Debentures owned by one or more entities managed by or affiliated with Apollo Advisors, L.P. or Apollo Advisors II, L.P. (collectively, "Apollo"), together with certain affiliates or designees of Apollo. In addition to the Seller Debentures that it may acquire, Apollo holds 1,285,165 shares of Holdings common stock and 10,733,244 shares of Series A Preferred Stock of Holdings. Apollo has the right, pursuant to the 1995 Stockholders Agreement, to elect two directors to the Board of Directors of Holdings. See "Principal Stockholders" and "Description of Capital Stock."

(4) BT Securities Corporation acted as lead underwriter with respect to the public offering of debt securities issued by the Company to finance the Merger, for which it received a customary underwriting discount. BT Securities Corporation also acted as placement agent for the issuance of the 1996 Senior Notes. Bankers Trust, an affiliate of BT Securities Corporation, is administrative agent and a lender under the New Credit Facility. See "Description of the New Credit Facility." BT Securities Corporation has provided services to Food 4 Less in connection with the procurement of financing and in consideration therefor Food 4 Less paid to BT Securities Corporation a fee of $2.5 million upon closing of the Merger. Such fee was satisfied through the issuance by Holdings to BT Securities Corporation of $2.5 million initial accreted value of New Discount Debentures. BT Securities Corporation also served as a dealer manager and solicitation agent in connection with the debt exchange offers undertaken by the Company in connection with the Merger, and received customary fees in connection with such services. In addition, affiliates of BT Securities Corporation invested in the capital stock of Holdings pursuant to the New Equity Investment. After the Merger, such affiliates owned in the aggregate approximately 900,000 shares of Series A Preferred Stock and approximately 3,100,000 shares of Series B Preferred Stock. See "The Merger and the Financing," "Principal Stockholders" and "Description of Capital Stock." BT Securities Corporation has from time to time provided investment banking and financial advisory services to one or more of Food 4 Less, Holdings, and the Company and/or their respective affiliates and may continue to do so in the future. BT Securities Corporation has received customary fees for such services.

(5) The $6,352,550 principal amount of Seller Debentures held by Bank of Nova Scotia may be acquired by other holders of Seller Debentures listed in the table above. Accordingly, the $6,352,550 principal amount of Seller Debentures is included in the holdings of Bank of Nova Scotia as well as the holdings of other holders reflected in the above table.

     Holdings will pay all costs and expenses incurred in connection with the registration under the Securities Act of the Seller Debentures offered by the Selling Debentureholders including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Selling Debentureholders in connection with blue sky qualifications of the Seller Debentures), printing and duplicating expenses, messengers and delivery expenses, fees and disbursements of counsel for Holdings and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters in connection with the registration), securities acts liability insurance (if the registrant elects to obtain such insurance), the reasonable fees and expenses of any special experts retained in connection with the registration and fees and expenses of other persons retained by the registrant. Holdings will not receive any of the proceeds from the sale of the Seller Debentures by the Selling Debentureholders.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Latham & Watkins, counsel to Holdings, has advised Holdings that the following discussion expresses their opinion as to the material federal income tax consequences expected to result to holders from the purchase, ownership and disposition of the Seller Debentures. Such opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

     The tax treatment of a holder of the Seller Debentures may vary depending upon such holder's particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE SELLER DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

STATED INTEREST

     Holders of Seller Debentures will be required to include stated interest in gross income in accordance with their method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

  General Original Issue Discount Rules

     The amount of original issue discount, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception. The "issue price" of a debt instrument issued in exchange for stock, such as a Seller Debenture, depends on whether the debt instrument or the stock is treated as "traded on an established securities market." If the debt instrument is "traded on an established securities market," its issue price will be its trading price immediately following issuance. If the stock is so traded (but the debt instrument received in exchange therefor is not), the issue price of the debt instrument received will generally be equal to the fair market value of the stock exchanged therefor.

     If neither the debt instrument nor the stock is traded on an established securities market, the issue price of the debt instrument will be equal to its stated principal amount, assuming the debt instrument provides for "adequate stated interest" (i.e., interest at least equal to the applicable federal rate), and will be equal to its "imputed principal amount" (the sum of the present values of all payments due under the debt instrument, using a discount rate equal to the applicable federal rate) if either the debt instrument does not provide for "adequate stated interest" or in the case of any "potentially abusive situation" (including certain recent sales transactions).

     The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments).

     In general, the amount of original issue discount that a holder of a debt instrument with original issue discount must include in gross income for federal income tax purposes will be the sum of the daily portions of original issue discount with respect to such debt instrument for each day during the taxable year or portion of a taxable year on which such holder holds the debt instrument. The daily portion is determined by allocating to each day of an accrual period (generally, a period corresponding to the interval between payment dates) a pro rata portion of an amount equal to the "adjusted issue price" of the debt instrument at the beginning of the accrual period multiplied by the yield to maturity of the debt instrument. The "adjusted issue price" is the issue price of the debt instrument increased by the accrued original issue discount for all prior accrual periods (and decreased by the amount of cash payments made in all prior accrual periods and on the first day of the current accrual period, other than qualified stated interest payments). The tax basis of the debt instrument in the hands of the holder will be increased by the amount of original issue discount, if any, on the debt instrument that is included in the holder's gross income and will be decreased by the amount of any cash payments (other than qualified stated interest payments) received with respect to the debt instrument, whether such payments are denominated as principal or interest.

     Notwithstanding the original issue discount rules described in the preceding paragraphs, a holder of a debt instrument would not be required to include original issue discount in income if such holder's tax basis in the debt instrument were to exceed the debt instrument's stated principal amount. In addition, a holder would be permitted to offset any original issue discount income by an amount equal to the excess of such holder's tax basis (if less than or equal to the stated principal amount) over the issue price of the debt instrument.

  Seller Debentures

     Because interest on the Seller Debentures can, at the option of Holdings, be paid in cash or in Secondary Securities, no payments made on the Seller Debentures will be treated as qualified stated interest. In addition, assuming that the issue price of the Seller Debentures is at least equal to their stated principal amount (i.e., the Seller Debentures are not issued at a discount), it will be presumed for purposes of computing original issue discount on the Seller Debentures that Holdings will not exercise its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures. As a result, the Seller Debentures will initially be treated as having been issued with original issue discount equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amount plus all payments of stated interest) over their issue price. If, in fact, Holdings exercises its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures, the Secondary Securities will not be treated as payments of interest on the Seller Debentures. In this event, the Seller Debentures and the Secondary Securities will be treated as a single original issue discount obligation which will be deemed to be reissued for an issue price equal to the original issue price of the Seller Debentures plus the principal amount of the Secondary Securities issued with respect thereto, and will have original issue discount equal to the excess of the stated redemption price at maturity of such obligation (which will be equal to the sum of the principal amounts of the Seller Debentures and the Secondary Securities plus all payments of stated interest on such debt instruments) over the newly determined issue price. The Seller Debentures will similarly be deemed to be reissued with a new issue price each time Holdings exercises its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures.

     If the issue price of the Seller Debentures is less than their stated principal amount (i.e., if the Seller Debentures are issued at a discount), then it will be presumed for purposes of computing original issue discount on the Seller Debentures that Holdings will exercise its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures. In this case, the Seller Debentures will be treated as having been issued with original issue discount equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amounts of the Seller Debentures and the Secondary Securities plus all payments of stated interest) over their issue price. If, in fact, Holdings pays cash interest on the Seller Debentures instead of issuing Secondary Securities, such cash payments will be treated as retiring a pro rata portion of the Seller Debentures (including any Secondary Securities), and will result in taxable gain or loss to holders equal to the difference between the amount of such cash payments and the holders' allocable adjusted tax basis in the portion of the Seller Debentures (including any Secondary Securities) so retired.

     Because of the complexity of the application of the original issue discount rules to the Seller Debentures, holders of Seller Debentures are strongly urged to consult their tax advisors regarding the treatment of the Seller Debentures under these rules.

APPLICABLE HIGH YIELD DISCOUNT OBLIGATION RULES

     Generally, under Section 163(e)(5) of the Code, original issue discount is not deductible until paid with respect to any debt instrument issued by a corporation which (i) has a maturity date which is more than five years from the date of issue, (ii) has a yield to maturity which equals or exceeds five percentage points over the applicable federal rate for the calendar month in which the obligation is issued and (iii) has "significant original issue discount." A debt instrument is treated as having "significant original issue discount" if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Moreover, if the debt instrument's yield to maturity exceeds the applicable federal rate plus six percentage points, a ratable portion of the issuing corporation's deduction for original issue discount (the "Disqualified OID") will be denied. For purposes of the dividends-received deduction under Section 243 of the Code, the Disqualified OID will be treated as a dividend to the extent it would have been so treated if it had been distributed by the issuing corporation with respect to its stock.

     Due to their maturity date, yield to maturity and amount of original issue discount, the Seller Debentures may be subject to the high yield discount obligation rules described above, depending on the applicable federal rate in effect on the date the Seller Debentures are issued. If such rules were applicable to the Seller Debentures, Holdings would not be permitted to deduct any original issue discount on such Seller Debentures until such original issue discount were paid. In addition, the Disqualified OID would be treated as a dividend for purposes of the dividends-received deduction under Section 243 of the Code to the extent of Holdings' current and accumulated earnings and profits and would not be deductible by Holdings.

MARKET DISCOUNT

     The Code generally requires holders of "market discount bonds" to treat as ordinary income any gain realized on the disposition (or gift) of such bonds to the extent of the market discount accrued during the holder's period of ownership. A "market discount bond" is a debt obligation purchased at a market discount, subject to a statutory de minimis exception. For this purpose, a purchase at a market discount includes a purchase at or after the original issue at a price below the stated redemption price at maturity, or, in the case of a debt instrument issued with original issue discount, at a price below (a) its "issue price," plus (b) the amount of original issue discount includible in income by all prior holders of the debt instrument, minus (c) all cash payments (other than payments constituting qualified stated interest) received by such previous holders. The accrued market discount generally equals a ratable portion of the bond's market discount, based on the number of days the taxpayer has held the bond at the time of such disposition, as a percentage of the number of days from the date the taxpayer acquired the bond to its date of maturity.

AMORTIZABLE BOND PREMIUM

     Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess will constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct over the period from his acquisition date to the obligation's maturity date (or an earlier call date, if the use of such date produces a smaller amount of amortizable bond premium). A holder who elects to amortize bond premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium. Amortizable bond premium will be treated under the Code as an offset to interest income on the related debt instrument for federal income tax purposes, subject to the promulgation of Treasury Regulations altering such treatment.

DISPOSITION

     In general, a holder of Seller Debentures will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of such Seller Debentures measured by the difference between (i) the amount of cash and the fair market value of property received (except to the extent attributable to accrued interest on the Seller Debentures) and (ii) the holder's tax basis in the Seller Debentures (as increased by any original issue discount and market discount previously included in income by the holder and decreased by any amortizable bond premium, if any, deducted over the term of the Seller Debentures). Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual from the sale of a capital asset that has been held for more than 18 months will be subject to tax at a rate not to exceed 20%, capital gain from the sale of an asset held for more than 12 months but not more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.


ELECTION

     A holder of Seller Debentures, subject to certain limitations, may elect to include all interest and discount on the Seller Debentures in gross income under the constant yield method. For this purpose, interest includes stated and unstated interest, acquisition discount, original issue discount, de minimis market discount and market discount, as adjusted by any acquisition premium. Such election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds acquired by such holder on or after the first day of the first taxable year to which the election applies. See "-- Market Discount."

BACKUP WITHHOLDING

     A holder of Seller Debentures may be subject to backup withholding at the rate of 31% with respect to interest paid on, original issue discount accrued on and gross proceeds from the sale of, the Seller Debentures unless (i) such holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Seller Debentures who does not provide Holdings with his or her correct taxpayer identification number may be subject to penalties imposed by the Service.

     Holdings will report to holders of the Seller Debentures and the Service the amount of any "reportable payments" (including any interest paid and any original issue discount accrued on the Seller Debentures) and any amount withheld with respect to the Seller Debentures during the calendar year.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF SELLER DEBENTURES IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF SELLER DEBENTURES SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF SELLER DEBENTURES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     The Seller Debentures may be sold from time to time to purchasers directly by any of the Selling Debentureholders. Alternatively, the Selling Debentureholders may from time to time offer the Seller Debentures through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Debentureholders and/or the purchasers of Seller Debentures for whom they may act as agents. The Selling Debentureholders and any underwriters, dealers or agents that participate in the distribution of Seller Debentures may be deemed to be underwriters, and any profit on the sale of Seller Debentures by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of Seller Debentures is made, to the extent required, a prospectus supplement will be distributed which will set forth the aggregate amount of Seller Debentures being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Debentureholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     The distribution of the Seller Debentures may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in an offering of Seller Debentures, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement relating to such offering and the Seller Debentures will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Seller Debentures will (1) entitle the underwriters to indemnification by Holdings against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent and (3) provide that the underwriters will be obligated to purchase all Seller Debentures offered in a particular offering if any such Seller Debentures are purchased.

     Under applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the Seller Debentures may not simultaneously engage in certain market making activities with respect to such Seller Debentures for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Debentureholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Seller Debentures by Selling Debentureholders.

                                 LEGAL MATTERS

     The validity of the Seller Debentures to be offered hereby were passed upon for Holdings by Latham & Watkins, Los Angeles, California.

                                    EXPERTS


     The consolidated balance sheets of Food 4 Less Holdings, Inc., as of February 2, 1997, January 28, 1996 and January 29, 1995 and the related consolidated statements of operations, cash flows and stockholders' equity for the 53 weeks ended February 2, 1997, the 52 weeks ended January 28, 1996, the 31 weeks ended January 29, 1995 and the 52 weeks ended June 25, 1994 and the related financial statement schedules included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


     The consolidated statements of operations of Ralphs Supermarkets, Inc. for the years ended January 30, 1994 and January 29, 1995 have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             AVAILABLE INFORMATION



     Holdings is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Holdings with the Commission may be inspected and copies at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.

20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov.



     This Prospectus is included as part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") filed with the Commission by Holdings, relating to the registration under the Securities Act of the Seller Debentures offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, to which reference is hereby made for further information with respect to Holdings and the Seller Debentures offered hereby. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such provisions and documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                        PAGE
                                                                                        ----
FOOD 4 LESS HOLDINGS, INC.:

Report of Independent Public Accountants (Arthur Andersen LLP)........................  F-2
Consolidated balance sheets as of January 29, 1995, January 28, 1996 and February 2,
  1997................................................................................  F-3
Consolidated statements of operations for the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended
  February 2, 1997....................................................................  F-5
Consolidated statements of cash flows for the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended
  February 2, 1997....................................................................  F-6
Consolidated statements of stockholder's equity (deficit) for the 52 weeks ended June
  25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended February 2, 1997.............................................  F-8
Notes to consolidated financial statements............................................  F-9
Consolidated balance sheet as of October 12, 1997 (unaudited).........................  F-36
Consolidated statement of operations for the 36 weeks ended October 12, 1997
  (unaudited).........................................................................  F-38
Consolidated statement of cash flows for the 36 weeks ended October 12, 1997
  (unaudited).........................................................................  F-39
Consolidated statement of stockholders' deficit for the 36 weeks ended October 12,
  1997 (unaudited)....................................................................  F-40
Notes to consolidated financial statements (unaudited)................................  F-41

RALPHS SUPERMARKETS, INC.:

Independent Auditors' Report (KPMG Peat Marwick LLP)..................................  F-44
Consolidated statements of operations for the years ended January 30, 1994 and January
  29, 1995............................................................................  F-45
Notes to consolidated financial statements............................................  F-46

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and


Stockholders of Food 4 Less Holdings, Inc.:



     We have audited the accompanying consolidated balance sheets of Food 4 Less Holdings, Inc. (a Delaware corporation) and subsidiaries (the Company) as of January 29, 1995, January 28, 1996 and February 2, 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended February 2, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Food 4 Less Holdings, Inc. and subsidiaries as of January 29, 1995, January 28, 1996 and February 2, 1997, and the results of their operations and their cash flows for the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended February 2, 1997 in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Los Angeles, California


March 21, 1997 (except with respect to the


  matter discussed in Note 14, as to which the


  date is April 17, 1997)

                           FOOD 4 LESS HOLDINGS, INC.



                          CONSOLIDATED BALANCE SHEETS


                                 (IN THOUSANDS)



                                     ASSETS



                                                                            AS OF
                                                         -------------------------------------------
                                                         JANUARY 29,     JANUARY 28,     FEBRUARY 2,
                                                            1995            1996            1997
                                                         -----------     -----------     -----------
CURRENT ASSETS:
  Cash and cash equivalents............................  $    19,560     $    67,983     $    67,589
  Trade receivables, less allowances of $1,192, $1,954
     and $4,057 at January 29, 1995, January 28, 1996
     and February 2, 1997, respectively................       23,377          60,948          46,560
  Notes and other receivables..........................        3,985           6,452             531
  Inventories..........................................      224,686         502,669         502,095
  Patronage receivables from suppliers.................        5,173           4,557           4,433
  Prepaid expenses and other...........................       13,051          34,855          21,925
                                                          ----------      ----------      ----------
     Total current assets..............................      289,832         677,464         643,133
INVESTMENTS IN AND NOTES RECEIVABLE FROM SUPPLIER
  COOPERATIVES:
     Associated Wholesale Grocers......................        6,718           7,288           7,020
     Certified Grocers of California & Other...........        5,686           4,926           4,945
PROPERTY AND EQUIPMENT:
  Land.................................................       23,488         183,125         173,803
  Buildings............................................       24,172         196,551         188,311
  Leasehold improvements...............................      110,020         251,856         226,159
  Equipment and fixtures...............................      190,016         441,760         401,716
  Construction in progress.............................        8,042          61,296          51,117
  Leased property under capital leases.................       82,526         189,061         200,199
  Leasehold interests..................................       96,556         114,475         112,398
                                                          ----------      ----------      ----------
                                                             534,820       1,438,124       1,353,703
  Less: Accumulated depreciation and amortization......      154,382         226,451         301,477
                                                          ----------      ----------      ----------
     Net property and equipment........................      380,438       1,211,673       1,052,226
OTHER ASSETS:
  Deferred financing costs, less accumulated
     amortization of $20,496, $6,964 and $17,615 at
     January 29, 1995, January 28, 1996 and February 2,
     1997, respectively................................       25,469          94,100          88,889
  Goodwill, less accumulated amortization of $38,560,
     $60,407 and $99,057 at January 29, 1995, January
     28, 1996 and February 2, 1997, respectively.......      263,112       1,173,445       1,310,956
  Other, net...........................................       29,440          19,233          24,824
                                                          ----------      ----------      ----------
                                                         $ 1,000,695     $ 3,188,129     $ 3,131,993
                                                          ==========      ==========      ==========



   The accompanying notes are an integral part of these consolidated balance sheets.

                           FOOD 4 LESS HOLDINGS, INC.



                    CONSOLIDATED BALANCE SHEETS (CONTINUED)


                                 (IN THOUSANDS)



                                                                            AS OF
                                                         -------------------------------------------
                                                         JANUARY 29,     JANUARY 28,     FEBRUARY 2,
                                                            1995            1996            1997
                                                         -----------     -----------     -----------
                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable.....................................  $   190,455     $   354,777     $   343,704
  Accrued payroll and related liabilities..............       42,007          94,011         106,764
  Accrued interest.....................................       10,730          23,870          31,011
  Other accrued liabilities............................       65,279         278,904         261,582
  Income taxes payable.................................          293             596           1,956
  Current portion of self-insurance liabilities........       28,616          21,785          48,251
  Current portion of senior debt.......................       22,263          31,735           4,465
  Current portion of obligations under capital
     leases............................................        4,965          22,261          28,041
                                                          ----------      ----------      ----------
     Total current liabilities.........................      364,608         827,939         825,774
SENIOR DEBT, net of current portion....................      320,901       1,226,302       1,263,142
OBLIGATIONS UNDER CAPITAL LEASES.......................       40,675         130,784         126,336
SENIOR SUBORDINATED DEBT...............................      145,000         671,222         671,222
HOLDINGS DEBENTURES....................................       65,136         247,917         283,706
DEFERRED INCOME TAXES..................................       17,534          17,988          21,074
SELF-INSURANCE LIABILITIES.............................       44,123         127,200          91,332
LEASE VALUATION RESERVE................................           --          25,182          62,389
OTHER NON-CURRENT LIABILITIES..........................       10,051         102,393         106,286
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Convertible Series A Preferred Stock, $.01 par value,
     25,000,000 shares authorized; no shares issued at
     January 29, 1995, 16,683,244 shares issued at
     January 28, 1996 and February 2, 1997 (aggregate
     liquidation value of $186.9 million)..............           --         161,831         161,831
  Convertible Series B Preferred Stock, $.01 par value,
     25,000,000 shares authorized; no shares issued at
     January 29, 1995, 3,100,000 shares issued at
     January 28, 1996 and February 2, 1997 (aggregate
     liquidation value of $34.7 million)...............           --          31,000          31,000
  Common Stock, $.01 par value, 1,600,000 shares,
     60,000,000 shares and 60,000,000 shares authorized
     at January 29, 1995, January 28, 1996 and February
     2, 1997, respectively; 1,386,169 shares,
     17,207,882 shares and 17,207,882 shares issued at
     January 29, 1995, January 28, 1996 and February 2,
     1997, respectively................................           14             172             172
  Non-Voting Common Stock, $.01 par value, 25,000,000
     shares authorized; no shares issued at January 29,
     1995, January 28, 1996 or February 2, 1997........           --              --              --
  Additional capital...................................      105,580          56,991          56,091
  Notes receivable from stockholders...................         (702)           (602)           (592)
  Retained deficit.....................................     (112,225)       (434,643)       (564,223)
                                                          ----------      ----------      ----------
                                                               7,333        (185,251)       (315,721)
  Treasury Stock; no shares of common stock at January
     29, 1995, 421,237 shares at January 28, 1996 and
     February 2, 1997..................................           --          (3,547)         (3,547)
                                                          ----------      ----------      ----------
     Total stockholders' equity (deficit)..............        7,333        (188,798)       (319,268)
                                                          ----------      ----------      ----------
                                                         $ 1,000,695     $ 3,188,129     $ 3,131,993
                                                          ==========      ==========      ==========



   The accompanying notes are an integral part of these consolidated balance sheets.

                           FOOD 4 LESS HOLDINGS, INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                    FOR THE
                                            -------------------------------------------------------
                                                            31 WEEKS       52 WEEKS       53 WEEKS
                                             52 WEEKS        ENDED          ENDED          ENDED
                                              ENDED         JANUARY        JANUARY        FEBRUARY
                                             JUNE 25,         29,            28,             2,
                                               1994           1995           1996           1997
                                            ----------     ----------     ----------     ----------
SALES.....................................  $2,585,160     $1,556,522     $4,335,109     $5,516,259
COST OF SALES (including purchases from
  related parties of $175,929, $104,407,
  $141,432 and $95,341 for the 52 weeks
  ended June 25, 1994, the 31 weeks ended
  January 29, 1995, the 52 weeks ended
  January 28, 1996 and the 53 weeks ended
  February 2, 1997, respectively).........   2,126,302      1,296,810      3,527,120      4,380,241
                                            ----------     ----------     ----------     ----------
GROSS PROFIT..............................     458,858        259,712        807,989      1,136,018
SELLING, GENERAL, ADMINISTRATIVE AND
  OTHER, NET..............................     378,376        219,696        744,449        933,414
AMORTIZATION OF GOODWILL..................       7,691          4,615         21,847         38,650
LOSS (GAIN) ON DISPOSAL OF ASSETS.........          37           (455)          (547)         9,317
RESTRUCTURING CHARGE......................          --          5,134        123,083             --
                                            ----------     ----------     ----------     ----------
OPERATING INCOME (LOSS)...................      72,754         30,722        (80,843)       154,637
INTEREST EXPENSE:
  Interest expense, excluding amortization
     of deferred financing costs..........      71,545         44,948        194,458        273,550
  Amortization of deferred financing
     costs................................       5,472          3,413          8,193         10,667
                                            ----------     ----------     ----------     ----------
                                                77,017         48,361        202,651        284,217
PROVISION FOR EARTHQUAKE LOSSES...........       4,504             --             --             --
                                            ----------     ----------     ----------     ----------
LOSS BEFORE PROVISION FOR INCOME TAXES AND
  EXTRAORDINARY CHARGE....................      (8,767)       (17,639)      (283,494)      (129,580)
PROVISION FOR INCOME TAXES................       2,700             --            500             --
                                            ----------     ----------     ----------     ----------
LOSS BEFORE EXTRAORDINARY CHARGE..........     (11,467)       (17,639)      (283,994)      (129,580)
EXTRAORDINARY CHARGE......................          --             --         38,424             --
                                            ----------     ----------     ----------     ----------
NET LOSS..................................  $  (11,467)    $  (17,639)    $ (322,418)    $ (129,580)
                                            ==========     ==========     ==========     ==========
LOSS PER COMMON SHARE:
  Loss before extraordinary charge........  $    (0.50)    $    (0.77)    $    (9.02)    $    (3.54)
  Extraordinary charge....................          --             --          (1.22)            --
                                            ----------     ----------     ----------     ----------
  Net loss................................  $    (0.50)    $    (0.77)    $   (10.24)    $    (3.54)
                                            ==========     ==========     ==========     ==========
  Average Number of Common Shares
     Outstanding..........................  22,933,754     22,943,656     31,476,632     36,569,889
                                            ==========     ==========     ==========     ==========



 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)



                                                                           FOR THE
                                                 -----------------------------------------------------------
                                                  52 WEEKS        31 WEEKS        52 WEEKS        53 WEEKS
                                                    ENDED           ENDED           ENDED           ENDED
                                                  JUNE 25,       JANUARY 29,     JANUARY 28,     FEBRUARY 2,
                                                    1994            1995            1996            1997
                                                 -----------     -----------     -----------     -----------
CASH PROVIDED (USED) BY OPERATING ACTIVITIES:
  Cash received from customers...............    $ 2,585,160     $ 1,556,522     $ 4,335,109     $ 5,516,259
  Cash paid to suppliers and employees.......     (2,441,353)     (1,507,523)     (4,197,875)     (5,160,532)
     Interest paid...........................        (56,762)        (33,553)       (157,441)       (230,620)
     Income taxes refunded (paid)............           (247)          1,087             256           8,344
     Interest received.......................            903             867           2,562           9,531
     Loss (gain) on disposal of assets.......             37             455             547          (9,317)
     Other, net..............................             84            (234)             --              --
                                                 -----------     -----------     -----------     -----------
NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES.................................         87,822          17,621         (16,842)        133,665
CASH PROVIDED (USED) BY INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment...............................         11,953           7,199          21,373          29,503
  Payment for purchase of property and
     equipment...............................        (57,471)        (49,023)       (122,355)       (123,622)
  Payment of acquisition costs, net of cash
     acquired................................        (11,050)             --        (403,301)        (12,705)
  Other, net.................................            813            (797)         (1,120)         (4,311)
                                                 -----------     -----------     -----------     -----------
NET CASH USED BY INVESTING ACTIVITIES........        (55,755)        (42,621)       (505,403)       (111,135)
CASH PROVIDED (USED) BY FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt...             28              --       1,105,500          98,946
  Net increase (decrease) in revolving
     loan....................................         (4,900)         27,300         100,100         (28,000)
  Payments of long-term debt.................        (14,224)        (13,394)       (661,119)        (61,589)
  Proceeds from issuance of preferred
     stock...................................             --              --         137,500              --
  Proceeds from issuance of common stock.....             --             269              --              --
  Purchase of treasury stock.................             --              --          (3,547)             --
  Purchase of common stock...................         (1,192)            (57)             --              --
  Payments of capital lease obligations......         (3,693)         (2,278)        (15,314)        (25,935)
  Deferred financing costs and other.........           (179)           (276)        (92,452)         (6,346)
                                                 -----------     -----------     -----------     -----------
NET CASH PROVIDED (USED) BY FINANCING
  ACTIVITIES.................................        (24,160)         11,564         570,668         (22,924)
                                                 -----------     -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS................................          7,907         (13,436)         48,423            (394)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD.....................................         25,089          32,996          19,560          67,983
                                                 -----------     -----------     -----------     -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...    $    32,996     $    19,560     $    67,983     $    67,589
                                                 ===========     ===========     ===========     ===========

               The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.



               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                 (IN THOUSANDS)



                                                                           FOR THE
                                                  52 WEEKS        31 WEEKS        52 WEEKS        53 WEEKS
                                                    ENDED           ENDED           ENDED           ENDED
                                                  JUNE 25,       JANUARY 29,     JANUARY 28,     FEBRUARY 2,
                                                    1994            1995            1996            1997
                                                 -----------     -----------     -----------     -----------
RECONCILIATION OF NET LOSS TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
  Net loss...................................    $   (11,467)    $   (17,639)    $  (322,418)    $  (129,580)
  Adjustments to reconcile net loss to net
     cash provided (used) by operating
     activities:
     Depreciation and amortization...........         62,555          40,036         133,522         180,344
     Non-cash interest expense...............          8,767           6,139          23,877          35,789
     Amortization of debt discount...........             --              --              --             214
     Restructuring charge....................             --           5,134         123,083              --
     Non-cash extraordinary charges..........             --              --          38,424              --
     Loss (gain) on sale of assets...........             65            (455)           (547)          9,317
     Change in assets and liabilities, net of
       effects from acquisition of
       businesses:
       Accounts and notes receivable.........         (3,220)         (3,398)            (74)         14,999
       Inventories...........................        (17,125)        (11,794)            762             574
       Prepaid expenses and other............         (5,717)        (11,239)        (18,291)          2,721
       Accounts payable and accrued
          liabilities........................         55,301          18,715           3,327          24,243
       Self-insurance liabilities............         (3,790)         (8,965)            737          (9,402)
       Deferred income taxes.................          2,506           2,794             454           3,086
       Income taxes payable..................            (53)         (1,707)            302           1,360
                                                 -----------     -----------     -----------     -----------
          Total adjustments..................         99,289          35,260         305,576         263,245
                                                 ===========     ===========     ===========     ===========
NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES.................................    $    87,822     $    17,621     $   (16,842)    $   133,665
                                                 ===========     ===========     ===========     ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
  Purchase of property and equipment through
     the issuance of capital lease
     obligation..............................    $     2,575     $     4,304     $    24,008     $    28,485
                                                 ===========     ===========     ===========     ===========
  Reduction of goodwill and deferred income
     taxes...................................    $     9,896     $        --     $        --     $        --
                                                 ===========     ===========     ===========     ===========
  Acquisition of stores in fiscal year 1994
     and RSI in fiscal year 1995 Fair value
     of assets acquired, including goodwill,
     net of cash acquired of $32,595 in
     fiscal year 1995........................    $    11,241     $        --     $ 2,098,220     $        --
     Net cash paid in acquisition............        (11,050)             --        (403,301)             --
     Notes issued to seller..................             --              --        (150,000)             --
     Notes issued to advisor.................             --              --         (12,000)             --
                                                 -----------     -----------     -----------     -----------
          Liabilities assumed................    $       191     $        --     $ 1,532,919     $        --
                                                 ===========     ===========     ===========     ===========



 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.



           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                PREFERRED STOCK        PREFERRED STOCK
                                                   SERIES A               SERIES B            COMMON STOCK         TREASURY STOCK
                                             ---------------------   -------------------   -------------------   ------------------
                                               NUMBER                 NUMBER                 NUMBER               NUMBER
                                                 OF                     OF                     OF                   OF
                                               SHARES      AMOUNT     SHARES     AMOUNT      SHARES     AMOUNT    SHARES    AMOUNT
                                             ----------   --------   ---------   -------   ----------   ------   --------   -------
BALANCES AT JUNE 26, 1993..................          --   $     --          --   $   --     1,385,265    $ 14          --   $   --
  Net loss.................................          --         --          --       --            --      --          --       --
  Purchase of Common Stock.................          --         --          --       --        (3,483)     --          --       --
  Payments of Stockholders' Notes..........          --         --          --       --            --      --          --       --
                                             ----------   --------   ---------   -------   ----------    ----    --------   -------
BALANCES AT JUNE 25, 1994..................          --         --          --       --     1,381,782      14          --       --
  Net loss.................................          --         --          --       --            --      --          --       --
  Issuance of Common Stock.................          --         --          --       --         5,504      --          --       --
  Purchase of Common Stock.................          --         --          --       --        (1,117)     --          --       --
  Payments of Stockholders' Notes..........          --         --          --       --            --      --          --       --
                                             ----------   --------   ---------   -------   ----------    ----    --------   -------
BALANCES AT JANUARY 29, 1995...............          --         --          --       --     1,386,169      14          --       --
  Net loss.................................          --         --          --       --            --      --          --       --
  Payments of Stockholders' Notes..........          --         --          --       --            --      --          --       --
  Stock split of Common Stock (16.58609143
    shares to 1 share).....................          --         --          --       --    21,604,957     216          --       --
  Purchase of Treasury Stock...............          --         --          --       --            --      --    (421,237)  (3,547)
  Issuance of Preferred Stock..............  10,900,000    109,000   3,100,000   31,000            --      --          --       --
  Conversion of Common Stock to Preferred
    Stock..................................   5,783,244     57,831          --       --    (5,783,244)    (58)         --       --
  Preferred Stock Issuance Costs...........          --     (5,000)         --       --            --      --          --       --
  Exchange RGC liability for stock
    options................................          --         --          --       --            --      --          --       --
  Repurchase Stock Options.................          --         --          --       --            --      --          --       --
                                             ----------   --------   ---------   -------   ----------    ----    --------   -------
BALANCES AT JANUARY 28, 1996...............  16,683,244    161,831   3,100,000   31,000    17,207,882     172    (421,237)  (3,547)
  Net loss.................................          --         --          --       --            --      --          --       --
  Payments of Stockholders' Notes..........          --         --          --       --            --      --          --       --
  Repurchase Stock Options.................          --         --          --       --            --      --          --       --
                                             ----------   --------   ---------   -------   ----------    ----    --------   -------
BALANCES AT FEBRUARY 2, 1997...............  16,683,244   $161,831   3,100,000  $31,000    17,207,882    $172    (421,237) $(3,547)
                                             ==========   ========   =========   =======   ==========    ====    ========   =======


                                                                                STOCK-
                                              STOCK-     ADD'L                 HOLDERS'
                                             HOLDERS'   PAID-IN    RETAINED     EQUITY
                                              NOTES     CAPITAL     DEFICIT    (DEFICIT)
                                             --------   --------   ---------   ---------
BALANCES AT JUNE 26, 1993..................   $ (714)   $106,452   $ (83,119)  $  22,633
  Net loss.................................       --          --     (11,467)    (11,467)
  Purchase of Common Stock.................       78      (1,270)         --      (1,192)
  Payments of Stockholders' Notes..........       50          --          --          50
                                               -----    --------   ---------   ---------
BALANCES AT JUNE 25, 1994..................     (586)    105,182     (94,586)  $  10,024
  Net loss.................................       --          --     (17,639)    (17,639)
  Issuance of Common Stock.................     (191)        460          --         269
  Purchase of Common Stock.................        5         (62)         --         (57)
  Payments of Stockholders' Notes..........       70          --          --          70
                                               -----    --------   ---------   ---------
BALANCES AT JANUARY 29, 1995...............     (702)    105,580    (112,225)     (7,333)
  Net loss.................................       --          --    (322,418)   (322,418)
  Payments of Stockholders' Notes..........      100          --          --         100
  Stock split of Common Stock (16.58609143
    shares to 1 share).....................       --        (216)         --          --
  Purchase of Treasury Stock...............       --          --          --      (3,547)
  Issuance of Preferred Stock..............       --          --          --     140,000
  Conversion of Common Stock to Preferred
    Stock..................................       --     (57,773)         --          --
  Preferred Stock Issuance Costs...........       --          --          --      (5,000)
  Exchange RGC liability for stock
    options................................       --      10,000          --      10,000
  Repurchase Stock Options.................       --        (600)         --        (600)
                                               -----    --------   ---------   ---------
BALANCES AT JANUARY 28, 1996...............     (602)     56,991    (434,643)   (188,798)
  Net loss.................................       --          --    (129,580)   (129,580)
  Payments of Stockholders' Notes..........       10          --          --          10
  Repurchase Stock Options.................       --        (900)         --        (900)
                                               -----    --------   ---------   ---------
BALANCES AT FEBRUARY 2, 1997...............   $ (592)   $ 56,091   $(564,223)  $(319,268)
                                               =====    ========   =========   =========



 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1. ORGANIZATION AND ACQUISITIONS



     Food 4 Less Holdings, Inc. ("Holdings" or together with its subsidiaries, the "Company"), a Delaware corporation, owns all of the outstanding capital stock of Ralphs Grocery Company ("Ralphs"), which is the successor through merger to Food 4 Less Supermarkets, Inc. ("F4L Supermarkets"). See "Ralphs Merger" below. The Company is a multiple format supermarket operator that tailors its retail strategy to the particular needs of the individual communities it serves. The Company operates in three geographic areas: Southern California, Northern California and certain areas of the Midwest. Ralphs has four first-tier subsidiaries: Cala Co. ("Cala"), Falley's, Inc. ("Falley's"), Food 4 Less of Southern California, Inc. ("F4L-SoCal"), formerly known as Breco Holding Company, Inc. ("BHC") and Crawford Stores, Inc. Cala Foods, Inc. ("Cala Foods") and Bell Markets, Inc. ("Bell") are subsidiaries of Cala, and Alpha Beta Company ("Alpha Beta") is a subsidiary of F4L-SoCal.



  Ralphs Merger



     On June 14, 1995, F4L Supermarkets, Food 4 Less Holdings, Inc., a California corporation ("Old Holdings"), and Food 4 Less, Inc. ("FFL") (which owned a majority of the stock of Old Holdings) completed a definitive agreement and plan of merger (the "Merger Agreement") with Ralphs Supermarkets, Inc. ("RSI") and the stockholders of RSI. Pursuant to the terms of the Merger Agreement, as amended, F4L Supermarkets was merged with and into RSI (the "RSI Merger"). Immediately following the RSI Merger, pre-Merger Ralphs Grocery Company ("RGC"), which was a wholly-owned subsidiary of RSI, merged with and into RSI (the "RGC Merger," and together with the RSI Merger, the "Merger"), and RSI changed its name to Ralphs Grocery Company. Prior to the Merger, FFL merged with and into Old Holdings, which was the surviving corporation (the "FFL Merger"). Immediately following the FFL Merger, Old Holdings changed its jurisdiction of incorporation by merging into a newly-formed, wholly-owned subsidiary, incorporated in Delaware (the "Reincorporation Merger"). As a result of the Merger, the FFL Merger and the Reincorporation Merger, Ralphs became a wholly-owned subsidiary of Holdings.



     The purchase price for the outstanding capital stock of RSI was $538.1 million; the Company paid $388.1 million in cash, issued $131.5 million principal amount of its 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 (the "Seller Debentures"), and issued $18.5 million initial accreted value of its 13 5/8% Senior Discount Debentures due 2005 (the "New Discount Debentures"). The Company also paid fees associated with the acquisition of $47.8 million (including a prepayment premium on outstanding mortgage debt of RGC of $19.7 million), which was offset by RGC's cash on hand at the Merger date of $32.6 million.



     The merger has been accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired have been included in the Company's consolidated balance sheets based upon their estimated fair values as of the effective date. The purchase price in excess of the fair market value of RSI's net assets was recorded as goodwill and is being amortized over a 40-year period. The Company finalized the allocation of the RSI purchase price in the second quarter of fiscal 1996. The Company's consolidated statements of operations include the revenues and expenses of RSI after the effective date of the Merger.



     The proceeds from the Credit Facility, the 1995 10.45% Senior Notes and the 1995 11% Senior Subordinated Notes (all as defined below) provided the sources of financing required to pay the Company's portion of the purchase price and to repay outstanding bank debt of F4L Supermarkets and RGC of $176.5 million and $228.9 million, respectively, and to repay existing mortgage debt of $174.0 million of RGC. In addition, the Company exchanged certain of its newly issued senior notes and senior subordinated notes for outstanding indebtedness of RGC and F4L Supermarkets. Proceeds from the Credit Facility also were used to pay certain exchange and consent solicitation fees associated with the above transactions, and to pay accrued interest on all exchanged debt securities in the amount of $27.8 million, to pay $17.8 million to the holders of the RGC Equity Appreciation Rights and to loan $5.0 million to an affiliate for the benefit of such holders, to

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



pay approximately $93.3 million of fees and expenses of the Merger and the related financing and to pay $3.5 million to purchase shares of common stock of Old Holdings from certain dissenting shareholders. In addition, Holdings issued $22.5 million of its Discount Debentures in consideration for certain Merger-related services.



 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Basis of Presentation



     The accompanying consolidated financial statements include the accounts of Holdings and its wholly-owned subsidiaries. The results of operations of pre-Merger Ralphs Grocery Company and all previous acquisitions have been excluded from the consolidated financial statements for periods prior to their respective acquisition dates. All intercompany transactions have been eliminated in consolidation.



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fiscal Year



     The Company operates within a conventional 52 or 53-week accounting fiscal year. The Company, together with its subsidiaries, changed its fiscal year-end from the last Saturday in June to the Sunday closest to January 31, resulting in a 31-week transition period ended January 29, 1995. As a result of the fiscal year-end change, the 52-week period ended June 25, 1994 is referred to as fiscal 1994, the 31-week period ended January 29, 1995 is referred to as the 1995 transition period, the 52-week period ended January 28, 1996 is referred to as fiscal 1995 and the 53-week period ended February 2, 1997 is referred to as fiscal 1996. Information presented below concerning subsequent fiscal years starts with fiscal year 1997, which will cover the 52 weeks ended February 1, 1998 and will proceed sequentially forward.



  Cash and Cash Equivalents



     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.



  Inventories



     Inventories, which consist of grocery products, are stated at the lower of cost or market. Cost has been principally determined using the last-in, first-out ("LIFO") method. If inventories had been valued using the first-in, first-out ("FIFO") method, inventories would have been higher by $16.5 million, $18.7 million and $24.3 million at January 29, 1995, January 28, 1996 and February 2, 1997, respectively, and gross profit and operating income would have been greater by $0.7 million, $2.7 million, $2.2 million and $5.6 million for fiscal year 1994, the 1995 transition period, fiscal year 1995 and fiscal year 1996, respectively.



  Pre-opening Costs



     Certain costs associated with opening new stores are deferred and amortized over one year following the opening of each new store.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



  Closed Store Reserves



     The Company provides a reserve for the net book value of its property and equipment, net of salvage value, and the present value of the remaining lease obligation, net of sublease income at the time that management approves a plan to close a store.



  Investments in Supplier Cooperatives



     The investment in Certified is accounted for on the cost method. There are certain restrictions on the sale of this investment.



  Property and Equipment



     Property and equipment are stated at cost. Depreciation expense includes amortization of capital lease assets. Depreciation and amortization is provided using the straight-line method over the following estimated useful lives:



    Buildings and improvements....................................  5-40 years
    Equipment and fixtures........................................  3-10 years
    Property under capital leases and leasehold interests.........  3-40 years (lease term)



  Deferred Financing Costs



     Costs incurred in connection with the issuance of debt are amortized over the term of the related debt using the effective interest method.



  Long-Lived Assets



     Goodwill, representing the excess of the purchase price over the fair value of the net assets of businesses acquired, is amortized on a straight-line basis over 40 years beginning at the date of acquisition.



     In the first quarter of fiscal 1996, the Company adopted Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). The adoption of SFAS 121 had no impact on the Company's financial position or on its results of operations.



     In accordance with SFAS No. 121, long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of goodwill and other long-lived assets, the recoverability test is performed using undiscounted net cash flows for groupings of stores consistent with the past acquisitions that gave rise to the goodwill.



  Income Taxes



     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than proposed changes in the tax law or rates.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



  Notes Receivable from Stockholders



     Notes receivable from stockholders represent loans to employees of the Company for purchases of Holdings' common stock. The notes are due over various periods, bear interest at the prime rate, and are secured by each stockholder's shares of Holdings' common stock.



  Self-Insurance



     The Company is self-insured for its workers' compensation, general liability and vehicle accident claims. The Company establishes reserves based on an independent actuary's valuation of open claims reported and an estimate of claims incurred but not yet filed.



  Discounts and Promotional Allowances



     Promotional allowances and vendor discounts are recorded as a reduction of cost of sales in the accompanying consolidated statements of operations. Allowance proceeds received in advance are deferred and recognized in the period earned.



  Provision for Earthquake Losses



     On January 17, 1994, Southern California was struck by a major earthquake which resulted in the temporary closure of 31 of the Company's stores. The closures were caused primarily by loss of electricity, water, inventory or structural damage. All but one of the closed stores reopened within a week of the earthquake. The final closed store reopened on March 24, 1994. The Company is insured against earthquake losses (including business interruption), subject to certain deductibles. The pre-tax loss, net of insurance recoveries, was approximately $4.5 million.



  Extraordinary Items



     For the 52 weeks ended January 28, 1996, the Company recorded an extraordinary charge relating to the refinancing of F4L Supermarkets' Old Credit Facility, 10.45% Senior Notes due 2000 (the "Old F4L Senior Notes"), 13.75% Senior Subordinated Notes due 2001 (the "Old F4L Senior Subordinated Notes"), the repayment of Holdings' 15.25% Senior Discount Notes due 2004 in connection with the Merger and the write-off of their related debt issuance costs.



  Loss Per Common Share



     Loss per common share is computed based on the weighted average number of shares outstanding during the applicable period. Fully diluted loss per share has been omitted as it is anti-dilutive for all periods presented.



  Stock Option Plans



     The Company applies the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), and related interpretations in accounting for its employee stock options.



  Derivative Financial Instruments



     The Company utilizes an interest rate collar agreement to set interest rate limits on its Term Loans to satisfy the interest rate protection requirements under its Credit Facility. Favorable or unfavorable movements of interest rates outside of the interest rate limits are recorded as adjustments to interest expense in the period in which the unfavorable movement occurs.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



  Advertising Costs



     Advertising costs are expensed as incurred. Advertising expense for fiscal 1996, fiscal 1995, the 31 weeks ended January 19, 1995 and fiscal 1994 was $63.5 million, $54.8 million, $17.7 million and $30.4 million, respectively.



  Reclassifications



     Certain prior period amounts in the consolidated financial statements have been reclassified to conform to the fiscal year 1996 presentation.



3. SENIOR DEBT AND SENIOR SUBORDINATED DEBT



     The Company's senior debt is summarized as follows (in thousands):



                                                                               AS OF
                                                              ----------------------------------------
                                                              JANUARY 29,   JANUARY 28,   FEBRUARY 2,
                                                                 1995          1996           1997
                                                              -----------   -----------   ------------
Term Loans..................................................   $      --    $   590,426    $   541,432
Old Term Loan...............................................     125,732             --             --
10.45% Senior Notes, principal due 2004 with interest
  payable semi-annually in arrears..........................          --        520,326        520,326
10.45% Senior Notes, principal due 2004 with interest
  payable semi-annually in arrears, net of unamortized debt
  discount of $5,161 at February 2, 1997, 11.5% yield to
  maturity..................................................          --             --         94,839
10.45% Senior Notes, principal due 2000 with interest
  payable semi-annually in arrears..........................     175,000          4,674          4,674
Revolving Facility..........................................          --        127,400         99,400
Old Revolving Loan..........................................      27,300             --             --
10.0% secured promissory note, collateralized by the stock
  of Bell, due June 1996, interest payable quarterly........       8,000          8,000             --
Other senior debt...........................................       7,132          7,211          6,936
                                                                --------     ----------     ----------
                                                                 343,164      1,258,037      1,267,607
Less -- current portion.....................................      22,263         31,735          4,465
                                                                --------     ----------     ----------
                                                               $ 320,901    $ 1,226,302    $ 1,263,142
                                                                ========     ==========     ==========



  Senior Debt



     As part of the Merger financing, the Company entered into a bank credit agreement (the "Credit Facility") comprised of a $600.0 million term loan facility (the "Term Loans") and a revolving credit facility of $325.0 million (the "Revolving Facility") under which working capital loans may be made and commercial or standby letters of credit in the maximum aggregate amount of up to $150.0 million may be issued. The Credit Facility is collateralized by inventory, receivables, certain fixed assets, deposit accounts, collection proceeds and certain intangibles.



     At February 2, 1997, $541.4 million was outstanding under the Term Loans, $99.4 million was outstanding under the Revolving Facility, and $89.1 million of standby letters of credit had been issued on behalf of the Company. A commitment fee of one-half of one percent per annum is charged on the average daily unused portion of the Revolving Facility; such commitment fees are due quarterly in arrears. At February 2, 1997, the weighted average interest rate on the Term Loans was 8.99 percent and the interest rate on the Revolving Facility was 8.68 percent.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     The Company has entered into an interest rate collar agreement with the Credit Facility Administrative Agent that effectively sets interest rate limits on the Company's term loans. The notational principal amount at February 2, 1997 and January 28, 1996 was $325 million. The agreement, which was entered into on October 11, 1995 and expires on October 21, 1997, limits the interest rate fluctuation of the 3-month Adjusted Eurodollar Rate (as defined) to a range between 4.5 percent and 8.0 percent. The agreement requires quarterly cash settlement for interest rate fluctuations outside of the limits. The agreement satisfies the interest rate protection requirements under the Credit Facility. As of February 2, 1997 and January 28, 1996, the 3-month Adjusted Eurodollar Rate was 5.56 percent and 5.50 percent, respectively. No adjustments to interest expense were recorded during fiscal year 1996 or 1995 as a result of this agreement.



     In November 1996, the Company amended the Term Loans to pay down $125.0 million on one of the original tranches (Tranche A) and initiated new tranches, Tranche E, Tranche F, and Tranche G, in the amounts of $75.0 million, $25.0 million and $25.0 million, respectively. The amortization of the new tranches mirrors the maturity of the initial Tranche B, initial Tranche C and initial Tranche D.



     Quarterly principal installments on the Term Loans continue to December 2003, with amounts payable in each year as follows: $4.3 million in fiscal 1997, $4.3 million in fiscal 1998, $29.0 million in fiscal 1999, $66.4 million in fiscal 2000, $118.2 million in fiscal 2001 and $319.2 million thereafter. The principal installments can be accelerated if the Company receives proceeds on the sale of certain of its assets in the future. To the extent that borrowings under the Revolving Facility are not paid earlier, they are due in December 2003. The common stock of the Company and certain of its direct and indirect subsidiaries has been pledged as security under the Credit Facility.



     F4L Supermarkets issued $350.0 million of 10.45% Senior Notes due 2004 (the "1995 10.45% Senior Notes") and exchanged $170.3 million principal amount of 1995 10.45% Senior Notes for an equal amount of the 10.45% F4L Senior Notes due 2000 (the "Old F4L Senior Notes") (together with the 1995 10.45% Senior Notes, the "Senior Notes"), leaving an outstanding balance of $4.7 million of the Old F4L Senior Notes. The Old F4L Senior Notes are due in two equal sinking fund payments on April 15, 1999 and 2000. The Senior Notes are senior unsecured obligations of Ralphs and rank "pari passu" in right of payment with other senior unsecured indebtedness of Ralphs. However, the Senior Notes are effectively subordinated to all secured indebtedness of Ralphs and its subsidiaries, including indebtedness under the Credit Facility. Interest on the 1995 10.45% Senior Notes is payable semiannually in arrears on each June 15 and December 15. Interest on the Old F4L Senior Notes is payable semiannually in arrears on each April 15 and October 15.



     In June 1996, Ralphs issued $100.0 million aggregate principal amount of 10.45% Senior Notes due 2004 (the "1996 10.45% Senior Notes"). The terms of the 1996 10.45% Senior Notes are substantially identical to those of Ralphs' 1995 10.45% Senior Notes, which were issued in a registered offering in June 1995 and of which $520.3 million aggregate principal amount is outstanding. The 1996 10.45% Senior Notes were issued with original issue discount resulting in gross proceeds to Ralphs of $94.6 million. In July 1996, Ralphs initiated an offer to exchange (the "Exchange Offer") $1,000 principal amount of its 1996 10.45% Senior Notes, which exchange has been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its 1996 10.45% Senior Notes. The Exchange Offer was completed in August 1996.



     The $94.6 million of gross proceeds from the 1996 10.45% Senior Notes was used to (i) repay $22.7 million of Term Loans, which was due within the following twelve months, (ii) repay $21.7 million of additional Term Loans, pro rata over the term thereof, (iii) repay $47.6 million in borrowings under the Revolving Facility (without any reduction in amounts available for future borrowing thereunder) and (iv) pay fees and expenses related to the 1996 10.45% Senior Notes of approximately $2.6 million.



     The 1995 10.45% Senior Notes and the 1996 10.45% Senior Notes (the "New Senior Notes") may be redeemed, at the option of Ralphs, in whole at any time or in part from time to time, beginning in fiscal 2000, at a redemption price of
105.2 percent. The redemption price declines ratably to 100 percent in fiscal 2003. In

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



addition, on or prior to June 15, 1998, Ralphs may, at its option, use the net cash proceeds of one or more public equity offerings to redeem up to an aggregate of 35 percent of the principal amount of the New Senior Notes originally issued, at a redemption price equal to 110.4 percent, 108.9 percent, and 107.5 percent of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1995, June 15, 1996, and June 15, 1997, respectively, in each case plus accrued and unpaid interest, if any, to the redemption date. The Old F4L Senior Notes may be redeemed beginning in fiscal year 1996 at 104.5 percent, declining ratably to 100 percent in fiscal year 1999.



     Scheduled maturities of principal of senior debt at February 2, 1997 are as follows (in thousands):



                                   FISCAL YEAR
            ---------------------------------------------------------
            1997.....................................................  $    4,465
            1998.....................................................       4,571
            1999.....................................................      30,571
            2000.....................................................      71,292
            2001.....................................................     118,401
            Later years..............................................   1,038,307
                                                                       ----------
                                                                       $1,267,607
                                                                       ==========



     The Company's senior subordinated debt is summarized as follows (in thousands):



                                                                                 AS OF
                                                                ---------------------------------------
                                                                JANUARY 29,   JANUARY 28,   FEBRUARY 2,
                                                                   1995          1996          1997
                                                                -----------   -----------   -----------
11.00% Senior Subordinated Notes principal due 2005 with
  interest payable semi-annually in arrears...................   $      --     $ 524,005     $ 524,005
13.75% Senior Subordinated Notes principal due 2005 with
  interest payable semi-annually in arrears...................          --       140,184       140,184
13.75% Senior Subordinated Notes principal due 2001 with
  interest payable semi-annually in arrears...................     145,000         4,816         4,816
Other Senior Subordinated debt................................          --         2,217         2,217
                                                                  --------      --------      --------
                                                                 $ 145,000     $ 671,222     $ 671,222
                                                                  ========      ========      ========



  Senior Subordinated Debt



     Concurrent with the Merger, F4LSupermarkets issued $100.0 million of 11% Senior Subordinated Notes due 2005 (the "1995 11% Senior Subordinated Notes") and (i) exchanged $142.2 million principal amount of the RGC 9% Senior Subordinated Notes due 2003 (the "Old RGC 9% Notes") and $281.8 million principal amount of the RGC 10.25% Senior Subordinated Notes due 2002 (the "Old RGC 10.25% Notes," and together with the Old RGC 9% Notes, the "Old RGC Notes") for an equal amount of 1995 11% Senior Subordinated Notes, (ii) purchased $7.5 million principal amount of Old RGC 9% Notes and $15.2 million principal amount of Old RGC 10.25% Notes in conjunction with the offers, and (iii) subsequently purchased $0.1 million principal amount of Old RGC 9% Notes and $1.0 million principal amount of Old RGC 10.25% Notes subject to the change of control provision, leaving an outstanding balance of $0.1 million on the Old RGC 9% Notes and an outstanding balance of $2.1 million on the Old RGC 10.25% Notes. The 1995 11% Senior Subordinated Notes are senior subordinated, unsecured obligations of Ralphs and are subordinated in right of payment to all senior indebtedness, including Ralphs' obligations under the Credit Facility and the New Senior Notes and the Old F4L Senior Notes. Interest on the New RGC Notes is payable semiannually in arrears on each June 15 and December 15.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     The 1995 11% Senior Subordinated Notes may be redeemed at the option of Ralphs, in whole at any time or in part from time to time, beginning in fiscal year 2000, at an initial redemption price of 105.5 percent. The redemption price declines ratably to 100 percent in fiscal year 2003. In addition, on or prior to June 15, 1998, Ralphs may, at its option, use the net cash proceeds of one or more public equity offerings to redeem up to an aggregate of 35 percent of the principal amount of the 1995 11% Senior Subordinated Notes originally issued, at a redemption price equal to 111.0 percent, 109.4 percent, and 107.9 percent of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1995, June 15, 1996, and June 15, 1997, respectively, in each case plus accrued and unpaid interest, if any, to the redemption date.



     F4L Supermarkets exchanged $140.2 million 13.75% Senior Subordinated Notes due 2005 (the "New F4L Senior Subordinated Notes") for an equal amount of F4L 13.75% Senior Subordinated Notes due 2001 (the "Old F4L Senior Subordinated Notes," and together with the New F4L Senior Subordinated Notes, the "13.75% Senior Subordinated Notes") of the Company, leaving an outstanding balance of $4.8 million of the Old F4L Senior Subordinated Notes. The 13.75% Senior Subordinated Notes are senior subordinated unsecured obligations of Ralphs and are subordinated in right of payment to all senior indebtedness, including Ralphs' obligations under the Credit Facility, the New Senior Notes, and the Old F4L Senior Notes and the 1995 11% Senior Subordinated Notes. Interest on the 13.75% Senior Subordinated Notes is payable semiannually in arrears on each June 15 and December 15 commencing on December 15, 1995. The New F4L Senior Subordinated Notes may be redeemed beginning in fiscal year 1996 at a redemption price of 106.111 percent. The redemption price declines ratably to 100 percent in fiscal year 2000.



     Scheduled maturities of principal of senior subordinated debt at February 2, 1997 are as follows (in thousands):



                                   FISCAL YEAR
            ---------------------------------------------------------
            1997.....................................................  $       --
            1998.....................................................          --
            1999.....................................................          --
            2000.....................................................          --
            2001.....................................................       4,816
            Later years..............................................     666,406
                                                                       ----------
                                                                       $  671,222
                                                                       ==========



     At the time of the Merger, Holdings issued $100.0 million of its New Discount Debentures. At February 2, 1997, the balance of the New Discount Debentures was $123.8 million. Interest on the New Discount Debentures accretes at the rate of 13 5/8% until June 15, 2000, when cash interest will accrue and be payable semiannually commencing December 15, 2000. The New Discount Debentures may be redeemed, at the option of Holdings, beginning in fiscal year 2000 at a redemption price of 106.8125 percent, which declines annually until fiscal year 2004 when they may be redeemed at 100.0 percent. The New Discount Debentures are senior unsecured obligations of Holdings and rank senior in right of payment to the Seller Debentures.



     Holdings issued $131.5 million of its Seller Debentures as partial consideration to the sellers of the RSI common stock (the "Selling Stockholders"). At February 2, 1997, the balance of the Seller Debentures was $159.9 million. Interest is payable semi-annually on each June 15 and December 15 commencing on December 15, 1995. Holdings has the option, in its sole discretion, to issue additional securities ("Secondary Securities") in lieu of a cash payment of any or all of the interest due on each interest payment date prior to and including June 15, 2000. Secondary Securities were issued during fiscal 1996 in lieu of a cash payment.



     The Seller Debentures may be redeemed, in whole or in part at the option of Holdings, at any time after June 15, 2000, at an initial redemption price of
106.8125 percent. The redemption price declines ratably to 100 percent in fiscal 2004. The Seller Debentures are senior subordinated unsecured obligations of Holdings

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



and are subordinate in right of payment to all senior indebtedness of Holdings, including the New Discount Debentures.



  Financial Covenants



     The Credit Facility, among other things, requires the Company to maintain minimum levels of net worth (as defined), to maintain minimum levels of earnings, to maintain a hedge agreement to provide interest rate protection, and to comply with certain ratios related to fixed charges and indebtedness. During fiscal 1995, certain financial covenants and other terms of the Credit Facility were amended to, among other things, provide for the acquisition of Smith's Food and Drug Centers, Inc. ("Smith's") Riverside distribution and creamery facility, the acquisition of certain operating assets and inventory at that facility, the acquisition of nine of the Smith's Southern California stores and the closure of up to nine stores in conjunction with these acquisitions. In addition, the Credit Facility and the indentures governing the New Senior Notes, the 1995 11% Senior Subordinated Notes and the New F4L Senior Subordinated Notes limit, among other things, additional borrowings, dividends on, and redemption of, capital stock and the acquisition and the disposition of assets. At February 2, 1997, the Company was in compliance with the financial covenants of its debt agreements. At February 2, 1997, dividends and certain other payments are restricted based on terms in the debt agreements.



  Subsidiary Guarantors



     All of Ralphs' wholly-owned subsidiaries have fully and unconditionally guaranteed, on a joint and several basis, Ralphs' obligations under the New Senior Notes, the 1995 11% Senior Subordinated Notes and the 1997 11% Senior Subordinated Notes (See Note 14), as provided in the indentures related thereto. Neither Ralphs nor any of its subsidiaries have guaranteed Holdings' New Discount Debentures and Seller Debentures; therefore, the separate financial statements of the subsidiary guarantors are not presented.



 4. LEASES



     The Company's operations are conducted primarily in leased properties. Substantially all leases contain renewal options. Rental expense under operating leases was as follows (in thousands):



                                                                        FOR THE
                                                   --------------------------------------------------
                                                   52 WEEKS    31 WEEKS      52 WEEKS      53 WEEKS
                                                    ENDED        ENDED         ENDED         ENDED
                                                   JUNE 25,   JANUARY 29,   JANUARY 28,   FEBRUARY 2,
                                                     1994        1995          1996          1997
                                                   --------   -----------   -----------   -----------
    Minimum rents................................  $49,788      $33,458       $97,752      $ 146,101
    Rents based on sales.........................    3,806        1,999         3,439          3,786



     Following is a summary of future minimum lease payments under operating leases at February 2, 1997 (in thousands):



                                   FISCAL YEAR
            ---------------------------------------------------------
            1997.....................................................  $  145,675
            1998.....................................................     138,038
            1999.....................................................     135,227
            2000.....................................................     131,243
            2001.....................................................     118,973
            Later years..............................................   1,279,824
                                                                       ----------
                                                                       $1,948,980
                                                                       ==========

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     The Company has entered into lease agreements for new supermarket sites which were not in operation at February 2, 1997. Future minimum lease payments under such operating leases generally begin when such facilities open and at February 2, 1997 are: 1997 -- $3.6 million; 1998 -- $6.9 million; 1999 -- $6.9 million; 2000 -- $6.9 million; 2001 -- $6.9 million; later years -- $112.5 million.



     Certain leases qualify as capital leases under the criteria established in Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and are classified on the consolidated balance sheets as leased property under capital leases. Future minimum lease payments for the property under capital leases at February 2, 1997 are as follows (in thousands):



                                   FISCAL YEAR
            ----------------------------------------------------------
            1997......................................................  $ 42,467
            1998......................................................    36,104
            1999......................................................    28,207
            2000......................................................    22,515
            2001......................................................    14,146
            Later years...............................................   101,838
                                                                        --------
                      Total minimum lease payments....................   245,277
            Less: amounts representing interest.......................    90,900
                                                                        --------
            Present value of minimum lease payments...................   154,377
            Less: current portion.....................................    28,041
                                                                        --------
                                                                        $126,336
                                                                        ========



     Accumulated depreciation related to leased property under capital leases was $27.6 million, $42.7 million and $62.0 million at January 29, 1995, January 28, 1996 and February 2, 1997, respectively.



 5. INVESTMENT IN ASSOCIATED WHOLESALE GROCERS



     The Company's investment in Associated Wholesale Grocers ("A.W.G.") consists of seven- and eight-year patronage certificates received in payment of certain rebates. The instruments bear interest at 6% per annum. The Company classifies these investments as held-to-maturity securities, which are carried at amortized cost in accordance with SFAS No. 115.



     The contractual maturities at February 2, 1997 were as follows (in thousands):



            Within one year.............................................  $   --
            After one year through five years...........................   5,463
            After five years through ten years..........................   1,557
                                                                          ------
                                                                          $7,020
                                                                          ======

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



 6. INCOME TAXES



     The provision (benefit) for income taxes consists of the following (in thousands):



                                                   52 WEEKS    31 WEEKS      52 WEEKS      53 WEEKS
                                                    ENDED        ENDED         ENDED         ENDED
                                                   JUNE 25,   JANUARY 29,   JANUARY 28,   FEBRUARY 2,
                                                     1994        1995          1996          1997
                                                   --------   -----------   -----------   -----------
    Current:
      Federal....................................  $ 3,251      $(2,894)       $  --          $--
      State and other............................      712          100           46           --
                                                   -------      -------         ----          ---
                                                     3,963       (2,794)          46           --
                                                   -------      -------         ----          ---
    Deferred:
      Federal....................................       78        2,794           --           --
      State and other............................   (1,341)          --          454           --
                                                   -------      -------         ----          ---
                                                    (1,263)       2,794          454           --
                                                   -------      -------         ----          ---
                                                   $ 2,700      $    --        $ 500          $--
                                                   =======      =======         ====          ===



     A reconciliation of the provision (benefit) for income taxes to amounts computed at the federal statutory rates of 35 percent for fiscal 1994, the 1995 transition period, fiscal 1995 and fiscal 1996 is as follows (in thousands):



                                                   52 WEEKS    31 WEEKS      52 WEEKS      53 WEEKS
                                                    ENDED        ENDED         ENDED         ENDED
                                                   JUNE 25,   JANUARY 29,   JANUARY 28,   FEBRUARY 2,
                                                     1994        1995          1996          1997
                                                   --------   -----------   -----------   -----------
    Federal income taxes at statutory rate on
      loss before provision for income taxes and
      extraordinary charges......................  $(3,068)     $(6,173)     $ (112,670)   $ (45,353)
    State and other taxes, net of federal tax
      benefit....................................       (1)          65         (18,057)      (2,321)
    Effect of permanent differences resulting
      primarily from:
      Amortization of goodwill...................    2,820        1,701          (1,665)       9,802
      Original issue discount....................      526          387             306          404
    Tax credits and other........................       --           --           3,769       (4,851)
    Accounting limitation of deferred tax
      benefit....................................    2,423        4,020         128,817       42,319
                                                   -------      -------       ---------     --------
                                                   $ 2,700      $    --      $      500    $      --
                                                   =======      =======       =========     ========

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     The provision (benefit) for deferred taxes consists of the following (in thousands):



                                                   52 WEEKS    31 WEEKS      52 WEEKS      53 WEEKS
                                                    ENDED        ENDED         ENDED         ENDED
                                                   JUNE 25,   JANUARY 29,   JANUARY 28,   FEBRUARY 2,
                                                     1994        1995          1996          1997
                                                   --------   -----------   -----------   -----------
    Property and equipment.......................  $(1,687)     $   992      $    (460)    $  20,606
    Inventory....................................   (2,415)      (2,627)        (8,479)           40
    Original issue discount......................   (2,981)      (2,069)        (1,217)      (10,966)
    Capital lease obligation.....................    2,792          527           (502)       (5,253)
    Self-insurance reserves......................     (535)       5,523          2,104         2,276
    Accrued expense..............................   (2,136)      (3,807)       (26,304)       (1,435)
    Accrued payroll and related liabilities......    1,721       (3,879)        (6,206)       (2,916)
    Damaged inventory reimbursement..............       --           --             --            --
    Tax intangibles..............................       --           --          6,234        10,182
    State taxes..................................       --           --        (21,902)       (6,848)
    Net operating losses.........................    5,782       (6,963)       (73,406)      (50,069)
    Tax credits..................................   (4,477)       1,711          3,601            --
    Accounting limitation (recognition) of
      deferred tax benefit.......................    1,896       12,563        128,817        42,319
    Other, net...................................      777          823         (1,826)        2,064
                                                   -------      -------       --------      --------
                                                   $(1,263)     $ 2,794      $     454     $      --
                                                   =======      =======       ========      ========



     The significant components of the Company's deferred tax assets (liabilities) are as follows (in thousands):



                                                       JANUARY 29,     JANUARY 28,     FEBRUARY 2,
                                                          1995            1996            1997
                                                       -----------     -----------     -----------
    Deferred tax assets:
      Accrued payroll and related liabilities........   $   6,248       $   27,579      $   30,495
      Other accrued liabilities......................      18,467           71,955          73,389
      Obligations under capital leases...............          --           37,584          42,837
      Original issue discount........................          --            7,604          18,571
      Self-insurance liabilities.....................      25,204           49,773          47,497
      Loss carryforwards.............................      27,638          166,390         216,459
      Tax credit carryforwards.......................       4,157              913             913
      State taxes....................................          --           31,473          38,321
      Other..........................................         570           18,024          16,075
                                                         --------        ---------       ---------
         Gross deferred tax assets...................      82,284          411,295         484,557
      Valuation allowance............................     (48,030)        (306,560)       (348,879)
                                                         --------        ---------       ---------
         Net deferred tax assets.....................   $  34,254       $  104,735      $  135,678
                                                         --------        ---------       ---------
    Deferred tax liabilities:
      Inventories....................................   $ (11,690)      $   (9,762)     $   (9,802)
      Property and equipment.........................     (28,527)        (106,116)       (129,808)
      Obligations under capital leases...............      (9,261)              --              --
      Other..........................................      (2,310)            (611)           (725)
      Tax intangibles................................          --           (6,234)        (16,416)
                                                         --------        ---------       ---------
         Gross deferred tax liability................     (51,788)        (122,723)       (156,751)
                                                         --------        ---------       ---------
         Net deferred tax liability..................   $ (17,534)      $  (17,988)     $  (21,073)
                                                         ========        =========       =========

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     The Company recorded a valuation allowance to reserve a portion of its gross deferred tax assets at February 2, 1997 due primarily to financial and tax losses in recent years. Under SFAS 109, this valuation allowance will be adjusted in future periods as appropriate. However, the timing and extent of such future adjustments to the allowance cannot be determined at this time.



     At February 2, 1997, approximately $139.0 million of the valuation allowance for deferred tax assets will reduce goodwill when the allowance is no longer required.



     At February 2, 1997, the Company has net operating loss carryforwards for federal income tax purposes of $618.0 million, which expire from 2007 through 2012. The Company has federal Alternative Minimum Tax ("AMT") credit carryforwards of approximately $0.9 million which are available to reduce future regular taxes in excess of AMT. Currently, there is no expiration date for these credits.



     A portion of the loss carryforwards described above are subject to the provisions of the Tax Reform Act of 1986, specifically Internal Revenue Code
Section 382. The law limits the use of net operating loss carryforwards when changes of ownership of more than 50 percent occur during a three-year testing period. Due to the Merger, the ownership of pre-Merger F4L Supermarkets and pre-Merger RSI changed in excess of 50 percent. As a result, Holdings' utilization of approximately $78.0 million of F4L Supermarkets' and $187.0 million of RSI's federal net operating losses will be subject to an annual usage limitation. Holdings' annual limitations under Section 382 for F4L Supermarkets' and RSI's net operating losses are approximately $15.6 million and $15.0 million, respectively. Furthermore, all of Holdings' pre-Merger RSI net tax assets will reduce goodwill when utilized in future federal income tax returns.



     Holdings files a consolidated federal income tax return, under which the federal income tax liability of Holdings and its subsidiaries is determined on a consolidated basis. Holdings is a party to a federal income tax sharing agreement with Ralphs and certain of its subsidiaries (the "Tax Sharing Agreement"). The Tax Sharing Agreement provides that in any year in which Ralphs is included in any consolidated tax liability of Holdings and has taxable income, Ralphs will pay to Holdings the amount of the tax liability that Ralphs would have had on such due date if it had been filing a separate return. Conversely, if Ralphs generates losses or credits which actually reduce the consolidated tax liability of Holdings and its other subsidiaries, Holdings will credit to Ralphs the amount of such reduction in the consolidated tax liability. These credits are passed between Holdings and Ralphs in the form of cash payments. In the event any state and local income taxes are determinable on a combined or consolidated basis, the Tax Sharing Agreement provides for a similar allocation between Holdings and Ralphs of such state and local taxes.



     Holdings currently has Internal Revenue Service examinations in process covering the years 1990 through 1993. Management believes that any required adjustment to the Company's tax liabilities will not have a material adverse impact on its financial position or results of operations.



 7. RELATED PARTY TRANSACTIONS



     The Company has a five-year consulting agreement with an affiliated company effective June 14, 1995 for management, financing, acquisition and other services. The agreement is automatically renewed on June 14 of each year for the five-year term unless 90 days' notice is given by either party. The contract provides for annual management fees equal to $4 million plus advisory fees for certain acquisition transactions if the affiliated company is retained by the Company.



     Management services expenses were $2.3 million during fiscal year 1994, $1.2 million during the 1995 transition period, $3.6 million during fiscal year 1995 and $4.0 million during fiscal year 1996. Advisory fees were $0.2 million during fiscal year 1994, $21.5 million during fiscal year 1995 and $1.7 million during fiscal year 1996. There were no such advisory fees for the 1995 transition period. Advisory fees for financing transactions are capitalized and amortized over the term of the related financing.

                           FOOD 4 LESS HOLDINGS, INC.

     The Company is a member of a supplier cooperative with Certified Grocers, which is used for certain purchases of inventory. Members purchase shares in the cooperative and receive patronage dividends at the end of the year. During fiscal 1996, fiscal 1995, the 1995 transition period and fiscal 1994, the Company purchased $95.3 million, $141.4 million, $104.4 million and $175.9 million, respectively, in inventory from the cooperative.



     On December 29, 1995, the Company consummated an agreement with Smith's Food and Drug Centers ("Smith's") to sublease its one million square foot distribution center and creamery facility in Riverside, California for approximately 23 years, with renewal options through 2043. Annual rent is approximately $8.8 million. Pursuant to the agreement, the Company also purchased certain operating assets and inventory at the facility and nine stores for approximately $20.2 million.



 8. COMMITMENTS AND CONTINGENCIES



     The Company is contingently liable to former stockholders of certain predecessors for any prorated gains which may be realized within ten years of the acquisition of the respective companies resulting from the sale of certain Certified stock. Such gains are only payable if Certified is purchased or dissolved, or if the Company sells such Certified Stock within the period noted above.



     In connection with the bankruptcy reorganization of Federated Department Stores, Inc. ("Federated") and its affiliates, Federated agreed to pay certain potential tax liabilities relating to RGC as a member of the affiliated group of companies comprising Federated and its subsidiaries. In consideration thereof, RSI and RGC agreed to pay Federated a total of $10 million, payable $1 million on each of February 3, 1992, 1993, 1994, 1995 and 1996 and $5 million on February 3, 1997. In the event Federated is required to pay certain tax liabilities, RSI and RGC agreed to reimburse Federated up to an additional $10 million, subject to certain adjustments. Pursuant to the terms of the Merger, the $5 million payment and the potential $10 million payment will be paid in cash.



     The Company has entered into lease agreements with the developers of several new sites in which the Company has agreed to provide construction financing. At February 2, 1997, the Company had capitalized construction costs of $20.3 million on total commitments of $24.0 million.



     In December 1992, three California state antitrust class action suits were commenced in Los Angeles Superior Court against the Company and other major supermarket chains located in Southern California, alleging that they conspired to refrain from competing in and to fix the price of fluid milk above competitive prices. Specifically, class actions were commenced by Diane Barela and Neila Ross, Ron Moliare and Paul C. Pfeifle on December 7, December 14 and December 23, 1992, respectively. A class has been certified consisting of all purchasers of milk in Los Angeles County from December 7, 1988. The plaintiffs seek unspecified damages. Most defendants in the actions, not including the Company, have reached tentative settlement agreements, and certain of the settlements have been approved by the trial court. The Company is continuing to actively defend itself in these class action suits.



     On September 13, 1996 a class action lawsuit titled McCampbell, et al. v. Ralphs Grocery Company, et al. was filed in the Superior Court of the State of California, County of San Diego, against the Company and two other grocery store chains operating in the Southern California area. The complaint alleges, among other things, that the Company and others conspired to fix the retail price of eggs in Southern California. The plaintiffs' claim that the defendants' actions violate provisions of the California Cartwright Act and constitute unfair competition. Plaintiffs seek unspecified damages they purport to have sustained as a result of the defendants' alleged actions, which damages may be trebled under the applicable statute, and an injunction from future actions in restraint of trade and unfair competition. Discovery has commenced and the action has been certified as a class. Management of the Company intends to defend this action vigorously and the

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



Company has filed an answer to the complaint denying the plaintiffs' allegations and setting forth several defenses.



     On December 20, 1996, a lawsuit titled Bundy, et al. v. Ralphs Grocery Company, et al. was filed in the Los Angeles Superior Court against the Company. The complaint was filed by eight individual plaintiffs who were terminated in conjunction with the Company's restructuring. The plaintiffs claim that they were wrongfully terminated for discriminatory reasons and that the Company engaged in various fraudulent practices. The plaintiffs seek compensatory damages in excess of $15 million, special and punitive damages. Management of the Company believes that the plaintiff's claims are without merit and intends to defend this action vigorously.



     In addition, the Company or its subsidiaries are defendants in a number of other cases currently in litigation or potential claims encountered in the normal course of business which are being vigorously defended. In the opinion of management, the resolutions of these matters will not have a material effect on the Company's financial position or results of operations.



     The Company self-insures its workers' compensation and general liability. For fiscal year 1994, the 1995 transition period, fiscal year 1995 and fiscal year 1996, the self-insurance loss provisions were $19.9 million, $6.3 million, $32.6 million and $29.2 million, respectively. During fiscal year 1994, the Company discounted its self-insurance liability using a 7.0 percent discount rate. In the 1995 transition period, the Company changed the discount rate to
7.5 percent. In fiscal 1995, the Company changed the discount rate to 7.0 percent. In fiscal 1996, the Company changed the discount rate to 7.5 percent. Management believes that this rate approximates the time value of money over the anticipated payout period (approximately 10 years) for essentially risk-free investments.



     The Company's historical self-insurance liability at the end of the three most recent fiscal years and the 1995 transition period is as follows (in thousands):



                                                                      AS OF
                                             --------------------------------------------------------
                                             JUNE 25,     JANUARY 29,     JANUARY 28,     FEBRUARY 2,
                                               1994          1995            1996            1997
                                             --------     -----------     -----------     -----------
    Self-insurance liability...............  $ 90,898      $  84,286       $ 161,391       $ 151,465
    Less: Discount.........................    (9,194)       (11,547)        (12,406)        (11,882)
                                              -------       --------        --------        --------
    Net self-insurance liability...........  $ 81,704      $  72,739       $ 148,985       $ 139,583
                                              =======       ========        ========        ========



     The Company expects that cash payments for claims will aggregate approximately $52.6 million, $37.5 million, $23.9 million, $14.5 million and $8.7 million for the fiscal year 1997, the fiscal year 1998, the fiscal year 1999, the fiscal year 2000 and the fiscal year 2001, respectively.



  Environmental Matters



     In January 1991, the California Regional Water Quality Control Board for the Los Angeles Region (the "Regional Board") requested that the Company conduct a subsurface characterization of its Glendale Facility property located in the Atwater District of Los Angeles, near Glendale, California. This request was part of an ongoing effort by the Regional Board, in connection with the U.S. Environmental Protection Agency (the "EPA"), to identify contributors to groundwater contamination in the San Fernando Valley. Significant parts of the San Fernando Valley, including the area where the Glendale Facility is located, have been designated federal Superfund sites requiring response actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, because of regional groundwater contamination. On June 18, 1991, the EPA made its own request for information concerning the Company's Glendale Facility. Since that time, the Regional Board has requested further investigation by the Company. The Company conducted the requested investigations and reported the results to the Regional Board. Approximately 25

                           FOOD 4 LESS HOLDINGS, INC.

companies have entered into a Consent Order (EPA Docket No. 94-11) with the EPA to investigate and design a remediation system for contaminated groundwater beneath an area which includes the Glendale Facility. The Company is not a party to the Consent Order, but is cooperating with requests of the subject companies to allow installation of monitoring or recovery wells on its property. On or about October 12, 1995, the EPA mailed a Special Notice Letter to 44 parties, including the Company as owner and operator of the Glendale Facility property, naming them as potentially responsible parties ("PRPs"). On November 26, 1996, the EPA issued an Administrative Order for Remedial Action (EPA Docket No. 97-06) against more than 60 respondents, including the Company, in connection with the Superfund site. Under the order, these PRP's are required to take certain actions, over an approximately 270-day period, in connection with the implementation of interim remedies for the treatment of groundwater.



     Pursuant to the terms of the EPA's order, the PRPs have submitted a plan for construction of an interim remedy to extract and remediate groundwater over the next fourteen years. The PRPs have also submitted an offer to the EPA for the reimbursement of a portion of the EPA's past costs. Estimates given to the PRPs by environmental consultants and attorneys are that the total costs for the remedy, including construction, operation and reimbursement to the government, will most likely range between $55 million and $75 million in present value 1997 dollars.



     In April 1997, an arbitration award allocation of 58.8% of such costs to Lockheed Martin Corporation ("Lockheed") was confirmed by the Superior Court, Los Angeles County. That judgment is now on appeal to California Court of Appeal, seeking to reduce the Lockheed allocation. The remaining 26 current Glendale PRPs have been engaged in Alternative Dispute Resolution ("ADR") efforts. The Company believes that taking into account the Lockheed appeal, the range of remediation costs and the results of the ADR allocation process, the Company's allocable share of remedy costs, in present value 1997 dollars, will likely fall within a range of $0.5 million to $2.0 million, with the likely range from $0.5 million to $0.8 million.



     It is anticipated that the EPA will issue a further administrative order to PRPs for the construction of the remedy some time in 1997, to be followed by negotiation of a consent decree with the PRPs. Such a consent decree would provide contribution protection from lawsuits by other non-signatory PRPs. Although responsibilities for compliance under federal CERCLA law are joint and several, the Glendale PRPs include many very substantial companies as members, such that the Company anticipates that the results of the PRPs' ADR allocation process will be enforceable to limit the Company's exposure.



     The Company removed underground storage tanks and remediated soil contamination at the Glendale Facility property. In some instances, the removals and the contamination were associated with grocery business operations; in others, they were associated with prior property users. The Company has received correspondence from the Regional Board confirming the successful completion of the remediation.



     Apart from the Glendale Facility, the Company has had environmental assessments performed on most of its facilities, including warehouse and distribution facilities. The Company believes that any responsive actions required at the examined properties as a result of such assessments will not have a material adverse effect on its financial condition or results of operations.



     At the time that Food 4 Less acquired Alpha Beta in 1991, it learned that certain underground storage tanks located on the site of the La Habra facility may have previously released hydrocarbons. In connection with the acquisition of Alpha Beta, the seller (who is also the lessor of the La Habra facility) agreed to retain responsibility, subject to certain limitations, for remediation of the release.



     The Company is subject to a variety of environmental laws, rules, regulations and investigative or enforcement activities, as are other companies in the same or similar business. The Company believes it is in substantial compliance with such laws, rules and regulations. These laws, rules, regulations and agency activities change from time to time, and such changes may affect the ongoing business and operations of the Company.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



 9. EMPLOYEE BENEFIT PLANS



     As a result of the Merger, the Company adopted certain employee benefit plans previously sponsored by RGC. These employee benefit plans include the Ralphs Grocery Company Retirement Plan (the "Pension Plan"), the Ralphs Grocery Company Supplemental Executive Retirement Plan (the "SERP"), and the Ralphs Grocery Company Retirement Supplement Plan (the "Retirement Supplement Plan").



  Pension Plan



     The Pension Plan covers substantially all employees not already covered by collective bargaining agreements with at least one year of service during which 1,000 hours have been worked. Employees who were employed by F4L Supermarkets and who are otherwise eligible to participate in the Pension Plan became eligible to participate in fiscal year 1995. The Company's policy is to fund pension costs at or above the minimum annual requirement.



  SERP



     The SERP covers certain key officers of the Company. The Company has purchased split dollar life insurance policies for certain participants under this plan. Under certain circumstances, the cash surrender value of the split dollar life insurance policies will offset the Company's obligations under the SERP.



  Retirement Supplement Plan



     The Retirement Supplement Plan is a non-qualified retirement plan designed to provide eligible participants with benefits based on earnings over the indexed amount of $150,000.



     The following actuarially determined components were included in the net pension expense for the above plans for fiscal years 1996 and 1995 (dollars in thousands):



                                                                        1996        1995
                                                                       -------     -------
    Service cost...................................................    $ 6,187     $ 2,841
    Interest cost on projected benefit obligation..................      5,293       2,543
    Actual return on assets........................................     (5,684)     (3,223)
    Net amortization and deferral..................................      1,907       1,365
                                                                       -------     -------
              Net pension expense..................................    $ 7,703     $ 3,526
                                                                       =======     =======



     Following are the assumptions used in determining the net pension expense:



    Discount rate.....................................................    7.00%     7.50%
    Expected long term rate of return on plan assets..................    9.00%     9.00%
    Rate of pay increase..............................................    5.00%     5.00%

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     The funded status of the Pension Plan (based on December 1996 and December 1995 asset values) is as follows (dollars in thousands):



                                                                          AS OF        AS OF
                                                                         FEBRUARY     JANUARY
                                                                            2,          28,
                                                                           1997         1996
                                                                         --------     --------
Assets Exceed Accumulated Benefits:
Actuarial present value of benefit obligations:
  Vested benefit obligation..........................................    $(45,965)    $ 42,446
  Accumulated benefit obligation.....................................     (46,351)      43,256
  Projected benefit obligation.......................................     (66,858)      63,913
  Plan assets at fair value..........................................      50,189       44,552
                                                                         --------     --------
Projected benefit obligation in excess of Plan Assets................     (16,669)     (19,361)
Unrecognized net (gain)/loss.........................................      (3,376)       4,136
Unrecognized prior service cost......................................       1,023        1,100
                                                                         --------     --------
          Accrued pension cost.......................................    $(19,022)    $(14,125)
                                                                         ========     ========



     The funded status of the SERP and Retirement Supplement Plan (based on December 1996 and December 1995 asset values) is as follows (dollars in thousands):



                                                                          AS OF        AS OF
                                                                         FEBRUARY     JANUARY
                                                                            2,          28,
                                                                           1997         1996
                                                                         --------     --------
Accumulated Benefits Exceed Assets:
Actuarial present value of benefit obligations:
  Vested benefit obligation..........................................    $ (5,006)    $ (4,863)
  Accumulated benefit obligation.....................................      (5,236)       4,908
  Projected benefit obligation.......................................     (10,033)     (11,778)
  Plan assets at fair value..........................................          --           --
                                                                         --------     --------
Projected benefit obligation in excess of Plan Assets................     (10,033)     (11,778)
Unrecognized net loss................................................         607          544
Unrecognized prior service cost......................................       1,725        1,846
Adjustment required to recognize minimum liability...................          (2)          --
                                                                         --------     --------
          Accrued pension cost.......................................    $ (7,703)    $ (9,388)
                                                                         ========     ========



     Following are the assumptions used in determining the funded status:



            Discount rate.....................................    7.50%     7.50%
            Rate of pay increase..............................    5.00%     5.00%



     The assets of the Pension Plan consist primarily of common stocks, bonds, debt securities, and a money market fund. Plan benefits are based primarily on years of service and on average compensation during the last years of employment.



  Employee Stock Ownership Plans



     The Company implemented Statement of Position No. 93-6 (the "SOP"), "Employer Accounting for Employee Stock Ownership Plans," effective June 26, 1994. The implementation of the SOP did not have a material effect on the accompanying consolidated financial statements.



     The full-time employees of Falley's who are not members of a collective bargaining agreement are covered under a 401(k) plan, a portion of which is invested in Holdings stock (the "Falley's ESOP"). As is

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



required pursuant to IRS and ERISA requirements, any participant who receives stock from the Falley's ESOP has the right to put that stock to Falley's or an affiliate of Falley's. However, as part of the original stock sale agreement among the then stockholders of Falley's, FFL and the Falley's ESOP, which has been amended from time to time, a partnership which owns stock of Holdings entered into an agreement with Falley's and Holdings to assume the obligation to purchase any Holdings shares as to which terminated plan participants exercise a put option under the terms of Falley's ESOP. As a result, neither Falley's nor the Company is required to make cash payments to redeem the shares. As part of that agreement, the Company may elect, after providing a right of first refusal to the partnership, to purchase Holdings shares put under the provisions of the plan. However, the partnership's obligation to purchase such Holdings shares is unconditional, and any repurchase of shares by the Company is at the Company's sole election. During fiscal year 1996, the Company did not purchase any of the Holdings shares. As of February 2, 1997, the fair value of the shares allocated which are subject to repurchase obligation by the partnership referred to above was approximately $10.9 million.



     In addition, the Company also sponsors two ESOPs for employees of the Company who are members of certain collective bargaining agreements (the "Union ESOPs"). The Union ESOPs provide for annual contributions based on hours worked at a rate specified by the terms of the collective bargaining agreements. The Company contributions are made in the form of Holdings stock or cash for the purchase of Holdings stock and are to be allocated to participants based on hours worked. During fiscal year 1995 and the 1995 transition period, the Company recorded a charge against operations of approximately $0.8 million and $0.3 million, respectively, for benefits under the Union ESOPs. There were no shares issued to the Union ESOPs or to the Company's profit sharing plan at January 28, 1996 or February 2, 1997.



  Defined Contribution Plan



     The Company sponsors the Ralphs Grocery Company Savings Plan
Plus -- Primary, the Ralphs Grocery Company Savings Plan Plus -- Basic and the Ralphs Grocery Company Savings Plan Plus -- ESOP (collectively referred to as the "401(k) Plan") covering substantially all employees who are not covered by collective bargaining agreements and who have at least one year of service during which 1,000 hours has been worked. The 401(k) Plan provides for both pre-tax and after-tax contributions by participating employees. With certain limitations, participants may elect to contribute on a pre-tax basis to the 401(k) Plan. The Company has committed to match a minimum of 20 percent of an employee's contribution to the 401(k) Plan that does not exceed 5 percent of the employee's eligible compensation. Expenses under the 401(k) Plan for fiscal year 1994, 1995 and 1996 were $0.7 million, $0.7 million and $0.8 million, respectively.



  Multi-Employer Benefit Plans



     The Company contributes to multi-employer benefit plans administered by various trustees. Contributions to these plans are based upon negotiated wage contracts. These plans may be deemed to be defined benefit plans. Information related to accumulated plan benefits and plan net assets as they may be allocated to the Company at January 28, 1996 is not available. The Company contributed $57.2 million, $21.6 million, $102.1 million and $138.8 million to these plans for fiscal year 1994, the 1995 transition period, fiscal year 1995 and fiscal year 1996, respectively. Management is not aware of any plans to terminate such plans.



     The United Food and Commercial Workers health and welfare plans were over-funded and those employers who contributed to the plans received a pro rata share of the excess reserves in the plans through reduction of current contributions. The Company's share of the excess reserve was $24.2 million, of which $8.1 million, $14.3 million and $1.8 million was recognized in fiscal year 1994, the 1995 transition period, and fiscal year 1995, respectively. Offsetting the reduction in employer contributions was a $5.5 million union contract ratification bonus and contractual wage increases in the 1995 transition period. As part of the renewal of the Southern California UFCW contract in October 1995, employers contributing to UFCW health and

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



welfare plans received a pro rata share of the excess reserves in the plans through a reduction of current employer contributions. The Company's share of the excess reserves recognized in fiscal 1996 was $17.8 million. Offsetting the reduction was a $3.5 million union bonus in fiscal year 1996.



  Postretirement Medical Benefit Plans



     The Company adopted postretirement medical benefit plans ("Postretirement Medical Plans"), previously sponsored by RGC, which cover substantially all employees who are not members of a collective bargaining agreement and who retire under certain age and service requirements. The Postretirement Medical Plans are insured plans and provide outpatient, inpatient and various other covered services. The Company's policy is to fund the Plans as insurance premiums are incurred. For persons who are less than age 65 at retirement and for certain executives, the calendar 1996 year deductible is $1,000 per individual, indexed to the medical care component of the Consumer Price Index.



     The net postretirement benefit cost of the Postretirement Medical Plans include the following components for fiscal years 1996 and 1995 (dollars in thousands):



                                                                          1996      1995
                                                                         ------     -----
    Service cost.......................................................  $  909     $ 468
    Interest cost......................................................     989       561
    Return on plan assets..............................................      --        --
    Net amortization and deferral......................................    (281)     (116)
                                                                         ------     -----
              Net postretirement benefit cost..........................  $1,617     $ 913
                                                                         ======     =====



     Following are the assumptions used in determining the net postretirement benefit cost:



    Discount rate......................................................  7.00%     7.50%
    Expected long term rate of return on plan assets...................  N/A       N/A
    Medical cost trend.................................................  9.00%*    10.50%


---------------


* 1997 percentage decreases by 0.50% per year until 6.00% in 2002 and all future years.



     The funded status of the postretirement benefit plan (based on December 31, 1996 and December 31, 1995 asset values) is as follows (dollars in thousands):



                                                                       1996         1995
                                                                     --------     --------
    Accumulated postretirement benefit obligation:
    Retirees.......................................................  $ (2,242)    $  2,208
    Fully eligible plan participants...............................    (1,777)       1,483
    Other active plan participants.................................   (10,126)      10,862
    Plan assets at fair value......................................        --           --
                                                                      -------      -------
    Accumulated postretirement obligations in excess of plan
      assets.......................................................   (14,145)     (14,553)
    Unrecognized (gain)/loss.......................................    (1,580)         562
    Unrecognized prior service cost................................    (2,965)      (3,246)
                                                                      -------      -------
    Accrued post retirement benefit obligation.....................  $(18,690)    $(17,237)
                                                                      =======      =======

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     Following are the assumptions used in determining the funded status:



    Discount rate......................................................  7.50%     7.50%
    Expected long term rate of return on plan assets...................  N/A       N/A
    Medical cost trend.................................................  8.50%*    10.50%


---------------


* 1997 percentage decreases by 0.50% per year until 6.00% in 2002 and all future years



     The effect of a 1.00 percent increase in the medical cost trend would increase the fiscal 1996 service and interest cost by $0.7 million. The accumulated postretirement benefit obligation at February 2, 1997 would also increase by $5.1 million.



STOCK PLANS



     Holdings has one employee stock option plan, the Food 4 Less Holdings, Inc. 1995 Stock Option Plan (the "Plan"). The Plan provides for an aggregate of 3,000,000 shares of the Holdings' common stock to be available for grants to officers and other key employees of Holdings or its subsidiaries. Grants may be at the fair market value at the date of grant or at a price determined by a committee consisting of two or more non-employee directors of Holdings (the "Committee"). If a grantee owns 10 percent or more of the total combined voting power of all classes of capital stock of Holdings, the option exercise price shall be at least 110 percent of the Fair Market Value of Common Stock on the date of grant. The Committee determines the fair market value of Holdings' Common Stock using historical valuations, an analysis of Holdings' financial performance and recent information concerning private purchases and sales of Holdings' Common Stock. Options expire ten years from the date of grant and become exercisable at the rate of 20 percent per year, or over a vesting period determined by the Committee. To date, options issued under the Plan have been granted exclusively to employees of the Company.



     The following table summarizes stock options available for grant:



                                                                52 WEEKS        53 WEEKS
                                                                  ENDED           ENDED
                                                               JANUARY 28,     FEBRUARY 2,
                                                                  1996            1997
                                                               -----------     -----------
        Beginning balance....................................           --        715,000
        Authorized...........................................    3,000,000             --
        Granted..............................................   (2,415,000)      (727,500)
        Canceled.............................................      130,000        210,250
                                                                ----------       --------
        Available for future grant...........................      715,000        197,750
                                                                ==========       ========

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     A summary of the status of the Plan as of fiscal year 1996 and fiscal year 1995 and changes during the years ending on those dates is presented below:



                                            FISCAL YEAR 1995            FISCAL YEAR 1996
                                         -----------------------     -----------------------
                                                       WEIGHTED-                   WEIGHTED-
                                                        AVERAGE                     AVERAGE
                                                       EXERCISE                    EXERCISE
                                           SHARES        PRICE         SHARES        PRICE
                                         ----------    ---------     ----------    ---------
        Outstanding at beginning of
          year.........................          --      $  --        2,285,000     $  5.78
        Granted........................   2,415,000       5.86          727,500       10.00
        Exercised......................          --         --               --          --
        Canceled.......................    (130,000)      5.39         (210,250)       5.72
                                          ---------      -----        ---------      ------
        Outstanding at end of year.....   2,285,000       5.89        2,802,250        6.97
                                          =========      =====        =========      ======
        Exercisable at end of year.....   2,225,000       5.78        2,254,000        6.23
                                          =========      =====        =========      ======
        Weighted-average fair value of
          options granted during the
          year.........................                  $3.35                      $  3.55
                                          =========      =====        =========      ======



     The following table summarizes information about stock options outstanding at February 2, 1997:



                               OPTIONS OUTSTANDING
                     ----------------------------------------        OPTIONS EXERCISABLE
                                      WEIGHTED-                   -------------------------
                                       AVERAGE      WEIGHTED-                     WEIGHTED-
                       NUMBER         REMAINING      AVERAGE        NUMBER         AVERAGE
    RANGE OF         OUTSTANDING     CONTRACTUAL    EXERCISE      EXERCISABLE     EXERCISE
EXERCISE PRICES      AT 02/02/97        LIFE          PRICE       AT 02/02/97       PRICE
----------------     -----------     -----------    ---------     -----------     ---------
$ 0.79 to $ 1.09        224,357      8.2 years       $  0.84          224,357      $  0.84
$ 1.58 to $ 2.31        172,083      8.2                1.82          172,083         1.82
$ 2.73 to $ 4.00        172,500      8.2                3.04          172,500         3.04
$ 4.29 to $ 6.00        120,833      8.2                4.76          120,833         4.76
$ 6.67 to $ 7.32      1,120,227      8.2                7.15        1,120,227         7.15
$10.00                  992,250      8.9               10.00          444,500        10.00
                            ---      ---              ------
                                     ---
$ 0.79 to $10.00      2,802,250      8.5 years       $  6.97        2,254,500      $  6.23
                            ===      ======           ======



     At February 2, 1997, 3.0 million shares of Holdings' Common Stock were reserved for issuance under Holdings' stock option plan.



     The Company applies APB Opinion 25 and related Interpretations in accounting for the Plan and, accordingly, no compensation cost has been recognized. Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), and has been determined as if the Company had accounted for employee stock options under the fair value method of SFAS No. 123. The fair value for stock options was estimated at the date of grant using the minimum value method with the following assumptions for fiscal 1995 and 1996, respectively: weighted average risk-free interest rates of 6.01 percent and 6.46 percent and a weighted average expected life of the options of
7.0 years and 7.0 years.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. At the time of Merger, 2.3 million Stock Options were granted, 2.2 million of which became immediately vested. As a result, the effects of applying SFAS 123 for providing pro forma disclosures in fiscal year 1996 and 1995 are not likely to be representative of the effects on reported net income for future years. The Company's pro forma information follows:



                                                                   FISCAL YEAR     FISCAL YEAR
                                                                      ENDED           ENDED
                                                                   JANUARY 28,     FEBRUARY 2,
                                                                      1996            1997
                                                                   -----------     -----------
                                                                      (IN THOUSANDS, EXCEPT
                                                                       PER SHARE AMOUNTS)
    NET LOSS:
    As reported:
    Loss before extraordinary charge.............................   $ (283,994)     $ (129,580)
    Extraordinary charge.........................................       38,424              --
    Net loss.....................................................     (322,418)       (129,580)
    Pro forma:
    Loss before extraordinary charge.............................   $ (288,401)     $ (130,088)
    Extraordinary charge.........................................       38,424              --
    Net loss.....................................................     (326,825)       (130,088)

    LOSS PER COMMON SHARE:
    As reported:
    Loss before extraordinary charge.............................   $    (9.16)     $    (3.54)
    Extraordinary charge.........................................        (1.22)             --
    Net loss.....................................................       (10.38)          (3.54)
    Pro forma:
    Loss before extraordinary charge.............................   $    (9.48)     $    (3.56)
    Extraordinary charge.........................................        (1.22)             --
    Net loss.....................................................       (10.70)          (3.56)



     At the time of the Merger, in connection with the extinguishment of a $10 million Equity Appreciation Rights ("EAR") liability, Holdings issued approximately 2.0 million options to former RGC executives at prices ranging from $0.79 to $7.32. The options were immediately vested. The exercise price was determined based upon a formula that incorporated the EAR liability extinguished, number of options issued and the estimated market price of Holdings' stock. All other options issued in fiscal 1995 were at the estimated market price of $10.



10. CAPITAL STOCK



  Preferred Stock



     As part of the financing of the Merger, Holdings issued shares of its newly authorized Series A and Series B Preferred Stock, par value $0.01. The Series A Preferred Stockholders have voting rights identical to those of the Common Stockholders. The Series B Preferred Stockholders have no voting rights. The Series A and Series B Preferred Stock has a liquidation preference which was initially equal to $10.00 per share. The liquidation preference increases 7.0 percent per annum, compounded quarterly until the later of June 2000 or the date the Company first reports EBDIT (as defined) of at least $500.0 million for any four consecutive quarters. In addition, the liquidation preference will increase by 2.0 percent per annum if the Company fails to reach EBDIT (as defined) of at least $400.0 million for four consecutive quarters prior to July 1998; this EBDIT (as defined) threshold increases to $425.0 million in July 1999 and $450.0 million in July 2000. The

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



Series A and Series B Preferred Stock ranks pari passu in right of payment upon liquidation. A total of 5,783,244 shares of Holdings Common Stock were exchanged for an equal number of Series A Preferred Shares at the Merger date.



     Holdings issued 10,900,000 shares of its Series A Preferred Stock and 3,100,000 shares of its Series B Preferred Stock for $140.0 million in connection with the Merger (the "New Equity Investment"). The Company paid $2.5 million in cash and issued $2.5 million of its New Discount Debentures to a Series A Preferred Stockholder for services performed in connection with this preferred stock sale.



  Common Stock



     Holdings recorded a 16.58609143 for 1 stock split of its Common Stock on June 9, 1995. The "Average Number of Common Shares Outstanding" and the "Loss Per Common Share" in the accompanying Consolidated Statements of Operations for fiscal year 1994 and the 1995 transition period have been retroactively adjusted to reflect this stock split.



     In connection with the extinguishment of $10.0 million of RGC's EAR liability at the Merger date and as an incentive to certain executives of the Company, Holdings granted options to purchase a total of 2,415,000 shares of its Common Stock. Options to purchase 2,007,500 shares were fully exercisable at prices ranging from $0.79 to $7.32 per share. Prior to January 28, 1996, 82,500 of these options were repurchased. Options to purchase 200,000 shares are fully exercisable at $10.00 per share. Options to purchase 207,500 shares at $10.00 per share vest in equal annual installments over five years beginning in June 1996. Before the end of fiscal year 1995, 62,500 of these options expired without having been exercised. The remaining above options expire in June 2005.



     On the date of the Merger, Holdings issued a warrant to an affiliated company covering 8,000,000 shares of Holdings Common Stock exercisable at a price of $30.50 per share upon a Qualified IPO (as defined) or a Qualified Sale Event (as defined). The warrant will expire on June 14, 2000 unless certain performance measures are met, in which case the warrant will expire on June 14, 2002.



     Holdings also has outstanding 2,008,874 warrants for the purchase of an equal number of shares of its Common Stock at a price of less than $0.01 per share. These warrants may be exercised beginning December 31, 1997, or earlier upon certain events.



     Holdings has reserved an additional 585,000 shares of its Common Stock for future stock option grants.



11. FAIR VALUE OF FINANCIAL INSTRUMENTS



     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:



  Cash and Cash Equivalents



     The carrying amount approximates fair value as a result of the short maturity of these instruments.



  Short-Term Notes and Other Receivables



     The carrying amount approximates fair value as a result of the short maturity of these instruments.



  Interest Rate Derivatives



     The carrying amount of the interest rate collar agreement, which represents favorable or unfavorable movements of interest rates outside of the interest rate limits, approximates fair value.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



  Investments In and Notes Receivable From Supplier Cooperatives



     The Company maintains a non-current deposit with Certified in the form of Class B shares of Certified. Certified is not obligated in any fiscal year to redeem more than a prescribed number of the Class B shares issued. Therefore, it is not practicable to estimate the fair value of this investment.



     The Company maintains non-current notes receivable from A.W.G. There are no quoted market prices for this investment and a reasonable estimate could not be made without incurring excessive costs. Additional information pertinent to the value of this investment is provided in Note 6.



  Long-Term Debt



     The fair value of the New Senior Notes, the 1995 11% Senior Subordinated Notes and the 13.75% Senior Subordinated Notes is based on quoted market prices. The Term Loans and the Revolving Facility are estimated to be recorded at the fair value of the debt. Market quotes for the fair value of the remainder of the Company's debt are not available, and a reasonable estimate of the fair value could not be made without incurring excessive costs. Additional information pertinent to the value of the unquoted debt is provided in Note 3.



     The estimated fair values of the Company's financial instruments are as follows (in thousands):



                                                                             AS OF
                                                                       FEBRUARY 2, 1997
                                                                    -----------------------
                                                                     CARRYING       FAIR
                                                                      AMOUNT       VALUE
                                                                    ----------   ----------
    Cash and cash equivalents.....................................  $   67,589   $   67,589
    Short-term notes and other receivables........................         531          531
    Interest rate collar..........................................          --           --
    Investments in and notes receivable from supplier cooperatives
      (not practicable)...........................................      11,965           --
    Long-term debt for which it is:
      - Practicable to estimate fair values.......................   2,044,007    2,133,193
      - Not practicable...........................................     178,528           --



12. RESTRUCTURING CHARGE



     During fiscal 1995, the Company approved and implemented a restructuring plan designed to restructure its operations in connection with the Merger. A total of 58 stores were planned to be closed, 27 of which were required to be sold pursuant to a settlement agreement with the State of California in connection with the Merger. The remaining 31 stores were under-performing stores. In addition, the Company closed two duplicate warehouse facilities no longer required by the merged entity. In accordance with this plan, the Company recorded a restructuring charge of $75.2 million, consisting of write-downs of property and equipment (net of estimated proceeds); provisions for lease obligations; write-downs of other assets and miscellaneous expenses. Approximately $28.4 million is expected to involve cash disbursements and $46.8 million is expected to involve non-cash write-downs. The Company's planned method of disposition is to sell or sublease the disposed stores/warehouse facilities. Stores closed as part of this restructuring plan contributed $91.7 million and $33.9 million in sales, and recognized operating losses of $0.6 million and $2.3 million, for fiscal 1995 and fiscal 1996, respectively. During fiscal 1995, the Company incurred cash expenditures of $2.5 million and non-cash charges of $32.2 million, related primarily to write-downs of property and equipment and other assets and payments of lease obligations. During fiscal 1996, the Company incurred cash expenditures of $6.5 million and non-cash expenditures of $11.6 million, consisting primarily of write-downs of property and equipment and payments of lease obligations. At February 2, 1997, approximately

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



$22.4 million of the restructuring accrual remained accrued on the Company's balance sheet, consisting primarily of provisions for lease obligations. As of February 2, 1997, the Company has completed a majority of the restructuring actions, although certain lease obligations will continue through 2010.



     On December 29, 1995, the Company consummated an agreement with Smith's Food and Drug Centers ("Smith's") to sublease its one million square foot distribution center and creamery facility in Riverside, California for approximately 23 years, with renewal options through 2043. The Company also acquired nine of Smith's Southern California stores. As a result of this agreement, the Company approved and implemented a restructuring plan designed to restructure its distribution operations by closing its existing La Habra distribution center and nine of its smaller and less efficient stores that were located near the stores acquired from Smith's. In accordance with this plan, the Company recorded a restructuring charge of $47.9 million, consisting of write-downs of property and equipment and provisions for lease obligations. Approximately $29.6 million is expected to involve cash disbursements and $18.3 million is expected to involve non-cash write-downs. The Company's planned method of disposition is to sell or sublease the disposed stores/distribution facility. Stores closed as part of this restructuring plan contributed $40.1 million and $23.2 million in sales, and contributed operating income of $2.0 million and $0.3 million, for fiscal 1995 and fiscal 1996, respectively. The Company completed the closure of its La Habra distribution facility in the first quarter of fiscal 1996. No charges were incurred against the restructuring accrual in fiscal 1995. During fiscal 1996, the Company incurred cash expenditures of $15.6 million and non-cash charges of $15.3 million, consisting primarily of write-downs of property and equipment and payments of lease obligations. At February 2, 1997, approximately $17.0 million of the restructuring accrual remained accrued on the Company's balance sheet, consisting primarily of provisions for lease obligations and provisions for property and equipment. As of February 2, 1997, the Company has completed a majority of the restructuring actions, with remaining actions expected to be completed by the end of fiscal 1997, although certain lease obligations will continue through 2000.



13. SELECTED QUARTERLY FINANCIAL RESULTS (UNAUDITED)



     The tables below set forth the selected quarterly financial information for fiscal year 1995 and fiscal year 1996 (in thousands, except per share amounts):



                                              12 WEEKS     12 WEEKS       12 WEEKS       16 WEEKS
                                               ENDED         ENDED         ENDED          ENDED
              FISCAL YEAR 1995                04/23/95     07/16/95       10/08/95       01/28/96
--------------------------------------------  --------     ---------     ----------     ----------
Net Sales...................................  $623,598     $ 857,344     $1,207,093     $1,647,074
Gross Profit................................   107,168       161,617        241,117        339,214
Loss Before Extraordinary Items.............    (5,188)     (110,003)       (56,910)      (111,893)
Net Loss....................................    (5,188)     (145,361)       (56,910)      (114,959)
Loss Applicable to Common Shares............    (5,188)     (145,361)       (56,910)      (114,959)
Loss Per Common Share:
Loss Before Extraordinary Items.............  $  (0.23)    $   (5.33)    $    (1.56)    $    (3.02)
Loss Per Common Share.......................  $  (0.23)    $   (7.05)    $    (1.56)    $    (3.11)



                                             12 WEEKS       12 WEEKS       12 WEEKS       17 WEEKS
                                              ENDED          ENDED          ENDED          ENDED
             FISCAL YEAR 1996                04/21/96       07/14/96       10/06/96       02/02/97
------------------------------------------  ----------     ----------     ----------     ----------
Net Sales.................................  $1,230,808     $1,243,768     $1,221,018     $1,820,665
Gross Profit..............................     248,637        262,247        276,079        403,066
Net Loss..................................     (39,834)       (29,577)       (20,267)       (39,902)
Loss Per Common Share.....................  $    (1.08)    $    (0.80)    $    (0.55)    $    (1.09)

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



14. SUBSEQUENT EVENT



     On March 26, 1997, Ralphs issued $155 million of 11% Senior Subordinated Notes due 2005 (the "1997 11% Senior Subordinated Notes") and called all of the 13.75% Senior Subordinated Notes. The terms of the 1997 11% Senior Subordinated Notes are substantially identical to those of Ralphs' 11% Senior Subordinated Notes due 2005 issued in 1995. The 1997 11% Senior Subordinated Notes were issued at a premium price of 105.5, resulting in gross proceeds of $163.5 million. The proceeds were used to (i) redeem an aggregate of $145.0 million of its outstanding 13.75% Senior Subordinated Notes and (ii) pay accrued interest, call premiums, fees and expenses related to the 1997 11% Senior Subordinated Notes. The redemption price was 106.1 percent of the principal amount outstanding.



     On April 17, 1997, the Company replaced its existing credit facilities (the "Refinanced Credit Facility") with a facility with lower interest rates and a longer average life. The refinancing was structured as an amendment and restatement of the existing Credit Facility and the amended facility consists of a $325.0 million Revolving Credit Facility, a $200.0 million Term Loan A Facility and a $350.0 million Term Loan B Facility. The new Term Loan A and Term Loan B facilities replaced the existing term loan facilities with an outstanding principal balance of $540.4 million at the time of refinancing.



     Borrowings under the Refinanced Credit Facility bear interest at the bank's Base Rate (as defined) plus a margin ranging from 0.25 percent to 1.25 percent for the Revolving Credit Facility and the Term Loan A Facility and the bank's Base Rate (as defined) plus a margin ranging from 0.75 percent to 1.75 percent for the Term Loan B Facility or the Eurodollar Rate (as defined) plus a margin ranging from 1.25 percent to 2.25 percent for the Revolving Credit Facility and the Term Loan A Facility and the Eurodollar Rate (as defined) plus a margin ranging from 1.75 percent to 2.75 percent for the Term Loan B Facility. The interest rate for the Revolving Credit Facility and the Term Loan A Facility currently is the bank's Base Rate (as defined) plus a margin of 0.75 percent or the Eurodollar Rate (as defined) plus a margin of 1.75 percent. The interest rate for the Term Loan B Facility currently is the bank's Base Rate (as defined) plus a margin of 1.25 percent or the Eurodollar rate (as defined) plus a margin of 2.25 percent.



     Quarterly principal installments on the Refinanced Credit Facility continue to 2004, with amounts payable in each year as follows: $2.6 million in fiscal 1997, $3.5 million in fiscal 1998, $25.5 million in fiscal 1999, $62.6 million in fiscal 2000, $87.5 million in fiscal 2001 and $368.3 million thereafter.



     Certain other terms and provisions of the previous Credit Facility were also changed including, but not limited to, application of proceeds from selected asset sales and stock offerings and permitted capital expenditures. Management believes that this refinancing provides increased operational and financial flexibility through lower interest costs and lower short-term loan amortization.



     As a result of the refinancings described above, the Company will incur an extraordinary loss in the first quarter of fiscal 1997 of approximately $48.9 million, consisting of the call premium on the 13.75% Senior Subordinated Notes and write-off of deferred financing costs.

                           FOOD 4 LESS HOLDINGS, INC.



                           CONSOLIDATED BALANCE SHEET


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                     ASSETS



                                                                                   OCTOBER 12,
                                                                                      1997
                                                                                   -----------
                                                                                   (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents....................................................    $    63,524
  Trade receivables, less allowance of $3,630 at October 12, 1997..............         42,078
  Notes and other receivables..................................................            520
  Inventories..................................................................        492,894
  Patronage receivables from suppliers.........................................          3,532
  Prepaid expenses and other...................................................         23,713
                                                                                    ----------
          Total current assets.................................................        626,261
INVESTMENTS IN AND NOTES RECEIVABLE FROM SUPPLIER COOPERATIVES:
  Associated Wholesale Grocers.................................................          6,797
  Certified Grocers of California and others...................................          4,945
PROPERTY AND EQUIPMENT:
  Land.........................................................................        173,878
  Buildings....................................................................        193,947
  Leasehold improvements.......................................................        257,383
  Fixtures and equipment.......................................................        448,970
  Construction in progress.....................................................         37,686
  Leased property under capital leases.........................................        225,322
  Leasehold interests..........................................................        110,673
                                                                                    ----------
                                                                                     1,447,859
  Less: Accumulated depreciation and amortization..............................        367,171
                                                                                    ----------
          Net property and equipment...........................................      1,080,688
OTHER ASSETS:
  Deferred financing costs, less accumulated amortization of $8,605 at October
     12, 1997..................................................................         50,764
  Goodwill, less accumulated amortization of $123,453 at October 12, 1997......      1,286,560
  Other, net...................................................................         20,753
                                                                                    ----------
                                                                                   $ 3,076,768
                                                                                    ==========



   The accompanying notes are an integral part of these consolidated balance sheets.

                           FOOD 4 LESS HOLDINGS, INC.



                     CONSOLIDATED BALANCE SHEET (CONTINUED)


                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                  (UNAUDITED)



                     LIABILITIES AND STOCKHOLDERS' DEFICIT



                                                                                   OCTOBER 12,
                                                                                      1997
                                                                                   -----------
                                                                                   (UNAUDITED)
CURRENT LIABILITIES:
  Accounts payable.............................................................    $   302,081
  Accrued payroll and related liabilities......................................        110,476
  Accrued interest.............................................................         58,247
  Other accrued liabilities....................................................        216,889
  Income taxes payable.........................................................          1,929
  Current portion of self-insurance liabilities................................         48,251
  Current portion of long-term debt............................................          6,409
  Current portion of obligations under capital leases..........................         32,047
                                                                                    ----------
          Total current liabilities............................................        776,329
SENIOR DEBT, net of current portion............................................      1,314,024
OBLIGATIONS UNDER CAPITAL LEASES...............................................        133,177
SENIOR SUBORDINATED DEBT.......................................................        689,379
HOLDINGS DEBENTURES............................................................        311,508
DEFERRED INCOME TAXES..........................................................         20,874
SELF-INSURANCE LIABILITIES.....................................................         87,758
LEASE VALUATION RESERVE........................................................         56,314
OTHER NON-CURRENT LIABILITIES..................................................        108,416
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
  Convertible Series A Preferred Stock, $.01 par value, 25,000,000 shares authorized; 16,683,244 shares issued at October 12, 1997 (aggregate
     liquidation value of $196.1 million at October 12, 1997)..................        161,831
  Convertible Series B Preferred Stock, $.01 par value, 25,000,000 shares authorized; 3,100,000 shares issued at October 12, 1997 (aggregate
     liquidation value of $36.4 million at October 12, 1997)...................         31,000
  Common Stock, $.01 par value, 60,000,000 shares authorized; 17,207,882 shares
     issued at October 12, 1997................................................            172
  Non-Voting Common Stock, $.01 par value, 25,000,000 shares authorized; no
     shares issued at October 12, 1997.........................................             --
  Additional capital...........................................................         54,643
  Notes receivable from stockholders...........................................           (584)
  Retained deficit.............................................................       (666,124)
                                                                                    ----------
                                                                                      (419,062)
  Treasury stock: 231,297 shares of common stock at October 12, 1997...........         (1,949)
                                                                                    ----------
  Total stockholders' deficit..................................................       (421,011)
                                                                                    ----------
                                                                                   $ 3,076,768
                                                                                    ==========



   The accompanying notes are an integral part of these consolidated balance sheets.

                           FOOD 4 LESS HOLDINGS, INC.



                      CONSOLIDATED STATEMENT OF OPERATIONS


                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                  (UNAUDITED)



                                                                                   36 WEEKS
                                                                                     ENDED
                                                                                  OCTOBER 12,
                                                                                     1997
                                                                                  -----------
SALES.........................................................................    $ 3,778,470
COST OF SALES (including purchases from related parties of $48,958 for the 36
  weeks ended October 12, 1997)...............................................      3,000,531
                                                                                  -----------
GROSS PROFIT..................................................................        777,939
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..................................        615,933
AMORTIZATION OF GOODWILL......................................................         24,396
                                                                                  -----------
OPERATING INCOME..............................................................        137,610
INTEREST EXPENSE:
  Interest expense, excluding amortization of deferred financing costs .......        187,122
  Amortization of deferred financing costs....................................          4,406
                                                                                  -----------
                                                                                      191,528
LOSS BEFORE PROVISION FOR INCOME TAXES AND EXTRAORDINARY CHARGES .............        (53,918)
PROVISION FOR INCOME TAXES....................................................             --
                                                                                  -----------
LOSS BEFORE EXTRAORDINARY CHARGES.............................................        (53,918)
EXTRAORDINARY CHARGES.........................................................         47,983
                                                                                  -----------
NET LOSS......................................................................    $  (101,901)
                                                                                  ===========
LOSS PER COMMON SHARE:
  Loss before extraordinary charges...........................................    $     (1.47)
  Extraordinary charges.......................................................          (1.31)
                                                                                  -----------
  Net loss....................................................................    $     (2.78)
                                                                                  ===========
     Average Number of Common Shares and Equivalents Outstanding .............     36,682,949
                                                                                  ===========



 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.



                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                                             36 WEEKS
                                                                                               ENDED
                                                                                            OCTOBER 12,
                                                                                               1997
                                                                                            -----------
CASH PROVIDED BY OPERATING ACTIVITIES:
  Cash received from customers..........................................................    $ 3,778,470
  Cash paid to suppliers and employees..................................................     (3,592,757)
  Interest paid.........................................................................       (132,452)
  Income taxes paid.....................................................................            (27)
  Interest received.....................................................................            322
  Other, net............................................................................         (8,861)
                                                                                            -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES...............................................         44,695
CASH USED BY INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..........................................         25,736
  Payment for purchase of property and equipment........................................       (111,154)
  Payment of acquisition costs, net of cash acquired....................................         (6,823)
  Other, net............................................................................         (1,959)
                                                                                            -----------
NET CASH USED BY INVESTING ACTIVITIES...................................................        (94,200)
CASH PROVIDED (USED) BY FINANCING ACTIVITIES:
  Proceeds from the issuance of long-term debt..........................................        721,961
  Payments of long-term debt............................................................       (688,432)
  Payments of capital lease obligations.................................................        (20,344)
  Increase (decrease) in revolving loan, net............................................         37,500
  Sale of treasury stock................................................................            150
  Deferred financing costs and other....................................................         (5,395)
                                                                                            -----------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES........................................         45,440
                                                                                            -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...............................................         (4,065)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD........................................         67,589
                                                                                            -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..............................................    $    63,524
                                                                                            ===========
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
  Net loss..............................................................................    $  (101,901)
  Adjustments to reconcile net loss to net cash provided (used) by operating activities:
    Depreciation and amortization.......................................................        121,047
    Non-cash extraordinary charges......................................................         39,122
    Non-cash interest expense...........................................................         27,802
    Amortization of debt discount.......................................................            322
    Amortization of debt premium........................................................           (368)
    Loss (gain) on sale of assets.......................................................            (10)
    Change in assets and liabilities, net of effects from acquisition of business:
    Accounts and notes receivable.......................................................          5,394
    Inventories.........................................................................          9,201
    Prepaid expenses and other..........................................................         (9,482)
    Accounts payable and accrued liabilities............................................        (42,630)
    Self-insurance liabilities..........................................................         (3,575)
    Deferred income taxes...............................................................           (200)
    Income taxes payable................................................................            (27)
                                                                                            -----------
    Total adjustments...................................................................        146,794
                                                                                            -----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES........................................    $    44,695
                                                                                            ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
  Fixed assets acquired through the issuance of capital leases .........................    $    36,084
                                                                                            ===========
  Retirement of capital leases..........................................................    $     4,893
                                                                                            ===========



 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.



                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                  (UNAUDITED)


                                          PREFERRED STOCK         PREFERRED STOCK
                                             SERIES A                SERIES B              COMMON STOCK           TREASURY STOCK
                                       ---------------------   ---------------------   ---------------------   ---------------------
                                         NUMBER                  NUMBER                  NUMBER                  NUMBER
                                           OF                      OF                      OF                      OF
                                         SHARES      AMOUNT      SHARES      AMOUNT      SHARES      AMOUNT      SHARES      AMOUNT
                                       ----------   --------   ----------   --------   ----------   --------   ----------   -------
BALANCES AT FEBRUARY 2, 1997.........  16,683,244   $161,831    3,100,000   $ 31,000   17,207,882   $    172     (421,237)  $(3,547)
  Payments on Stockholder's Notes....          --         --           --         --           --         --           --        --
  Sale of Treasury Stock.............          --         --           --         --           --         --      189,940     1,598
  Net loss (unaudited)...............          --         --           --         --           --         --           --        --
                                       ----------   --------    ---------    -------   ----------       ----     --------   -------
BALANCES AT OCTOBER 12, 1997
  (UNAUDITED)........................  16,683,244   $161,831    3,100,000   $ 31,000   17,207,882   $    172     (231,297)  $(1,949)
                                       ==========   ========    =========    =======   ==========       ====     ========   =======


                                                                             TOTAL
                                        STOCK-                              STOCK-
                                       HOLDERS'   ADDITIONAL   RETAINED    HOLDERS'
                                        NOTES      CAPITAL      DEFICIT     DEFICIT
                                       --------   ----------   ---------   ---------
BALANCES AT FEBRUARY 2, 1997.........   $ (592)    $ 56,091    $(564,223)  $(319,268)
  Payments on Stockholder's Notes....        8           --           --           8
  Sale of Treasury Stock.............       --       (1,448)          --         150
  Net loss (unaudited)...............       --           --     (101,901)   (101,901)
                                         -----      -------    ---------   ---------
BALANCES AT OCTOBER 12, 1997
  (UNAUDITED)........................   $ (584)    $ 54,643    $(666,124)  $(421,011)
                                         =====      =======    =========   =========



 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                OCTOBER 12, 1997


                                  (UNAUDITED)



 1. ORGANIZATION AND ACQUISITION



     Food 4 Less Holdings, Inc. ("Holdings" or, together with its subsidiaries, the "Company"), a Delaware corporation, owns all of the outstanding capital stock of Ralphs Grocery Company, a Delaware corporation ("Ralphs"). Ralphs is a retail supermarket company with a total of 406 stores which are located in Southern California (342), Northern California (27) and certain areas of the Midwest (37). The Company is the largest supermarket operator in Southern California. The Company operates the second largest conventional supermarket chain in the region under the "Ralphs" name and the largest warehouse supermarket chain in the region under the "Food 4 Less" name.



 2. SIGNIFICANT ACCOUNTING POLICIES



  Basis of Presentation



     The accompanying consolidated balance sheet and statement of stockholder's deficit of the Company as of October 12, 1997 and the consolidated statements of operations and cash flows for the interim periods ended October 6, 1996 and October 12, 1997 are unaudited, but include all adjustments (consisting of only normal recurring accruals) which the Company considers necessary for a fair presentation of its consolidated financial position, results of operations and cash flows for these periods. These interim financial statements do not include all disclosures required by generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 1997. The results of operations for the interim periods are not necessarily indicative of the results for a full fiscal year.



  Inventories



     Inventories, which consist primarily of grocery products, are stated at the lower of cost or market. Cost has been principally determined using the last-in, first-out ("LIFO") method. If inventories had been valued using the first-in, first-out ("FIFO") method, inventories would have been higher by $24.3 million and $26.6 million at February 2, 1997 and October 12, 1997, respectively, and gross profit and operating income would have been greater by $3.7 million and $2.2 million for the 36 weeks ended October 6, 1996 and October 12, 1997, respectively.



  Income Taxes



     The Company provides for income taxes in interim periods based on the estimated effective income tax rate for the complete fiscal year. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes. A valuation allowance for deferred tax assets is recorded to the extent the Company cannot determine, in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," that the ultimate realization of net deferred tax assets is more likely than not.



     For the period ended October 12, 1997, the estimated effective income tax rate is less than the U.S. statutory rate primarily due to a 100% valuation allowance provided against the additional deferred tax assets that arose from the current operating loss.



  Loss Per Common Share



     Loss per common share is computed based on the weighted average number of shares outstanding during the applicable period. Fully diluted loss per share has been omitted as it is anti-dilutive for all periods presented.

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                OCTOBER 12, 1997


                                  (UNAUDITED)



  Reclassifications



     Certain prior period amounts in the consolidated financial statements have been reclassified to conform to the October 12, 1997 presentation.



  New Accounting Standards



     In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings per Share," ("SFAS No. 128") was issued. SFAS No. 128 is effective for earnings per share calculations for periods ending after December 15, 1997. The new method of calculating earnings per share will have no effect on the Company's historical earnings per share.



     In June 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130") was issued. Adoption of this statement will not have a material effect on historical results of operations.



 3. RESTRUCTURING CHARGE



     During the 36 weeks ended October 12, 1997, the Company utilized $2.8 million and $2.9 million of the remaining restructuring reserve related to the fiscal 1995 $75.2 and $47.9 million restructuring charges, respectively. The amounts utilized primarily include write-downs of property and equipment ($1.6 million) and payments for lease obligations ($3.6 million). At October 12, 1997 approximately $19.6 million of the restructuring accrual related to the $75.2 million charge and $14.1 million of the restructuring accrual related to the $47.9 million charge remained accrued on the Company's balance sheet consisting primarily of provisions for lease obligations. As of February 2, 1997 the Company has completed a majority of the restructuring actions, although certain lease obligations will continue through 2010.



 4. DEBT



     During the first quarter of fiscal 1997, Ralphs issued $155 million principal amount of 11% Senior Subordinated Notes due 2005 (the "1997 11% Senior Subordinated Notes"), with terms substantially identical to Ralphs' existing 11% Senior Subordinated Notes, at a price of 105.5% of their principal amount, resulting in gross proceeds of $163.5 million. The proceeds were used to redeem all of Ralphs' $145 million principal amount of 13.75% Senior Subordinated Notes at a price of 106.1% of their principal amount and to pay the related accrued interest through the redemption date, which was April 28, 1997. The remaining proceeds were used to pay fees and expenses associated with the issuance of the 1997 11% Senior Subordinated Notes.



     During the first quarter of fiscal 1997, the Company also amended and restated its existing credit facility ("Old Credit Facility") to lower interest margins and allow more flexibility with respect to application of proceeds from certain assets sales and capital expenditures. The amended and restated credit facility (the "New Credit Facility") consists of a $200.0 million Term Loan A Facility and a $350.0 million Term Loan B Facility (together, the "Term Loans") and a $325.0 million Revolving Credit Facility ("Revolving Facility") under which working capital loans may be made and commercial or standby letters of credit in the maximum of $150.0 million may be issued.



     Borrowings under the New Credit Facility bear interest at the bank's Base Rate (as defined) plus a margin ranging from 0.25 percent to 1.75 percent or the Eurodollar Rate (as defined) plus a margin ranging from 1.25 percent to 2.75 percent. At October 12, 1997, $548.3 million was outstanding under the Term Loans, $136.9 was outstanding under the Revolving Facility, and $75.5 million of standby Letters of Credit had been issued on behalf of the Company. At October 12, 1997, the weighted average interest rates on the

                           FOOD 4 LESS HOLDINGS, INC.



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                OCTOBER 12, 1997


                                  (UNAUDITED)



Term Loans and on the Revolving Facility were 7.82 percent and 7.83 percent, respectively. Quarterly principal installments on the Term Loans continue to 2004, with principal amounts due as follows: $2.6 million in fiscal 1997, $3.5 million in fiscal 1998, $25.5 million in fiscal 1999, $62.6 million in fiscal 2000, $87.5 million in fiscal 2001 and $368.3 million thereafter.



     As a result of the refinancings described above, the Company recorded extraordinary charges in the first quarter of fiscal 1997 of approximately $48.0 million, consisting of the call premium on the 13.75% Senior Subordinated Notes and the write-off of deferred financing costs associated with the Old Credit Facility and the 13.75% Senior Subordinated Notes.



 5. RELATED PARTY TRANSACTIONS



     During the 12 weeks ended October 12, 1997 and October 6, 1996, the Company purchased $16.5 million and $19.8 million, respectively, in inventory from Certified Grocers. During the 36 weeks ended October 12, 1997 and October 6, 1996, the Company purchased $49.0 million and $67.7 million, respectively, in inventory from Certified Grocers.



 6. SUBSEQUENT EVENT



     On November 6, 1997, the Company, Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), and FFL Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Fred Meyer ("Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Acquisition would merge with and into the Company (the "Merger"), subject to certain conditions being satisfied or waived. Pursuant to the Merger Agreement, the stockholders of the Company would receive an aggregate of the greater of (i) 22.5 million shares of Fred Meyer Common Stock or (ii) the lesser of (A) the number of shares of Fred Meyer Common Stock equal to $600 million divided by the average closing price of the Fred Meyer Common Stock on the New York Stock Exchange for 15 out of the 35 trading days ending on the second trading day preceding the effective date of the Merger or (B) 24 million shares of Fred Meyer Common Stock; provided, however, that such aggregate number of shares of Fred Meyer Common Stock will be reduced (i) to the extent necessary to terminate or otherwise satisfy the Company's obligations under existing stock options and warrants and (ii) upon the occurrence of certain other events, in each case, as specified in the Merger Agreement. In addition, Fred Meyer would assume or refinance the debt of the Company. Conditions to the consummation of the Merger include the receipt of regulatory approvals and approval by the stockholders of Fred Meyer and the Company. Certain shareholders of the Company holding approximately 64.3% of the aggregate voting power of the Company have entered into agreements to vote their Company shares in favor of the Merger.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Ralphs Supermarkets, Inc.:

     We have audited the accompanying consolidated statements of operations of Ralphs Supermarkets, Inc. and subsidiaries for the years ended January 30, 1994 and January 29, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Ralphs Supermarkets, Inc. and subsidiaries for the years ended January 30, 1994 and January 29, 1995, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
March 9, 1995

                           RALPHS SUPERMARKETS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                             YEAR ENDED             YEAR ENDED
                                                          JANUARY 30, 1994       JANUARY 29, 1995
                                                         ------------------     ------------------
Sales................................................    $2,730,157   100.0%    $2,724,604   100.0%
Cost of sales........................................     2,093,727    76.7      2,101,033    77.1
                                                         ----------   -----     ----------   -----
  Gross profit.......................................       636,430    23.3        623,571    22.9
  Selling, general and administrative expenses.......       471,000    17.2        467,022    17.2
  Amortization of excess cost over net assets
     acquired........................................        10,996     0.4         10,996     0.4
  Provision for restructuring........................         2,374     0.1             --      --
                                                         ----------   -----     ----------   -----
  Operating income...................................       152,060     5.6        145,553     5.3
Other expenses:
  Interest expense, net..............................       108,755     4.0        112,651     4.1
  Loss on disposal of assets.........................         1,940     0.1            784     0.0
  Provision for legal settlement.....................            --      --             --      --
  Provision for earthquake losses....................        11,048     0.4             --      --
                                                         ----------   -----     ----------   -----
Earnings before income taxes.........................        30,317     1.1         32,118     1.2
Income tax benefit...................................      (108,049)   (4.0)            --      --
                                                         ----------   -----     ----------   -----
Net earnings.........................................    $  138,366     5.1%    $   32,118     1.2%
                                                          =========   =====      =========   =====

         See accompanying notes to consolidated financial statements.

                           RALPHS SUPERMARKETS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION

     At February 2, 1992, Ralphs Grocery Company was an indirect wholly owned subsidiary of Federated Stores, Inc. ("Federated"). Two wholly owned subsidiaries of Federated, Federated Holdings III, Inc. ("Holdings III") and Allied Stores Corporation ("Allied") directly owned the common stock of Ralphs Grocery Company approximately 84% and 16% respectively. In January 1990 Holdings III and Allied, and certain other subsidiaries of Federated, each filed petitions for relief under Chapter 11, Title 11 of the United States Code ("Chapter 11"). In March 1990, Federated filed a petition for relief under Chapter 11. Pursuant to the plans of reorganization for Federated and certain of its subsidiaries, Ralphs Supermarkets, Inc. was formed to hold the outstanding shares of common stock of Ralphs Grocery Company. On February 3, 1992, Holdings III and Allied contributed their shares of Ralphs Grocery Company to Ralphs Supermarkets, Inc. in exchange for the issuance by Ralphs Supermarkets, Inc. of Ralphs Supermarkets, Inc. shares in the same proportion in Ralphs Grocery Company shares were owned ("Internal Reorganization"). For financial reporting purposes, this transaction was recorded at predecessor cost. For Federal tax purposes, a new basis was established at Ralphs Supermarket, Inc. as more fully described in Note 11.

     Under the plans of reorganization for Federated, Holdings III and certain other subsidiaries of Federated (the "FSI Plan"), all Ralphs Supermarkets, Inc. shares of common stock held by Holdings III were to be distributed to certain creditors of Federated and Holdings III, including The Edward J. DeBartolo Corporation ("EJDC"), Bank of Montreal ("BMO"), Banque Paribas ("BP") and Camdev Properties Inc. ("Camdev"), and Federated. The FSI Plan was confirmed by the Bankruptcy Court in January 1992 and was consummated on February 3, 1992. Under the plan of reorganization of Allied and certain affiliates including Federated Department Stores, Inc. (the "Allied-Federated Plan"), a portion of Allied's Holding Company shares were to be distributed to BMO and BP. The Allied-Federated Plan was confirmed by the Bankruptcy Court in January 1992 and was consummated shortly after the FSI Plan.

     Thus, following consummation of both the FSI Plan and the Allied-Federated Plan and the transfer on July 19, 1993 of the shares of common stock in Ralphs Supermarkets, Inc. held by Federated Stores, Inc. to Camdev, the approximate ownership of Ralphs Supermarkets, Inc. is as follows:

                                                                  APPROXIMATE PERCENT
                                                                  OWNERSHIP OF RALPHS
                                                                   SUPERMARKETS, INC.
                                                                      COMMON STOCK
                                                                  AS OF JULY 19, 1993
                                                              ----------------------------
        EJDC................................................              60.4%
        BMO.................................................              10.1%
        BP..................................................              10.1%
        Camdev..............................................              12.8%
        Federated Department Stores, Inc. (as successor by
          merger to Allied).................................               6.6%

     Pursuant to certain agreements entered into contemporaneously with the effectiveness of the FSI Plan and the Allied-Federated Plan, certain income tax liabilities of Ralphs Grocery Company, Federated, Allied, Federated Department Stores, Inc. and other affiliates have been settled with the Internal Revenue Service. In addition, Ralphs Grocery Company and certain affiliates including Federated Department Stores, Inc., Allied and Federated (the "Affiliated Group") entered into an agreement (the "Tax Indemnity Agreement") pursuant to which Federated Department Stores, Inc. agreed to pay certain tax liabilities, if any, relating to Ralphs Grocery Company being a member of the Affiliated Group. The Tax Indemnity Agreement provides a formula to determine the amount of additional tax liabilities through February 3, 1992 that Ralphs Grocery Company would be obligated to pay the Affiliated Group. However, such additional liability, if any, is limited to $10 million subject to certain adjustments.

                           RALPHS SUPERMARKETS, INC.

     Under the Tax Indemnity agreement, both Ralphs Supermarkets, Inc. and Ralphs Grocery Company have agreed to pay Federated Department Stores, Inc. $1 million annually for each of five years starting on February 3, 1992, and an additional $5 million on February 3, 1997. These total payments of $10 million have been recorded in the consolidated financial statements at February 2, 1992. The five $1 million installments are to be paid by Ralphs Grocery Company and the $5 million is the joint obligation of both Ralphs Supermarkets, Inc. and Ralphs Grocery Company. Also, in the event Federated Department Stores, Inc. is required to pay certain tax liabilities on behalf of Ralphs Grocery Company, both Ralphs Supermarkets, Inc. and Ralphs Grocery Company have agreed to reimburse Federated Department Stores, Inc. up to an additional $10 million, subject to certain adjustments. This additional obligation is the joint and several obligation of both Ralphs Supermarkets, Inc. and Ralphs Grocery Company. The $5 million payment and the potential $10 million payment may be paid, at the option of both Ralphs Supermarkets, Inc. and Ralphs Grocery Company, in cash or newly issued Ralphs Supermarkets, Inc. Common Stock.

     In connection with the consummation of the FSI Plan and the Allied-Federated Plan, Ralphs Grocery Company and certain parties entered into an agreement (the "Comprehensive Settlement Agreement") pursuant to which the parties thereto, among other things, agreed to deliver releases to the various parties to the Comprehensive Settlement Agreement as well as certain additional parties. Under the Comprehensive Settlement Agreement, Ralphs Grocery Company received general releases from Allied, Federated, Federated Department Stores, Inc. and certain other affiliates which released it from any and all claims which could have been asserted by the parties thereto prior to the effective dates of FSI Plan and the Allied-Federated Plan other than for claims arising under the Comprehensive Settlement Agreement, the FSI Plan, the Allied-Federated Plan and the Tax Indemnity Agreement.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Presentation

     These consolidated financial statements present the results of operations for Ralphs Supermarkets, Inc. and subsidiaries ("Ralphs") for the years ended January 30, 1994 and January 29, 1995.

  (b) Reporting Period

     Ralphs' fiscal year ends on the Sunday closest to January 31. Fiscal year-ends are as follows:

        January 30, 1994 (Fiscal 1993)
        January 29, 1995 (Fiscal 1994)

  (c) Depreciation and Capitalized Interest

     Depreciation of plant and equipment is calculated using the straight-line method over the estimated useful lives of assets. Plant and equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Useful lives range from 10 to 40 years for buildings and improvements and 3 to 20 years for fixtures and equipment.

     Interest is capitalized in connection with the construction of major facilities. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. Interest cost capitalized during fiscal 1993 and 1994 was $.740 million and $.324 million, respectively.

  (d) Deferred Debt Issuance Costs

     Direct costs incurred as a result of financing transactions are capitalized and amortized over the terms of the applicable debt agreements using the effective interest method.

                           RALPHS SUPERMARKETS, INC.

  (e) Pre-opening Costs

     Pre-opening costs of new stores are deferred and expensed at the time the store opens. If a new store is ultimately not opened, the costs are expensed directly to selling, general and administrative expense at the time it is determined that the store will not be opened.

  (f) Excess of Cost Over Net Assets Acquired

     The excess of cost over net assets acquired, resulting from the May 3, 1988 acquisition of Ralphs is being amortized using the straight-line method over 40 years. Ralphs assesses the recoverability of this intangible asset by determining whether the amortization of the asset balance over its remaining life can be recovered through projected undiscounted operating income (including interest, depreciation and all amortization expense except amortization of excess of cost over net assets acquired) over the remaining amortization period of the excess of cost over net assets acquired. The amount of excess of cost over net assets acquired impairment, if any, is measured based on projected discounted future results using a discount rate reflecting Ralphs' average cost of funds.

  (g) Acquired Leases

     Beneficial lease rights and lease valuation reserves are recorded as the net present value of the differences between contractual rents under existing lease agreements and fair value of entering such lease agreements as of the May 3, 1988 acquisition of Ralphs. All beneficial lease rights and lease valuation reserves arose solely as a result of the May 3, 1988 acquisition. Adjustments to the carrying value of these assets would typically occur only through additional business combinations or in the event of early lease termination. Beneficial lease rights are amortized using the straight-line method over the terms of the leases. Lease valuation reserves are amortized using the interest method over the terms of the leases.

  (h) Discounts and Promotional Allowances

     Promotional allowances and vendor discounts are recorded as a reduction of cost of sales in the accompanying statements of operations. Allowance proceeds received in advance are deferred and recognized over the period earned.

  (i) Income Taxes

     Effective for the fiscal year ended February 2, 1992, Ralphs adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." At the date of adoption such change had no impact on the consolidated financial results.

  (j) Reclassification

     Certain amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.

  (k) Consolidation Policy

     The consolidated financial statements include the accounts of Ralphs Supermarkets, Inc., and its wholly owned subsidiary, Ralphs Grocery Company, and its wholly owned subsidiary, collectively referred to as the Company. All material intercompany balances and transactions are eliminated in consolidation.

                           RALPHS SUPERMARKETS, INC.

  (l) Advertising

     The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense was $16.4 million and $18.2 million in fiscal 1993 and 1994, respectively.

  (m) Transaction Costs

     In connection with the proposed merger, Ralphs has capitalized in other assets approximately $2.3 million of transaction costs, principally attorney and accounting fees. Upon completion of the merger these amounts will be reclassified to excess of cost of net assets acquired and amortized accordingly.

(3) LEASES

     Ralphs has leases for retail store facilities, warehouses and manufacturing plants for periods up to 30 years. Generally, the lease agreements include renewal options for five years each. Under most leases, Ralphs is responsible for property taxes, insurance, maintenance and expense related to the lease property. Certain store leases require excess rentals based on a percentage of sales at that location. Certain equipment is leased by Ralphs under agreements ranging from 3 to 15 years. The agreements usually do not include renewal option provisions.

     Minimum rental payments due under capital leases and operating leases subsequent to fiscal 1994 are as follows:

                                                         CAPITAL      OPERATING
                                                          LEASES       LEASES       TOTAL
                                                         --------     --------     --------
                                                               (DOLLARS IN THOUSANDS)
    1995...............................................  $ 21,640     $ 61,324     $ 82,964
    1996...............................................    19,093       60,847       79,940
    1997...............................................    18,288       58,182       76,470
    1998...............................................    15,901       53,321       69,222
    1999...............................................    11,784       52,839       64,623
    2000 and thereafter................................    53,959      373,021      426,980
                                                         --------     --------     --------
    Total minimum lease payments.......................  $140,665     $659,534     $800,199
                                                                      ========     ========
    Less amounts representing interest.................   (51,581)
                                                         --------
    Present value of net minimum lease payments........    89,084
    Less current portion of lease obligations..........   (13,151)
                                                         --------
    Long-term capital lease obligations................  $ 75,933
                                                         ========

                           RALPHS SUPERMARKETS, INC.

     Total rent expense is summarized as follows:

                                                         52 WEEKS        52 WEEKS        52 WEEKS
                                                           ENDED           ENDED           ENDED
                                                        JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                           1993            1994            1995
                                                        -----------     -----------     -----------
                                                                  (DOLLARS IN THOUSANDS)
    Capital Leases
      Contingent rental.............................      $ 2,443         $ 2,241         $ 2,256
      Rentals from subleases........................       (2,144)         (2,048)         (1,734)
    Operating Leases
      Minimum rentals...............................       49,001          54,965          55,906
      Contingent rentals............................        5,058           3,645           3,763
      Rentals from subleases........................       (1,123)         (1,150)         (1,791)
                                                          -------         -------         -------
                                                          $53,235         $57,653         $58,400
                                                          =======         =======         =======

(4) SELF-INSURANCE

     Ralphs is a qualified self-insurer in the State of California for worker's compensation and for automobile liability. For fiscal 1993 and 1994 self insurance loss provisions amounted to (in thousands) $30,323 and $14,003, respectively. Ralphs discounts self-insurance liabilities using an 8% discount rate for all years presented. Management believes that this rate approximates the time value of money over the anticipated payout period (approximately 8 years) for essentially risk free investments.

     Based on a review of modifications in its workers compensation and general liability insurance programs, Ralphs adjusted its self-insurance costs during Fiscal 1994, resulting in a reduction in the loss provision in Fiscal 1994 of approximately $18.9 million.

     The Company expects that cash payments for claims over the next five years will aggregate approximately $28 million in fiscal year 1995, $19 million in fiscal year 1996, $13 million in fiscal year 1997, $8 million in fiscal year 1998 and $7 million in fiscal year 1999.

(5) COMMITMENTS AND CONTINGENCIES

     In December 1992, three California state antitrust class action suits were commenced in Los Angeles Superior Court against Ralphs and other major supermarket chains located in Southern California, alleging that they conspired to refrain from competing in the retail market for fluid milk and to fix the retail price of fluid milk above competitive prices. Specifically, class actions were commenced by Diane Barela and Neila Ross, Ron Moliare and Paul C. Pfeifle on December 7, December 14, and December 23, 1992, respectively. The Court has yet to certify any of these classes. A demurrer to the complaints was denied. Notwithstanding that it believes there is no merit to these cases, Ralphs had reached an agreement in principle to settle them. However, no settlement agreement has been signed. The Company does not believe that the resolution of these cases will have a material adverse effect on its future financial condition. Any settlement would be subject to court approval.

     On March 25, 1991, George A. Koteen Associates, In. ("Koteen Associates") commenced an action in San Diego Superior Court alleging that Ralphs breached an alleged utility rate consulting agreement. In December 1992, a jury returned a verdict of approximately $4.9 million in favor of Koteen Associates and in March 1993, attorney's fees and certain other costs were awarded to the plaintiff. Ralphs has appealed the judgment and fully reserved in Fiscal 1992 against an adverse ruling by the appellate courts.

     In April 1994, Ralphs was served with a complaint filed by over 240 former employees at Ralphs' bakery in the Atwater district of Los Angeles (the "Bakery Plaintiffs"). The action was commenced in the United

                           RALPHS SUPERMARKETS, INC.

States District Court for the Central District of California, and, among other claims, the Bakery Plaintiffs alleged that Ralphs breached its collective bargaining agreement and violated the Workers Adjustment Retraining Notification Act (the "WARN Act") when it downsized and subsequently closed the bakery. In their complaint, the Bakery Plaintiffs are seeking damages for lost wages and benefits as well as punitive damages. The Bakery Plaintiffs also named Ralphs and two of its management employees in fraud, conspiracy and emotional distress causes of action. In addition, the Bakery Plaintiffs sued their union local for breach of its duty of fair representation and other alleged misconduct, including fraud and conspiracy. The defendants have answered the complaint and discovery is ongoing. Trial is set for February, 1996, and Ralphs is vigorously defending this suit. Management believes, based on its assessment of the facts, that the resolution of this case will not have a material effect on the Company's financial position or results of operations.

     In addition, Ralphs is a defendant in a number of other cases currently in litigation or potential claims encountered in the normal course of business which are being vigorously defended. In the opinion of management, the resolutions of these matters will not have a material effect on Ralphs' financial position or results of operations.

  Environmental Matters

     In January 1991, the California Regional Water Quality Control Board for the Los Angeles Region (the "Regional Board") requested that Ralphs conduct a subsurface characterization of Ralphs' Atwater property. This request was part of an ongoing effort by the Regional Board, in connection with the U.S. Environmental Protection Agency (the "EPA"), to identify contributors to groundwater contamination in the San Fernando Valley. Significant parts of the San Fernando Valley, including the area where Ralphs' Atwater property is located, have been designated federal Superfund sites requiring response actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, because of regional groundwater contamination. On June 18, 1991, the EPA made its own request for information concerning the Atwater property. Since that time, the Regional Board has requested further investigation by Ralphs. Ralphs has conducted the requested investigations and has reported the results to the Regional Board. Approximately 25 companies have entered into a Consent Order (EPA Docket No. 94-11) with the EPA to investigate and design a remediation system for contaminated groundwater beneath an area which includes the Atwater property. Ralphs is not a party to the Consent Order, but is cooperating with requests of the subject companies to allow installation of monitoring or recovery wells on Ralphs' property. Based upon available information, management does not believe this matter will have a material adverse effect on the Company's financial condition or results of operations.

     Ralphs has removed underground storage tanks and remediated soil contamination at the Atwater property. In some instances the removals and the contamination were associated with grocery business operations, in others they were associated with prior property users. Although the possibility of other contamination from prior operations or adjacent properties exists at the Atwater property, management does not believe that the costs of remediating such contamination will be material to the Company.

     Apart from the Atwater property, the Company has recently had environmental assessments performed on a significant portion of its facilities, including warehouse and distribution facilities. The Company believes that any responsive actions required at the examined properties as a result of such assessments will not have a material adverse effect on its financial condition or results of operations.

     Ralphs has incurred approximately $4.5 million in non-recurring capital expenditures for conversion of refrigerants during 1994. Other than these expenditures, Ralphs has not incurred material capital expenditures for environmental controls during the previous three years, nor does management anticipate incurring such expenditures during the current fiscal year or the succeeding fiscal year.

                           RALPHS SUPERMARKETS, INC.

     Ralphs is subject to a variety of environmental laws, rules, regulations and investigative or enforcement activities, as are other companies in the same or similar business. The Company believes it is in substantial compliance with such laws, rules and regulations. These laws, rules, regulations and agency activities change from time to time, and such changes may affect the ongoing business and operations of the Company.

(6) EQUITY APPRECIATION RIGHTS PLANS

     Effective August 26, 1988, Ralphs adopted an Equity Appreciation Plan ("1988 Plan"), whereby certain officers received equity rights representing, in aggregate, the right to receive 15% of the increase in the appraised value (as defined in the 1988 Plan) of the Ralphs' equity over an initial value of $120.0 million. The 1988 Plan was amended in January 1992 by agreement among Ralphs and the Equity Rights holders ("Amended Plan"). Ralphs accrued for the increase in equity appreciation rights over the contractually defined vesting period (fully accrued in fiscal 1991), based upon the maximum allowable contractual amount which approximated ending appraised value.

     Under the Amended Plan, all outstanding Equity Rights vested in full are no longer subject to forfeiture by the holders, except in the event a holder's employment is terminated for cause within the meaning of the Amended Plan. The appraised value of Ralphs' equity is to be determined as of May 1 each year by an investment banking company engaged for this purpose utilizing the methodology specified in the Amended Plan (which is unchanged from that specified in the 1988 Plan); however, under the Amended Plan the appraised value of Ralphs' equity for purposes of the plan may not be less than $400.0 million nor exceed $517.0 million. The amount of equity rights redeemable at any given time is defined in each holders' separate agreement. On exercise of an equity right, the holder will be entitled to receive a pro rata percentage of any such increase in appraised value. In addition, the Amended Plan provides for the possible additional further payment to the holder of each exercised Equity Right of an amount equal to the "Deferred Value" of such Equity Right as defined in the Amended Plan. Ralphs did not incur any expense under the Equity Appreciation Rights Plan in fiscal 1993 or fiscal 1994.

     The amount of Equity Rights redeemable for each of the four years subsequent to fiscal 1994 are as follows:

                                                                        (DOLLARS IN
                                                                        THOUSANDS)
            1995......................................................    $ 6,669
            1996......................................................     12,389
            1997......................................................      3,636
            1998......................................................     10,150
                                                                        -----------
                                                                          $32,844
                                                                         ========

                           RALPHS SUPERMARKETS, INC.

(7) INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                                    52 WEEKS        52 WEEKS
                                                                      ENDED           ENDED
                                                                   JANUARY 30,     JANUARY 29,
                                                                      1994            1995
                                                                   -----------     -----------
                                                                     (DOLLARS IN THOUSANDS)
    Current
      Federal....................................................   $   (2,424)      $   713
      State......................................................        3,500         2,653
                                                                   -----------     -----------
                                                                    $    1,076       $ 3,366
                                                                   -----------     -----------
    Deferred
      Federal....................................................   $ (109,125)      $(3,366)
      State......................................................           --            --
                                                                   -----------     -----------
                                                                    $ (109,125)      $(3,366)
                                                                   -----------     -----------
      Total income tax benefit...................................   $ (108,049)      $    --
                                                                     =========      ========

     The differences between income tax expense and income taxes computed using the top marginal U.S. Federal income tax rate of 35% for fiscal 1993 and fiscal 1994 applied to earnings before income taxes were as follows:

                                                                    52 WEEKS        52 WEEKS
                                                                      ENDED           ENDED
                                                                   JANUARY 30,     JANUARY 29,
                                                                      1994            1995
                                                                   -----------     -----------
                                                                     (DOLLARS IN THOUSANDS)
    Amount of expected expense (benefit) computed using the
      statutory Federal rate.....................................   $   10,611      $  11,241
      Utilization of financial operating loss....................      (10,611)       (11,241)
      State income taxes, net of Federal income tax benefit......        3,500          2,653
      Accounting limitation (recognition) of deferred tax
         benefit.................................................     (109,125)        (3,366)
      Alternative minimum tax....................................          625             --
      Other, net.................................................       (3,049)           713
                                                                   -----------     -----------
              Total income tax benefit...........................   $ (108,049)     $      --
                                                                     =========       ========

     On October 15, 1992, Ralphs filed an election with the Internal Revenue Service under Section 338(h)(10). Under this Section, Ralphs is required to restate, for Federal tax purposes, its assets and liabilities to fair market value as of February 3, 1992. The effect of this transaction is to record a new Federal tax basis to reflect a change of control for Federal tax purposes resulting from the Internal Reorganization. No change of control for financial reporting purposes was affected.

     In August, 1993, The Omnibus Budget Reconciliation Act of 1993 (the "Act") was enacted. The Act increased the Federal income tax rate from 34 to 35 percent for filers whose taxable income exceeded $10.0 million. In the current year, the effect of the Federal income tax rate change was to increase the net deferred tax assets. In addition, the Act also provided for the deductibility of certain intangibles, including costs in excess gross assets acquired.

     During the year ended January 30, 1994, Ralphs recorded the incremental impact of the Act on deductible temporary differences and increased its deferred income tax assets by a net amount of $109.1 million. The decision to reduce the valuation allowance was based upon several factors. Specific among them, was the Company's completion of its restructuring plan which effectively reduced estimated interest expense by

                           RALPHS SUPERMARKETS, INC.

approximately $9.0 as compared to the year ended January 31, 1993. In addition, the January 31, 1993 operating results were negatively effected by several charges including provisions for restructuring, legal settlements and a loss on retirement of debt all aggregating approximately $90 million on a pre-tax basis.

     Although there can be no assurance as to future taxable income, the Company believes that, based upon the above mentioned events, as well as the Company's expectation of future taxable income, it is more likely than not that the recorded deferred tax asset will be realized. In order to realize the net deferred tax asset currently recorded, Ralphs will need to generate sufficient future taxable income, assuming current tax rates, of approximately $320.0 million.

     At January 29, 1995, the Company has Federal net operating loss (NOL) carryforwards of approximately $162.0 million and Federal and state Alternative Minimum Tax Credit carryforwards of approximately $2.1 million which can be used to offset Federal taxable income and regular taxes payable, respectively. The NOL carryforwards begin expiring in 2008.

     During the past three fiscal years, the Company has generated Federal taxable losses of approximately $162.0 million versus financial pre-tax earnings of approximately $65.2 million for the same periods. These differences result principally from excess tax versus financial amortization on certain intangible assets (excess of cost over net assets acquired), as well as several other originating temporary differences.

(8) EMPLOYEE BENEFIT PLANS

     Ralphs has a defined benefit pension plan covering substantially all employees not already covered by collective bargaining agreements with at least one year of credit service (defined at 1,000 hours). Ralphs' policy is to fund pension costs at or above the minimum annual requirement.

     On February 23, 1990, the Company adopted a Supplemental Executive Retirement Plan covering certain key officers of Ralphs. The Company has purchased split dollar life insurance policies for participants under this plan. Under certain circumstances, the cash surrender value of certain split dollar life insurance policies will offset Ralphs obligations under the Supplemental Executive Retirement Plan.

     During the second quarter of 1994, the Company approved and adopted a new non-qualified retirement plan, the Ralphs Grocery Company Retirement Supplemental Plan ("Retirement Supplement Plan") effective January 1, 1994 and amended the existing Supplemental Executive Retirement Plan effective April 9, 1994. These changes to the retirement plans were made pursuant to the enactment of the 1993 Omnibus Budget Reconciliation Act.

     At January 29, 1995, the Company recorded a $4.0 million additional minimum liability in offsetting intangible asset to reflect the changes in the new and amended plans.

     Under the provisions of the Retirement Supplement Plan, participants are entitled to receive benefits based on earnings over the indexed amount of $150,000.

                           RALPHS SUPERMARKETS, INC.

     The following actuarially determined components were included in the net pension expense:

                                                                     52 WEEKS        52 WEEKS
                                                                       ENDED           ENDED
                                                                    JANUARY 30,     JANUARY 29,
                                                                       1994            1995
                                                                    -----------     -----------
                                                                      (DOLLARS IN THOUSANDS)
    Service cost................................................      $ 2,228         $ 2,901
    Interest cost on projected benefit obligation...............        2,838           3,821
    Actual return on assets.....................................       (2,695)         (1,447)
    Net amortization and deferral...............................          (46)         (1,100)
                                                                    -----------     -----------
      Net pension expense.......................................      $ 2,325         $ 4,175
                                                                     ========        ========

     Service costs for fiscal 1993 was calculated using a discount rate of 8.5% and a rate of increase in future compensation levels of 6%. The 1994 discount rate and the rate of increase in future compensation levels were reduced to 7.75% and 5.0%, respectively, to reflect the decline in interest rates in 1994. The discount rate will be increased to 8.25% in 1995 in order to reflect the increase in the current long-term interest rate. A long-term rate of return on assets of 9% was used for fiscal 1993 and 1994.

     The pension plan assets consist primarily of common stocks, bonds, debt securities, and a money market fund. Plan benefits are based primarily on years of service and on average compensation during the last years of employment.

     Ralphs participates in multi-employer pension plans and health and welfare plans administered by various trustees for substantially all union employees. Contributions to these plans are based upon negotiated contractual rates. In Fiscal 1993 the multi-employer pension plan was deemed to be overfunded based upon the collective bargaining agreement then currently in force. During Fiscal 1993 the agreement called for pension benefits which resulted in additional required expense. The UFCW health and welfare benefit plans were overfunded and those employers who contributed to these plans received a prorata share of excess reserve in these health care benefit plans through a reduction in current maintenance payments. Ralphs' share of the excess reserve was approximately $24.5 million of which $11.8 million was recognized in Fiscal 1993 and the remainder, $12.7 million, was recognized in Fiscal 1994. Since employers are required to make contributions to the benefit funds at whatever level is necessary to maintain plan benefits, there can be no assurance that plan maintenance payments will remain at current levels.

     The expense related to these plans is summarized as follows:

                                                                 52 WEEKS        52 WEEKS
                                                                   ENDED           ENDED
                                                                JANUARY 30,     JANUARY 29,
                                                                   1994            1995
                                                                -----------     -----------
                                                                (DOLLARS IN THOUSANDS)
        Multi-employer pension plans........................      $17,687         $ 8,897
                                                                 ========        ========
        Multi-employer health and welfare...................      $45,235         $66,351
                                                                 ========        ========

     Ralphs maintains the Ralphs Grocery Company Savings Plan Plus--Prime and the Ralphs Grocery Savings Plan Plus -- Basic (collectively referred to as the "401(k) Plan") covering substantially all employees who are not covered by collective bargaining agreements and who have at least one year of credited service (defined at 1,000 hours). The 401(k) Plan provided for both pre-tax and after-tax contributions by participating employees. With certain limitations, participants may elect to contribute from 1% to 12% of their annual compensation on a pre-tax basis to the Plan. Ralphs has committed to match a minimum of 20% of an employee's contribution to the 401(k) Plan that do not exceed 5% of the employee's compensation. Expenses under the 401(k) Plan for fiscal 1993 and 1994 were $431,774 and $446,826, respectively.

                           RALPHS SUPERMARKETS, INC.

     Ralphs has an executive incentive compensation plan which covers approximately 39 key employees. Benefits to participants are earned based on a percentage of base compensation upon attainment of a targeted formula of earnings. Expense under this plan for fiscal 1993 and 1994 was $2.6 million and $2.4 million, respectively. Ralphs has also adopted an incentive plan for certain members of management. Benefits to participants are earned based on a percentage of base compensation upon attainment of a targeted formula of earnings. Expense under this plan for fiscal 1993 and 1994 was $3.0 million and $3.1 million, respectively.

     The aforementioned incentive plans may be cancelled by the Board of Directors at any time.

     Ralphs sponsors a postretirement medical benefit plan (Postretirement Medical Plan) covering substantially all employees who are not members of a collective bargaining agreement and who retire under certain age and service requirements.

     The Postretirement Medical Plan is a traditional type medical plan providing outpatient, inpatient and various other covered services. Such benefits are funded from Ralphs' general assets. The calendar year deductible is $1,270 per individual, indexed to the Medical Consumer Price Index.

     The net periodic cost of the Postretirement Medical Plan includes the following components:

                                                                 52 WEEKS        52 WEEKS
                                                                   ENDED           ENDED
                                                                JANUARY 30,     JANUARY 29,
                                                                   1994            1995
                                                                -----------     -----------
                                                                  (DOLLARS IN THOUSANDS)
        Service cost..........................................    $ 1,767         $ 1,396
        Interest cost.........................................      1,603           1,387
        Return on plan assets.................................         --              --
        Net amortization and deferral.........................         --            (228)
                                                                -----------     -----------
          Net postretirement benefit cost.....................    $ 3,370         $ 2,555
                                                                 ========        ========

     Service cost was calculated using a medical cost trend of 10.5% and a decreasing medical cost trend rate of 14%-8% for 1993 and 1994 respectively. The discount rate for 1993 was 8.5% and was reduced to 7.75% in 1994 to reflect the decline in interest rates in 1994. In 1995, the discount rate will increase to 8.25% in order to reflect the increase in the current long-term interest rate. The long-term rate of return of plan assets is not applicable as the plan is not funded.

     The effect of a one-percent increase in the medical cost trend would increase the fiscal 1994 service and interest cost to 18%. The accumulated postretirement benefit obligation at January 29, 1995 would also increase by 27%.

                           RALPHS SUPERMARKETS, INC.

(9) QUARTERLY RESULTS (UNAUDITED)

     Quarterly results for fiscal 1993 and 1994 are as follows:

                                                              GROSS    OPERATING   INCOME      NET
                                                     SALES    PROFIT    INCOME      TAXES    EARNINGS
                                                    -------   ------   ---------   -------   --------
                                                    (DOLLARS IN MILLIONS)
FY 1993 Quarters
  12 weeks ended 04/25/93.........................  $ 632.4   $142.4    $  31.4    $   1.0    $  3.9
  12 weeks ended 07/18/93.........................    629.0    145.2       36.8       (1.0)     12.9
  12 weeks ended 10/10/93.........................    612.8    141.5       31.7         --       7.0
  16 weeks ended 01/30/94.........................    856.0    207.4       52.2     (108.0)    114.6
                                                    -------   ------   ---------   -------   --------
          Total...................................  $2,730.2  $636.5    $ 152.1    $(108.0)   $138.4
                                                    =======   ======    =======    =======    ======
FY 1994 Quarters
  12 weeks ended 04/24/94.........................  $ 616.0   $141.7    $  34.1    $    --    $  8.4
  12 weeks ended 07/17/94.........................    625.0    142.9       32.9         --       7.2
  12 weeks ended 10/09/94.........................    615.4    138.8       30.8         --       4.3
  16 weeks ended 01/29/95.........................    868.2    200.2       47.8         --      12.2
                                                    -------   ------   ---------   -------   --------
          Total...................................  $2,724.6  $623.6    $ 145.6    $    --    $ 32.1
                                                    =======   ======    =======    =======    ======

(10) STOCK OPTION PLAN

     On February 3, 1992, 3,162,235 options for Common Stock of the Company were granted under the Ralphs Non-qualified Stock Option Plan. All options were vested, but not exercisable, on the date of the grant. Options granted to certain officers become exercisable at the rate of 20% on each September 30 of calendar years 1992 through 1996. Options granted to other officers become exercisable as to 10% of the grant on each of September 30, 1992 and 1993, 15% on each of September 30, 1994 through September 30, 1997, and 20% on September 20, 1998.

                           RALPHS SUPERMARKETS, INC.

     The following table summarizes the Ralphs Non-qualified Stock Option Plan.

                                                                       NUMBER OF     PRICE
                                                                        OPTIONS      RANGE
                                                                       ---------     ------
    Options Outstanding at January 30, 1994:
      Beginning of year.............................................   3,162,235     $20.21
      Granted.......................................................          --         --
      Exercised.....................................................          --         --
      Cancelled.....................................................          --         --
      Expired.......................................................          --         --
         End of year................................................   3,162,235     $20.21
                                                                       ---------     ------

    Exercisable at end of year......................................     811,760         --
                                                                       ---------     ------

    Available for grant at end of year..............................          --         --
                                                                       ---------     ------
    Options Outstanding at January 29, 1995:
      Beginning of year.............................................   3,162,235     $20.21
      Granted.......................................................          --         --
      Exercised.....................................................          --         --
      Cancelled.....................................................          --         --
      Expired.......................................................          --         --
         End of year................................................   3,162,235     $20.21
                                                                       ---------     ------

    Exercisable at end of year......................................   1,330,924         --
                                                                       ---------     ------

    Available for grant at end of year..............................          --         --
                                                                       ---------     ------

     The option price for outstanding options at January 29, 1995 assumes a grant date fair market value of Common Stock of the Company equal to $20.21 per share, which represents the high end of a range of estimated values of the Common Stock of the Company on February 3, 1992, the date of the grant.

(11) THE MERGER (UNAUDITED)

     On September 14, 1994, Food 4 Less Supermarkets, Inc. ("Food 4 Less"), Food 4 Less Holdings, Inc. ("Holdings"), and the parent company of Holdings, Food 4 Less, Inc. ("FFL"), entered into a definitive Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") with Ralphs Supermarkets, Inc. (the "Holding Company") and its stockholders. Pursuant to the terms of the Merger Agreement, Food 4 Less will be merged with and into Holding Company (the "RSI Merger") and Holding Company will continue as the surviving corporation. Food 4 Less is a multiple format supermarket operator that operates in three geographic areas: Southern California, Northern California and certain areas of the Midwest.

     Immediately following the RSI Merger, Ralphs Grocery Company ("RGC"), which is currently a wholly-owned subsidiary of Holding Company, will merge with and into Holding Company (the "RGC Merger," and together with the RSI Merger, the "Merger"), and Holding Company will change its name to Ralphs Grocery Company (the "New Company"). Prior to the Merger, FFL will merge with and into Holdings, which will be the surviving corporation (the "FFL Merger"). Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging with a newly-formed, wholly-owned subsidiary ("New Holdings"), incorporated in Delaware (the "Reincorporation Merger"). As a result of the

                           RALPHS SUPERMARKETS, INC.

Merger, the FFL Merger and the Reincorporation Merger, the New Company will become a wholly-owned subsidiary of New Holdings. Agreement has been reached with each of the California Attorney General and the Federal Trade Commission for approval of the Merger. Food 4 Less and Ralphs have agreed in a settlement agreement with the Attorney General to divest 27 specific stores in Southern California. Under the agreement, the Company must divest 14 stores by June 30, 1995, and the balance of 13 stores by December 31, 1995.

     In order to consummate the Merger, Food 4 Less has made an Offer to Exchange and Offer to Purchase and Solicit Consents with respect to the holders of the 9% Senior Subordinated Notes (the "Old RGC 9% Notes") due April 1, 2003 of Ralphs and the 10 1/4% Senior Subordinated Notes due July 15, 2002 of RGC (the "Old RGC 10 1/4% Notes," and together with the Old RGC 9% Notes, the "Old RGC Notes") (i) to exchange (as so amended and restated, the "Exchange Offers") such Old RGC Notes for New Senior Subordinated Notes due 2005 (the "New Notes") plus a cash payment of $20.00 in cash for each $1,000 principal amount of Old RGC Notes tendered for exchange or (ii) to purchase (the "Cash Offers," and together with the Exchange Offers, the "Offers") Old RGC Notes for $1,010 in cash per $1,000 principal amount of Old RGC Notes accepted for purchase, in each case, plus accrued and unpaid interest to the date of exchange or purchase. The Offers are subject to the terms and conditions set forth in an Amended and Restated Prospectus and Solicitation Statement, filed by Food 4 Less with the Securities and Exchange Commission and which is subject to further change (the "Prospectus"), including: (1) satisfaction of a minimum tender amount (i.e., at least a majority of the aggregate principal amount of the outstanding Old RGC Notes being validly tendered for exchange for New Notes and not withdrawn pursuant to the Offers prior to the date of expiration); (2) the receipt of the requisite consents to certain amendments to the indentures (the "Indentures") under which the Old RGC Notes were issued (i.e., consents from holders of Old RGC Notes representing at least a majority in aggregate principal amount of each issue of Old RGC Notes held by persons other than Ralphs and its affiliates) on or prior to the date of expiration; (3) the satisfaction or waiver, in Food 4 Less' sole discretion, of all conditions precedent to the Merger; (4) the prior or contemporaneous consummation of other exchange offers, consent solicitations and public offerings contemplated by the Prospectus; and (5) the prior or contemporaneous consummation of the bank financing and the equity investment described in the Prospectus. As a result of the RSI Merger and the RGC Merger, the New Notes and any outstanding Old RGC Notes not tendered in the Offers will be the obligations of the New Company.

     Conditions to the consummation of the RSI Merger include the receipt of necessary consents and the completion of financing of the transaction. The purchase price for Holding Company is approximately $1.5 billion, including the assumption or repayment of debt. The consideration payable to the stockholders of Holding Company consists of $375 million in cash, $131.5 million principal amount of 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 to be issued to the selling shareholders of Holding Company (the "Seller Debentures") by New Holdings and $18.5 million initial accreted value of 13 5/8% Senior Discount Debentures due 2005 (the "New Discount Debentures"). New Holdings will use $100 million of the cash received from a new equity investment (the "New Equity Investment"), together with the Seller Debentures and the New Discount Debentures, to acquire approximately 48% of the capital stock of Holding Company immediately prior to consummation of the RSI Merger. New Holdings will then contribute the $250 million of purchased shares of Holding Company stock to Food 4 Less, and pursuant to the RSI Merger the remaining shares of Holding Company stock will be acquired for $275 million in cash.

     Standard & Poor's has publicly announced that, upon consummation of the Merger, it intends to assign a new rating to the Old RGC Notes. Such new rating assignment, if implemented, would constitute a Rating Decline pursuant to the Indentures. The consummation of the Merger and the resulting change in composition of the Board of Directors of RGC, together with the anticipated Rating Decline, would constitute a Change of Control Triggering Event under the Indentures. Although RGC does not anticipate that there will be a

                           RALPHS SUPERMARKETS, INC.

significant amount of Old RGC Notes outstanding following consummation of the Exchange Offers, upon such a Change of Control Triggering Event, the New Company would be obligated to make the Change of Control Offer following the Merger for all outstanding Old RGC Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

     Due to the increased size, dual format strategy and integration related costs, after giving effect to or in connection with the Merger, RGC believes that its future operating results will not be directly comparable to the historical operating results of RGC. Upon consummation of the Merger, the operations and activities of RGC will be significantly impacted due to conversions of some existing stores to Food 4 Less warehouse stores as well as the consolidation of various operating functions and departments. This consolidation is expected to result in a restructuring charge for the New Company. The restructuring charge may be material in relation to the stockholders' equity and financial position of RGC and the New Company.

     Following the consummation of the Merger, the New Company will be highly leveraged.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SELLER DEBENTURES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SELLER DEBENTURES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Summary....................................    1
Risk Factors...............................    9
Capitalization.............................   13
Selected Historical Financial Data of
  Holdings.................................   14
Selected Historical Financial Data of
  RSI......................................   16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   18
Business...................................   30
Management.................................   41
Executive Compensation.....................   44
Principal Stockholders.....................   48
Certain Relationships and Related
  Transactions.............................   49
Description of Capital Stock...............   51
Description of the Seller Debentures.......   54
Description of the Credit Facility.........   79
Description of Other Holdings
  Indebtedness.............................   81
Description of Company Indebtedness........   82
Selling Debentureholders...................   84
Certain Federal Income Tax
  Considerations...........................   87
Plan of Distribution.......................   90
Legal Matters..............................   91
Experts....................................   91
Available Information......................   91
Index to Financial Statements..............  F-1

=================================================


======================================================

                           -------------------------

                                   PROSPECTUS
                           -------------------------

[FOOD 4 LESS LOGO]                                                 [RALPHS LOGO]

                                  FOOD 4 LESS
                                 HOLDINGS, INC.

                          13 5/8% SENIOR SUBORDINATED
                             PAY-IN-KIND DEBENTURES
                                    DUE 2007

                               DECEMBER 19, 1997


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Seller Debentures.

        SEC registration fee..............................................  $ 64,725
        Blue Sky fees and expenses........................................     2,500
        Accounting fees and expenses......................................   200,000
        Legal fees and expenses...........................................   400,000
        Printing and engraving expenses...................................   200,000
        Trustee fees......................................................     5,000
        Miscellaneous.....................................................    20,000
                                                                            --------
                  Total...................................................  $892,225
                                                                            ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Food 4 Less Holdings, Inc. is a Delaware corporation and its Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") eliminates the liability of a corporation's directors to a corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith, and certain other liabilities.

     Section 145 of the DGCL provides for the indemnification by a Delaware corporation of its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against liabilities and expenses incurred in any such action, suit or proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Upon its formation on December 14, 1994, Food 4 Less Holdings, Inc., a Delaware corporation ("Holdings") issued 1,000 shares of its Common Stock, $.01 par value, to Food 4 Less Holdings, Inc., a California corporation. On June 14, 1995, in connection with the Merger, Holdings issued 16,683,244 shares of its Series A Preferred Stock, $.01 par value, and 3,100,000 shares of its Series B Preferred Stock, $.01 par value, to the 1995 Equity Investors for an aggregate consideration of $140 million plus the contribution to Holdings of 5,783,244 shares of Common Stock, par value $.01, of Holdings. In addition, Holdings issued (i) $131.5 million principal amount of Seller Debentures which along with $100 million cash and $18.5 million initial accreted value of the New Discount Debentures comprised the aggregate consideration for the purchase by Holdings of 48% of the outstanding common stock of RSI and (ii) $100 million initial accreted value of New Discount Debentures which includes (a) $18.5 million issued to the RSI stockholders, (b) $17.5 million, $2.5 million and $2.5 million issued to Yucaipa, BT Securities and Apollo, respectively, in satisfaction of fees otherwise payable by the Company and Holdings in connection with the Merger and the Financing and (c) $59 million issued for cash to a partnership including Yucaipa, the selling stockholders of Ralphs, an affiliate of George Soros, Apollo, and an affiliate of each of BT Securities, CS First Boston and DLJ. All of the above described securities were issued by Holdings in reliance upon an exemption from the registration requirements of the Securities Act provided by
Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     A list of exhibits filed with this Registration Statement on Form S-1 is set forth in the Index to Exhibits on page E-1, and is incorporated herein by reference.

     (b) Financial Statement Schedules

        (i) Holdings
              Schedule I   --   Condensed Financial Information of the Registrant
              Schedule II  --   Valuation and Qualifying Accounts
        (ii) Ralphs
              Schedule II  --   Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act and Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the

     Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 19, 1997.


                                          FOOD 4 LESS HOLDINGS, INC.


                                          By:    /s/ TERRENCE J. WALLOCK


                                            ------------------------------------

                                                    Terrence J. Wallock


                                                         Secretary


                               POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints Ronald
W. Burkle, George G. Golleher and Terrence J. Wallock, his true and lawful attorney and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming that said attorney and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                               TITLE                            DATE
------------------------------  ------------------------------------------  ------------------


/s/ RONALD W. BURKLE            Chairman and Director                        December 19, 1997
------------------------------
Ronald W. Burkle

/s/ GEORGE G. GOLLEHER          Chief Executive Officer and Director         December 19, 1997
------------------------------
George G. Golleher

/s/ JOE S. BURKLE               Chief Executive Officer - Falley's and       December 19, 1997
------------------------------  Director
Joe S. Burkle

/s/ JOHN STANDLEY               Senior Vice President and Chief Financial    December 19, 1997
------------------------------  Officer
John Standley
/s/ ROBERT I. BERNSTEIN         Director                                     December 19, 1997
------------------------------
Robert I. Bernstein

/s/ ROBERT BEYER                Director                                     December 19, 1997
------------------------------
Robert Beyer

          SIGNATURE                               TITLE                            DATE
------------------------------  ------------------------------------------  ------------------


       /s/ PETER COPSES         Director                                     December 19, 1997
------------------------------
         Peter Copses

      /s/ PATRICK GRAHAM        Director                                     December 19, 1997
------------------------------
        Patrick Graham

  /s/ LAWRENCE K. KALANTARI     Director                                     December 19, 1997
------------------------------
    Lawrence K. Kalantari

       /s/ JOHN KISSICK         Director                                     December 19, 1997
------------------------------
         John Kissick

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Food 4 Less Holdings, Inc.:


     We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Food 4 Less Holdings, Inc. and subsidiaries as of January 29, 1995, January 28, 1996 and February 2, 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the 52 weeks ended June 25, 1994, the 31 weeks ended January 29, 1995, the 52 weeks ended January 28, 1996 and the 53 weeks ended February 2, 1997, and have issued our report thereon dated March 21, 1997 (except with respect to the matter discussed in Note 14, as to which the date is April 17, 1995). Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules included herein are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                          ARTHUR ANDERSEN LLP

Los Angeles, California

March 21, 1997 (except with respect


to the matter discussed in Note 14,


as to which the date is April 17, 1995)

                           FOOD 4 LESS HOLDINGS, INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

              AS OF, AND FOR, THE 53 WEEKS ENDED FEBRUARY 2, 1997

                             (DOLLARS IN THOUSANDS)

     The following condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading.

                            CONDENSED BALANCE SHEET


                                                                                   FEBRUARY 2,
                                                                                       1997
                                                                                   ------------
ASSETS
Investment in subsidiary.........................................................   $  (35,562)
                                                                                     ---------
          Total Assets...........................................................   $  (35,562)
                                                                                     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
New Discount Debentures..........................................................   $  123,821
Seller Debentures................................................................      159,885
Convertible Series A Preferred Stock, $.01 par value, 25,000,000 shares authorized and 16,683,244 outstanding (aggregate liquidation value of $186.9
  million).......................................................................      143,600
Convertible Series B Preferred Stock, $.01 par value, 25,000,000 shares authorized and 3,100,000 outstanding (aggregate liquidation value of $34.7
  million).......................................................................       31,000
Common Stock, $.01 par value, 60,000,000 shares authorized and 17,207,882
  outstanding....................................................................          172
Additional paid-in capital.......................................................           --
Retained deficit.................................................................     (494,040)
                                                                                     ---------
                                                                                    $  (35,562)
                                                                                     =========


                          CONDENSED STATEMENT OF LOSS


                                                                                     53 WEEKS
                                                                                      ENDED
                                                                                   FEBRUARY 2,
                                                                                       1997
                                                                                   ------------
Net loss of subsidiary...........................................................   $  (93,791)
Interest expense.................................................................      (35,789)
                                                                                     ---------
          Net loss...............................................................   $ (129,580)
                                                                                     =========

                           FOOD 4 LESS HOLDINGS, INC.

              AS OF, AND FOR, THE 53 WEEKS ENDED FEBRUARY 2, 1997

                             (DOLLARS IN THOUSANDS)

                       CONDENSED STATEMENT OF CASH FLOWS


                                                                                    53 WEEKS
                                                                                      ENDED
                                                                                   FEBRUARY 2,
                                                                                      1997
                                                                                   -----------
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES:
  Net loss.......................................................................   $ (129,580)
  Adjustments to reconcile net loss to net cash provided (used) by operating activities:
     Net loss of subsidiary......................................................       93,791
     Non-cash interest charge....................................................       35,789
                                                                                     ---------
NET CASH USED BY OPERATING ACTIVITIES............................................           --
NET INCREASE IN CASH AND CASH EQUIVALENTS........................................           --
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.................................           --
                                                                                     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.......................................   $       --
                                                                                     =========

                           FOOD 4 LESS HOLDINGS, INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Food 4 Less Holdings, Inc. (the "Company") is a non-operating holding company. The above financial statements have been prepared on a parent company stand-alone basis. They do not contain all disclosures necessary to be in conformity with generally accepted accounting principles. They should be read in conjunction with the consolidated financial statements of Food 4 Less Holdings, Inc. contained elsewhere in this report.


2. The debt agreements of the Company's subsidiary, Ralphs Grocery Company ("Ralphs"), among other things, require Ralphs to maintain minimum levels of net worth (as defined), to maintain minimum levels of earnings (as defined) and to comply with certain ratios related to interest expense (as defined), fixed charges (as defined), working capital and indebtedness. In addition, the debt agreements limit, among other things, additional borrowings, dividends on, and redemption of, capital stock, capital expenditures, incurrence of lease obligations, and the acquisition and disposition of assets. At February 2, 1997, dividends and certain other payments are restricted based on terms of the debt agreements.

                           FOOD 4 LESS HOLDINGS, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

       53 WEEKS ENDED FEBRUARY 2, 1997, 52 WEEKS ENDED JANUARY 28, 1996,


        31 WEEKS ENDED JANUARY 29, 1995 AND 52 WEEKS ENDED JUNE 25, 1994

                             (DOLLARS IN THOUSANDS)


                                     BALANCE AT   PROVISIONS    CHARGED TO                             BALANCE
                                     BEGINNING    CHARGED TO     INTEREST                  OTHER       AT END
                                     OF PERIOD      EXPENSE     EXPENSE(A)    PAYMENTS   CHANGES(B)   OF PERIOD
                                     ----------   -----------   -----------   --------   ----------   ---------
Self-insurance liabilities
  53 weeks ended February 2,
     1997..........................   $ 148,985     $29,184       $10,818     $49,404     $     --    $ 139,583
                                        =======     =======       =======     =======      =======     ========
  52 weeks ended January 28,
     1996..........................   $  72,739     $32,603       $10,287     $42,153     $ 75,509    $ 148,985
                                        =======     =======       =======     =======      =======     ========
  31 weeks ended January 29,
     1995..........................   $  81,704     $ 6,304       $ 3,453     $18,722     $     --    $  72,739
                                        =======     =======       =======     =======      =======     ========
  52 weeks ended June 25, 1994.....   $  85,494     $19,880       $ 5,836     $29,506     $     --    $  81,704
                                        =======     =======       =======     =======      =======     ========


---------------
(a) Amortization of discount on self-insurance reserves charged to interest expense.

(b) Reflects self-insurance reserve of Ralphs Grocery Company which was acquired on June 14, 1995.

                  ACCOUNTANTS' CONSENT AND REPORT ON SCHEDULE

Board of Directors and Stockholders
Ralphs Supermarkets, Inc.:

The audits referred to in our report dated March 9, 1995, included the related financial statement schedule for the years ended January 30, 1994 and January 29, 1995, included in the registration statement. This financial statement schedule is the responsibility of Ralphs management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Historical Financial Data of RSI," "Selected Historical Financial Data of RSI" and "Experts" in the prospectus.


                                          KPMG PEAT MARWICK LLP

Los Angeles, California

December 19, 1997

                           RALPHS SUPERMARKETS, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

      52 WEEKS ENDED JANUARY 29, 1995 AND 52 WEEKS ENDED JANUARY 30, 1994
                                 (IN THOUSANDS)

                                            BALANCE    CHARGED TO                                     BALANCE
                                           BEGINNING   COSTS AND       CHARGED TO       DEDUCTIONS    AT END
                                           OF PERIOD    EXPENSES    OTHER ACCOUNTS(B)   (PAYMENTS)   OF PERIOD
                                           ---------   ----------   -----------------   ----------   ---------
JANUARY 29, 1995:
  Self-Insurance Reserves(a).............   $ 80,010    $ 14,003         $ 5,976         $(27,483)    $ 72,506
  Store Closure Reserves.................   $  9,514    $     --         $    --         $   (764)    $  8,750
JANUARY 30, 1994:
  Self-Insurance Reserves(a).............   $ 72,979    $ 30,323         $ 5,953         $(29,245)    $ 80,010
  Store Closure Reserves.................   $ 10,277    $     --         $    --         $   (763)    $  9,514

---------------

(a) Includes short-term portion.

(b) Amortization of discount on self-insurance reserves to interest expense.

                               INDEX TO EXHIBITS


        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------   ----------------------------------------------------------------------  ----
         2.1      Agreement and Plan of Merger dated as of November 6, 1997 by and among
                  Food 4 Less Holdings, Inc., Fred Meyer, Inc., and FFL Acquisition
                  Corp. (incorporated herein by reference to Exhibit 99.1 of Food 4 Less
                  Holdings, Inc.'s Current Report on Form 8-K dated November 6, 1997)...
         3.1      Restated Certificate of Incorporation of Food 4 Less Holdings, Inc.
                  (incorporated herein by reference to Exhibit 3.1 of Food 4 Less
                  Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  July 16, 1995)........................................................
         3.2      Amended and Restated Bylaws of Food 4 Less Holdings, Inc.
                  (incorporated by reference to Exhibit 3.4.1 to Post-effective
                  Amendment No. 1 to Holdings' Registration Statement on Form S-4, No.
                  33-86356).............................................................
         4.1.1    Credit Agreement dated as of June 14, 1995 by and among Food 4 Less
                  Holdings, Inc., Food 4 Less Supermarkets, Inc., the Lenders,
                  Co-Agents, and Co-Arrangers named therein and Bankers Trust Company
                  (incorporated herein by reference to Exhibit 4.1 of Food 4 Less
                  Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  July 16, 1995)........................................................
         4.1.2    First Amendment to Credit Agreement dated as of August 18, 1995 among
                  Food 4 Less Holdings, Inc., Ralphs Grocery Company and the financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 4.1.2 of Ralphs Grocery Company's
                  Annual Report on Form 10-K for the year ended January 28, 1996).......
         4.1.3    Second Amendment to Credit Agreement dated as of December 11, 1995 among Food 4 Less Holdings, Inc., Ralphs Grocery Company and the
                  financial institutions listed on the signature pages thereto
                  (incorporated herein by reference to Exhibit 4.1.3 of Ralphs Grocery
                  Company's Annual Report on Form 10-K for the year ended January 28,
                  1996).................................................................
         4.1.4    Third Amendment, Consent and Waiver to Credit Agreement dated as of
                  March 8, 1996 among Food 4 Less Holdings, Inc., Ralphs Grocery Company and the financial institutions listed on the signature pages thereto
                  (incorporated herein by reference to Exhibit 4.1.4 of Ralphs Grocery
                  Company's Annual Report on Form 10-K for the year ended January 28,
                  1996).................................................................
         4.2      Indenture for the 13 5/8% Senior Discount Debentures due 2005, dated as of June 1, 1995, by and among Food 4 Less Holdings, Inc. and United
                  States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.2 of Food 4 Less Holdings, Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended July 16, 1995)..............
         4.3      Indenture for the 13 5/8% Senior Subordinated Pay-in-Kind Debentures
                  due 2007, dated as of June 1, 1995, by and among Food 4 Less Holdings,
                  Inc. and Norwest Bank Minnesota, National Association, as trustee
                  (incorporated herein by reference to Exhibit 4.3 of Food 4 Less
                  Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  July 16, 1995)........................................................
         4.4.1    Indenture for the 10.45% Senior Notes due 2004, dated as of June 1,
                  1995, by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and Norwest Bank Minnesota, National
                  Association, as trustee (incorporated herein by reference to Exhibit
                  4.4.1 of Food 4 Less Holdings, Inc.'s Quarterly Report on Form 10-Q
                  for the quarter ended July 16, 1995)..................................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------   ----------------------------------------------------------------------  ----
         4.4.2    First Supplemental Indenture for the 10.45% Senior Notes due 2004,
                  dated as of June 14, 1995, by and among Ralphs Grocery Company (as successor by merger to Food 4 Less Supermarkets, Inc.), the subsidiary guarantors identified therein, Crawford Stores, Inc. and Norwest Bank
                  Minnesota, National Association, trustee (incorporated herein by reference to Exhibit 4.4.2 of Food 4 Less Holdings, Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended July 16, 1995)..............
         4.5.1    Indenture for the 13.75% Senior Subordinated Notes due 2005, dated as of June 1, 1995, by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust
                  Company of New York, as trustee (incorporated herein by reference to
                  Exhibit 4.5.1 of Food 4 Less Holdings, Inc.'s Quarterly Report on Form
                  10-Q for the quarter ended July 16, 1995).............................
         4.5.2    First Supplemental Indenture for the 13.75% Senior Subordinated Notes
                  due 2005, dated as of June 14, 1995, by and among Ralphs Grocery
                  Company (as successor by merger to Food 4 Less Supermarkets, Inc.), the subsidiary guarantors identified therein, Crawford Stores, Inc.
                  and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.5.2 of Food 4 Less Holdings, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended July 16, 1995)....
         4.6.1    Indenture for the 11% Senior Subordinated Notes due 2005, dated as of
                  June 1, 1995, by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust
                  Company of New York, as trustee (incorporated herein by reference to
                  Exhibit 4.6.1 of Food 4 Less Holdings, Inc.'s Quarterly Report on Form
                  10-Q for the quarter ended July 16, 1995).............................
         4.6.2    First Supplemental Indenture for the 11% Senior Subordinated Notes due
                  2005, dated as of June 14, 1995, by and among Ralphs Grocery Company
                  (as successor by merger to Food 4 Less Supermarkets, Inc.), the subsidiary guarantors identified therein, Crawford Stores, Inc. and
                  United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.6.2 of Food 4 Less Holdings, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended July 16, 1995)....
         4.7.1    Indenture for the 10 1/4% Senior Subordinated Notes due 2002, dated as of July 29, 1992, by and between Ralphs Grocery Company and United
                  States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.3 of Ralphs Grocery Company's Quarterly Report
                  on Form 10-Q for the quarter ended July 19, 1992).....................
         4.7.2    First Supplemental Indenture for the 10 1/4% Senior Subordinated Notes
                  due 2002, dated as of May 30, 1995, by and between Ralphs Grocery
                  Company and United States Trust Company of New York, as trustee
                  (incorporated herein by reference to Exhibit 4.1 of Ralphs Grocery
                  Company's Quarterly Report on Form 10-Q for the quarter ended April
                  23, 1995).............................................................
         4.7.3    Second Supplemental Indenture for the 10 1/4% Senior Subordinated
                  Notes due 2002, dated as of June 14, 1995, by and between Ralphs
                  Grocery Company (as successor) and United States Trust Company of New
                  York, as Trustee (incorporated herein by reference to Exhibit 4.7.3 of
                  Food 4 Less Holdings, Inc.'s Quarterly Report on Form 10-Q for the
                  quarter ended July 16, 1995)..........................................
         4.8.1    Indenture for the 9% Senior Subordinated Notes due 2003, dated as of
                  March 30, 1993, by and between Ralphs Grocery Company and United
                  States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.1 of Ralphs Grocery Company's Registration
                  Statement on Form S-4, No. 33-61812)..................................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------   ----------------------------------------------------------------------  ----
         4.8.2    First Supplemental Indenture for the 9% Senior Subordinated Notes due
                  2003, dated as of June 23, 1993, by and between Ralphs Grocery Company and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.2 of Ralphs Grocery Company's
                  Registration Statement on Form S-4, No. 33-61812).....................
         4.8.3    Second Supplemental Indenture for the 9% Senior Subordinated Notes due
                  2003, dated as of May 30, 1995, by and between Ralphs Grocery Company and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.2 of Ralphs Grocery Company's
                  Quarterly Report on Form 10-Q for the quarter ended April 23, 1995)...
         4.8.4    Third Supplemental Indenture for the 9% Senior Subordinated Notes due
                  2003, dated as of June 14, 1995, by and between Ralphs Grocery Company
                  (as successor) and United States Trust Company of New York, as trustee
                  (incorporated herein by reference to Exhibit 4.8.4 of Food 4 Less
                  Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  July 16, 1995)........................................................
         4.9.1    Senior Note Indenture, dated as of April 15, 1992, by and among Food 4
                  Less Supermarkets, Inc., the subsidiary guarantors identified therein and Norwest Bank Minnesota, National Association, as trustee
                  (incorporated herein by reference to Exhibit 4.1 to Food 4 Less
                  Supermarkets, Inc.'s Registration Statement on Form S-1, No.
                  33-46750).............................................................
         4.9.2    First Supplemental Indenture, dated as of July 24, 1992, by and among
                  Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and Norwest Bank Minnesota, National Association, as trustee
                  (incorporated herein by reference to Exhibit 4.1.1 to Food 4 Less
                  Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 27, 1992)..................................................
         4.9.3    Second Supplemental Indenture for the 10.45% Senior Notes due 2000,
                  dated as of May 30, 1995, by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and Norwest Bank
                  Minnesota, National Association, as trustee (incorporated herein by reference to Exhibit 4.9.3 of Food 4 Less Holdings, Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended July 16, 1995)..............
         4.9.4    Third Supplemental Indenture for the 10.45% Senior Notes due 2000,
                  dated as of June 14, 1995, by and among Ralphs Grocery Company (as successor by merger to Food 4 Less Supermarkets, Inc.), the subsidiary guarantors identified therein and Norwest Bank Minnesota, National
                  Association, as trustee (incorporated herein by reference to Exhibit
                  4.9.4 of Food 4 Less Holdings, Inc.'s Quarterly Report on Form 10-Q
                  for the quarter ended July 16, 1995)..................................
         4.10.1   Senior Subordinated Note Indenture dated as of June 15, 1991 by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Food 4
                  Less Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 29, 1991).............................................
         4.10.2   First Supplemental Indenture dated as of April 8, 1992 by and among
                  Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust Company of New York, as trustee
                  (incorporated herein by reference to Exhibit 4.2.1 to Food 4 Less
                  Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 27, 1992)..................................................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------   ----------------------------------------------------------------------  ----
         4.10.3   Second Supplemental Indenture dated as of May 18, 1992 by and among
                  Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust Company of New York, as trustee
                  (incorporated herein by reference to Exhibit 4.2.2 to Food 4 Less
                  Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 27, 1992)..................................................
         4.10.4   Third Supplemental Indenture dated as of July 24, 1992 by and among
                  Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust Company of New York, as trustee
                  (incorporated herein by reference to Exhibit 4.2.3 to Food 4 Less
                  Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 27, 1992)..................................................
         4.10.5   Fourth Supplemental Indenture for the 13.75% Senior Subordinated Notes
                  due 2001, dated as of May 30, 1995 by and among Food 4 Less
                  Supermarkets, Inc., the subsidiary guarantors identified therein and
                  United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.10.5 of Food 4 Less Holdings, Inc.'s
                  Quarterly Report on Form 10-Q for the quarter ended July 16, 1995)....
         4.10.6   Fifth Supplemental Indenture for the 13.75% Senior Subordinated Notes
                  due 2001, dated as of June 14, 1995 by and among Ralphs Grocery
                  Company (as successor by merger to Food 4 Less Supermarkets, Inc.), the subsidiary guarantors identified therein and United States Trust
                  Company of New York, as trustee (incorporated herein by reference to
                  Exhibit 4.10.6 of Food 4 Less Holdings, Inc.'s Quarterly Report on
                  Form 10-Q for the quarter ended July 16, 1995)........................
         4.11.1   Indenture for the 10.45% Senior Notes due 2004, dated as of June 6,
                  1996, by and among Ralphs Grocery Company, the subsidiary guarantors identified therein and Norwest Bank Minnesota, National Association, as trustee (incorporated herein by reference to Exhibit 4.9 of Ralphs
                  Grocery Company's Registration Statement on Form S-4, No.
                  333-07005)............................................................
         5.1      Opinion of Latham & Watkins regarding the legality of the Seller
                  Debentures, including consent+........................................
         8.1      Opinion of Latham & Watkins regarding certain tax matters with respect to the Seller Debentures, including consent...........................
        10.1      Second Amended and Restated Tax Sharing Agreement dated as of June 14,
                  1995 by and among Food 4 Less Holdings, Inc., Ralphs Grocery Company and the subsidiaries of Ralphs Grocery Company (incorporated herein by reference to Exhibit 10.1 of Food 4 Less Holdings, Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended July 16, 1995)..............
        10.2      Stockholders Agreement of Food 4 Less Holdings, Inc. dated as of June
                  14, 1995 by and among Food 4 Less Holdings, Inc., Ralphs Grocery
                  Company and the investors listed on the signature pages thereto
                  (incorporated herein by reference to Exhibit 10.2 of Food 4 Less
                  Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  July 16, 1995)........................................................
        10.3      Consulting Agreement dated as of June 14, 1995 by and among The
                  Yucaipa Companies, Food 4 Less Holdings, Inc. and Ralphs Grocery
                  Company (incorporated herein by reference to Exhibit 10.4 of Food 4
                  Less Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended July 16, 1995)..................................................

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
        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------   ----------------------------------------------------------------------  ----
        10.4      Common Stock Purchase Warrant of Food 4 Less Holdings, Inc. dated June
                  14, 1995 issued to The Yucaipa Companies (incorporated herein by reference to Exhibit 10.5 of Food 4 Less Holdings, Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended July 16, 1995)..............
        10.5      Food 4 Less Holdings, Inc. 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10.6 of Food 4 Less Holdings, Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended July 16, 1995)..............
        10.6      Employment Agreement dated as of June 14, 1995 between Food 4 Less
                  Holdings, Inc., Ralphs Grocery Company and George G. Golleher
                  (incorporated herein by reference to Exhibit 10.11 of Food 4 Less
                  Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  July 16, 1995)........................................................
        10.7      Employment Agreement dated as of June 14, 1995 between Ralphs Grocery
                  Company and Byron E. Allumbaugh (incorporated herein by reference to
                  Exhibit 10.8 of Ralphs Grocery Company's Quarterly Report on Form 10-Q
                  for the quarter ended July 16, 1995)..................................
        10.8      Employment Agreement dated as of June 14, 1995 between Ralphs Grocery
                  Company and Alfred A. Marasca (incorporated herein by reference to
                  Exhibit 10.9 of Ralphs Grocery Company's Quarterly Report on Form 10-Q
                  for the quarter ended July 16, 1995)..................................
        10.9      Employment Agreement dated as of June 14, 1995 between Ralphs Grocery
                  Company and Greg Mays (incorporated herein by reference to Exhibit
                  10.10 of Ralphs Grocery Company's Quarterly Report on Form 10-Q for
                  the quarter ended July 16, 1995)......................................
        10.10     Employment Agreement dated as of June 14, 1995 between Ralphs Grocery
                  Company and Jan Charles Gray (incorporated herein by reference to
                  Exhibit 10.12 of Ralphs Grocery Company's Quarterly Report on Form
                  10-Q for the quarter ended July 16, 1995).............................
        10.11     Management Stockholders Agreement dated as of June 14, 1995 by and between Food 4 Less Holdings, Inc. and the management employees listed on the signature pages thereto (incorporated herein by reference to
                  Exhibit 10.12 of Food 4 Less Holdings, Inc.'s Quarterly Report on Form
                  10-Q for the quarter ended July 16, 1995).............................
        10.12     Consulting Agreement dated as of June 27, 1988 by and between
                  Falley's, Inc. and Joe S. Burkle (incorporated herein by reference to
                  Exhibit 10.38 to Food 4 Less Supermarkets, Inc.'s Registration
                  Statement on Form S-1, No. 33-31152)..................................
        10.13     Letter Agreement dated as of December 10, 1990 amending Consulting
                  Agreement by and between Falley's, Inc. and Joe S. Burkle
                  (incorporated herein by reference to Exhibit 10.17.1 to Food 4 Less
                  Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 29, 1991)..................................................
        10.14     Distribution Center Transfer Agreement, dated as of November 1, 1995, by and between Smith's Food & Drug Centers, Inc., a Delaware corporation, and Ralphs Grocery Company, relating to the Riverside,
                  California property (incorporated herein by reference to Exhibit 10.1 to Ralphs Grocery Company's Quarterly Report on Form 10-Q for the
                  quarter ended October 8, 1995)........................................
        10.15.1   Ralphs Grocery Company Retirement Supplement Plan, effective as of
                  January 1, 1994 (incorporated herein by reference to Exhibit 10.15.1 of Food 4 Less Holdings, Inc.'s Annual Report on Form 10-K for the
                  fiscal year ended January 28, 1996)...................................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------   ----------------------------------------------------------------------  ----
        10.15.2   Amendment to the Retirement Supplement Plan, effective as of January
                  1, 1995 (incorporated herein by reference to Exhibit 10.15.2 of Food 4
                  Less Holdings, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 28, 1996)...............................................
        10.15.3   Second Amendment to the Retirement Supplement Plan, effective as of
                  June 14, 1995, by and between Ralphs Grocery Company Retirement
                  Supplement Plan (incorporated herein by reference to Exhibit 10.15.3 of Food 4 Less Holdings, Inc.'s Annual Report on Form 10-K for the
                  fiscal year ended January 28, 1996)...................................
        10.16.1   Ralphs Grocery Company Supplemental Executive Retirement Plan, amended and restated as of April 9, 1994 (incorporated herein by reference to
                  Exhibit 10.16.1 of Food 4 Less Holdings, Inc.'s Annual Report on Form
                  10-K for the fiscal year ended January 28, 1996)......................
        10.16.2   Amendment to the Amended and Restated Supplemental Executive
                  Retirement Plan, effective as of January 1, 1995 (incorporated herein by reference to Exhibit 10.16.2 of Food 4 Less Holdings, Inc.'s Annual
                  Report on Form 10-K for the fiscal year ended January 28, 1996).......
        10.16.3   Second Amendment to the Supplement Executive Retirement Plan,
                  effective as of June 14, 1995, by and between Ralphs Grocery Company and Ralphs Grocery Company Supplemental Executive Retirement Plan
                  (incorporated herein by reference to Exhibit 10.16.3 of Food 4 Less
                  Holdings, Inc.'s Annual Report on Form 10-K for the fiscal year ended
                  January 28, 1996).....................................................
        10.16.4   Third Amendment to Ralphs Grocery Company Supplemental Executive
                  Retirement Plan, effective as of July 1, 1995 (incorporated herein by reference to Exhibit 10.16.4 of Food 4 Less Holdings, Inc.'s Annual
                  Report on Form 10-K for the fiscal year ended January 28, 1996).......
        12.1      Statements regarding computations of ratios of earnings to fixed charges...............................................................
        21.1      Subsidiaries of Food 4 Less Holdings, Inc. (incorporated herein by reference to Exhibit 21 to Food 4 Less Holdings, Inc.'s Annual Report
                  on Form 10-K dated January 28, 1996)..................................
        23.1      Consent of Arthur Andersen LLP, independent public accountants........
        23.2      Consent of KPMG Peat Marwick LLP, independent certified public accountants...........................................................
        23.3      Consent of Latham & Watkins (included in the opinion filed as Exhibit
                  8.1 to this Registration Statement)...................................
        24        Power of Attorney of certain directors and officers of Food 4 Less
                  Holdings, Inc. (included in the signature pages in Part II of the
                  Registration Statement)+..............................................
        24.1      Power of Attorney of certain directors and officers of Food 4 Less
                  Holdings, Inc. (included in the signature pages in Part II of the
                  Registration Statement)...............................................
        25.1      Statement of Eligibility and Qualification on Form T-1 of Norwest Bank
                  Minnesota, N.A., as trustee, under the indenture for the 13 5/8%
                  Senior Subordinated Pay-In-Kind Debentures due 2007+..................

---------------
+ Previously filed.

                                       E-6